As filed with the U.S. Securities and Exchange Commission on June __, 2005
                                                     Registration No. 333-122328
--------------------------------------------------------------------------------


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      -------------------------------------


                                 AMENDMENT NO. 4
                                       TO
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      -------------------------------------

                           ADVANCED BIOPHOTONICS INC.
                 (Name of small business issuer in its charter)

                Delaware                                         3829                                       11-3386214
       (State or jurisdiction of                     (Primary Standard Industrial                        (I.R.S. Employer
     incorporation or organization)                   Classification Code Number)                       Identification No.)


              125 Wilbur Place, Suite 120, Bohemia, New York 11716
                                 (631) 244-8244
                        (Address and telephone number of
                          principal executive offices)

                      -------------------------------------


                      125 Wilbur Place, Suite 120, Bohemia,
                      New York 11716 (Address of principal
                          place of business or intended
                          principal place of business)

                      -------------------------------------


                                Denis A. O'Connor
                      President and Chief Executive Officer
                           125 Wilbur Place, Suite 120
                             Bohemia, New York 11716
                                 (631) 244-8244
                       (Name, address and telephone number
                              of agent for service)

                      -------------------------------------

                                    Copy to:

                             Greenberg Traurig, LLP
                                MetLife Building
                          200 Park Avenue - 15th Floor
                            New York, New York 10166
                    Tel: (212) 801-9200; Fax: (212) 801-6400

                      -------------------------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                   ------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------


                   SUBJECT TO COMPLETION, DATED JUNE 10, 2005

                           ADVANCED BIOPHOTONICS INC.

                          7,000,000 Subscription Rights

         Up to 7,000,000 Shares of Series B Convertible Preferred Stock

                 Up to 3,500,000 Common Stock Purchase Warrants

                     Up to 10,500,000 Shares of Common Stock


      We are distributing, at no charge, subscription rights to purchase shares of our series B convertible preferred stock to our stockholders as of the close of business on June ___, 2005, the record date. These are called basic subscription rights. You will be entitled to receive these rights if you were a stockholder at that time. You will receive one subscription right for every 4.33 shares of our common stock that you owned on the record date. Each subscription right will entitle you to purchase one share of our series B preferred stock in this rights offering at the subscription price of $.50 per share. A stockholder purchasing shares of our series B preferred stock in this rights offering will be issued, for no additional consideration, five-year warrants to purchase that number of shares of our common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in this offering. The warrants have an exercise price of $.75 per share. Until the completion of this rights offering, the shares of series B preferred stock and warrants may only be purchased together on the basis described above, and may not be purchased separately. Holders of our series B preferred stock are entitled to receive a cumulative dividend of 7% per year, payable either in cash or, at our option, additional shares of series B preferred stock. The series B preferred stock is convertible into shares of our common stock on a one-for-one basis at any time by the holders and automatically upon the 20th consecutive trading day on which the closing bid price of our common stock is $2.20 per share, without the payment of any additional consideration. The securities in this rights offering are being offered directly by us without the services of an underwriter or selling agent.


      If all subscription rights offered are exercised, we will receive proceeds of $3,500,000 from the purchase of shares of series B preferred stock and warrants, before payment of the expenses of this offering. We will receive additional proceeds of $2,625,000 if all subscription rights are exercised and all warrants are subsequently exercised. No minimum number of subscription rights must be exercised in connection with this rights offering.

      You must exercise, sell or transfer your subscription rights during the 30-day period commencing on June __, 2005 and expiring at 5:00 p.m., Eastern Daylight Time, on July __, 2005. We will not extend the expiration date of the rights offering. We may elect to terminate the rights offering at any time prior to consummation of the rights offering.


      You should carefully consider whether to exercise your subscription rights before the expiration date. You may not revoke a subscription after payment is received and accepted by us. Our board of directors is making no recommendation regarding your exercise of subscription rights.

      If you timely exercise all of your basic subscription rights, you will be entitled to exercise over-subscription rights to purchase additional shares of our series B preferred stock and warrants at the same subscription price. If we receive over-subscription requests for a number of shares greater than the number of shares available, we will allocate the available shares among stockholders who over-subscribed pro rata based on the total number of shares of common stock owned by such stockholders on the record date. The over-subscription rights will expire concurrently with the expiration of the basic subscription rights. Subscription rights which have not been exercised prior to the expiration date of the rights offering will be canceled.

      Our common stock is presently quoted on the NASD's OTC Bulletin Board under the symbol ABPH.OB. The high and low bid prices for shares of our common stock on June 23, 2005, were $.70 and $.65 per share, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Bulletin Board. These quotations reflect interdealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. No public market currently exists for our subscription rights, series B preferred stock or warrants and none is expected to develop.


      The selling stockholders and any broker-dealer executing sell orders on behalf of the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act of 1933.

                       -----------------------------------


  Investing in our subscription rights, series B preferred stock, warrants and common stock involves a high degree of risk. Please carefully review the section titled "Risk Factors" beginning on page 12.


                       -----------------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                         -------------------------------


                  The date of this prospectus is July __, 2005

      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell, or a solicitation of an offer to buy, shares of common stock in any jurisdiction where offers and sales would be unlawful. The information contained in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock.

                             ----------------------

                                TABLE OF CONTENTS

                                                                                                       Page
Summary..................................................................................................1
The Offering.............................................................................................3
Questions And Answers About Advanced BioPhotonics' Subscription Rights Offering..........................6
Risk Factors............................................................................................12
Special Note Regarding Forward-Looking Statements.......................................................18
Where You Can Find More Information.....................................................................19
Use Of Proceeds.........................................................................................20
Market For Our Common Stock And Related Stockholder Matters.............................................20
Dividend Policy.........................................................................................21
Capitalization..........................................................................................22
Dilution................................................................................................24
Management's Discussion and Analysis or Plan of Operation ..............................................25
Business................................................................................................34
Description Of Property.................................................................................44
Legal Proceedings.......................................................................................44
Management..............................................................................................46
Security Ownership Of Certain Beneficial Owners And Management..........................................67
Certain Relationships And Related Transactions..........................................................69
Change In Control.......................................................................................70
Description Of Securities...............................................................................71
Shares Eligible For Future Sale.........................................................................77
The Subscription Rights Offering........................................................................79
Material Income Tax Considerations......................................................................88
Plan Of Distribution....................................................................................90
Legal Matters...........................................................................................90
Experts.................................................................................................90
Changes In And Disagreements With Accountants On Accounting And Financial Disclosure....................91
Index To Financial Information.........................................................................F-1

                                ----------------

                                     SUMMARY

      You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled "Risk Factors," and the financial statements and the notes to the financial statements included elsewhere in this prospectus. Unless otherwise indicated, the information contained in this prospectus assumes that the subscription rights are exercised in full and that the 1,550,000 shares of our series A convertible preferred stock issued on December 14, 2004 convert into 3,100,000 shares of common stock as of the date of this prospectus, but no warrants or stock options are assumed to be exercised.

      Unless the context otherwise requires, "we," "our," "us" and similar phrases refer to Advanced BioPhotonics Inc. (formerly OmniCorder Technologies, Inc.), which acquired all the assets and assumed all the liabilities of OmniCorder Technologies, Incorporated, a privately-held company ("OmniCorder"), in a transaction on December 19, 2003, and succeeded to the business of OmniCorder as its sole line of business.

Our Business

      We were founded in 1997 to acquire, develop and commercialize advanced medical imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease. Our lead product, the BioScanIR system, detects diseases that affect the perfusion or reperfusion (movement or flow) of blood in tissues and organs. Diseases such as cancer and vascular disease affect perfusion. The BioScanIR system assists physicians and researchers in differentiating between normal and abnormal tissues by detecting very small changes in perfusion. The BioScanIR uses an infrared sensor, called a Quantum Well Infrared Photodetector, or QWIP, which we have licensed on an exclusive basis from the California Institute of Technology. QWIP was developed by scientists at the Jet Propulsion Laboratory of the National Aeronautics and Space Administration, or NASA, for the U.S. Department of Defense's Strategic Defense Initiative (commonly referred to as the Star Wars program).

      In addition to our current technology, we continue to develop more advanced sensors through collaboration with aerospace and defense laboratories. We are presently developing "next generation" sensor technology. We have had funding through Phase I of the project from the U.S. Department of Defense's Missile Defense Agency and collaborated with NASA's Jet Propulsion Laboratory, the Army Research Laboratory and Goddard Space Flight Center.

      We have received FDA Section 510(k) clearance permitting our sale of BioScanIR in the United States and CE mark approval permitting our sale of BioScanIR in Europe. Our approved labeling permits us to market the BioScanIR system for use in imaging a large variety of diseases - such as cancer and vascular disease - that affect the movement of blood (known as blood perfusion), in tissue and organs.

      We received notice that we have been awarded a New Technology Ambulatory Procedure Code (APC) effective April 1, 2005 for usage of our system in providing the service "dynamic infrared blood perfusion imaging." The APC provided by Medicare allows users of the new technology to submit claims for reimbursement for their use of the new technology in an outpatient setting for Medicare patients. This type of code is used to collect actual clinical history on the costs of using the new technology as a precursor to the assignment of a permanent Current Procedural Terminology (CPT) code. A critical element of our efforts over the next three years must be to build a history of claims submissions using the APC for the use of our system in order to demonstrate the viability of the technology and pave the way for securing a CPT code which is issued by the American Medical Association. The service associated with the use of the BioScanIR system has been assigned APC Code 1502 and HCPCS Code C9723. The service will be reimbursed at $75.00 per scan plus a $15.00 co-pay effective April 1, 2005.

Corporate Information and History

      We were originally formed as a Colorado corporation in September 1992 and operated a promotional products business under the corporate name Promos, Inc. On December 19, 2003, we completed a transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder in consideration for the issuance of a majority of our shares of common stock. This transaction was accounted for as a recapitalization of OmniCorder, who was the acquirer for accounting purposes. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock, from which we received gross proceeds of $7,820,405. Also, concurrent with the recapitalization transaction, we sold the promotional products business to one of our previous directors, and succeeded to the business of OmniCorder as our sole line of business.

      In February 2004, at a special meeting of stockholders, our stockholders approved resolutions to change our state of incorporation to Delaware and our corporate name to OmniCorder Technologies, Inc. by means of a merger with and into a new wholly-owned Delaware corporation called OmniCorder Technologies, Inc., with OmniCorder Technologies surviving as the publicly-traded company; and ratify our assumption and adoption of the OmniCorder 1998 Stock Option Plan and approved an amendment to the plan increasing the number of shares of common stock available for option grants. See "Change in Control."

      In December 2004, we completed a private placement of 1,550,000 shares of our series A preferred stock, which are convertible into 1,409,091 shares of common stock, and five-year warrants to purchase 465,000 shares of our common stock. We received gross proceeds of $1,550,000 from this offering. If this subscription rights offering is completed in full, anti-dilution rights relating to the series A preferred stock will be triggered because we will be selling series B preferred stock for $.50 per share, which is less than the $1.10 per share price at which the series A preferred stock may be converted to common stock. As a result, we will be required to reduce the price at which the series A preferred stock may be converted into common stock to $.50 per share, which will result in the issuance of an additional 1,690,909 shares of common stock, which would increase the total number of shares of common stock into which the series A preferred stock may be converted from 1,409,091 to 3,100,000 shares.

      On March 4, 2005, we announced the appointment of Denis A. O'Connor as our new President and Chief Executive Officer, effective March 23, 2005. Mr. O'Connor was also appointed to our board of directors on March 7, 2005.

      On June 7, 2005, we changed our corporate name from OmniCorder Technologies, Inc. to Advanced BioPhotonics Inc. The corporate name change was approved by our stockholders at our 2005 annual meeting of stockholders on June 7, 2005.

      Our principal executive offices are located at 125 Wilbur Place, Suite 120, Bohemia, New York 11716, and our telephone number is (631) 244-8244.

                                  THE OFFERING

Securities outstanding prior to this offering .........       30,281,107 shares of common stock
                                                              1,550,000 shares of series A preferred stock(1)
Securities offered:
     Subscription rights to acquire series B
       convertible preferred stock.....................       7,000,000 rights
     Series B convertible preferred stock                     10,500,000 shares(3)
     Common Stock purchase warrants....................       3,500,000 warrants(2)
Common stock to be outstanding after the offering......       40,381,107 shares(4)

Use of Proceeds........................................       We expect to raise $3,500,000 in gross  proceeds from
                                                              this offering.  We will receive additional gross
                                                              proceeds of $2,625,000 if all subscription rights are
                                                              exercised and all warrants issued in connection with
                                                              the issuance of the series B preferred stock are
                                                              exercised. We intend to use the proceeds of the
                                                              offering for working capital and general corporate
                                                              purposes.(5)

Risk factors...........................................       Please read the section of this prospectus entitled
                                                              "Risk Factors" for a discussion of factors you should
                                                              consider before investing in our subscription rights,
                                                              series B preferred stock and common stock.

OTC Bulletin Board symbol..............................       ABPH.OB

----------
(1) The shares of series A preferred stock are convertible into shares of common stock (i) at any time at the option of the holder, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20 per share, subject to adjustment.

(2) Each share of series B preferred stock is convertible, without the payment of additional consideration, into one share of common stock (i) at any time at the option of the holder, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20 per share, subject to adjustment.


(3) A stockholder purchasing shares of our series B preferred stock in this rights offering will be issued, for no additional consideration, warrants to purchase that number of shares of our common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in this offering. The warrants are exercisable at any time from August ___, 2005 to August __, 2010, at a price of $.75 per share, subject to adjustment.

(4) As of June 23, 2005. Assumes that: (i) all 7,000,000 subscription rights are exercised for a like number of shares of series B preferred stock and such shares are thereafter converted to a like number of shares of common stock; (ii) 1,550,000 shares of series A preferred stock issued in our December 2004 private placement are converted into 3,100,000 shares of common stock, including 1,690,909 shares of common stock which will be issuable as a result of the triggering of certain anti-dilution rights if this subscription rights offering is completed in full; and (iii) no warrants (including the warrants issuable in connection with this rights offering) or stock options are exercised. Does not include 14,732,612 shares of our common stock that are reserved for issuance pursuant to outstanding warrants and stock options, and shares available for future issuance under our 1998 Stock Option Plan and our 2005 Incentive Compensation Plan.

(5) The ratio of one subscription right distributed for every 4.33 shares of common stock was calculated as a result of our determination that the amount of gross proceeds to be raised would be $3,500,000.

Summary of Financial Data

         The summary of financial data as of and for the years ended December 31, 2004 and 2003 and the quarters ended March 31, 2005 and 2004 presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended December 31, 2004 and 2003 and with our unaudited financial statements for the quarters ended March 31, 2005 and 2004, including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis or Plan of Operation."

                              For the year ended         For the year ended     For the quarter ended   For the quarter ended
                               December 31, 2004         December 31, 2003        March 31, 2005           March 31, 2004
                               -----------------         -----------------        ------------             ------------
                                                                                   (Unaudited)              (Unaudited)
Development Revenues            $     69,800             $          0             $          0             $          0

Development Costs                     20,000                        0                        0                        0
                                ------------             ------------             ------------             ------------

Gross profit                          49,800                        0                        0                        0

Net loss                          (4,635,149)              (2,375,919)              (1,571,582)              (1,028,545)

Net loss
  attributable to
  common
  stockholders -
  basic and diluted               (5,093,270)              (2,375,919)              (1,589,665)              (1,028,545)
                                ============             ============             ============             ============

Net loss per share
   attributable to
   common
   stockholders -
   basic and diluted                   (0.17)                   (0.11)                    (.05)                    (.03)
                                ============             ============             ============             ============
Working capital                 $  2,593,075             $  5,279,367             $  1,109,080             $  4,184,527

Total assets                       4,067,026                7,289,195                2,885,310                5,975,226

Total share capital
                                  17,887,960               15,873,966               18,163,715               15,809,771

Deficit accumulated
  during the
  development stage              (15,413,090)             (10,319,820)             (16,984,672)             (11,348,365)

Total stockholders'
  equity                           2,474,870                5,554,146                1,133,762                4,461,406
                                ------------             ------------             ------------             ------------

                                                          March 31, 2005
                                                ----------------------------------            ------------
                                                                        Pro Forma
                                                  Actual              Adjustments             Pro Forma(a)
                                                -----------            -----------             -----------
Total assets                                    $ 2,885,310            $ 3,322,500             $ 6,207,810
Total liabilities                                 1,751,548                   --                 1,751,548
Working capital                                   1,109,080              3,322,500               4,431,580
Common stock                                         29,950                 10,100                  40,050
Series A convertible preferred stock                 15,500                (15,500)                  --(a)
Additional paid-in capital                       18,118,265              6,015,838              24,134,103
Total stockholders' equity                        1,133,762              3,322,500               4,456,262

(a) Assumes: (i) the conversion of 1,550,000 shares of series A convertible preferred stock into 3,100,000 shares of common stock, including 1,690,909 additional shares of common stock which will be issuable as a result of the triggering of certain anti-dilution rights if this subscription rights offering is completed in full; (ii) the conversion of 7,000,000 shares of series B preferred stock into 7,000,000 shares of common stock and the receipt of gross proceeds of $3,500,000 from the sale of series B preferred stock in this rights offering; (iii) the recording of an additional beneficial conversion feature of $703,128 on our series A convertible preferred stock and a beneficial conversion feature of $1,984,810 on our series B convertible preferred stock; and (iv) estimated offering costs of approximately $177,500.

                              QUESTIONS AND ANSWERS
                          ABOUT ADVANCED BIOPHOTONICS'
                          SUBSCRIPTION RIGHTS OFFERING

What is the subscription rights offering?


      The subscription rights offering is a distribution to holders of our common stock, including affiliates who hold such shares, of up to 7,000,000 transferable subscription rights to purchase shares of our series B preferred stock. We will issue the subscription rights at the rate of one right for every
4.33 shares of our common stock held on the record date. A stockholder electing to exercise subscription rights to purchase shares of our series B preferred stock in this rights offering will also be issued, for no additional consideration, five-year warrants to purchase that number of shares of our common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in this offering. Any subscription rights you receive based on shares of our common stock held by you on the record date may be retained by you and exercised, or transferred prior to the expiration of the rights offering, notwithstanding any subsequent transfer of your shares of common stock.


Why are we making this subscription rights offering?

      During the summer and early fall of 2004, our board conducted reviews of our financial condition and prospects to determine the basis on which to pursue a next financing. Following the effectiveness of our last registration statement on September 17, 2004, the price of our common stock declined from around $3.00 per share to around $.60 per share by mid October 2004. While alternatives involving sales of common stock through PIPE (private investment in public entity) financings at a discount to market price to parties currently then not stockholders were potentially available, our board did not feel comfortable offering common stock in that manner because of the potential dilution that would accrue to existing stockholders. To be fair to all stockholders, our board determined that financing reflecting these common stock price levels should be first offered to our existing stockholders. The board further determined that obtaining a portion of the financing contemplated in a timeframe sooner than that needed for a registered rights offering would have benefits for us and would be in the best interests of all stockholders. Our board then authorized and completed the $1.55 million private placement financing in December 2004. After a further market check of available financing options, we proceeded to implement this rights offering.

What is the record date?


      The record date is June __, 2005. Only stockholders as of the record date will receive subscription rights.


What is the basic subscription right?

      The basic subscription right of each subscription right entitles you to purchase one share of our series B preferred stock for $.50 per share. A stockholder purchasing shares of series B preferred stock in this rights offering will also be issued, for no additional consideration, five year warrants to purchase that number of shares of our common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in this offering. The warrants have an exercise price of $.75 per share.

      Until the completion of this rights offering, the shares of series B preferred stock and warrants underlying the subscription rights may only be purchased together on the basis described above, and may not be purchased separately.

      The shares of series B preferred stock are convertible into shares of common stock on a one-for-one basis, without the payment of additional consideration (i) at any time at the option of the holder, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, or if not traded on such exchange, on the OTC Bulletin Board, is at least $2.20 per share, subject to adjustment.

What is the over-subscription right?


      We do not expect that all of our stockholders will exercise all of their basic subscription rights. We will therefore extend over-subscription rights to each of our common stockholders to the extent such stockholders owned shares of common stock on the record date. By extending over-subscription rights to all of our stockholders, we are providing for the purchase of those shares that are not purchased through exercise of basic subscription rights. The over-subscription right of each subscription right entitles you, if and when you fully exercise your basic subscription right, to subscribe for additional shares of series B preferred stock at the subscription price to the extent that other stockholders do not exercise their basic subscription rights in full. See "The Subscription Rights Offering --"Over Subscription Right."


What are the limitations on the over-subscription right?

      If sufficient shares are available in the rights offering, we will honor all over-subscription requests in full. If over-subscription requests exceed the number of shares available, we will allocate the available shares among stockholders who are entitled to exercise over-subscription rights pro rata based on the total number of shares of common stock owned by such stockholders on the record date. If you request and pay for more shares than are allocated to you, we will refund that overpayment, without interest, as soon as practicable.

How long will the subscription rights offering last?


      The subscription rights offering will commence on July __, 2005 and will expire at 5:00 p.m., Eastern Daylight Time, 30 days thereafter. Accordingly, subscription rights holders who desire to exercise their subscription rights must deliver to the subscription agent all required documents and payments by that time. We will not extend the expiration time of the subscription rights offering. IF YOU DO NOT EXERCISE YOUR SUBSCRIPTION RIGHTS BY THAT TIME, YOUR SUBSCRIPTION RIGHTS WILL EXPIRE.


How many shares may I purchase if I exercise my subscription rights?


      The number of shares of series B preferred stock and warrants you can purchase will depend on the number of subscription rights you receive. Holders will receive one subscription right for every 4.33 shares of our common stock held on the record date.


Am I required to exercise my subscription rights in this offering?

      No. You are not required to exercise any subscription rights, nor purchase any shares of our series B preferred stock, nor take any other action in response to this subscription rights offering.

What happens if I choose not to exercise my subscription rights?

      You will retain your current number of shares of our capital stock held directly by you even if you do not exercise your subscription rights. If you choose not to exercise your subscription rights, then the percentage of our capital stock held directly by you will decrease. However, even if you choose to exercise your subscription rights in full, your percentage ownership of our capital stock held directly by you will still decrease. The magnitude of the reduction will depend upon the extent to which rights holders exercise their basic subscription rights and their over-subscription rights.

Am I required to exercise my subscription rights in full or may I exercise my subscription rights in part?

      You may choose to exercise any number of the subscription rights you receive, or you may choose not to exercise any of your subscription rights. However, in order to exercise your over-subscription rights, you must first exercise your basic subscription rights in full.

What will happen if all of the subscription rights are not exercised?

      Subscription rights, including over-subscription rights, which are not exercised by the expiration date of the rights offering will be cancelled.

Will the company be issuing fractional shares of series B preferred stock?

      No, we will not be issuing fractional shares of series B preferred stock, and you may not exercise subscription rights to purchase fractional shares of series B preferred stock. We will accept any inadvertent subscription indicating a purchase of fractional shares by rounding down to the nearest whole share number and, as soon as practicable, refunding without interest any payment received for a fractional share.

Who is the subscription agent?

      Corporate Stock Transfer, Inc. of Denver, Colorado, telephone (303) 282-4800, is the subscription agent for the subscription rights offering.

Are there any conditions to the consummation of the subscription rights offering?

      There are no conditions to the consummation of the subscription rights offering. However, we reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the subscription rights offering or in proper form. Neither we nor the subscription agent will have any duty to notify you of a defect or irregularity in your exercise of subscription rights. We will not be liable for failing to give you that notice. We will also not accept your exercise of subscription rights if our issuance of shares of series B preferred stock pursuant to your exercise would be unlawful under state or federal securities laws.

When will the subscription rights be accepted and the shares of series B preferred stock issued?

      We will accept subscriptions for and issue shares of series B preferred stock upon the expiration of the exercise period.

Will I be charged a sales commission or a fee by the company if I exercise my subscription rights?

      No. We will not charge a brokerage commission or a fee to rights holders for exercising their subscription rights. However, if you exercise your subscription rights through a broker or nominee, you will be responsible for any transaction fees charged by your broker or nominee.

After I exercise my subscription rights, may I revoke my purchase?


      No. All exercises of subscription rights are irrevocable. See "The Subscription Rights Offering - No Revocation of Exercised Subscription Rights" on page 85.


How was the subscription price established?


      The subscription price per share of series B preferred stock is $.50 per share. Our board of directors established the subscription price by applying a 13% discount to the closing price of our common stock on the OTC Bulletin Board on May 27, 2005, which was $.58 per share.


May I transfer my subscription rights if I do not want to purchase any shares of series B preferred stock?


      Yes. Should you choose not to exercise your subscription rights, you may transfer your subscription rights. However, the series B preferred stock and warrants underlying the subscription rights may not be transferred separately. If you transfer your subscription rights, the person to whom you have transferred the rights must exercise the rights prior to the expiration of the rights offering, or the rights will terminate.

Is there an active trading market for the subscription rights?

      No. The subscription rights have not been and will not be listed on any securities exchange, any Nasdaq market or included on any automated quotation system. We know of no third party that currently intends to make a market in the subscription rights. An active trading market for the rights may not develop or be sustained. If there is no active trading market, or the trading market is not sustained, you may be unable to sell your rights or unable to sell your rights at a price that is satisfactory to you.

Is there an active trading market for the series B preferred stock and warrants?

      No. The series B preferred stock and warrants have not been and will not be listed on any securities exchange, Nasdaq market or included on any automated quotation system. We know of no third party that currently intends to make a market in the series B preferred stock and common stock purchase warrants. An active trading market for the series B preferred stock may not develop or be sustained. If there is no active trading market, or the trading market is not sustained, you may be unable to sell your shares of series B preferred stock and common stock purchase warrants or be unable to sell such securities at a price that is satisfactory to you.

Is there an active trading market for our shares of common stock?

      Our common stock is quoted on the OTC Bulletin Board under the symbol ABPH.OB. Until June 8, 2005, our common stock was quoted on the OTC Bulletin Board under the symbol OMCT.OB. There has been no active trading market for our common stock, and an active trading market may not develop or be sustained. If there is no active trading market, or the trading market is not sustained, you may be unable to sell the common stock into which shares of series B preferred stock and warrants you may purchase in the rights offering are convertible at a price that is satisfactory to you.

Can you terminate the subscription rights offering?

      Yes. We reserve the right to terminate the rights offering for any reason prior to the expiration of the rights offering.

How will you use the proceeds received from the subscription rights offering?

      The gross proceeds from the subscription rights offering will depend on the number of subscription rights and warrants that are exercised. If all 7,000,000 subscription rights are exercised, then we will receive gross proceeds, prior to expenses, of $3,500,000. Expenses of this offering are estimated to be approximately $177,500. We will receive additional gross proceeds of $2,625,000 if all subscription rights are exercised and all warrants are exercised. We plan to use net proceeds we receive from the subscription rights offering as set forth in the section captioned "Use of Proceeds" below.

How many shares will be outstanding after the subscription rights offering?

      We will have 40,381,107 shares of common stock outstanding at the expiration of the exercise period, excluding shares issuable upon the exercise of stock options and warrants, but assuming that:

o all subscription rights are exercised into series B preferred stock and such shares are thereafter converted to shares of common stock, and

o 1,550,000 shares of our outstanding series A preferred stock issued in our December 2004 private placement are converted into 3,100,000 shares of common stock.

How do I exercise my subscription rights?

      Holders who wish to exercise their subscription rights should complete and sign the subscription rights certificate. Holders should deliver the subscription rights certificate, together with payment of the subscription price for each right subscribed, to Corporate Stock Transfer, Inc., Denver, Colorado, the subscription agent, before the expiration time. We recommend that holders of subscription rights who use the United States postal service to effect delivery, use insured, registered mail with return receipt requested.

How may I pay my subscription price?

      Your cash payment of the subscription price must be made in U.S. funds by either personal check or certified check drawn upon a U.S. bank, or a postal, telegraphic or express money order payable to Corporate Stock Transfer, Inc. Your cash payment of the subscription price will be deemed to have been received by the subscription agent only when the subscription agent receives your payment.

      Stockholders holding shares through a nominee, broker or dealer would make their payments according to the method selected with their nominee, broker or dealer.

To whom should I send forms and payments?

      You should send your subscription rights certificate and payment for shares of series B preferred stock subscribed for and any other required documentation to Corporate Stock Transfer, Inc., the subscription agent for the offering, as follows:

                           Advanced BioPhotonics Inc.
                       c/o Corporate Stock Transfer, Inc.
                       Attention: Carylyn Bell, President
                    3200 Cherry Creek South Drive, Suite 240
                             Denver, Colorado 80209

How do I exercise the warrants I will receive if I exercise my subscription rights?


      During the five-year period from August ___, 2005 to August ___, 2010, you may exercise from time to time, in whole or in part, the warrants you will receive as part of the exercise of your subscription rights, at an exercise price of $.75 per share, subject to adjustment. Holders of these warrants may exercise their rights to purchase shares of our common stock by surrendering the certificate representing the warrants to Corporate Stock Transfer, Inc., which is acting as the warrant agent for the warrants, with the subscription form on the back properly completed and executed, together with payment of the exercise price. Corporate Stock Transfer's address is 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209


What should I do if I want to participate in the subscription rights offering, but my shares of common stock are held in the name of my broker or a custodian bank?

      We will ask brokers, dealers and nominees holding shares of our common stock on behalf of other persons to notify these persons of the subscription rights offering. Any beneficial owner wishing to exercise its subscription rights will need to have its broker, dealer or nominee act on its behalf. Each beneficial owner of common stock should complete and return to its broker, dealer or nominee the document entitled "Beneficial Owner Election Form." This form will be available with the other subscription materials from brokers, dealers and nominees holding shares of our common stock on behalf of other persons.

If I am a foreign stockholder or a stockholder with a military address, how can I exercise my subscription rights?


      The subscription agent will mail subscription rights certificates to you if you are a subscription rights holder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your subscription rights, you must send your subscription rights certificate and payment for shares of series B preferred stock subscribed for the subscription agent on or prior to 5:00 p.m., Eastern Daylight Time, on August __, 2005, the expiration time of the subscription rights offering, and take all other steps which are necessary to exercise your subscription rights, on or prior to that time. If you do not follow these procedures prior to the expiration of the subscription rights offering, your subscription rights will expire.


Is exercising my subscription rights risky?

      Yes. The exercise of your subscription rights involves substantial risks and you should carefully consider the risks described under the heading "Risk Factors" in this prospectus.

What is the board of directors' recommendation regarding whether I should exercise my subscription rights in the subscription rights offering?

      Our board of directors is not making any recommendation as to whether you should exercise your subscription rights. You are urged to make your decision based on your own assessment of our business and the subscription rights offering.

      Investors in our December 2004 private placement included three members of our board of directors. Joseph Casey, as co-trustee for the Casey Living Trust, and Jed Schutz each invested $250,000 and received 250,000 shares of series A convertible preferred stock and warrants to purchase 75,000 shares of common stock. George Benedict invested $100,000 and received 100,000 shares of series A convertible preferred stock and warrants to purchase 30,000 shares of common stock.

May affiliates of the company participate in the subscription rights offering?


      Affiliates of the company, including members of management, are permitted to participate in the rights offering to the extent they are common stockholders.


What are the U.S. federal income tax consequences of exercising my subscription rights?


      The receipt and exercise of your subscription rights will be non-taxable as a return of capital. The sale, exchange or other disposition of your subscription rights will result in your recognition of capital gain or loss equal to the difference between the amount realized and your basis in such subscription rights. Upon exercise of your subscription rights, the price of the subscription right will be allocated between the series B preferred stock and the warrant in proportion to their fair market values on the date of the exercise. The sale, exchange or other disposition of your series B preferred stock or the warrants will result in your recognition of capital gain or loss equal to the difference between the amount realized and your basis in such series B preferred stock and warrants. This prospectus contains a summary of material tax considerations under the heading "Material Income Tax Considerations," on page 88 but does not summarize tax consequences arising under state tax laws, non-U.S. tax laws or any tax laws relating to special tax circumstances or particular types of taxpayers. However, you should seek specific tax advice from your personal tax advisor.


If the rights offering is not completed, will my subscription payment be refunded to me?

      Yes. The subscription agent will hold all funds it receives in escrow until completion of the rights offering. If the rights offering is not completed, the subscription agent will return promptly, without interest or deduction, all subscription payments. The subscription agent will not delay the return of subscription payments that have cleared or are otherwise readily available in order to wait until all subscription payments have cleared. The subscription agent estimates it will take approximately two business days following the termination of the rights offering to return the subscription payment, except where a subscription payment has been made by uncertified check. In such a case, it may take as long as ten business days to return the subscription payment if the subscription agent must wait for a check to clear before it is fully credited to the subscription agent's account.

What should I do if I have other questions?

      If you have other questions, or need additional copies of offering documents or otherwise need assistance, please contact Corporate Stock Transfer, Inc., our subscription agent, by telephone at (303) 282-4800.

                                  RISK FACTORS

      An investment in our series B preferred stock, warrants and common stock involves a high degree of risk. You should carefully consider the following material risks, together with the other information contained in this prospectus, before you decide to invest in our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our series B preferred stock, warrants and common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

      We have incurred losses in the past and have a limited operating history on which to base an evaluation of our prospects, which can have a detrimental effect on the long-term capital appreciation of our stock.

      We have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of inherent risks, expenses and difficulties encountered by companies in their early stage of development, particularly companies in new and evolving markets. These risks include acceptance by physicians, researchers, technicians and patients in an evolving and unpredictable business environment, the lack of a well-developed brand identity and the ability to bring products to market on a timely basis. For the quarters ended March 31, 2005 and 2004, we had net losses attributable to common stockholders of $1,589,665 and $1,028,545, respectively. For the years ended December 31, 2004 and 2003, we had net losses attributable to common stockholders of $5,093,270 and $2,375,919, respectively. We cannot give any assurance that we will ever generate significant revenue or have profits. In addition, we anticipate that we may require additional capital commitments during 2005 and 2006 to sustain our operations. This could have a detrimental effect on the long-term capital appreciation of our stock.

      We are dependent on our technology license agreements with third parties which require us to satisfy obligations to keep them effective, and if these agreements are terminated, our technology and our business would be seriously and adversely affected.

      We have entered into important, long-term license agreements with the California Institute of Technology and Michael Anbar, Ph.D. to incorporate their proprietary technologies into our BioScanIR system. These license agreements require us to, in some cases, pay minimum royalties and satisfy other conditions. We cannot give any assurance that sales of products incorporating these technologies will be sufficient to recover the amount of third-party payments. Failure by us to satisfy our obligations under these agreements may result in modification of the terms or early termination of the respective agreement, which would have a serious adverse effect on us. We expect that we will be dependent on these licensors for the foreseeable future.

      We rely entirely on outside manufacturers for our key components and cannot guarantee that they will not have prolonged supply shortages, resulting in our inability to timely satisfy customer orders.

      All of the infrared cameras and other key components utilized in our BioScanIR system are manufactured by outside companies. Our ability to enter new markets and sustain satisfactory levels of sales in each market will depend in significant part upon the ability of these companies to manufacture the components for introduction into our markets. We cannot give any assurance that we will be successful in entering into agreements with all of the manufacturers to maintain a constant supply of our key components. In addition, once we enter into manufacturing contracts, we face the possibility that the contracts will not be extended or replaced. This could result in our inability to timely satisfy customer orders, and cause us to possibly lose business to alternative providers of diagnostic scanning devices.

      We have not fully developed an effective internal sales force to market and sell the BioScanIR system, and if we are unsuccessful, our overall growth will be hampered.

      We have limited marketing experience and limited financial, personnel and other resources to undertake the extensive marketing activities necessary to market our BioScanIR system. Our ability to generate revenue from the licensing of our BioScanIR system will be dependent upon, among other things, our ability to manage an effective internal direct sales force. We will need to develop a sales force and a marketing group with technical expertise to coordinate marketing efforts with strategic partners. In addition, we cannot give any assurance that we will be able to market our products or services effectively through an internal direct sales force, independent sales representatives, through arrangements with an outside sales force or through strategic partners, which could hamper our overall growth.

      We may experience infringement of our intellectual property rights, including our patents, proprietary technology and confidential information, which would undermine our technology platform.

      Our success will depend, in large part, on our ability to obtain and protect patents, protect trade secrets and operate without infringing on the proprietary rights of others. We cannot give any assurance that the patent applications that have been or will be filed on products developed by us will be approved, that any issued patents will provide us with competitive advantages or will not be challenged by others, or that the patents of others will not have an adverse effect on us.

      Existing and newly-developed technologies may compete with our BioScanlR system, potentially making BioScanlR less attractive to prospective customers and resulting in it becoming no longer in demand.

      We are not aware of any devices currently on the market which will be capable of competing directly with our BioScanIR system, although several new companies are developing technologies aimed at the same market niche as the BioScanIR system, and there may be others of which we are unaware. Our potential competitors may succeed in developing products that are more effective or less costly (or both) than our products, and such competitors may also prove to be more successful than us in manufacturing, marketing and sales. Some of our potential competitors may be large, well-financed and established companies that have greater resources and, therefore, may be better able than us to compete for a share of the market even in areas in which we may have superior technology.

      We also compete with existing diagnostic alternatives, most notably x-ray mammography, CT, MRI and PET. Significant barriers to our success are posed by these existing alternatives. See "Business - Competition and Industry."

      Our product liability insurance coverage may not be adequate in a catastrophic medical situation, and a large claim may cause us to pay damages to third parties and incur bad publicity.

      The nature of our medical products may expose us to product liability risks. Although we have obtained $2.0 million of product liability insurance coverage, our current annual premiums of approximately $35,000 are expected to increase. We cannot give any assurance that this insurance will provide adequate coverage against product liability claims. In addition, some of our key license agreements require this coverage to be maintained when we sell licensed services. While no product liability claims are pending or threatened against us to date, a successful product liability claim against us in excess of our insurance coverage could have a serious adverse effect on us, including bad publicity.

      We are subject to extensive government regulation by the U.S. Food and Drug Administration and other authorities on all aspects of our business, and if we do not comply with these regulations, we could be prevented from marketing our products.

      The U.S. Food and Drug Administration, or FDA, has established procedures and standards for initial approval to market medical devices and for the manufacture of the devices. We are subject to inspection by the FDA for compliance with these standards. Should the FDA determine, at any time, that we or any of our products are not in compliance with these standards, it may withhold approval and prevent the marketing of our products. Negative determinations by the FDA and other governmental authorities and third-party payors, such as Medicare and private insurers, could have a serious adverse effect on us. For more information on how we are impacted by governmental regulation, see "Business - Governmental Regulation."

      Medicare reimburses patients for the use of our BioScanlR system on a temporary basis and, although we will seek permanent coverage at a higher rate of reimbursement, that process is lengthy and complex, which will make our prospects less certain.

      Whether a medical procedure involving a medical device is covered by a third-party payor can significantly influence the marketability of that device. Medicare, the federal health insurance program for the aged and disabled, is the single largest third-party payor. Medicare coverage decisions frequently influence private third-party payors. Medicare covers medically necessary therapies, surgery and diagnostic tests. By contrast, Medicare generally does not cover screening tests. However, it does cover a few expressly delineated screening procedures or tests. Thus, by way of example, Medicare covers screening pap smears, screening pelvic examinations, screening tests for early detection of prostate cancer, screening for colorectal cancer and screening mammography for early detection of breast cancer. With respect to breast cancer, mammography is the only screening technique covered by Medicare and the amount of that coverage is set by a free schedule or by the Outpatient Prospective Payment System, depending on where the test is performed.

      Effective April 1, 2005, we received a temporary reimbursement code. See "Business - Governmental Regulation." We will seek permanent Medicare coverage of our system for treatment and diagnosis. The coverage process is lengthy, complex and the results are uncertain and could vary geographically.

      Even if BioScanIR were to be covered by Medicare on a permanent basis, the amounts of those payments can be changed by legislative or regulatory actions and by determinations of the fiscal agents for the program. In addition, private payors and the states, under their Medicaid programs for the poor, increasingly are demanding or imposing discounted fee structures. Efforts to impose greater discounts and more stringent cost controls by third-party payors and healthcare providers are expected to continue. Even if Medicare and other third-party payors were to cover procedures involving BioScanIR, we cannot be certain that the reimbursement levels will be adequate. We will be seeking a higher level of reimbursement than we received effective April 1, 2005.

      We purchase infrared camera components in Euros, and therefore our cost of goods and operating margins may be adversely affected by currency fluctuations and result in exchange losses.

      We purchase infrared camera components from AEG Infrarot-Module GmbH, a German company, in Euros, which is the prevailing currency of Europe, rather than in U.S. dollars. In fiscal 2003, we paid approximately 44,000 Euros (or $51,583 at then current exchange rates) for camera systems from this supplier. In fiscal 2004, we paid approximately 208,400 Euros (or $270,992 at then current exchange rates) for camera systems from this supplier. As of April 25, 2005, we committed to purchase approximately 487,000 Euros (or $633,000 at current exchange rates) of camera components from this supplier this year. Accordingly, exchange rate fluctuations in the Euro relative to the U.S. dollar could affect our cost of goods and operating margins and could result in exchange losses. In fiscal 2003, we incurred a small loss resulting from foreign currency transactions, and this loss can be expected to increase with larger component orders. We do not use derivative financial instruments to hedge our exposure to changes in foreign currency exchange rates. Our results of operations will be adversely affected if we are unable to mitigate the effects of currency fluctuations in the future.

      If we fail to enter into strategic alliances with large pharmaceutical companies, research foundations or government agencies, our business may grow slower than anticipated.

      In addition to our direct marketing efforts, we are pursuing strategic alliances with large pharmaceutical companies, as well as research foundations and government agencies, that have a significant presence in our target markets, can introduce BioScanIR as an accepted technology to industry participants and can bear a portion of the expenses associated with the sales and marketing of our technology. However, we have not yet and we cannot be certain that we will ever enter into any definitive strategic alliance with these companies, foundations and agencies, or that any future strategic alliance will be on terms and conditions that will enable us to generate profits. If we are unsuccessful in obtaining one or more strategic alliances, our business may grow slower than anticipated, and our results of operations may suffer.

      Our ability to raise additional capital is uncertain and may cause us to curtail our operation or take actions that may dilute your financial interest, if we are not timely in these funding efforts.

      We do not currently generate sufficient cash to fully fund our operations. If additional funds are raised through the issuance of equity securities, the percentage of ownership of our then-current stockholders will be reduced and such equity securities may have rights, preferences or privileges senior to those of the existing holders of our common stock. Further, we may have to raise substantial additional capital thereafter if changes in our production plans cause unexpected large future capital expenditures or changes in our sales and distribution plans cause a significant increase in distribution expenses or decrease in revenues.

      We also contemplate raising funds in the future through public or private financings, or from other sources. We cannot give any assurance that necessary additional financing will be available to us or available on acceptable terms. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

      We are subject to Section 203 of the General Corporation Law of the State of Delaware which may inhibit a takeover at a premium price that may be beneficial to our stockholders.

      We are subject to Section 203 of the Delaware General Corporation Law. Subject to limited exceptions, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder unless the proposed business combination was approved by the corporation's board of directors before the stockholder became an interested stockholder. In general, Section 203 defines an interested stockholder as any stockholder directly or indirectly owning 15% or more of the outstanding voting stock of a Delaware corporation. Section 203 could have the effect of discouraging others from making tender offers for our shares, and also may have the effect of preventing changes in our management.

Risks Related to the Rights Offering

      The subscription price determined for this rights offering and the exercise price for the warrants is not necessarily an indication of our value.


      The subscription price was determined by our board of directors by applying a 13% discount to the closing price of our common stock on the OTC Bulletin Board on May 27, 2005, which was $.58 per share. The exercise price for the warrants issuable together with the series B preferred stock was determined by our board of directors and is a 50% premium to the subscription price, which the board believes to be a premium which is slightly higher than the average of similar offerings. The subscription price and the exercise price do not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the subscription price and the exercise price as an indication of the value of our series B preferred stock and warrants. After the date of this prospectus, our series B preferred stock and warrants, or our common stock into which the series B preferred stock is convertible and warrants are exercisable, may trade at prices significantly below the subscription price and exercise price. As a result, you may not be able to recover your investment in the series B preferred stock and warrants by selling them or the underlying common stock.


      You may not revoke your subscription rights exercise and could be committed to buying shares above the prevailing market value of our common stock into which the series B preferred stock is convertible.

      Once you exercise your basic subscription rights and any over-subscription rights, you may not revoke your exercise and cancel your purchase of shares of series B preferred stock in the rights offering, unless we materially change the terms of the offering. The public trading market price of our common stock may decline before the subscription rights expire. If you exercise your subscription rights and, afterwards, the public trading market price of our common stock decreases below the subscription price, you will have committed to buying shares of our series B preferred stock at a price above the prevailing market value of our common stock into which the series B preferred stock is convertible. Moreover, you may be unable to sell your shares of series B preferred stock at a price equal to or greater than the subscription price you paid for such shares.

      If an active trading market does not develop for the series B preferred stock and the warrants, the trading price and liquidity of the series B preferred stock and warrants may be adversely affected.

      The series B preferred stock and warrants issuable upon exercise of the subscription rights will not be listed on any securities exchange, any Nasdaq market or included on any automated quotation system. We know of no third party that currently intends to make a market in the series B preferred stock. An active trading market for the series B preferred stock and warrants may not develop or be sustained. If a market does not develop, or the trading market is not sustained, you may be unable to sell your shares of series B preferred stock and warrants or unable to sell your shares at a price that is satisfactory to you. Future trading prices will also depend on many factors, including, among others, our operating results, the price of our common stock and the market for similar securities.

      If we cancel the subscription rights offering, we will not have any obligation to you except to return your subscription payments.

      If we elect to terminate the subscription rights offering, we do not have any obligation with respect to the subscription rights except to promptly return, without interest or deduction, any subscription payments we received from you. The subscription agent estimates it will take approximately two business days following the termination of the rights offering to clear before it is fully credited to the subscription agent's account, except where a subscription payment has been made by uncertified check. In such a case, it may take as long as ten business days to return the subscription payment if the subscription agent must wait for a check to clear before it is fully credited to the subscription agent's account. Accordingly, if we terminate the subscription rights offering, you will have lost the opportunity to invest your subscription payment in an alternative, and possibly profitable, investment during the time your subscription payment was held by the subscription agent.

      If you do not act promptly or fail to follow subscription instructions, we may reject your exercise of subscription rights.


      Stockholders who elect to exercise their subscription rights to purchase shares of series B preferred stock in the subscription rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., Eastern Daylight Time, on August ___, 2005, the expiration time of the subscription rights offering. If you are a beneficial owner of shares of common stock, you must act promptly to ensure that your broker, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to August __, 2005. We are not responsible if your broker, custodian or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., Eastern Daylight Time, on August __, 2005, the expiration time of the subscription rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in the subscription rights offering, we may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. We do not undertake to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.


      If you make payment of the subscription price by personal check, your check must clear before the expiration time or we will reject your exercise of subscription rights.

      Any personal check used to pay for shares of series B preferred stock to be issued upon the exercise of subscription rights in this subscription rights offering must clear prior to the expiration time of this subscription rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for shares by personal check and your check has not cleared prior to the expiration time of this subscription rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the shares you attempted to purchase and you will lose the value of your subscription rights.

      Our position regarding the U.S. federal income tax consequences of the receipt of the subscription rights may not be sustained by the Internal Revenue Service.


      Our position for U.S. federal income tax purposes is that holders of our common stock will not recognize taxable income upon the receipt of the subscription rights. However, if the Internal Revenue Service does not agree with our position, your receipt of the rights may be a taxable event to you. See "Material Income Tax Consequences" beginning on page 88.


Risks Related to Our Common Stock

      There has previously been no active public market for our common stock and we cannot be certain that an active trading market will be established or that such securities can be resold at or above the price at which they were purchased, or at all.

      There has been no active public market for our common stock. An active public market for our common stock may not develop or be sustained following the completion of this offering. The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control, and as a result you may incur a loss on your investment. These factors include:

o     product liability claims or other litigation;

o the announcement of new products or product enhancements by us or our competitors;

o developments concerning intellectual property rights and regulatory approvals;

o     quarterly variations in our competitors' results of operations;

o     developments in our industry; and

o general market conditions and other factors, including factors unrelated to our own operating performance.

      The stock market in general has recently experienced extreme price and volume fluctuations. In particular, market prices of securities of medical technology companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of shares of our common stock, which could cause a decline in the value of our shares. Price volatility may be worse if the trading volume of our common stock is low. The market price of our common stock has exhibited volatility since the closing of our recapitalization transaction on December 19, 2003. Our common stock has traded as high as $8.50 and as low as $.54 since then.

      Our common stock may be considered a "penny stock" under SEC regulations and may be difficult to sell when desired due to broker-dealer restrictions.

      The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is currently less than $5.00 per share. This designation requires any broker or dealer selling these securities to disclose specified information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares. In addition, since our common stock is currently quoted on the OTC Bulletin Board, stockholders may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase our shares or a lack of market makers to support the stock price.

      Shares eligible for public sale after this offering and their sale or potential sale will probably depress the market price of our common stock.


      Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. We are registering in this prospectus subscription rights to purchase shares of series B preferred stock which are convertible into 7,000,000 shares of common stock, and warrants to purchase 3,500,000 shares of our common stock. The series B preferred stock is convertible into shares of common stock (i) at any time at the option of the holder, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20, subject to adjustment. The warrants are exercisable at any time during the five-year period from August __, 2005 to August ___, 2010, at an exercise price of $.75 per share. See "Description of Securities" below.


      In addition, pursuant to a separate prospectus included in this registration statement, we have also registered 3,565,000 shares of common stock underlying our outstanding series A preferred stock and warrants to purchase common stock. The shares of series A preferred stock are convertible into shares of common stock (i) at any time at the option of the holder, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for our common stock on the principal stock exchange or market on which it is listed is at least $2.20 per share, subject to adjustment.

      As additional shares of our common stock become available for resale in the public market pursuant to this registration of shares and future registrations of shares, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of our common stock also may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our common stock. All of the shares of common stock currently held by our executive officers and directors are subject to so-called "lock-up" agreements, which restrict open market sales by those officers and directors through December 31, 2005. 12,932,495 shares of common stock, including shares issuable upon exercise of outstanding warrants, are subject to these lock-up agreements. In general, a person who has held restricted shares for a period of one year may, upon the filing with the SEC of a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. These sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

      Our corporate charter contains authorized, unissued "blank check" preferred stock which can be issued without stockholder approval with the effect of diluting then current stockholder interests.

      Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of "blank check" preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. Of the preferred stock, 3,000,000 shares have been designated as series A preferred stock and 7,000,0000 shares have been designated as series B preferred stock. We have issued 1,550,000 shares of series A preferred stock, which would be convertible into 3,100,000 shares of common stock, including 1,690,909 shares of common stock which would be issuable as a result of the triggering of certain anti-dilution rights if this subscription rights offering is completed in full. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Included in this prospectus, exhibits and associated documents are "forward-looking" statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Risk Factors." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe,"

"estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should," and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the "Risk Factors" section and elsewhere in this prospectus.

      All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement with the U.S. Securities and Exchange Commission, or the SEC, on Form SB-2 to register the shares of our common stock being offered by this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services. Information contained on our website should not be considered part of this prospectus.

      You may also request a copy of our filings at no cost by writing or telephoning us at:


                           Advanced BioPhotonics Inc.
                           125 Wilbur Place, Suite 120
                             Bohemia, New York 11716
                 Attention: Ms. Celia I. Schiffner - Controller
                                 (631) 244-8244

                                 USE OF PROCEEDS

      Assuming all subscription rights are exercised, our net proceeds from this offering will be approximately $3,398,500 after deducting estimated offering expenses of approximately $177,500. We will receive additional gross proceeds of $2,625,000 if all subscription rights are exercised and all warrants issued in connection with the issuance of the series B preferred stock are exercised.

      We intend to use the net proceeds of the offering for working capital and general corporate purposes.

      Pending our application of proceeds as we have described, we will invest proceeds in short-term, investment grade interest bearing securities.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

      In September 2000, our common stock became eligible for quotation on the NASD's OTC Bulletin Board under the symbol "PMOS.OB." We changed our corporate name to OmniCorder Technologies, Inc. on February 26, 2004, and our trading symbol became "OMCT.OB." We changed our corporate name to Advanced BioPhotonics Inc. on July 7, 2005, and on June 8, 2005, our trading symbol was changed to "ABPH.OB." The following table sets forth the high and low bid and asked prices for our common stock for the periods indicated as reported by the OTC Bulletin
Board:


Year Ended December 31, 2003:                                               High             Low
-----------------------------                                             --------         --------
First Quarter                                                             $    .15         $    .03
Second Quarter                                                            $    .10         $    .10
Third Quarter                                                             $    .10         $    .04
Fourth Quarter (October 1 to December 18)                                 $    .10         $    .04
Fourth Quarter (December 19, closing date of recapitalization)            $   1.20         $    .45
Fourth Quarter (December 22 to December 31)                               $   8.00         $   1.50

Year Ended December 31, 2004:
-----------------------------
First Quarter                                                             $   8.50         $   2.80
Second Quarter                                                            $   4.90         $   3.25
Third Quarter                                                             $   4.05         $    .75
Fourth Quarter                                                            $   1.60         $    .58

Year Ending December 31, 2005:
-----------------------------
First Quarter                                                             $   1.10         $    .81
Second Quarter (April 1 to June 23)                                       $   1.00         $    .54

      These bids represent prices quoted by broker-dealers on the OTC Bulletin Board. These quotations reflect interdealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.


      Prior to the completion of the recapitalization transaction on December 19, 2003, privately-held OmniCorder's stock was not traded on a public trading market and it had no registered securities outstanding.


      As of June 23, 2005, we had 30,281,107 shares of common stock outstanding, and 359 stockholders of record. We also have 1,550,000 shares of series A preferred stock presently outstanding, and nine holders of record of such shares.

                                 DIVIDEND POLICY

      We have never declared or paid cash dividends on our common stock. We currently intend to retain future earnings to finance the operation, development and expansion of our business. We do not anticipate paying cash dividends on our common stock in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our board of directors considers relevant.

      Holders of our series A preferred stock are entitled to receive a cumulative dividend of 4% per year, payable annually in cash or, at our option, in additional shares of series A preferred stock (computed on the basis of the 10-day volume-weighted average price of our common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board).

      Holders of our series B preferred stock will be entitled to receive a cumulative dividend of 7% per year, payable annually in cash or, at our option, in additional shares of series B preferred stock (computed on the basis of the 10-day volume-weighted average price of our common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board).

                                 CAPITALIZATION

      The following table sets forth our capitalization as of March 31, 2005. Our capitalization is presented:

o     on an actual basis;

o on a pro forma basis to reflect the assumed conversion of 1,550,000 shares of our series A preferred stock to common stock; and


o the exercise of 7,000,000 subscription rights at $.50 per right, after deducting estimated offering expenses of $177,500.

      You should read this table together with "Management's Discussion and Analysis or Plan of Operation" the audited financial statements and notes thereto and other information appearing elsewhere in this prospectus.

                                                                                          March 31, 2005
                                                                   --------------------------------------------------------------
                                                                                             Pro forma
                                                                      Actual                Adjustment(2)            Pro forma (2)
                                                                   ------------             ------------             ------------
Stockholders' equity

Series B convertible preferred stock, $.01 par value,
   7,000,000 shares authorized; 0 shares issued and
   outstanding                                                     $       --               $       --               $       --

Series A convertible preferred stock, $.01 par value,
   3,000,000 shares authorized; 1,550,000 shares issued
   and outstanding, respectively, liquidation
   preference $1,550,000                                                 15,500                  (15,500)                    --

Common Stock, $.001 par value: 50,000,000 shares
   authorized, 29,951,107 issued and outstanding
   (actual), 35,434,525 issued and outstanding (pro
   forma)                                                                29,950                   10,100                   40,050

Additional paid-in capital(3)                                        18,118,265                6,015,838               24,134,103

Deferred stock compensation                                             (45,281)                    --                    (45,281)

Deficit accumulated during the development stage                    (16,984,672)              (2,687,938)             (19,672,610)
                                                                   ------------             ------------             ------------
Total stockholders' equity                                         $  1,133,762             $  3,322,500             $  4,456,262
                                                                   ============             ============             ============

----------

(1) Excludes: (i) 4,097,249 shares of common stock issuable and proceeds receivable upon exercise of outstanding stock options and related proceeds under the 1998 Stock Option Plan; (ii) 1,650,000 shares of common stock issuable and proceeds receivable upon exercise of outstanding stock options and related proceeds under the 2005 Incentive Plan, and (iii) 1,915,397 shares of common stock issuable and proceeds receivable upon exercise of warrants as of June 23, 2005.


(2) The pro forma column assumes that: (i) the 1,550,000 shares of series A preferred stock issued in our December 2004 private placement are converted into 3,100,000 shares of common stock, including 1,690,909 shares of common stock which will be issuable as a result of the triggering of certain anti-dilution rights if this subscription rights offering is completed in full; (ii) all subscription rights offered herein are sold; (iii) the shares of series B preferred stock issuable upon the exercise of subscription rights in this rights offering are converted into 7,000,000 shares of common stock; (iv) an additional beneficial conversion feature of $703,128 attributable to the conversion of the series A convertible preferred stock based upon the reduction of the conversion price to $.50 and a beneficial conversion feature of $1,984,810 attributable to our series B convertible preferred stock has been reflected as an increase to additional paid-in capital and an increase in deficit accumulated during the development stage; and (iv) expected offering costs of approximately $177,500.

                                    DILUTION

      Our pro forma net tangible book value as of March 31, 2005 was $1,133,762 or $.03 per share of common stock and common stock equivalent. Our pro forma net tangible book value per share represents our total tangible assets at March 31, 2005, less total liabilities, divided by the total number of shares of common stock outstanding at such date. The pro forma total number of shares of common stock outstanding assumes that 1,550,000 shares of our series A preferred stock, which were issued in December 2004, convert into 3,100,000 shares of common stock, and the exercise of all subscription rights for 7,000,000 shares of our series B preferred stock at $.50 per share and their assumed conversion into 7,000,000 shares of common stock and after deducting the estimated aggregate offering expenses of approximately $177,500. This amount represents an immediate increase in pro forma net tangible book value of $.08 per share to the existing stockholders and an immediate dilution in pro forma, net tangible book value of $.39 per converted common share to investors in this subscription rights offering.

      The dilution in pro forma net tangible book value per share represents the difference between the $.50 per price per share of series B preferred stock paid by purchasers in this offering (all of which is attributable to the common stock and none of which is attributable to the warrants) and the net tangible book value per share of our common stock immediately following this offering.

      The following table illustrates the dilution in pro forma net tangible book value per share to new investors.

                                                                   Pro forma(a)
                                                                   ------------

Offering price per common share                                        $.50
Pro forma net tangible book value as of March 31, 2005                  .03
Increase per share resulting from this offering                         .08
Pro forma net tangible book value after the offering                    .11
                                                                       ----
Dilution per share to new investors in this offering                   $.39
                                                                       ====

      The following table summarizes on a pro forma basis, as of March 31, 2005, the number of shares of common stock purchased from us, the total gross consideration paid to us, and the average price per share paid by existing stockholders and new investors purchasing series B preferred stock in this offering, before estimated offering expenses:

                                              Shares purchased                       Total consideration              Average Price
                                     --------------------------------         ---------------------------------       -------------
                                       Number                 Percent            Amount                 Percent         Per Share
-----------------------------------------------------------------------------------------------------------------------------------
Existing stockholders(a)             33,051,107                82.52%         $18,163,714                83.84%         $   .55
New investors(b)                      7,000,000                17.48            3,500,000                16.16              .50
                                     ----------               -----           -----------               -----           -------
Total                                40,051,107               100.0%          $21,663,714               100.0%          $   .54
                                     ==========               =====           ===========               =====           =======

      The information for existing stockholders in the table above:

      (a) Assumes the conversion of 1,550,000 shares of series A preferred stock issued in December 2004 into 3,100,000 shares of common stock, including 1,690,909 shares of common stock which will be issuable as a result of the triggering of certain anti-dilution rights if this subscription rights offering is completed in full. Excludes 330,000 restricted shares awarded under the 2005 Incentive Compensation Plan, which was approved by our stockholders at our 2005 annual meeting of stockholders on June 7, 2005.

      (b) Assumes the conversion of the 7,000,000 shares of series B preferred stock issuable in the subscription rights offering into 7,000,000 shares of common stock; excludes shares issuable upon exercise of outstanding stock options or warrants; and attributes the $.50 price per share of series B preferred stock to the common stock.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      You should read the following description of our financial condition and results of operations in con-junction with the financial statements and accompanying notes included in this prospectus beginning on page F-1.

Overview and Effect of Recapitalization Transaction

      Unless the context otherwise requires, "we," "our," "us" and similar phrases refer to Advanced BioPhotonics Inc. (a publicly-traded company formerly known as Promos, Inc. and then as OmniCorder Technologies, Inc.), which acquired all the assets and assumed all the liabilities of OmniCorder Technologies, Incorporated, a privately-held company, in a recapitalization transaction on December 19, 2003, and succeeded to the business of OmniCorder as its sole line of business.

      We were founded in 1997 to acquire, develop and commercialize advanced technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease. Our lead product, the BioScanIR system, measures abnormal blood flow associated with the presence of tumors and vascular disease, and assists physicians and researchers in differentiating between normal and abnormal tissues. For a more complete description of our company and our business, see "Business."

      On December 19, 2003, we completed a recapitalization transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder in exchange for the issuance of a majority of our shares of common stock. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock from which gross proceeds of $7,820,405 were received. Following the completion of the recapitalization transaction, private placement, related stock purchase and payment of equity-based transaction fees, OmniCorder owned 21,538,400 shares, or 72.8% of the outstanding shares of our common stock. OmniCorder filed a Certificate of Dissolution on December 29, 2003 with the Delaware Secretary of State and promptly thereafter, in accordance with the tax-free reorganization provisions of Internal Revenue Code Section 368(a)(1)(C), liquidated the shares of our common stock it received in the recapitalization transaction to its stockholders in proportion to their respective interests in OmniCorder. The consideration and other terms of these transactions were determined as a result of arm's-length negotiations between the parties.

      Since the closing of the recapitalization and private placement transactions, the stockholders of OmniCorder owned a majority of the shares of our common stock as a result of the dissolution of OmniCorder. For accounting purposes, OmniCorder was deemed to be the acquirer. The transaction has been accounted for as a recapitalization of the company. Since we had no significant business activities prior to the recapitalization transaction and our promotional products business was sold to one of our former directors concurrently with the recapitalization transaction, no goodwill or other intangibles arose from the recapitalization transaction. In addition, since our future business will be solely that of OmniCorder and the former OmniCorder stockholders now control us, all information and described below will be that of OmniCorder as if OmniCorder had been the registrant for all accounting periods presented. The audited financial information in this annual report is also that of OmniCorder prior to the date of the recapitalization transaction, as it provides the most relevant information about us on a continuing basis.

Application of Critical Accounting Policies

      For presentation purposes, we are considered to be a "development stage enterprise" in accordance with Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." Our primary activities since inception have been the research and development of our technology, negotiating strategic alliances and other agreements, and raising capital. We have not commercialized any of our products, and as a result we have not generated any significant revenues from operations. We believe that we will generate revenues from the sale of licenses, user fees and sales of our BioScanIR system to provider networks to use its cancer screening and vascular disease diagnosis technology in the United States, Europe and Asia. However, we cannot give any assurance that we will be able to generate any revenues.

      We account for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities and for the expected future tax benefits to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. We have recorded a full valuation allowance against our deferred tax assets since we believe that, based upon currently available objective evidence, it is more likely than not that the deferred tax asset will be realized.

      We account for the fair value of options and warrants for non-employees in accordance with SFAS No. 123, "Accounting for Stock Based Compensation," which requires that compensation cost be measured after the grant date based on the value of the award and is recognized over the service period, which is also the vesting period. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. We will be required to account for options and warrants for employees during the annual reporting period beginning after December 15, 2005 as a result of the FASB's issuance of SFAS No. 123R "Accounting For Stock Based Compensation."

      We have no off-balance sheet arrangements or liabilities, and none are planned.

Revenue Model

      We believe that initial revenues will come primarily from the sale of the BioScanIR system to customers for use in cancer therapy monitoring and drug discovery, as well as in reconstructive and neurosurgery applications. In addition, initial customers will likely include imaging research organizations that will purchase BioScanIR systems for use in their own research programs. It is possible, however, that initial revenues in certain applications, such as cancer therapy monitoring, could involve a fee per use, either as the sole revenue source, or more likely in combination with other forms of revenue. Such other forms could include up front licensing fees, and/or annual maintenance fees over the estimated 4-5 year life of the BioScanIR system. Even if the initial source of revenue is the sale of the BioScanIR system, it is anticipated that such sales would also be accompanied by annual maintenance fees.

      As we expand our efforts into other applications we will evaluate our revenue model options. For example, as we move into the diagnostic/screening market it is anticipated that a fee per use model could be more appropriate. In this model, which may also apply to other initiatives as noted above, revenues would be generated through a combination of a fee per use, a one-time up-front fee for licensing, installation and training, and annual maintenance fees. We believe that the fee per use model may be more appropriate for physician office-based diagnostic and screening applications by minimizing capital equipment purchase barriers. This model is expected to generate sufficient fees to recoup the cost of the BioScanIR system within one year.

      We are presently in the development stage and will adopt revenue recognition accounting policies that are reflective of our business model at the time we begin to generate each type of revenue.

      We recognize revenues and costs and expenses generally utilizing the accrual method of accounting. For specific discussion of these activities, see
Note 2, "Summary of Significant Accounting Policies - Basis of Presentation" in the accompanying financial statements. Based upon our circumstances at the time, we will apply the appropriate methods with respect to revenue recognition, inventory and capitalized costs associated with our product that comply with accounting principles generally accepted in the United States, as follows:

      o Sale - We may sell BioScanIR systems to medical, diagnostic or any other end user. These contracts may be for single or multiple units. We intend to recognize revenue associated with single or multiple unit contracts upon shipment and acceptance of each specific unit by the end-user. We may provide an initial warranty period of one year as part of their sales arrangements. We will establish a liability for estimated warranty costs as appropriate and record actual warranty expenses against this liability as incurred. We may offer an extended warranty and maintenance arrangement to our customers after the expiration of the initial warranty period. This arrangement would be sold pursuant to a contract distinctly separate from the original sales arrangement. These extended warranty and maintenance fees would be recognized ratably over the life of the extended warranty and maintenance contracts.

      o Rental - We may enter into rental agreements with end-users for various periods of time. Under this arrangement, we would provide the user with a non-exclusive right to use the software and hardware and receive software upgrades as required to provide the level of services contracted for. This arrangement would require a one-time, non-refundable fee and monthly rental charge to be earned for the period of service and the passage of time. This one-time fee would be initially recorded on the balance sheet as deferred revenue and then recognized as revenue ratably over the rental period. The costs and major improvements of these Systems would be capitalized and depreciated on a straight-line basis over their estimated five-year useful life.

      o Licensing - We may enter into licensing agreements for our technology as part of sublicensing or distribution agreements with third parties. We also intend to enter into licensing agreements that provide third parties with exclusive or semi-exclusive rights to some portion of our intellectual property in certain well defined fields of use. License revenues are expected to be recognized ratably over the life of the license.

      o Development contracts - We may engage in research and development contracts or other specialized arrangements with specific customers. While each project may vary, it is planned that each would have milestones in the development or delivery process for which stipulated amounts of the contract value would be earned. We intend to recognize revenues as milestones are achieved and upon substantial evidence of acceptance by the customer.

      BioScanIR systems available for sale, either newly-constructed or which may have been previously rented to customers, would be maintained in inventory at cost determined on a first-in, first-out method, or at depreciated cost (if previously rented); in all cases at the lower of cost or market.

Results of Operations

      The following represents a summary of the results of operations for the three months ended March 31, 2005 and 2004:

                                                                             March 31, 2005           March 31, 2004
                                                                             --------------           --------------
                                                                               (Unaudited)              (Unaudited)
OPERATING EXPENSES
Research and development                                                      $    659,458             $    368,786
Selling, general and administrative                                                901,914                  684,262
                                                                              ------------             ------------
Total Operating Expenses                                                         1,561,372                1,053,048
                                                                              ------------             ------------
Operating Loss                                                                  (1,561,372)              (1,053,048)
Interest and other (income) expenses, net                                           10,210                  (24,503)
                                                                              ------------             ------------
Net Loss                                                                        (1,571,582)              (1,028,545)
Accumulated Dividends on Series A Convertible preferred stock                       18,083                       --
                                                                              ------------             ------------
Net loss attributable to common shareholders                                  $ (1,589,665)            $ (1,028,545)
                                                                              ============             ============
Basic  and  diluted  net loss per  share  attributable  to  common
shareholders                                                                  $      (0.05)            $      (0.03)
                                                                              ============             ============
Weighted average number of shares outstanding                                   29,705,271               29,570,100
                                                                              ============             ============

Three Months ended March 31, 2005 as Compared to Three Months ended March 31,
2004

      Net Loss. We had a net loss of $1,571,582 and $1,028,545 for the three months ended March 31, 2005 and 2004, respectively. The net loss attributable to common stockholders increased by $561,120 to $1,589,665 for the three months ended March 31, 2005 from $1,028,545 for the three months ended March 31, 2004. For the period ended March 31, 2005, this included $18,083 of accumulated dividends on our series A convertible preferred stock payable in cash or, at our option, additional shares of series A convertible preferred stock. We have been a development stage enterprise and have had a cumulative net loss of $16,984,672 since inception in 1997. During this period, we have expended cash raised through various equity offerings, and issued stock options and warrants to purchase shares of our common stock in exchange for services. The increased loss has been funded by the proceeds of the December 19, 2003 private placement and more recently the proceeds of the December 14, 2004 private placement, which has enabled us to continue product development, build our administrative organization and promote the sales and marketing of BioScanIR System through expanding direct sales and other marketing activities. Losses for the quarters included non-cash compensation costs for stock grants and option awards of $227,594 in the three months ended March 31, 2005 as compared to $37,516 in the three months ended March 31, 2004, which are included in the results of operations.

      Research and Development Expenses. Research and development expense increased by $290,672, or 79%, to $659,458 from $368,786, for the three months ended March 31, 2005 as compared to the three months ended March 31, 2004 and is expected to increase in the future as we employ new technical personnel and consultants in the development of its BioScanIR technology, purchases materials and components for development and expands its facilities. Cash proceeds from private placements in 2003 provided the funding for these activities. Refer to the Statement of Stockholders' Equity included in this report for sources of capital, including cash and noncash services received in exchange for equity. We hired consultants and employees to obtain licensing, patent applications, support trial systems deployed in the field and registration of our product.

      Significant components of the research and development activity for the three months ended March 31, 2005 as compared to the three months ended March 31, 2004 were:

      Technical salaries and consulting expense increased by $239,906 to $389,473 from $149,567, while business travel and entertainment decreased by $20,614 to $38,155 from $58,767. Recruitment expense increased $42,676 to $54,092 for the three months ended March 31, 2005 from $11,416 for the three months ended March 31, 2004.

      Expenses for materials used in research and development and pilot site support increased by $4,073 to $35,897 for the three months ended March 31, 2005 from $31,824 for the three months ended March 31, 2004 as we continue our product development. During the three months ended March 31, 2005 patent expenses increased by $34,277 to $56,981 from $22,704 for the three months ended March 31, 2004.

      In November 2004, we signed a new lease for office space. This resulted in a $10,183 increase for rent and utilities to $23,746 for the three months ended March 31, 2005 from $13,563 for the three months ended March 31, 2004. Printing and reproduction costs and office expense decreased $24,568 to $4,277 for the three months ended March 31, 2005 compared to $28,845, expensed for the three months ended March 31, 2004. There were no technical reports reproduced during the three months ended March 31, 2005.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $217,652, or 32%, to $901,914 from $684,262 for the three months ended March 31, 2005 as compared to the three months ended March 31, 2004.

      Significant components of the increase for the three months ended March 31, 2005 as compared to the three months ended March 31, 2004 were:

      Administrative and marketing payroll and payroll related expenses increased $25,965 to $255,307 from $229,342 while travel and entertainment decreased $19,066 to $5,934 from $25,000. Consulting expenses increased $139,886 to $210,461 for the three months ended March 31, 2005 from $70,575 for the three months ended March 31, 2004. Part of this increase was due to the settlement of an arbitration proceeding arising from the December 13, 2004 termination of our former President and Chief Executive Officer. The agreement, which terminated our former President and Chief Executive Officer's previous employment agreement, provides that he will perform consulting services for us for a retroactive two-year period in exchange for consulting fees. In the three months ended March 31, 2005 there was $50,000 in expenses related to this agreement. In addition, during the interim period before our new President and CEO was hired, we had a management consulting team in place at a cost of $66,000.

      Due in part to the arbitration proceeding, our professional fees increased $72,749 to $293,100 for the three months ended March 31, 2005 from $220,351 for the three months ended March 31, 2004.

      As we continue investigating additional financing alternatives, we incurred $39,500 in financing expenses during the three months ended March 31, 2005 as compared to $0 for the three months ended March 31, 2004.

      In the three months ended March 31, 2005, investor relations expenses decreased $22,501 to $12,564 compared to $35,155 for the three months ended March 31, 2004. Marketing expense and meetings and seminars decreased $21,477 to $23,363 during the three months ended March 31, 2005 from $44,840 during the three months ended March 31, 2004.

      The following represents a summary of the results of operations for the years ended December 31, 2004 and 2003:

                                                                                         For the Years Ended
                                                                                            December 31,
                                                                                -------------------------------------
                                                                                    2004                    2003
                                                                                ------------             ------------
     DEVELOPMENT REVENUES                                                       $     69,800             $       --
     DEVELOPMENT COSTS                                                                20,000                     --
                                                                                ------------             ------------
         Gross Profit                                                                 49,800                     --
                                                                                ------------             ------------
OPERATING EXPENSES
     Research and development                                                      1,413,194                1,129,248
     Selling, general and administrative                                           3,288,844                1,206,036
                                                                                ------------             ------------
         Total Operating Expenses                                                  4,702,038                2,335,284
                                                                                ------------             ------------
         Operating Loss                                                           (4,652,238)              (2,335,284)
         Interest and other (income) expenses, net                                   (17,089)                  40,635
                                                                                ------------             ------------
         Net Loss                                                                 (4,635,149)              (2,375,919)
                                                                                ------------             ------------
      Series A Convertible Preferred Stock beneficial conversion
      feature                                                                        458,121                     --
                                                                                ------------             ------------
         Net loss attributable to common stockholders- basic and
         diluted                                                                $ (5,093,270)            $ (2,375,919)
                                                                                ============             ============
         Basic and diluted net loss per share attributable to common
         stockholders                                                           $      (0.17)            $      (0.11)
                                                                                ============             ============
         Weighted average number of shares outstanding                            29,584,357               21,656,945
                                                                                ============             ============

Year ended December 31, 2004 compared to Year ended December 31, 2003

      Net Loss. The net loss for the year ended December 31, 2004 as compared to the net loss for the year ended December 31, 2003 increased by $2,259,230 from $2,375,919 to $4,635,149. The net loss attributable to common stockholders increased by $2,717,351 from $2,375,919 to $5,093,270. This included in 2004 a non-cash charge of $458,121 associated with the sale of our series A preferred stock. The charge measures the difference between the relative fair value of the series A preferred stock and the fair market value of the shares of our common stock issuable pursuant to the conversion terms on the date of issuance. As more fully described below, we have been a development stage enterprise and have had a cumulative net loss of $15,413,090 since inception in 1997. During this period we have expended cash raised through various equity offerings, and issued stock and options and warrants to purchase shares of our common stock in exchange for services. The increased loss has been funded by the proceeds of the December 19, 2003 private placement and more recently the proceeds of the December 14, 2004 private placement, which has enabled us to continue product development, build our administrative organization and promote the sales and marketing of BioScanIR System through expanding direct sales and other marketing activities.

      Development Revenues. There was $69,800 in revenue for the year ended December 31, 2004 as compared to $0 revenues for the year ended December 31, 2003. The revenue generated was due to completion of a research and development contract with the Department of Defense. We are still a development stage enterprise.

      Development Costs. There was $20,000 in development costs for the year ended December 31, 2004 as compared to $0 costs for the year ended December 31, 2003. There was no revenue in 2003 and no associated development costs were incurred.

      Research and Development Expenses. Research and development expense increased by $283,946, to $1,413,194 from $1,129,248, for the year ended December 31, 2004 as compared to the year ended December 31, 2003 and is expected to continue to increase as we employ new technical personnel and consultants in the development of our BioScanIR technology, purchases materials and components for development and expand our facilities. Cash proceeds from private placements in 2003 and 2004 provided the funding for these activities, which were more limited in 2002. Refer to the Statement of Stockholders Equity included in the accompanying financial statements for sources of capital, including cash and noncash services received in exchange for equity. We hired consultants and employees to obtain licensing, patent applications, support trial systems deployed in the field and registration of our product.

      Significant components of the increase for the year ended December 31, 2004 as compared to December 31, 2003 were: Salaries and consulting expense increased by $84,527 to $591,425 from $506,898; Recruitment expense increased by $40,151 to $41,136 from $985; business auto and travel and entertainment increased by $27,081 to $161,562 from $134,481 due to additional business trips to pilot sites for training and evaluation of equipment, purchasing cameras, and developing business relationships. Increased staff and travel contributed to the $24,641 increase in telephone expenses for the year ended December 31, 2004 to $49,641 from $25,000 incurred for the year ended December 31, 2003. For the year ended December 31, 2004 the increase in office expense was $17,838 to $73,197 from $55,359 incurred for the year ended December 31, 2003. In May 2003 we signed a new lease for additional office space as our staff increased. This resulted in an increase of $17,414 for rent and utility expenses for the year ended December 31, 2004 to $55,147 from $37,733 for the year ended December 31, 2003.

      Expenses for materials used in research and development increased by $82,118 to $183,072 for the year ended December 31, 2004 from $100,954 in the year ended December 31, 2003 as we continue our product development. During the year ended December 31, 2004 patent expenses decreased by $26,618 to $62,370 from $88,988 in the year ended December 31, 2003.

      We incurred $31,453 in postage and delivery costs for the year ended December 31, 2004 compared to $16,131 expensed for the year ended December 31, 2003, an increase of $15,322 - most of which was due to moving the product from pilot site locations.

      Selling, General and Administrative Expenses (SG&A) Selling, general and administrative expenses increased by $2,082,808 to $3,288,844 from $1,206,036 for the year ended December 31, 2004 as compared to the year ended December 31, 2003. The level of SG&A expenses increased in 2004 as we hired administrative, marketing and sales personnel. Significant components of the increase for the year ended December 31, 2004 as compared to year ended December 31, 2003 were: insurance increased by $90,184 to $222,061 from $131,877. The premium for Directors and Officers Insurance accounted for most of the increased expense. In the year ended December 31, 2004, we added nine new personnel in sales, marketing and administration, increasing payroll and payroll related expenses by $1,037,299 to $1,376,867 from $339,568. As a result of the delay in commencing commercial sales, we reduced sales personnel and salaries during the first quarter of fiscal 2005.

      Effective December 19, 2003, we became a public company. Consequently, legal and accounting costs have increased, as have the administrative costs of enhancing our systems and procedures and accounting controls to comply with rules and regulations of the Securities and Exchange Commission, including the Sarbanes-Oxley Act. Accounting, legal and other professional fees incurred for the year ended December 31, 2004 increased by $723,469 to $860,339 as compared to $136,870 for the year ended December 31, 2003. Consulting fees decreased by $200,207 to $372,256 from $572,463 for the year ended December 31, 2004.

      For the year ended December 31, 2004, investor relations expenses including rent paid for our New York City location was $136,419 compared to $0 for the year ended December 31, 2003. This expense is expected to decline in 2005 as the lease was not extended and we expect to vacate the space on March 31, 2005. In addition, travel and related expenses for our investor relations and sales staff was $121,297 for the year ended December 31, 2004 compared to $0 for the year ended December 31, 2003. We incurred $176,492 in expenses for marketing costs and meetings and seminars during the year ended December 31, 2004 compared to $23,680 during the year ended December 31, 2003.

      Depreciation and Amortization Expense. Depreciation and amortization expense, which is included in the results of operations, approximated $145,000 and $165,000 for the years ended December 31, 2004 and 2003, respectively. This primarily reflected depreciation expense associated with BioScanIR equipment installed in various clinics and hospitals for use in clinical trials, computer and development tools, and in 2004 the increased purchases of furniture, office equipment, computers and telephones to support operations.

      Income Taxes. No income taxes were recorded for either of the years ended December 31, 2004 and 2003. As of December 31, 2004 and 2003, we had net operating loss carryforwards of approximately $13,530,000 and $8,768,000. A full valuation allowance has been provided against the deferred tax asset of $5,854,000 and $4,258,000 as of December 31, 2004 and 2003, respectively, in the accompanying financial statements.

Liquidity and Capital Resources

      We have a deficit accumulated during the development stage, which commenced on February 7, 1997 through March 31, 2005, of $16,984,672. The accumulated loss resulted principally from costs incurred in developing our business plan, acquiring licenses for our technology, research and development, general and administrative expenses, establishing sales channels and fund raising activities. As more fully described in Note 7 to the accompanying annual financial statements, we received gross and net proceeds approximating $7.8 million and $6.7 million, respectively, on December 19, 2003 in a private placement of our common stock and warrants. We could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 19, 2006) of approximately $327,000, although there is no assurance that they will be exercised.

      As of December 14, 2004, we completed a private placement of 1,550,000 shares of our series A preferred stock, which are convertible into 1,409,091 shares of common stock, and warrants to purchase 465,000 shares of our common stock at $1.10 per share. We received gross proceeds of $1,550,000 and incurred offering expenses of $31,072. We allocated $387,667 of the gross proceeds to the warrants based on estimated fair value. In accordance with EITF Issue No. 00-27 "Application of EITF Issue No. 98-5 to Certain Convertible Instruments", we recorded a non-cash charge of $458,121 to deficit accumulated during the development stage, which is the difference between the relative fair value of the series A preferred stock and the fair market value of our common stock issuable pursuant to the conversion terms on the date of issuance. Holders of the series A preferred stock are entitled to receive a cumulative dividend of 4% per year, payable either in cash or, at the our option, additional shares of series A preferred stock. The series A preferred stock is convertible into shares of our common stock at a conversion price of $1.10 per share. We could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 14, 2009) of approximately $511,000, although there is no assurance that they will be exercised.


      As of March 31, 2005, we had cash balances and working capital of $2,141,067 and $1,109,080, respectively and total stockholders' equity of $1,133,762. At June 23, 2005, we had approximately $1,100,000 in cash balances.


      We estimate that we will require additional cash resources in 2005, based upon our current operating plans and condition. We are currently investigating financing alternatives, including equity and/or debt financing and asset based funding sources associated with the commencement of product delivery. There is no assurance that capital in any form would be available to us, and if available, on terms and conditions acceptable to us. Our success depends upon many factors, including securing market acceptance for our products, obtaining adequate additional financing on acceptable terms, and our ability to roll out our BioScanIR system in sufficient quantities and at profitable revenue levels. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The accompanying financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should we be unable to continue as a going concern.


      We are conducting a subscription rights offering to distribute to holders of our common stock of up to 7,000,000 transferable subscription rights to purchase shares of our series B preferred stock. We will issue the subscription rights at the rate of one right for every 4.33 shares of our common stock held on the record date of June ___, 2005. Each subscription right represents the right to purchase one share of our series B preferred stock for $.50 per share. The shares of series B preferred stock are convertible into shares of common stock on a one-for-one basis at any time at the option of the holder, and automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for our common stock on the principal stock exchange or market on which it is listed, or if not traded on such exchange, on the OTC Bulletin Board, is at least $2.20 per share. If all 7,000,000 subscription rights are exercised, then we will receive gross proceeds, prior to expenses, of $3,500,000. A stockholder purchasing shares of our series B preferred stock in this rights offering will be issued, for no additional consideration, five-year warrants to purchase that number of shares of our common stock equal to 50% of the number of shares of series B preferred stock acquired by the investor in this offering. The warrants have an exercise price of $.75 per share. We will receive additional gross proceeds of $2,625,000 if all subscription rights are exercised and all warrants are subsequently exercised. No assurance can be given that any rights and warrants will be exercised. If the rights offering is fully subscribed, we estimate we will have cash resources to support its operating expenses through the first quarter of 2006. There can be no assurance as to how many rights will be exercised. In addition, if this subscription rights offering is completed, certain anti-dilution rights will be triggered in our series A preferred stock. This will result in a reduction of the conversion price of the series A preferred stock to $.50, which would result in an additional 1,690,909 shares of common stock issuable upon conversion of the series A preferred stock if this subscription rights offering is completed in full. In addition, the exercise price of the warrants issued with the series A preferred stock would be reduced to $.50 per share.


      Operations used cash of $1,203,702 for the three months ended March 31, 2005 compared to $981,905 used for the three months ended March 31, 2004 as we further developed our technology for commercialization and in support of increased sales, technical and administrative staff and expenses.

      The BioScanIR system has received FDA Section 510(k) clearance permitting its sale in the US, and CE mark approval permitting its sale in Europe. We have designed and implemented manufacturing systems and procedures to be ISO 9000, FDA CFR 21 and EC MDD Directive 93/42 EEC compliant. We estimate that our build cycle approximates 120 days from the date of receipt of a firm order to shipment date.


      We continue to further improve our system for our target end-market applications based upon pilot site feedback. Current systems production is driven by our need for units for pilot site and internal development activities. Such units are non-revenue generating at this time, but could be sold or leased at some time in the future. We will build and deploy these units to the extent that they advance our product development and validation efforts and our drive to commercialization. On November 1, 2004, we delivered the new cancer therapy monitoring configuration of our BioScanIR System to the Cleveland Clinic for test and evaluation in detecting the effects of cancer treatments in patients undergoing neoadjuvant breast cancer therapy; clinical trials are expected to begin in the second quarter of 2005. As of June 23, 2005, we had four fully functional prototype or commercial units installed in various U.S. and European medical institutions for testing and evaluation.


      On March 7, 2005, our board of directors unanimously agreed to extend the original stock lock-up agreements entered into in September 2004 and set to expire on March 17, 2005, until December 31, 2005. Under this agreement, all board members extended their commitment not to publicly sell any of their shares through the end of 2005.

      We have committed to purchase infrared camera components from AEG Infrarot-Module GmbH for approximately $633,000 (487,000 euros) as of April 25, 2005. In March 2005, we committed to purchase an additional $533,000 (410,000 euros) of camera systems and components). These systems and components utilize QWIP technology, for which we are the exclusive licensee.

      On June 7, 2005 our stockholders approved the 2005 Incentive Compensation Plan which reserves 5,000,000 shares of common stock for awards of stock options, stock appreciation rights, restricted stock deferred stock and other stock related awards and performance awards that may be settled in cash, stock or other property.

      We do not currently have any additional off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Recently Issued Accounting Pronouncements

      In September 2004, the EITF issued statement EITF Issue No. 04-08, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share" ("EITF 04-08"). Contingently convertible debt instruments are generally convertible into common shares of an issuer after the common stock price has exceeded a predetermined threshold for a specified period of time (the "market price contingency"). EITF 04-08 requires that shares issuable upon conversion of contingently convertible debt be included in diluted earnings per share computations regardless of whether the market price contingency contained in the debt instrument has been net. EITF 04-08 is effective for reporting periods ending after December 15, 2004 and requires restatement of prior periods to the extent applicable. The adoption of this statement is not expected to have an effect on our calculation of EPS.

      In November 2004, the FASB issued SFAS No. 151, "Inventory Costs." The statement amends Accounting Research Bulletin ("ARB") No. 43, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. ARB No. 43 previously stated that these costs must be "so abnormal as to require treatment as current-period charges." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for fiscal years beginning after the issue date of the statement. The adoption of SFAS No. 151 is not expected to have any impact on our current financial condition or results of operations.

      In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29." APB Opinion No. 29, "Accounting For Nonmonetary Transactions," is based on the opinion that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets whose results are not expected to significantly change the future cash flows of the entity. We are currently evaluating the impact that this statement will have on our financial condition or results of operations.

      In December 2004, the FASB revised its SFAS No. 123 ("SFAS No. 123R"), "Accounting for Stock Based Compensation." The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. Changes in fair value during the requisite service period are to be recognized as compensation cost over that period. In addition, the revised statement amends SFAS No. 95, "Statement of Cash Flows," to require that excess tax benefits be reported as a financing cash flow rather than as a reduction of taxes paid. For small business issuers, the provisions of the revised statement are effective for financial statements issued for the first interim or annual reporting period beginning after December 15, 2005, with early adoption encouraged. We are currently evaluating the impact that this statement will have on our financial condition or results of operations.

      In March 2005, the SEC issued Staff Accounting Bulletin No. 107, "Share Based Payments" ("SAB 107"). The interpretations in SAB 107 express views of the staff regarding the interaction between SFAS 123R and certain SEC rules and regulations and provide the staff's views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from non-public to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R, and disclosures in Management's Discussion and Analysis subsequent to adoption of SFAS 123R.


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

                                    BUSINESS

Overview

      We were founded in 1997 to acquire, develop and commercialize advanced medical imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease. Our lead product, the BioScanIR system, detects diseases that affect the perfusion or reperfusion (movement or flow) of blood in tissues and organs. Diseases such as cancer and vascular disease affect perfusion. The BioScanIR system assists physicians and researchers in differentiating between normal and abnormal tissues by detecting very small changes in perfusion. The BioScanIR uses an infrared sensor, called a Quantum Well Infrared Photodetector, or QWIP, which we have licensed on an exclusive basis from the California Institute of Technology. QWIP was developed by scientists at the Jet Propulsion Laboratory of the National Aeronautics and Space Administration, or NASA, for the U.S. Department of Defense's Strategic Defense Initiative (commonly referred to as the Star Wars program).

      In addition to our current technology, we continue to develop more advanced sensors through collaboration with aerospace and defense laboratories. We are presently developing "next generation" sensor technology. We have had funding through Phase I of the project from the U.S. Department of Defense's Missile Defense Agency and collaborated with NASA's Jet Propulsion Laboratory, the Army Research Laboratory and Goddard Space Flight Center.

      We have received FDA Section 510(k) clearance permitting our sale of BioScanIR in the United States and CE mark approval permitting our sale of BioScanIR in Europe. Our approved labeling permits us to market the BioScanIR system for use in imaging a large variety of diseases - such as cancer and vascular disease - that affect the movement of blood (known as blood perfusion), in tissue and organs.

      We received notice that we have been awarded a New Technology Ambulatory Procedure Code (APC) effective April 1, 2005 for usage of our system in providing the service "dynamic infrared blood perfusion imaging." The APC provided by Medicare allows users of the new technology to submit claims for reimbursement for their use of the new technology in an outpatient setting for Medicare patients. This type of code is used to collect actual clinical history on the costs of using the new technology as a precursor to the assignment of a permanent Current Procedural Terminology (CPT) code. A critical element of our efforts over the next three years must be to build a history of claims submissions using the APC for the use of our system in order to demonstrate the viability of the technology and pave the way for securing a CPT code which is issued by the American Medical Association. The service associated with the use of the BioScanIR system has been assigned APC Code 1502 and HCPCS Code C9723. The service will be reimbursed at $75.00 per scan plus a $15.00 co-pay effective April 1, 2005.

Corporate Information and History

      We were originally formed as a Colorado corporation in September 1992 and operated a promotional products business under the corporate name Promos, Inc. On December 19, 2003, we completed a transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder in consideration for the issuance of a majority of our shares of common stock. This transaction was accounted for as a recapitalization of OmniCorder, who was the acquirer for accounting purposes. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock, from which we received gross proceeds of $7,820,405. Also, concurrent with the recapitalization transaction, we sold the promotional products business to one of our previous directors, and succeeded to the business of OmniCorder as our sole line of business.

      In February 2004, at a special meeting of stockholders, our stockholders approved resolutions to change our state of incorporation to Delaware and our corporate name to OmniCorder Technologies, Inc. by means of a merger with and into a new wholly-owned Delaware corporation called OmniCorder Technologies, Inc., with OmniCorder Technologies surviving as the publicly-traded company; and ratify our assumption and adoption of the OmniCorder 1998 Stock Option Plan and approved an amendment to the plan increasing the number of shares of common stock available for option grants.

      In December 2004, we completed a private placement of 1,550,000 shares of our series A preferred stock, which are convertible into 3,100,000 shares of common stock, including 1,690,909 additional shares of common stock which will be issuable as a result of the triggering of certain anti-dilution rights if this subscription rights offering is completed in full, and warrants to purchase 465,000 shares of our common stock. We received gross proceeds of $1,550,000 from this offering.

      On March 4, 2005, we announced the appointment of Denis A. O'Connor as our new President and Chief Executive Officer, effective March 23, 2005. Mr. O'Connor was also appointed to our Board of Directors on March 7, 2005.

      On June 7, 2005, we changed our corporate name from OmniCorder Technologies, Inc. to Advanced BioPhotonics Inc. The corporate name change was approved by our stockholders at our 2005 annual meeting of stockholders on June 7, 2005,

      Our principal executive offices are located at 125 Wilbur Place, Suite 120, Bohemia, New York 11716, and our telephone number is (631) 244-8244.

Introduction to Technology

      Our lead product, the BioScanIR system, is an advanced digital infrared imaging device which is intended for use in biomedical imaging applications. The BioScanIR system measures minute changes in passively-emitted infrared radiation which are produced by tissue. It then identifies abnormal blood flow associated with the presence of tumors and vascular disease, and assists physicians and researchers in differentiating between normal and abnormal tissues.

      The basic principle behind the unit is the precise, rapid and repeatable measurements of naturally occurring infrared energy that is emitted from the human body. Like all objects, a human body emits infrared radiation at a characteristic rate and frequency. Slight changes in this emission behavior indicate the presence of disease. Thus, precisely measuring the changing rate of this emission allows the remote detection of disease with no physical contact, no contrast agent and with no source of outside radiation, such as x-rays.

      The medical usefulness of this information is a function of how accurately and quickly it can be acquired and the data processed. The BioScanIR uses an infrared sensor, called a Quantum Well Infrared Photodetector, or QWIP. Using the QWIP sensor technology and our proprietary methods, these measurements can then be collected up to 400 times per second and to an accuracy of 0.006 degrees by the BioScanIR system and processed to provide precise information about subtle changes in blood perfusion that are caused by diseases. We believe this combination of high precision measurement and sophisticated processing is without precedent in medical infrared imaging.

      The flow of blood throughout the body varies naturally due to normal physiology changes. For example, when the heart pumps, blood circulates faster and thus infrared emission increases, but just for the fraction of a second that the contraction of a single beat lasts. When the heart is resting between contractions, the circulation slows and the opposite occurs, again for a fraction of a second. This differing rate of blood transport leads to small periodic changes in emitted infrared radiation that the BioScanIR can detect. Similar periodic changes are driven by other mechanisms in the body designed to maintain homeostasis. For example, a periodic change in blood perfusion is driven by the autonomic nervous system intended to maintain precise core body temperature. These types of changes are subtle and require precise instrumentation and complex data processing. We believe the ability to measure these changes provides the ability to detect disease.

      As determined by published peer review research from several independent investigators and documented in our patents, a growing tumor modifies blood flow in a way that disrupts some of these periodic blood flow changes. Consequently, there is measurable evidence of its presence and continued growth. The areas in the body where this disruption is occurring can be analyzed using our proprietary software, providing visual and analytical evidence of the tumor's presence and activity.

      In addition to its featured speed and accuracy capabilities, the technology used in the BioScanIR system also benefits from being compact and relatively inexpensive. When combined with its ability to image without touching the patient's body, the BioScanIR system is highly functional in the operating room environment. In surgical applications, BioScanIR can measure the effects from brain activity and blood flow as they occur, and assist surgeons in modifying their procedures in real time.

Advanced Research and Development

      In the area of technology advancement, we have adopted and implemented a low-cost co-development strategy based upon our extensive contacts and relationships in the defense and aerospace industries, NASA laboratories and with U.S. Department of Defense, or DOD, agencies. This approach permits us to develop the latest sensor, and related camera technology, by entering into contracts with the DOD on projects that are of mutual interest. For example, we received a contract from the DOD in August 2003 for the purpose of developing a multi-band infrared sensor. This sensor is of great interest to the DOD for weapons targeting applications, and equally important to us, for future medical imaging applications. The new sensor will incorporate a multi-band detector with five times the resolution and the ability to analyze gases, fluids and other diagnostically important characteristics in living things. We were asked, under the DOD contract, to develop the sensor and, in turn, we subcontracted the work to expert institutions such as NASA's Jet Propulsion Laboratory, the Army Research Laboratory and Goddard Space Flight Center, to assist with research and development. We earned and recognized the amount of this contract of $69,800 in the quarter ended June 30, 2004. The contract has no special indemnification or renewal terms.

      We also have an agreement, described below under "Licensing Agreement - CalTech License Agreement," with NASA's Jet Propulsion Laboratory, through the California Institute of Technology, for new technical innovations (and rights to potential patents) in this technology. The end result is we are able to advance in the technology race by developing and licensing next generation sensors while, at the same, mitigating or eliminating the high costs associated with such projects by entering into partnerships with direct funding sources, such as the DOD and the Jet Propulsion Laboratory. This cost-effective approach to the procurement of new technologies and their associated medical applications will continue to be one of our core competencies.

      We have conducted research and development on advanced infrared focal plane arrays and other technologies relating to the ongoing development of our BioScanIR system since 1997. Research and development expenditures were $659,458 and $368,768 in the quarters ended March 31, 2005 and 2004, respectively, and $1,413,194 and $1,129,248 in the years ended December 31, 2004 and 2003, respectively.

Patents and Intellectual Property

      The BioScanIR system detects changes in blood flow distribution in tissues and organs characteristic of a cancer or vascular disease utilizing new patented QWIP sensor technology provided under exclusive license for specific biomedical applications to us by the California Institute of Technology. NASA's Jet Propulsion Laboratory, which is managed by the California Institute of Technology, developed this technology for the Ballistic Missile Defense Organization for the Strategic Defense Initiative (commonly referred to as the Star Wars program). The sensor is thousands of times more powerful than ones used previously for infrared breast cancer detection. The data collected by this sensor technology are analyzed using proprietary and patented methods and software, which were developed by our scientists and computer programmers.

      We use both the sensor and the method patents in the infrared biomedical imaging field either through direct ownership or exclusive, worldwide licenses. As part of our relationship with the California Institute of Technology, we have received subsequent rights to new patents. We have a growing portfolio of six issued and ten pending U.S. patents, along with corresponding foreign patents covering more than 25 other developed countries. We also hold registered trademarks on several product names and logos, including BioScanIR.

Licensing Agreements

      The acquisition and licensing of intellectual property integral to the BioScanIR system is an important element of our business strategy. Through our portfolio of exclusive licensing agreements, we control the patents that protect the core diagnostic software and detection technology and other intellectual property upon which the BioScanIR system is based. Our principal agreements are summarized below.

      CalTech License Agreement. In May 1998, based on an option granted in September 1997, we entered into an agreement with NASA's Jet Propulsion Laboratory, which is managed by the California Institute of Technology, known as CalTech. Pursuant to this agreement, we obtained the exclusive license to exploit infrared radiation detection technology as embodied in certain issued and pending patents and any related U.S. or foreign patents or patent applications relating to QWIP technology. The CalTech technology was originally developed for earth/space science and weapon systems applications, through the efforts of the:

      o     Jet Propulsion Laboratory;

      o     Center for Space Microelectronics Technology;

      o     NASA Office of Space Access and Technology; and

      o Ballistic Missile Defense Organization/Innovative Science and Technology Office.

      Under this agreement, we own an exclusive license for the worldwide use of the CalTech technology for detection of passively-emitted infrared radiation from tissue, organs and organ systems for the generation of temperature related images for certain biomedical applications. Under defined circumstances, CalTech may permit other parties to exploit the CalTech technology, for specific applications or markets, if we are not exploiting the specific application or market, and choose not to do so after notification by CalTech that a third party is ready to do so. We must pay CalTech a minimum royalty of $10,000 per year as a condition of the license. As of March 25, 2005 we are current with our royalty payments to CalTech. The CalTech agreement also provides us with the right to enter into agreements, including sublicenses, to exploit the CalTech technology worldwide, subject to payment of royalties. The license from CalTech does not expire other than as a result of a breach of the license by us, but following the expiration of the last of the patents that are the subject of the license (October 2018), the license becomes non-exclusive and royalty-free.

      Lockheed Martin License Agreement. In September 1998, we entered into a license agreement with Lockheed Martin Corporation pursuant to which we were initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The EQWIP technology is protected by a patent owned by Lockheed. In addition, we licensed the same rights with respect to patent filings on the EQWIP technology in a number of foreign countries. At the time we entered into the license agreement with Lockheed, we believed that these technologies would enhance the sensitivity of the technology we licensed from CalTech.

      In order to maintain the exclusivity of the license, we were required to meet certain milestones relating to royalty generation, development of markets and territories and utilization of the EQWIP technology in certain percentages of our installed base of diagnostic equipment. If the license agreement remained exclusive and Lockheed provided a source of manufactured EQWIP detectors, we agreed to pay Lockheed certain minimum royalties. We also agreed to pay Lockheed royalties on revenues we derived from utilization of the EQWIP technology. To date, no manufacturer has produced EQWIPs and we have not utilized the EQWIP technology licensed from Lockheed and, therefore, believe that the license is no longer exclusive and that no minimum or other royalties are due to Lockheed. Lockheed, however, believes that royalties are due and has demanded payment. See "Legal Proceedings." If, pursuant to the license agreement, royalty payments are ever required to be paid by us to Lockheed, such payments will range from 1.5% to 3% of revenues derived from the technology as defined in the agreement. If and when a viable EQWIP's manufacturer is provided, we are required to make specified annual minimum payments in order for us to maintain the exclusive rights to the EQWIP technology.

      The license from Lockheed does not expire other than as a result of a breach of the license by us, but five years following the expiration of the last of the patents that are the subject of the license (July 2016), the license becomes non-exclusive and royalty-free. We do not believe that the loss of exclusivity of the license granted under our agreement with Lockheed will have a significant impact on us.

      Anbar License Agreement. In March 1997, we entered into an option agreement with Michael Anbar, Ph.D., Professor in the Department of Physiology and Biophysics, School of Medicine, and Chairman of Biomedical Sciences, at the State University of New York at Buffalo (now retired), pursuant to which we acquired the exclusive


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

worldwide right to commercialize the technology relating to a patent owned by Dr. Anbar, subject to specified research funding requirements being met. The Anbar patent is entitled "Detection of cancerous lesions by their effect on the periodic modulation of perfusion on the surrounding tissue." This patent describes the disease related physiological processes, which occur in the presence of cancerous tumors, as well as the method by which BioScanIR analyzes radiation emitted by tissue surrounding cancerous tumors. We are required to pay Dr. Anbar, who currently owns approximately 9.2% of our outstanding shares of common stock, a royalty of $300 for each commercial BioScanIR system installed at a client site. The Anbar license does not expire other than as a result of a breach of the license by us. The Anbar patent expires in January 2015.

      Effective February 1, 2005, we have entered into a new two year consulting agreement with Dr. Anbar, which provides for Dr. Anbar to advise management on the optimization of our technology. As part of this agreement, we will acquire one patent on complimentary technology developed and held by Dr. Anbar, who will work closely with senior management, to provide, support and assistance in order to advance our commercialization strategy, expand our clinical applications and enhance new product development efforts. We have obtained from Dr. Anbar U.S. Patent 5,771,261 which comprises methods and apparatus for assessment of the mental stress effects involving the measurement of periodic changes in skin perfusion. Using a remotely mounted infrared camera, dynamic area telethermometry (DAT) measures the autonomic nervous activity by monitoring and quantitatively analyzing the modulation of cutaneous perfusion. Our strategy initially is to utilize our patents which relate to perfusion in medical pathology. At a later date, we might look to utilize the patent that we obtained from Dr. Anbar, which relates to psychological evaluation through the assessment of changes in perfusion.

      AEG Infrarot-Module GmbH. Our primary supplier for BioScanIR camera components is AEG Infrarot-Module GmbH, or AEG, a subsidiary of DaimlerChrysler AG. We entered into a strategic contract with AEG to manufacture and market advanced infrared disease detection systems and services to the healthcare industry for the early detection and management of cancer and other diseases. As part of the agreement, we have provided a non-exclusive technology license to AEG to utilize our proprietary digital infrared QWIP technology. AEG has granted us the exclusive right to market AEG's QWIP camera for a wide array of cancer and vascular disease detection applications.

      We have committed to purchase infrared camera systems and components from AEG for approximately U.S. $633,000 (487,000 euros) as of April 25, 2005. These cameras represent the most current technology and replace our order for previous generation units. These systems and components utilize QWIP technology, for which we are the exclusive licensee.

Potential Strategic Alliances

      As part of our marketing efforts, we are also pursuing strategic alliances with large pharmaceutical companies, as well as research foundations and government agencies. Our revenue model assumes we will be able to establish licensing agreements with pharmaceutical and medical device businesses, and these companies are expected to bear a majority of the expenses associated with the sales and marketing of the technology, in exchange for exclusive, or non-exclusive, performance-based royalties.

Product Overview

      How the BioScanIR System Works. During the BioScanIR examination, which takes less than ten minutes, the QWIP camera is positioned in front of the area on the patient to be studied, and records minute changes in infrared radiation that is passively emitted from the patient's body. The BioScanIR system consists of two modules:

      o     Data Acquisition - the QWIP camera and positioning system

      o     Data Processing - proprietary software and hardware

      The camera is a commercially-built, modular, high precision instrument manufactured exclusively for our applications. For more information on this instrument, see "Manufacturing" below. The data collected by the instrument is analyzed using our proprietary software and hardware, which process the data according to patented diagnostic principles. The results of this analysis are provided to the patient's doctor for interpretation.


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

      In certain markets where we might employ a transaction-based model, the BioScanIR system can be configured to employ a single-use, disposable scan card. The scan card is a CD-ROM, about the size and shape of a credit card, which contains the encryption key for the analytical software program to be used for the type of application for which the site is licensed. To begin data processing, the scan card is inserted into the BioScanIR system. At the conclusion of the individual image scanning session, the scan card is locked out, thus preventing its reuse. The BioScanIR provides critical medical information in a comfortable, non-invasive, cost-effective and timely manner. Unlike existing imaging modalities, BioScanIR does not require contrast agents and does not emit potentially damaging radiation. We believe that, in addition to its superior detection capabilities, a strong advantage of the BioScanIR system is its lower cost as compared with competing modalities. The per-use cost of the BioScanIR is estimated to be significantly less than the cost of some other functional imaging modalities. We believe that the quality of the patient's experience may lead to greater participation in earlier disease screening and, therefore, detection, and a lower dropout rate among patients in clinical drug trials.

      The sensitivity of the product's detector technology, the increased speed of data collection made possible by newly advanced camera technology, patented algorithms that analyze changes in blood flow and the development of fast and inexpensive CPU's, have together achieved a threshold that, for the first time, make the BioScanIR system's diagnostic process possible.

Commercialization Strategy

      Pilot Program. We have completed clinical studies of the BioScanIR technology in each of our chosen market segments over a five-year period, and commenced a non-revenue generating pilot program at prestigious medical centers in the United States and Europe. The BioScanIR has been clinically tested at Harvard's Dana-Farber Cancer Institute (therapeutic monitoring), the Mayo Clinic (surgical applications) and the State University of New York at Stony Brook (breast cancer detection). Our pilot program sites have included Pasadena's Huntington Memorial Hospital (neurosurgery), the University of Geneva in Switzerland (reconstructive surgery) and the University of Leipzig in Germany (heart surgery), the Heidelberg Cancer Research Center in Germany (cancer therapy) and the University of Bergamo Hospital in Italy (brain surgery). In 2004 we added Milan Tumor Institute in Italy and in the first quarter of 2005, we added Karolinska Institute in Sweden (peripheral vascular disease - wound healing). We shipped the BioScanIR to the Cleveland Clinic in Ohio (breast cancer therapy monitoring), where clinical trials are expected to begin in the second quarter of 2005. Our pilot program has already produced what we believe to be positive results based on feedback from physicians, technicians and patients.

      Our studies completed in the period before 2004 served to validate our basic technology. As part of our rollout strategy, we intend to establish new pilot installations, with the goal of validating a commercially viable product in specific application areas, further demonstrating the efficacy of the BioScanIR system.

      o Addressable Markets and Revenue Opportunities. We continue to build a persuasive base of successful clinical studies and published papers through the successful conclusion of pilot studies in cancer therapy monitoring, reconstructive surgery, and neurosurgery in order to begin the rollout of our BioScanIR system in the United States and Europe. According to Medtech Insight's December 2002 report entitled "The Worldwide Market for Diagnostic Imaging Equipment," one-third of the world's annual healthcare budget, or $1.17 trillion, is spent on the detection and treatment of cancer and vascular disease. In the United States alone, according to the report, $400 billion is spent annually on cancer and vascular disease. Medical imaging comprises a large component of the total healthcare market, in the United States and abroad, and globally over one billion imaging procedures were performed in 2002. These procedures are performed using computed axial tomography (CTs), magnetic resonance imaging (MRIs), position emission tomography
            (PETs), x-ray and ultra-sound machines. CT scans use computerized analysis of x-rays to detect tumors. MRIs use magnetic fields and radio-frequency waves to produce three-dimensional images of normal and abnormal tissue. PET scans use a radioactive tracer to detect increased metabolic activity found in cancerous growths. According to Medtech Insight's report, the estimated number of annual procedures using these machines are:

          CT Scans:                      57.5 million

          MRIs:                          29.5 million

          PETs (nuclear medicine):       34.5 million

          X-rays:                        711 million

          Ultra-sounds:                  204 million

      The installed United States base of larger machines is approximately 15,000 units (8,100 CT scanners, 6,100 MRI scanners and 380 PET scanners). In view of BioScanIR's attributes and cost advantages, large and growing global healthcare expenditures, and the vast number of imaging procedures and applications for which the BioScanIR is suited, we believe that we will attract market share. Our plan is to initially target revenue-generating opportunities in the following two high-value areas: therapy/drug development and surgery.

      The estimated $4 billion market for therapy/drug development includes cancer research and development, vascular research and development, and cancer and vascular clinical trials. According to a 2003 report by the Pharmaceutical Research and Manufacturers Association, there are approximately 400 drugs under development for the treatment of cancer. Of these, we estimate that 219 are ideal candidates for development with the imaging assistance of the BioScanIR system. The drug discovery, development and approval process lasts, on average, 74 months, according to a 2003 report by The Tufts Center for the Study of Drug Development, and the average drug costs $802 million to develop and bring to market. Only five in 5,000 compounds that enter pre-clinical testing advance to human clinical testing, and only one of those five is ever approved for sale. We believe any research tool that can reduce the time and costs of drug development is of interest to biopharmaceutical companies. The BioScanIR system is designed to monitor patients in trials, and has product features which give it competitive advantages, particularly with respect to quick and effective tracking of a therapeutic regimen.

      The estimated $7 billion market for surgery includes brain, cardiovascular, vascular, and general surgery, and post-surgical monitoring. We believe any imaging tool that helps improve surgical outcomes, reduces the risk to patients and lowers healthcare costs, should be widely accepted by physicians, researchers, technicians and patients alike.

      If we are successful in penetrating the therapy/drug development and surgery markets, we will implement the second phase of our business strategy by addressing the estimated $12 billion diagnostics/screening market, which includes breast, cervical, skin and other cancers, and diabetes. The technologies available today to screen and diagnose cancer vary greatly according to the specific form of the disease being considered. X-ray mammography is the most widely-used method of diagnosing breast cancer despite the technology's severe limitations. For skin cancer detection, there are no effective diagnostic means other than surgical biopsy, and for cervical cancer, the inaccuracies of routinely conducted "pap smears" result in tens of thousands of unnecessary cervical biopsies. We believe that the BioScanIR system can potentially provide an easy-to-use, significantly lower cost, completely non-invasive, patient-friendly method of cancer detection in each of these areas.

      With an estimated market size of $12 billion, the diagnostic/screening market represents a significant opportunity for us. We recognize that, despite the substantial potential in this market segment, there are many clinical, regulatory and marketing hurdles to overcome in order to establish the BioScanIR as the standard of care in this fragmented and complex market. Consequently, we plan to partner with large research foundations, healthcare organizations and government agencies for the funding of large clinical trials to establish the BioScanIR as the standard of care in cancer detection and screening.

      We expect that these studies will progress in tandem with the BioScanIR system's success in the therapy/drug development and surgery segments. Success in these areas will provide us with both the medical validity and financial underpinnings to invest more aggressively in self-funded programs and studies that can accelerate the market acceptance of the BioScanIR system as the diagnostic and screening modality of choice in any number of important diseases, such as breast cancer and diabetes. We do not intend to build-out a full-scale internal sales and marketing force. In conjunction with successful clinical trials and publication of positive operating results,


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

our strategy will be to establish marketing partnerships with medical device and pharmaceutical companies with a strong presence in each of the segments of the market.

      In addition, we have identified over 20 other potential applications for our system, many of which address markets of significant size such as breast cancer screening as an adjunct to mammography, head and neck cancers, melanoma, dermatological diseases like psoriasis and peripheral vascular diseases such as Reynauds Disease, which we intend to pursue as our system becomes more widely accepted and our resources permit.

      Revenue Model. We believe that initial revenues will come primarily from the sale of the BioScanIR system to customers for use in cancer therapy monitoring and drug discovery, as well as in reconstructive and neurosurgery applications. In addition, initial customers will likely include imaging research organizations that will purchase BioScanIR systems for use in their own research programs. It is possible, however, that initial revenues in certain applications, such as cancer therapy monitoring, could involve a fee per use, either as the sole revenue source, or more likely in combination with other forms of revenue. Such other forms could include up front licensing fees, and/or annual maintenance fees over the estimated 4-5 year life of the BioScanIR system. Even if the initial source of revenue is the sale of the BioScanIR system, it is anticipated that such sales would also be accompanied by annual maintenance fees.

      As we expand our efforts into other applications we will evaluate our revenue model options. For example, as we move into the diagnostic/screening market it is anticipated that a fee per use model could be more appropriate. In this model, which may also apply to other initiatives as noted above, revenues would be generated through a combination of a fee per use, a one-time up-front fee for licensing, installation and training, and annual maintenance fees. We believe that the fee per use model may be more appropriate for physician office-based diagnostic and screening applications by minimizing capital equipment purchase barriers. This model is expected to generate sufficient fees to recoup the cost of the BioScanIR system within one year.

      Sales and Marketing. Given the significant overall market size - there are thousands of prospective installation sites and millions of potential screenings
- we believe there will be significant demand for our BioScanIR system. According to industry data, there are approximately 6,280 hospitals, 9,100 free-standing surgical centers, outpatient clinics and sub-acute care sites and 15,000 skilled nursing homes in the United States, approximately 9,266 hospitals in Japan and approximately 9,310 hospitals in France, Germany, Italy, Spain and the United Kingdom, as well as clinics and offices of obstetricians, gynecologists, oncologists, radiologists and other physicians and surgeons throughout the developed world.

      To drive broad distribution of our systems throughout our target applications markets, we will rely upon the establishment of channel partners. Channel partners will perform the primary sales and marketing functions for our systems. We expect that we may have different channel partners for different applications. Channel partners could include distributors (on a regional, national, multinational, or even global basis), manufacturers of medical equipment (OEM relationship), manufacturer's representative organizations, drug companies who market our system to physicians and hospitals as part of their drug's protocol for patient treatment, or other interested parties that can bring a strategy channel value to our company. To support these channel partners, we do envision adding a limited set of our own sales and customer support resources wherever appropriate globally.

      Clinical Studies and Efficacy. The BioScanIR system has been rigorously tested for a variety of applications at leading institutions. We have conducted clinical testing of our BioScanIR technology in our initial target market segments over a five-year period, and we have commenced a non-revenue generating pilot program at several prestigious medical centers in the United States and Europe for applications in surgery and therapy. Our clinical test sites (alpha sites) included Harvard's Dana-Farber Cancer Institute (for therapy monitoring), the Mayo Clinic (for surgical applications) and the State University of New York at Stony Brook (for breast cancer detection). Our beta site pilot program involves the installation of our systems for evaluation by physicians, technicians and patients. Units are situated in The Karolinska Institute (skin cancer, wound healing), The Ospedali Riuniti di Bergamo (brain surface perfusion changes related to tumor pathology), HUG-Hopitaux Universitaires de Geneve (plastic reconstructive surgery applications), and The Instituto Nazionale dei Tumori in Milan (breast cancer and cutaneous angioma therapy monitoring). The BioScan IR was shipped to The Cleveland Clinic (neoadjuvant breast chemotherapy), where clinical trials are expected to begin in the second quarter of 2005. Additional beta site pilot studies in the USA are planned. All of our published testing results were reviewed and evaluated by medical or research experts in the specific fields of use through the peer review process. Leading physicians have documented the clinical efficacy of the BioScanIR in key peer-reviewed publications supporting the use of our technology as a viable and economic adjunct to these established imaging modalities. A recent study completed by neurosurgeons at the Mayo Clinic and published in the Journal of Neurosurgery described the BioScanIR system as "The Vision of the Future." In addition, at the 2001 and 2002 American Society of Clinical Oncology conventions, we were invited to present the results of the Dana-Farber Cancer Institute's study documenting the advantages and imaging capabilities of the BioScanIR system. In the most recent peer reviewed publication entitled "Dynamic Infrared Image of Newly Diagnosed Malignant Lymphoma Compared with Gallium-67 and Fluorine-18 Fluorodeoxyglucose (FDG) Positron Emission Tomography (PET)," researchers from Harvard's Dana-Farber Cancer Institute favorably compared the performance of the BioScanIR system with that of PET imaging for applications involving cancer treatment.

      Regulatory Affairs and Milestones. We believe that we have sufficient regulatory clearance to execute our business plan in the United States and Europe. In December 1999, we received FDA Section 510(k) market clearance which permits marketing of the BioScanIR service as an adjunctive method to detect breast cancer and other diseases affecting the perfusion or reperfusion of blood in tissue and organs. In August 2003, we received "CE mark" clearance that permits us to market our BioScanIR throughout the European Union. For more information about how governmental regulation affects our business, see "Governmental Regulation" below.

Competition and Industry

      Product Feature Comparisons and Competitive Advantages. Compared to other imaging modalities such as CTs, MRIs and PETs, the BioScanIR exhibits lower up-front and maintenance costs to hospitals, clinics and other healthcare providers and, as a result, a lower cost per procedure. The BioScanIR examination is non-invasive and patient-friendly, and the machine is easy for technicians to operate. We believe that a less expensive, functional imaging tool like the BioScanIR system will enable the use of many of the new, targeted cancer therapies that are being produced, as they require accurate, lower cost functional imaging techniques to ascertain early tumor response.

Governmental Regulation

      FDA Regulation. Our products and manufacturing activities are subject to regulation by the U.S. Food and Drug Administration, or FDA, and by other federal, state, local and foreign authorities. Pursuant to the Food, Drug, and Cosmetic Act of 1938, commonly known as the FD&C Act, and the regulations promulgated under it, the FDA regulates the development, clinical testing, manufacture, packaging, labeling, storage, distribution and promotion of medical devices. Before a new device can be introduced into the market, the manufacturer must generally obtain marketing clearance through a Section 510(k) notification or approval through a Premarket Approval, or PMA.

      Classification of Medical Devices. In the United States, medical devices intended for human use are classified into three categories, Class I, II or III, on the basis of the controls deemed reasonably necessary by the FDA to assure their safety and effectiveness with Class I requiring the fewest controls and Class III the most. Class I, unless exempted, and Class II devices are marketed following FDA clearance of a Section 510(k) premarket notification. Since Class III devices (e.g., implantable devices and life sustaining devices) tend to carry the greatest risks, the manufacturer must demonstrate that such a device is safe and effective for its intended use by submitting a PMA application. PMA approval by the FDA is required before a Class III device can be lawfully marketed in the United States. Usually, the PMA process is significantly more time consuming and costly than the 510(k) process.

      Breast cancer screening devices that use infrared detection instrumentation, such as that used in the BioScanIR system, which are intended to be used by physicians as an adjunct (supplement) to other established clinical detection methods for breast disease, are currently classified as Class I devices, requiring clearances under Section 510(k) before marketing. Such devices that are intended for stand-alone use, i.e., for use as a sole diagnostic screening tool for detection of breast cancer, are classified as either Class II or Class III devices, requiring PMA before marketing.

      Changes in Approved Devices. The FD&C Act requires device manufacturers to obtain a new FDA 510(k) clearance when there is a substantial change or modification in the intended use of a legally marketed device or a change or modification, including product enhancements and, in some cases, manufacturing changes, to a legally marketed device that could significantly affect its safety or effectiveness. Supplements for approved PMA devices are required for device changes, including some manufacturing changes, that affect safety or effectiveness. For devices marketed pursuant to 510(k) determinations of substantial equivalence, the manufacturer must obtain FDA clearance of a new 510(k) notification prior to marketing the modified device. For devices marketed with PMA, the manufacturer must obtain FDA approval of a supplement to the PMA prior to marketing the modified device.

      Good Manufacturing Practices and Reporting. The FD&C Act requires device manufacturers to comply with Good Manufacturing Practices regulations. The regulations require that medical device manufacturers comply with various quality control requirements pertaining to design controls, purchasing contracts, organization and personnel, including device and manufacturing process design, buildings, environmental control, cleaning and sanitation; equipment and calibration of equipment; medical device components; manufacturing specifications and processes; reprocessing of devices; labeling and packaging; in-process and finished device inspection and acceptance; device failure investigations; and record keeping requirements including complaint files and device tracking. We are in compliance with the above requirements.

      Current Regulatory Status. The FDA found that the BioScanIR system was substantially equivalent to an existing legally marketed device, thus permitting it to be marketed as an adjunct (supplemental) screening/diagnostic device. We received 510(k) clearance in December 1999 and, together with our field test data, are marketing the BioScanIR System as an adjunct (supplemental) method for the diagnosis of breast cancer and other diseases affecting the perfusion or reperfusion of blood in tissue or organs.

      Reimbursement by Third-Party Payors. Most purchasers of medical devices such as physicians, hospitals and imaging centers rely on reimbursements from third-party payors including, by way of example, private indemnity health insurers, managed care health insurers, federal health insurance programs (e.g., Medicare), and state administered programs (e.g., Medicaid). Therefore, decisions by third-party payers concerning reimbursement for use of the BioScanIR system are likely to affect the use of this device. Use of the BioScanIR System for its current FDA cleared uses is not covered by any third-party insurer. Failure to secure third-party coverage, or failure to maintain coverage after it is received, could have an material adverse impact on our operations.

      Favorable coverage determinations for a medical device do not automatically follow FDA approval or clearance of the medical device. Rather, manufacturers of medical devices must affirmatively seek favorable coverage determinations from private and public insurers. A coverage determination usually involves two fundamental decisions. First, the insurer decides whether there are circumstances under which it will pay for a procedure involving the device or will pay an additional amount for use of the device, where the device is an adjunct to an already covered procedure. Second, if there are circumstances where coverage would be appropriate, the insurer sets out the conditions necessary to support coverage (e.g., medical history). The coverage conditions can be broad allowing many patients to qualify for coverage or so narrow, that few patients qualify for coverage. Following a favorable coverage determination, the insurer sets a level of reimbursement or a formula for determining that level.

      Coverage determinations by private and public insurers can proceed slowly, their outcomes are uncertain and can vary even within a single program owing in part to the fact that many determinations are made regionally, locally or on a case-by-case basis, rather than nationally. This is even so for Medicare, the federal health insurance program for the aged and disabled and single largest third-party payor.

      New technologies can receive a special temporary reimbursement code (a New Technology Ambulatory Procedure Code, or APC) provided by Medicare that allows users of the new technology to submit claims for reimbursement for their use of the new technology in an outpatient setting for Medicare patients. This type of code is used to collect actual clinical history on the costs of using the new technology as a precursor to the assignment of a permanent Current Procedural Terminology, or CPT code. We received notice that we have been awarded an APC code effective April 1, 2005 for usage of our system in providing the service, "dynamic infrared blood perfusion imaging." A critical element of our efforts over the next two years must be to build a history of claims submissions using the APC for the use of our system in order to demonstrate the viability of the technology and pave the way for securing a CPT code which is issued by the American Medical Association. The service associated with the use of the BioScanIR system has been assigned APC Code 1502 and HCPCS Code C9723. The service will be reimbursed at $75.00 per scan plus a $15.00 co-pay effective April 1, 2005.

Manufacturing

      We subcontract the manufacturing of components for our BioScanIR system to several third parties. We provide the manufacturing specifications for all of these components. Incoming components are tested and assembled, and the final units are retested, before being shipped to customers. We believe that our manufacturing environment is compliant with FDA GMP and ISO 9001. The BioScanIR is UL-certified.

Employees


      As of June 23, 2005, we had a total of 14 full-time employees, 4 part-time employees and 8 additional outside consultants (part-time). Together, approximately 9 of these individuals are engaged in technology, research and product development, 6 in sales and marketing, and customer service, and 11 in management and finance. We have never experienced a work stoppage and believe our employee relations are very good.


                             DESCRIPTION OF PROPERTY

      Our corporate headquarters are located at 125 Wilbur Place, Suite 120, Bohemia, New York, in approximately 6,550 square feet of space occupied under a lease with a monthly rental rate of approximately $4,800 that expires in November 2009.

                                LEGAL PROCEEDINGS

      In September 1998, we entered into a license agreement with Lockheed Martin Corporation, pursuant to which we were initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. We believed that these technologies would enhance the sensitivity of the technology we licensed from CalTech. We have not utilized the EQWIP technology licensed from Lockheed.

      In a letter dated October 12, 2004 and in subsequent correspondence, Lockheed advised us that it believes that minimum royalties and other amounts aggregating approximately $2,500,000 were owed to Lockheed by us pursuant to the license agreement and demanded payment of such sum. In a letter dated November 1, 2004, Lockheed notified us that, in its view, we were in default under certain of the provisions of the license agreement and, unless such conditions were remedied within 60 days thereafter, Lockheed would regard the license agreement as cancelled and terminated. We have responded to Lockheed that, among other reasons, no sums are due to Lockheed by us, the license agreement by its terms has become a non-exclusive license requiring no minimum or other royalties be paid and that Lockheed failed to perform certain of its obligations provided by the license agreement. Although we believe that we have no current monetary obligations to Lockheed pursuant to the license agreement or otherwise, Lockheed may determine to pursue its claims through litigation, creating the possibility that we may incur substantial costs and expenses, including legal and other professional fees, in connection with such litigation.

      On March 8, 2003, our former Chief Financial Officer filed a declaratory judgment action against us in the U.S. District Court for the District of New Jersey. The complaint alleges that while serving as both a director and Chief Financial Officer, he was awarded stock options to purchase 2,538,324 shares of common stock. He is seeking specific determination that he is entitled to these options, as well as approximately $462,000 in deferred salary.

      On July 23, 2004, the Court granted, in part, our motion to dismiss. The Court dismissed claims relating to 2,501,328 stock options, which were to expire in April 2005, as unripe for adjudication. The Court found that a justifiable dispute existed with respect to 36,966 options which expired on April 1, 2004. We moved to dismiss the deferred salary claim based on an arbitration provision in the plaintiff's employment agreement. The Court declined to dismiss the deferred salary claim, but ordered the parties to conduct limited discovery on the validity of the employment agreement and revisit the issue on summary judgment.

         On February 15, 2005, we moved for partial summary judgment on Plaintiff's deferred salary claim. By Order dated March 23, 2005, the court denied our motion, but allowed us to renew our motion at the close of discovery. The Court did find that it is unlikely that Plaintiff could recover any deferred compensation prior to April 1, 1999. The parties are currently conducting discovery and a final pre-trial conference is scheduled for July 11, 2005.

      While the ultimate outcome of this matter cannot presently be determined with certainty, according to our counsel, Greenberg Traurig, LLP, the remaining claims are without merit, and we intend to vigorously defend the claims in this lawsuit. We believe that our provision for such in the accompanying financial statements is adequate at December 31, 2004.

      On December 22, 2004, our former President and Chief Executive Officer Mark A. Fauci, who was terminated from employment on December 13, 2004, filed for arbitration under his employment agreement with the American Arbitration Association alleging that his termination was without cause as defined in the agreement, and demanding monies allegedly due and owing under the agreement, claimed to be in excess of $1.0 million but not exceeding $5.0 million. Mr. Fauci is a director and significant stockholder of our company.

      On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and Chief Executive Officer, we announced that we entered into a consulting agreement with Mr. Fauci. Mr. Fauci remains a member of our board of directors. The agreement, which terminates Mr. Fauci's previous employment agreement with us, provides that Mr. Fauci will perform consulting services for us for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of stockholders to continue as a board member. The agreement also provides for a three-year payout schedule of our obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments will commence on the earlier of (i) September 1, 2005, or (ii) the closing of the current subscription rights offering with gross proceeds of at least $2.5 million. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter.

      We are not a party to any other pending or threatened legal proceedings. The outcome of the matters described above could have a material impact on our financial condition, results of operations and cash flows.

                                   MANAGEMENT

Executive Officers, Directors and Key Employees


      The following table sets forth information about our executive officers, key employees and directors as of June 23, 2005, most of whom joined us following the closing of the recapitalization transaction in December 2003 and most of whom previously served as executive officers or directors of privately-held OmniCorder.


Name                                              Age   Position
----                                              ---   --------
Michael A. Davis, M.D., D.Sc.                     63    Chairman of the Executive Committee and Director

Denis A. O'Connor                                 52    Director and President and Chief Executive Officer

Loring D. Andersen                                47    Vice President - Market Development

Marek Pawlowski, Ph.D.                            56    Vice President - Product Development

Celia I. Schiffner                                49    Controller

Mark A. Fauci                                     45    Director

George Benedict                                   68    Director

Joseph T. Casey                                   73    Director

Gordon A. Lenz                                    68    Director

Hon. Joseph F. Lisa, Justice (Ret.)               68    Director

Anthony A. Lombardo                               57    Director

Robert W. Loy                                     67    Director

Jed Schutz                                        45    Director

Richard R. Vietor                                 62    Director

William J. Wagner                                 54    Director

----------
      The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers and directors, followed by our key employees, are as follows:

      Michael A. Davis, M.D., D.Sc. - Chairman of the Executive Committee and Director. Dr. Davis has been a member of our Board of Directors since December 14, 2004 and is also the Chairman of the Executive Committee of the Board of Directors. From 1995 until December 2004, Dr. Davis served as a Director of E-Z-EM, Inc., a leader in the design, manufacture and marketing of contrast media for gastrointestinal tract radiology, and has been its Medical Director since 1994 and was its Technical Director from 1997 to 2000. Since December 2004, Dr. Davis has been a Director Emeritus of E-Z-EM, Inc. Dr. Davis was a Visiting Professor of Radiology at Harvard Medical School and Visiting Scientist in Radiology at Massachusetts General Hospital in 2002 and 2003. He has also served as Senior Vice President and Chief Medical Officer of MedEView, Inc., a radiology informatics company, from 2002 to 2003. He was Professor of Radiology and Nuclear Medicine and Director of the Division of Radiologic Research, University of Massachusetts Medical Center, from 1980 to 2002. During 1999, he also served as the President and Chief Executive Officer of Amerimmune Pharmaceuticals, Inc. and its wholly-owned subsidiary, Amerimmune, Inc., which were involved in pharmaceutical research, and served as a director there from 1999 to 2003. Dr. Davis is also a director of MacroChem Corp., a publicly-traded specialty pharmaceutical company.

      Denis A. O'Connor - President and Chief Executive Officer and Director. Mr. O'Connor joined us on March 23, 2005 as President and Chief Executive Officer and as a member of our Board of Directors and Executive Committee of the Board of Directors. Mr. O'Connor recently resigned from DOBI Medical International, Inc., a publicly-traded company focused on breast imaging technology, where he was responsible for the commercial leadership of the business. He had joined DOBI Medical in December 2003 as Senior Vice President - Sales and Marketing. Mr. O'Connor has held senior management positions at Philips Medical Systems, Sony Medical Systems and Lockheed Martin Medical Systems. From March 1997 to June 2000, Mr. O'Connor was President and Chief Executive Officer of Life Imaging Systems, Inc. From July 2000 to May 2003, Mr. O'Connor was Chairman and Chief Executive Officer of Advanced Imaging Technologies, Inc., a medical imaging company. Mr. O'Connor received an M.B.A. from New York University's Stern School of Business and a B.S. in Computer Science and Business Administration from the City College of New York. He is also a graduate of Columbia University School of Radiological Technology, from which he received his certification in Radiologic Technology.

      Loring D. Andersen - Vice President - Market Development. Mr. Andersen joined us in February 2004 and directs our marketing and business development functions. Mr. Andersen's 25 years of experience includes operational roles in hardware and software product development, program and project management, supply chain management, manufacturing, sales, and marketing for companies including Arrow Electronics, Fisher Scientific, Digital Equipment Corporation, and AT&T. Most recently, from April 2002 to January 2004, Mr. Andersen was a partner in the consulting firm Vertisync, Inc., where he focused on the improvement of operational and financial performance specific to the sales/marketing/business development practices of clients. His prior experience was at Arrow Electronics, from March 1998 to August 2001, as Vice President of Strategic Marketing, where he created and launched Arrow's Global Information Services business. At Fisher Scientific from May 1995 to March 1998, he served as Director for the Laboratory and Medical Equipment Division, where he was involved in global business expansion, extensive new product development and transformation of the division's manufacturing operation. Mr. Andersen holds a B.S. degree in Physics from Dartmouth College and an M.B.A. in marketing and management from The Wharton Business School, University of Pennsylvania.

      Marek Pawlowski, Ph.D. - Vice President - Product Development. Dr. Pawlowski has worked with our company since November 2002. He became our Vice President -- Product Development on December 19, 2003. Dr. Pawlowski has 20 years of medical device development experience. Dr. Pawlowski's responsibilities include the commercialization of technology through market launch. He has held senior product development or research and development positions at Viatronix, Inc. (April 2001 to July 2002); RTS Wireless/Aether Systems, Inc. (March 2000 to April 2001); Veeco Instruments, Inc. (August 1998 to March 2000); Neuromedical Systems, Inc. (December 1995 to August 1998); and Medical Systems Corp. (August 1991 to November 1995). From July to November 2002, Dr. Pawlowski was an independent consultant. Dr. Pawlowski holds a Ph.D. in Technical Sciences, Warsaw University of Technology, Warsaw, Poland, and completed postgraduate work in statistics, linear algebra, digital filters and signal processing.

      Celia I. Schiffner - Controller. Ms. Schiffner joined our company in April 2004 as the Controller. Ms. Schiffner has over 20 years of accounting experience in technology, retail and not-for-profit. Most recently, from January 2001 to March 2004, Ms. Schiffner served as C.F.O. and Treasurer of VillageWorld.com where she helped her former employer complete a reverse merger. For more than three years prior to holding that position, she was the Controller of Montauk Rug and Carpet Corporation. Ms. Schiffner holds a B.A. degree in Accounting from St Joseph's College.

      Mark A. Fauci - Director. Mr. Fauci is our founder and has, since privately-held OmniCorder's incorporation in 1997, served as a director. He served as our President and Chief Executive Officer since privately-held OmniCorder's incorporation until December 2004. Mr. Fauci was responsible for acquiring and transferring QWIP technology from NASA to the commercial sector and, as a result, was recognized in 2001 by the Space Technology Hall of Fame as "an innovator who succeeded in taking products from space that benefit Earth." He is internationally recognized as a leading authority in the field of biomedical applications of infrared technology and has been an invited speaker at universities, medical centers and scientific conferences on this topic throughout the United States and Europe. In March 2005, Mr. Fauci signed a two year consulting agreement with our company.

      Prior to 1997, Mr. Fauci served in a variety of roles at Reuters Health Information Services, a Reuters-owned, start-up company based in New York. Among his roles at Reuters, Mr. Fauci headed New Business Development, and was responsible for building strategic relationships in the United States and Europe, developing strategic technical business plans and exploring commercial applications of technology developed in private and government research laboratories As a recognized expert in the field, he conducted Continuing Medical Education accredited lectures at a variety of leading medical centers on the subject of computer network applications in medicine.

      Before joining Reuters, Mr. Fauci served as President of E.C.A., Inc., a consulting firm specializing in the field of computer-aided design and digital-imaging systems. In the seven prior years, he was an engineer at Standard Microsystems Corporation and General Instruments. His work at these companies included research, development and the manufacture of application specific integrated circuits utilizing the same manufacturing processes now employed in the manufacturing of state-of-the-art infrared imaging sensors. Mr. Fauci received a B.S. degree in Science from the State University of New York at Stony Brook and an M.B.A. degree from Dowling College.

      Jed Schutz - Director. Mr. Schutz had been a director of privately-held OmniCorder since December 2002, and became a member of our Board of Directors on December 19, 2003. Mr. Schutz is a member of the Executive Committee of the Board of Directors. For more than the past five years, Mr. Schutz has been a private investor and advisor to emerging technology companies, as well as a real estate developer. He is the Chairman of the Board of Campusfood.com, Inc., a company in the online food ordering business. He also currently serves as a director of Greenshoe, Inc., an alternative electronic payments company. He served as a director from 1993 to 1999, and for one year as Chairman of the Board, of FRM Nexus, a publicly-held company engaged primarily in medical financing. Mr. Schutz received a B.S. degree in biology from Duke University and a post-graduate Certificate in Business from New York University.

      George Benedict - Director. Mr. Benedict had been a director of privately-held OmniCorder since December 2002, and became a member of our Board of Directors in January 2004. Mr. Benedict founded Seafield Center, Inc., an alcohol and chemical dependency rehabilitation center on Long Island, New York, where he has been associated since May 1985. Mr. Benedict has been the President of Seafield Services, which operates eight outpatient facilities, since September 1990, and the President of Seafield Resources, a not-for-profit organization which operates nine halfway houses, since December 1993. Mr. Benedict has also been the Vice President of NY Diagnostic, which is a Department of Health-approved medical outpatient clinic with five locations in the New York metropolitan and Long Island area, since August 2000. Mr. Benedict is regarded as a leading authority in the field of alcohol and chemical dependency rehabilitation.

      Joseph T. Casey - Director. Mr. Casey became a member of our Board of Directors in January 2004. Mr. Casey retired as Vice Chairman and Chief Financial Officer of Litton Industries, Inc., an aerospace and defense company, in March 1994, and had held various positions at Litton Industries beginning in October 1963. Mr. Casey served as Vice Chairman, Chief Financial Officer and Director of Western Atlas Inc., a global supplier of oilfield information services and industrial automation systems with annual revenues of more than $2.5 billion, from March 1994 until August 1996. He was a director of Pressure Systems, Inc. from October 1997 through September 2004, a director and member of the Audit and Compliance Committee of UNOVA, Inc. from September 1998 through May 2005, and a director of Baker Hughes Incorporated from 1996 through 2003. Mr. Casey has been a member of the Board of Trustees of Claremont McKenna College since 1988 and of the Don Bosco Technical Institute since 1972. He has also been a member of the Board of Overseers of the Center for Russia and Asia of the Rand Corporation since 1997. Mr. Casey received a B.S. degree from Fordham University and is a licensed certified public accountant in New York and New Jersey.

      Gordon A. Lenz - Director. Mr. Lenz had been a director of privately-held OmniCorder since August 2003, and became a member of our Board of Directors in January 2004. Mr. Lenz has been Chairman and Chief Executive Officer of New York State Business Group, Inc./Conference Associates, Inc., a provider of group health insurance to more than 150,000 small business owners, employees and dependents, since April 1993. Mr. Lenz has also been the Chairman and Chief Executive Officer of Cue Brokerage Corporation, a property casualty insurance agency, since June 1994. Mr. Lenz has written extensively on healthcare issues for a variety of publications.

      Hon. Joseph F. Lisa, Justice (Ret.) - Director. Judge Lisa had been a director of privately-held OmniCorder since June 2003, and became a member of our Board of Directors in January 2004. He has been the Chairman of the Board of Directors since October 2004. Since June 2001, Judge Lisa has been in private law practice and currently serves as counsel in the intellectual property department of the New York office of Greenberg Traurig, LLP, an international law firm. In 1967, he was elected a Delegate to the New York State Constitutional

Convention and later served as a member of the New York State Assembly (1969-76) and a member of the New York City Council (1981-90). He was elected Justice of the New York Supreme Court in January 1991 and served until May 2001. He has been a permanent member of the Scientific Committee of the San Marino Scientific Conference in the Republic of San Marino since 1998. Judge Lisa served in the United States Marine Corps Reserve and received an Honorable Discharge. Judge Lisa received a B.B.A. degree from St. John's University, a J.D. degree from St. John's University School of Law and an LL.M. degree from Brooklyn Law School.

      Anthony A. Lombardo - Director. Mr. Lombardo had been a director of privately-held OmniCorder since August 2003, and became a member of our Board of Directors in January 2004. Mr. Lombardo is a member of the Executive Committee of our Board of Directors. Mr. Lombardo is an executive with more than 30 years of experience in the medical device industry and related industries. Since April 2000, he has been the President and Chief Executive Officer of E-Z-EM Inc., a company focused on the contrast market for gastrointestinal imaging. From 1998 to 1999, he was the President of ALI Imaging Systems Inc., a full-service provider of radiology information and image management systems. From 1996 to 1998, Mr. Lombardo was the General Manager of the Integrated Imaging Solutions division of General Electric Medical Systems. He also headed divisions of Loral/Lockheed Martin Corp. from 1994 to 1996, Sony Corporation from 1990 to 1994 and Philips Medical Systems from 1979 to 1990. Mr. Lombardo received a B.S. degree in Biology from St. Francis College and an M.S. degree in Physiology from Duquesne University.

      Robert W. Loy - Director. Mr. Loy had been a director of privately-held OmniCorder since June 2002, and became a member of our Board of Directors in January 2004. Mr. Loy has been a pharmaceutical business development consultant since April 1999 and has more than 30 years of experience in the pharmaceutical industry. In August 1992, Mr. Loy joined Roberts Pharmaceutical Corp., which was later acquired by Shire Pharmaceuticals Group plc, as its Chief Operating Officer, and in July 1996 became Roberts Pharmaceutical's Executive Vice President of Operations and Business Development, where he served through March 1999. Mr. Loy holds a B.S. degree from Old Dominion University.

      Richard R. Vietor - Director. Mr. Vietor had been a director of privately-held OmniCorder since June 2002, and became a member of our Board of Directors in January 2004. Since April 2003, Mr. Vietor has been a Vice President of WebMD Corporation, a provider of services to physicians, consumers, providers and health plans to navigate the complexity of the healthcare system. From March 2002 to April 2003, Mr. Vietor was an industry consultant, specializing in providing advice on corporate strategy, financing and communications to specialty pharmaceutical and medical device companies. From April 1985 to February 2002, he was at Merrill Lynch, most recently as a Managing Director in Merrill Lynch's Healthcare Investment Banking Unit. Previously, he was First Vice President, Senior Analyst and Global Research Coordinator in Merrill Lynch's Global Securities Research Division, specializing in research coverage of the pharmaceutical industry. Mr. Vietor was named to the prestigious Institutional Investor's Analyst Poll for 12 years. He was awarded a Chartered Financial Analyst (CFA) designation in 1979. He is a director of QLT, Inc., a specialty pharmaceutical company specializing in drug delivery. He is also a director of InfaCare Corporation, Inc., a private company specializing in developing neonatal drugs. He is a graduate of Yale University and received an M.B.A. degree from the Columbia University Graduate School of Business.

      William J. Wagner - Director. Mr. Wagner became a member of our Board of Directors in January 2004. Mr. Wagner is a member of the Executive Committee of the Board of Directors. Mr. Wagner has been a Managing Director of Dauk/Wagner Investments, LLC, a private investment firm focused primarily on early-stage companies, since 1994. Prior to then, Mr. Wagner was a Managing Director and Co-Head of the Mergers & Acquisitions Group at Smith Barney from 1980 to 1993. Mr. Wagner received an M.B.A. degree from Wharton Graduate School of Business and a B.S. degree from the University of Pennsylvania.

      All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. A majority of our directors are considered "independent" under the SEC's new independence standards. Officers are elected annually by the board of directors and serve at the discretion of the board.

Key Employees

      Mihai D. Dimancescu, M.D. - Vice President-Medical Affairs. Dr. Dimancescu joined us in January 2004 on a part-time basis. Dr. Dimancescu functions as our representative to the medical and scientific community through participation in meetings and symposiums. He assists in presenting our technology, communicating our goals and understanding how our technology can be applied to further benefit clinicians, surgeons and medical researchers. Dr. Dimancescu is board certified in neurosurgery. He worked in private medical practice from 1976 until 2003. He received a B.A. degree from Yale University, completed his internship in Medicine at the University of Toulouse, France, and performed his residency training in neurosurgery at Albert Einstein College of Medicine/Montefiore Hospital in New York and Jackson Memorial Hospital in Miami, Florida. He has held numerous professional positions including the President of the International Academy of Child Brain Development; Board of Directors, South Nassau Communities Hospital/Winthrop University Hospital System; President, Medical Board South Nassau Community Hospital; Chief, Division of Neurosurgery, Mercy Medical Center; President, New York State Neurosurgical Society; and Director, International Coma Recovery Institute. Dr. Dimancescu has receive d numerous awards and recognitions internationally for his research and leadership as a surgeon.

Committees of the Board

      Audit Committee. The Board has an Audit Committee comprised of two non-employee directors, Messrs. Wagner (Chairman) and Casey. Each member of the Audit Committee is independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The Board of Directors has determined that each of Messrs. Wagner and Casey qualifies as an "audit committee financial expert." The Audit Committee functions pursuant to a written Charter which was adopted by the Board in January 2004. The Audit Committee has such powers as may be assigned to it by the Board from time to time. The Audit Committee is currently charged with, among other things:

      o recommending to the Board of Directors the engagement or discharge of our independent public accountants, including pre-approving all audit and non-audit related services;

      o the appointment, compensation, retention and oversight of the work of the independent auditor engaged by us for the purpose of preparing or issuing an audit report or performing other audit review or attest services for us;

      o establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

      o     approving the scope of the financial audit;

      o     requiring the rotation of the lead audit partner;

      o     consulting regarding the completeness of our financial statements;

      o     reviewing changes in accounting principles;

      o reviewing the audit plan and results of the auditing engagement with our independent auditors and with our officers;

      o reviewing with our officers, the scope and nature and adequacy of our internal accounting and other internal controls over financial reporting and disclosure controls and procedures;

      o reviewing the adequacy of the Audit Committee Charter at least annually;

      o     meeting with our internal auditor on a regular basis;

      o performing an internal evaluation of the Audit Committee on an annual basis; and

      o reporting to the Board of Directors on the Audit Committee's activities, conclusions and recommendations.

      The Audit Committee conducted one formal meeting and conferred on an informal basis on numerous occasions in 2004.

      Compensation Committee. The Board has a Compensation Committee comprised of three non-employee directors, Messrs. Lombardo (Chairman), Loy and Schutz. Each member of the Compensation Committee is independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The Compensation Committee functions pursuant to a written Charter which was adopted by the Board in January 2004. The Compensation Committee has such powers as may be assigned to it by the Board from time to time. It is currently charged with, among other things, assisting the Board in:

      o approving and evaluating the compensation of directors and executive officers;

      o establishing strategies and compensation policies and programs for employees to provide incentives for delivery of value to our stockholders;

      o establishing policies to hire and retain senior executives, with the objective of aligning the compensation of senior management with our business and the interests of our stockholders;

      o together with management, surveying the amount and types of executive compensation paid by comparable companies, and engaging consultants as necessary to assist them;

      o periodically reviewing corporate goals and objectives relevant to executive compensation and making recommendations to the Board for changes;

      o assisting management in evaluating each executive officer's performance in light of corporate goals and objectives, and recommending to the Board (for approval by the independent directors) the executive officers' compensation levels based on this evaluation;

      o overseeing our stock option plan or other stock-based plans with respect to our executive officers and employee Board members, who are subject to the short-swing profit restrictions of Section 16 of the Securities Exchange Act of 1934, as amended;

      o reviewing the overall performance of our employee benefit plans and making recommendations to the Board regarding incentive-compensation plans and equity-based plans;

      o together with the Nominations and Governance Committee, reviewing and making recommendations to the independent directors of the Board regarding the form and amount of director compensation;

      o ensuring that our compensation policies meet or exceed all legal and regulatory requirements and any other requirements imposed on us by the Board; and

      o producing an annual report on executive compensation for inclusion in our proxy statement.

      In general, the Compensation Committee formulates and recommends compensation policies for Board approval, oversees and implements these Board-approved policies, and keeps the Board apprised of its activities on a regular basis. In addition, the Compensation Committee together with the Nominations and Governance Committee, develops criteria to assist the Board's assessment of the Chief Executive Officer's leadership of our company.

      The Compensation Committee conducted three formal meetings and met and conferred on an informal basis on numerous occasions in 2004.

      Nominations and Governance Committee. The Board has a Nominations and Governance Committee comprised of three non-employee directors, Messrs. Lisa (Chairman), Benedict and Vietor. Each member of the Nominations and Governance Committee is independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The Nominations and Governance Committee functions pursuant to a written Charter which was adopted by the Board in January 2004. The Nominations and Governance Committee has such powers as may be assigned to it by the Board from time to time. It is currently charged with, among other things, assisting the Board in:

      o identifying individuals qualified to become Board members and recommending that the Board select a group of director nominees for each next annual meeting of our stockholders;

      o ensuring that the Audit, Compensation and Nominations and Governance Committees of the Board shall have the benefit of qualified and experienced "independent" directors;

      o developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to us, and reviewing and reassessing the adequacy of such guidelines annually and recommending to the Board any changes deemed appropriate;

      o periodically reviewing the charters of all Board committees and recommending to the committees and Board any changes deemed appropriate;

      o     developing policies on the size and composition of the Board;

      o conducting annual evaluations of the performance of the Board, committees of the Board and individual directors;

      o reviewing conflicts of interest and the independence status of directors;

      o together with the Compensation Committee, reviewing and making recommendations to the independent directors of the Board regarding the form and amount of director compensation;

      o reviewing the structure of our senior staffing and management succession plans with the Chief Executive Officer;

      o together with the Compensation Committee, developing criteria to assist the Board's assessment of the Chief Executive Officer's leadership of our company; and

      o generally advising the Board (as a whole) on corporate governance matters.

      The Corporate Governance/Nominating Committee did not conduct any formal meetings in 2004 but met and conferred on an informal basis on numerous occasions during the year.

      The Nominations and Governance Committee is responsible for evaluating potential candidates to serve on our Board of Directors, and for selecting nominees to be presented for election to the Board at our Annual Meeting of Stockholders. In evaluating potential director candidates, the Nominations and Governance Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board at that point in time. Among the factors considered by the Nominations and Governance Committee in considering a potential nominee are the following:

      o     the nominee's independence;

      o the nominee's relevant professional skills and depth of business experience;

      o the nominee's character, judgment and personal and professional integrity;

      o     the nominee's ability to read and understand financial statements;

      o the nominee's willingness to commit sufficient time to attend to his or her duties and responsibilities as a member of the Board;

      o the nominee's qualifications for membership on certain committees of the Board;

      o     any potential conflicts of interest involving the nominee; and

      o     the make up and diversity of our existing Board.

      In identifying potential candidates for the Board, the Committee relies on recommendations from a number of possible sources, including current directors. The Nominations and Governance Committee may also retain outside consultants or search firms to help in identifying potential candidates for membership on the Board.

      Executive Committee. We have established an executive committee of the board of directors, which consists of Michael A. Davis, M.D., D.Sc., (Chairman), Denis A. O'Connor, Anthony A. Lombardo, Jed Schutz and William J. Wagner. The purpose of the executive committee is to concentrate on strategic initiatives and opportunities to maximize the commercial prospects of our functional medical imaging technology in drug discovery, cancer therapy monitoring, surgery, and screening and diagnostics.

      The Executive Committee met and conferred, both on a formal and informal basis, on approximately a weekly basis since it was formed in 2004.

Director Compensation

      Each member of our board of directors will receive a grant of stock options for his 2004 year of service. On February 14, 2005, each director was granted stock options to purchase 30,000 shares of our Common Stock at an exercise price of $1.00 per share vesting over three years from our 1998 Stock Option Plan and a stock option grant to purchase 30,000 shares of our common stock at an exercise price of $1.00 per share vesting over three years from the 2005 Incentive Compensation Plan. Additionally, members of the Executive Committee of the Board of Directors each received a grant of stock options to purchase 15,000 shares of our common stock at an exercise price of $1.00 per share vesting over three years from the 1998 Plan and a grant of stock options to purchase 15,000 shares of our common stock at an exercise price of $1.00 per share vesting over three years from the 2005 Plan. The Chairman of the Executive Committee will receive an additional grant of 5,000 stock options from the 1998 Plan and 5,000 stock options from the 2005 Plan with the same vesting terms. The 2005 Plan was approved by our stockholders on June 7, 2005 at our 2005 annual meeting of stockholders.

      On March 7, 2005 the Board of Directors approved a grant of options to purchase 30,000 shares of our common stock to each of our outside directors. The options are exercisable at $1.00 per share and vest in equal installments over three years. In addition, the Board of Directors approved a grant of 30,000 shares of restricted common stock to each outside director. These restricted shares may not be sold for two years following the date of grant. The Board of Directors also approved a grant of options to purchase 30,000 shares of our common stock to each member of the Executive Committee of the Board of Directors. These options are exercisable at $1.00 per share and vest in equal installments over three years. The Chairman of the Executive Committee received an additional grant of options to purchase 10,000 shares of common stock at an exercise price of $1.00 per share. These options vest in equal installments over three years. Each grant of options and restricted shares was made to each person for their service to our company during 2004 and 2005, and were made under our 2005 Incentive Compensation Plan, which was approved by our stockholders on June 7, 2005 at our 2005 annual meeting of stockholders.

Indebtedness of Executive Officers and Directors

      No executive officer, director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

Family Relationships

      There are no family relationships among our executive officers and directors.

Legal Proceedings

      As of the date of this prospectus, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

Code of Ethics

      We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Exchange Act of 1934. This Code of Ethics applies to our chief executive officer and our senior financial officers.

Executive Compensation

      The following table sets forth the cash compensation (including cash bonuses) paid or accrued by us for our years ended December 31, 2004, 2003 and 2002 to our Chief Executive Officer and our four most highly compensated officers other than the Chief Executive Officer at December 31, 2004.

                           Summary Compensation Table

                                                        Annual                  Long-term
                                                     Compensation             Compensation
                                                ----------------------- --------------------------
                                                                           Awards       Payouts
                                                                        -------------- -----------
                                                                         Securities
                                                                         Underlying       LTIP        All Other
                                       Fiscal     Salary       Bonus      Options/      Payouts      Compensation
Name and Principal Position             Year        ($)         ($)       SARs (#)        ($)            ($)
------------------------------------- --------- ------------ ---------- -------------- ----------- -----------------
Mark A. Fauci                           2004        180,000      --            --          --             --
Former President and Chief              2003        180,000      --         250,000        --             --
Executive Officer (1)                   2002        180,000      --            --          --             --

Loring D. Andersen                      2004        124,000      --         120,000        --             --
Vice President - Market Development     2003           --        --            --          --             --
                                        2002           --        --            --          --             --

Mihai Dimancescu                        2004        164,000      --          22,500        --             --
Vice President - Medical                2003           --        --            --          --             --
Affairs                                 2002           --        --            --          --             --

Marek Pawlowski, Ph.D                   2004        103,000      --            --          --             --
Vice President - Product                2003         85,000      --           8,728        --             --
Development                             2002         85,000      --          87,281        --             --

Anne Marie Fields                       2004        112,000      --          13,750        --             --
Vice President - Corporate              2003           --        --                                       --
Communications & Business Strategy (2)  2002           --        --                                       --



(1) Mr. Fauci ceased being an officer on December 13, 2004. Mr. Fauci deferred an aggregate of $625,000 of his salary since the commencement of privately-held OmniCorder's operations through December 31, 2003. This liability is included in deferred officer's salaries - current and deferred salaries - non current in our financial statements included with our Annual Report on Form 10-KSB for the year ended December 31, 2004. Mr. Fauci signed a two year consulting agreement with us effective March 1, 2005.


(2) Ms. Fields will cease being an employee of our company effective June 30, 2005.

Options Grants in Last Fiscal Year

         The following table sets forth information with respect to grants of options to purchase our common stock under our 1998 Stock Option Plan to the named executive officers during the fiscal year ended December 31, 2004.


                                                                 Percent of Total
                                                                   options/SARs
                                         Number of Securities        Granted
                                          Underlying Options/      to Employees         Exercise
Name                                         SARs Granted         in Fiscal Year      or Base Price       Expiration
--------------------------------------   ---------------------  -------------------  ---------------     ------------
                                                  (#)                                    ($/Sh)
Mark A. Fauci
Former President and
Chief Executive Officer (1)                        --                  --                 --                  --

Loring D. Andersen
Vice President - Market Development             120,000                46%               4.40              4/30/2009

Mihai Dimancescu
Vice President - Medical Affairs                 22,500               8.5%               4.00              4/30/2009

Marek Pawlowski, Ph.D
Vice President - Product Development               --                  --                 --                  --

Anne Marie Fields
Vice President - Corporate
Communications & Business Strategy (2)           13,750               5.2%               4.00              4/30/2009



----------
(1)   Mr. Fauci ceased being an officer on December 14, 2004.


(2) Ms. Fields will cease being an employee of our company effective June 30, 2005.

Aggregate Option Exercises In Last Fiscal Year and Fiscal Year End Option Values

      The following table sets forth with respect to the named executive officers information with respect to options exercised, unexercised options and year-end option values in each case with respect to options to purchase shares of our common stock.


                                                       Number of Securities Underlying    Value of Unexercised In The
                                                       Unexercised Options at December          Money Options At
                                                                   31, 2004                   December 31, 2004(1)
                                                       -------------------------------    ----------------------------
                                Shares      Value
                             Acquired on   Realized                      Unexercisable   Exercisable    Unexercisable
           Name              Exercise (#)     ($)      Exercisable (#)        (#)            (#)             (#)
---------------------------  ------------  --------    ---------------   -------------   -----------    -------------
Mark A. Fauci
Former President and Chief
Executive Officer (2)             0           0           250,000                0             0              0

Loring D. Anderson
Vice President- Market
Development                       0           0            30,000           90,000             0              0

Mihai Dimancescu
Vice President - Medical
Affairs                           0           0             5,625           16,875             0              0

Marek Pawlowski, Ph.D.
Vice President-Product
Development                       0           0            69,642           26,367             0              0

Anne Marie Fields
Vice President - Corporate
Communications & Business
Strategy (3)                      0           0            80,451           10,312             0              0


----------

(1) Represents the difference between the last reported sale price of our common stock on December 31, 2004 and the exercise price of the option multiplied by the applicable number of shares.

(2)   Mr. Fauci ceased being an officer on December 14, 2004.


(3) Ms. Fields will cease being an employee of our company effective June 30, 2005.


Employment Agreement

      We entered into an employment agreement with Denis A. O'Connor, with a two-year term commencing March 23, 2005. Under the terms of the employment agreement, Mr. O'Connor will devote all of his business time and efforts to our business and will report directly to our Board of Directors. We have agreed to nominate Mr. O'Connor for election to the board of directors for a full term at the 2005 annual meeting of stockholders.

      The employment agreement provides that Mr. O'Connor will receive a fixed salary at an annual rate of $225,000. We also agreed to issue to Mr. O'Connor, upon commencement of employment, options to purchase an aggregate of 852,000 shares of our common stock at an exercise price of $1.00 per share, with 27,000 shares vesting immediately and the remaining 825,000 shares vesting in three equal installments on the first, second and third anniversary of the commencement of employment. We further agreed to issue an option to purchase an additional 825,000 shares of our common stock at an exercise price of $1.00 per share issued under the 2005 Incentive Compensation Plan which was approved by our stockholders at our 2005 annual meeting on June 7, 2005, vesting in three equal installments on the first, second and third anniversary of the commencement of employment. Finally, based upon the attainment of specified performance goals determined by the Compensation Committee and Mr. O'Connor, we agreed to pay Mr. O'Connor (1) up to $28,000 at the end of each of our fiscal years during the term of the agreement, and (2) at the end of our second and each subsequent fiscal year during the term of the agreement, options to purchase up to 27,000 shares of our common stock at an exercise price of the market price of our common stock on the date of grant, vesting in three equal installments on the first, second and third anniversary of the date of grant. All stock options described above are exercisable for a ten-year period from the date of grant.

      The employment agreement permits us to terminate Mr. O'Connor's employment upon his death or disability (defined as 90 consecutive days of incapacity during any 365-consecutive day period), or upon his conviction of a felony crime, acts of dishonesty or moral turpitude constituting fraud or embezzlement or upon his material breach of his obligations to us. In the event we terminate Mr. O'Connor's employment without cause or he leaves us for good reason, or if we engage in a transaction constituting a "change of control" (as defined in the agreement) he will be entitled to compensation from us equal to his salary for the balance of the remaining term of his employment agreement plus a lump sum payment equal to 90% of such salary for the balance of the remaining term.

      The employment agreement also contains covenants (a) restricting Mr. O'Connor from engaging in any activities which are competitive with our business during the term of his employment agreement and for one year thereafter, (b) prohibiting him from disclosure of confidential information regarding us at any time, and (c) confirming that all intellectual property developed by him and relating to our business is our sole and exclusive property.

      Our employment agreement with Mark A. Fauci, one of our directors, was terminated in March 2005, at which point Mr. Fauci entered into a two-year consulting agreement with us.

1998 Stock Option Plan

      In connection with the recapitalization transaction, our board of directors adopted and assumed privately-held OmniCorder's 1998 Stock Option Plan, which was previously adopted by privately-held OmniCorder's board of directors in April 1998. The following is a summary of the material terms of the 1998 Stock Option Plan.


      The purpose of the 1998 Stock Option Plan is to enable us to attract, retain and motivate key employees, directors and, on occasion, consultants, through the grant of stock options. Options granted under the 1998 Stock Option Plan may be either incentive stock options, as defined in Section 422(b) of the Internal Revenue Code of 1986, or non-qualified stock options. We have reserved 4,435,500 shares of common stock for issuance under the 1998 Stock Option Plan. As of June 23, 2005, options to purchase an aggregate of 4,097,249 shares of common stock had been granted to 20 employees and 28 non-employee directors and consultants, at exercise prices ranging from $.55 to $4.40 per share, under the 1998 Stock Option Plan.


      The 1998 Stock Option Plan is administered by the compensation committee of the board of directors, or by the board of directors as a whole. The board of directors has the power to determine the terms of any stock options granted under the 1998 Stock Option Plan, including the exercise price, the number of shares subject to the stock option and conditions of exercise. Stock options granted under the 1998 Stock Option Plan are generally not transferable, and each stock option is generally exercisable during the lifetime of the optionee only by such optionee. The exercise price of all incentive stock options granted under the 1998 Stock Option Plan must be at least equal to the fair market value of the shares of common stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date. The term of all incentive stock options under the 1998 Stock Option Plan may not exceed ten years, or five years in the case of 10% owners. The specific terms of each stock option grant must be approved by the compensation committee or the board of directors and are reflected in a written stock option agreement.

2005 Incentive Compensation Plan

Background and Purpose

      On March 7, 2005, our board of directors adopted and approved a new 2005 Incentive Compensation Plan, which we refer to as the 2005 Plan. Our stockholders approved the 2005 Plan on June 7, 2005 at our 2005 annual meeting of stockholders.

      The purpose of the 2005 Plan is to provide a means for our company and its subsidiaries and other designated affiliates, which we refer to as Related Entities, to attract key personnel to provide services to our company and the Related Entities, as well as, to provide a means whereby those key persons can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of our company and its Related Entities and promoting the mutuality of interests between participants and our stockholders. A further purpose of the 2005 Plan is to provide participants with additional incentive and reward opportunities designed to enhance the profitable growth of our company and its Related Entities, and provide participants with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value.

      The terms of the 2005 Plan provide for grants of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock related awards and performance awards that may be settled in cash, stock or other property.


      As of June 23, 2005, 1,980,000 awards have been granted under the 2005 Plan. Of the 1,980,000 awards, 825,000 were granted to our new Chief Executive Officer pursuant to the terms of his employment agreement, and 1,155,000 were granted to outside directors for their service to our company in 2004 and 2005. Stockholder approval of the 2005 Plan was required (i) to comply with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, which we refer to as the Code, as described below, (ii) for the 2005 Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and (iii) to comply with the incentive stock options rules under Section 422 of the Code.

      The following is a summary of certain principal features of the 2005 Plan. This summary is qualified in its entirety by reference to the complete text of the 2005 Plan. Stockholders are urged to read the actual text of the 2005 Plan in its entirety which is included as an exhibit to the registration statement of which this prospectus is a part.


Shares Available for Awards; Annual Per Person Limitations

      Under the 2005 Plan, the total number of shares of our common stock that may be subject to the granting of awards under the 2005 Plan shall be equal to 5,000,000 shares, plus the number of shares with respect to which awards previously granted thereunder are forfeited, expire, terminate without being exercised or are settled with property other than shares, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements.

      Awards with respect to shares that are granted to replace outstanding awards or other similar rights that are assumed or replaced by awards under the 2005 Plan pursuant to the acquisition of a business are not subject to, and do not count against, the foregoing limit.

      In addition, the 2005 Plan imposes individual limitations on the amount of certain awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options, SARs, restricted shares of our common stock, deferred shares of our common stock, shares as a bonus or in lieu of other company obligations, and other stock based awards granted to any one participant may not exceed 250,000 for each type of such award, subject to adjustment in certain circumstances. Such an adjustment was made in the case of the award to Denis A. O'Connor, our President and Chief Executive Officer. The maximum amount that may be earned by any one participant as a performance award in respect of a performance period of one year is $5,000,000, and in respect of a performance period greater than one year is $5,000,000 multiplied by the number of full years in the performance period.

      A committee of our Board of Directors, which we refer to as the Committee, is to administer the 2005 Plan. See "Administration." The Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of our company common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our company common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

      The persons eligible to receive awards under the 2005 Plan are the officers, directors, employees and independent contractors of our company and our Related Entities. An employee on leave of absence may be considered as still in our employ or in the employ of a Related Entity for purposes of eligibility for participation in the 2005 Plan.

Administration

      Our Board of Directors shall select the Committee that will administer the 2005 Plan. All Committee members must be "non-employee directors" as defined by Rule 16b-3 of the Exchange Act, "outside directors" for purposes of Section 162(m) of the Code, and independent as defined by NASDAQ or any other national securities exchange on which any securities of our company may be listed for trading in the future. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, our Board of Directors may exercise any power or authority granted to the Committee. Subject to the terms of the 2005 Plan, the Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our company common stock to which awards will relate, specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2005 Plan and make all other determinations that may be necessary or advisable for the administration of the 2005 Plan.

Stock Options and SARs

      The Committee is authorized to grant stock options, including both incentive stock options or ISOs, which can result in potentially favorable tax treatment to the participant, and non qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of our company common stock on the date of exercise (or the "change in control price," as defined in the 2005 Plan, following a change in control) exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the Committee, but in the case of an ISO must not be less than the fair market value of a share of our company common stock on the date of grant. For purposes of the 2005 Plan, the term "fair market value" means the fair market value of our company common stock, awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee or our Board of Directors, the fair market value of our company common stock as of any given date shall be the closing sales price per share of our company common stock as reported on the principal stock exchange or market on which our company common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or service generally are fixed by the Committee except that no option or SAR may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, shares that have been held for at least six months (or that the Committee otherwise determines will not result in a financial accounting charge to our company), outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee. SARs granted under the 2005 Plan may include

"limited SARs" exercisable for a stated period of time following a change in control of our company or upon the occurrence of some other event specified by the Committee, as discussed below.

Restricted and Deferred Stock

      The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of our company common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a shareholder of our company, unless otherwise determined by the Committee. An award of deferred stock confers upon a participant the right to receive shares of our company common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

      The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our company common stock, other awards or other property equal in value to dividends paid on a specific number of shares of our company common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our company common stock, awards or otherwise as specified by the Committee.

Bonus Stock and Awards in Lieu of Cash Obligations

      The Committee is authorized to grant shares of our company common stock as a bonus free of restrictions, or to grant shares of our company common stock or other awards in lieu of our company obligations to pay cash under the 2005 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock Based Awards

      The Committee is authorized to grant awards under the 2005 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our company common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our company common stock, purchase rights for shares of our company common stock, awards with value and payment contingent upon performance of our company or any other factors designated by the Committee, and awards valued by reference to the book value of shares of our company common stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee determines the terms and conditions of such awards.

Performance Awards

      The right of a participant to exercise or receive a grant or settlement of an award, and the timing, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Committee. In addition, the 2005 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our company common stock or other awards upon achievement of certain preestablished performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be "covered employees" (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such awards as "performance based compensation" not subject to the limitation on tax deductibility by our company under Code Section 162(m). For purposes of
Section 162(m), the term "covered employee" means our chief executive officer and each other person whose compensation is required to be disclosed in our company's filings with the SEC by reason of that person being among the four highest compensated officers of our company as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee, not our Board of Directors.

      Subject to the requirements of the 2005 Plan, the Committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. One or more of the following business criteria for our company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of our company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for performance awards to "covered employees" that are intended to qualify under Section 162(m):
(1) earnings per share; (2) revenues or margin; (3) cash flow; (4) operating margin; (5) return on net assets; (6) return on investment; (7) return on capital; (8) return on equity; (9) economic value added; (10) direct contribution; (11) net income, (12) pretax earnings; (13) earnings before interest, taxes, depreciation and amortization; (14) earnings after interest expense and before extraordinary or special items; (15) operating income; (16) income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of our company; (17) working capital; (18) management of fixed costs or variable costs; (19) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (20) total shareholder return; (21) debt reduction; and (22) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges,
(ii) an event either not directly related to the operations of our company or not within the reasonable control of our company's management, or (iii) a change in accounting standards required by generally accepted accounting principles.

      In granting performance awards, the Committee may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 2005 Plan (including, for example, total shareholder return, net income, pretax earnings, EBITDA, earnings per share, and return on investment). During the first 90 days of a performance period, the Committee will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise.

      After the end of each performance period, the Committee will determine (i) the amount of any pools and the maximum amount of potential performance awards payable to each participant in the pools and (ii) the amount of any other potential performance awards payable to participants in the 2005 Plan. The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards

      Awards may be settled in the form of cash, shares of our company common stock, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares of our company common stock or other property in trusts or make other arrangements to provide for payment of our company's obligations under the 2005 Plan. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our company common stock or other property to be distributed will be withheld (or previously acquired shares of our company common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2005 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b 3 of the Exchange Act.

      Awards under the 2005 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in exchange for other awards under the 2005 Plan awards or under other company plans, or other rights to payment from our company, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control

      The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement, vesting shall occur automatically in the case of a "change in control" of our company, as defined in the 2005 Plan (including the cash settlement of SARs and "limited SARs" which may be exercisable in the event of a change in control). In addition, the Committee may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any "change in control." Upon the occurrence of a change in control, if so provided in the award agreement, stock options and limited SARs (and other SARs which so provide) may be cashed out based on a defined "change in control price," which will be the higher of (i) the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all assets of our company, or (ii) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after a change in control.

Amendment and Termination

      Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2005 Plan or the Committee's authority to grant awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our company common stock are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the 2005 Plan which might increase the cost of the 2005 Plan or alter the eligibility of persons to receive awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our Board of Directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our Board of Directors, the 2005 Plan will terminate at such time as no shares of our company common stock remain available for issuance under the 2005 Plan and our company has no further rights or obligations with respect to outstanding awards under the 2005 Plan.

Federal Income Tax Consequences of Awards

      The 2005 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

      Nonqualified Stock Options. On exercise of a nonqualified stock option granted under the 2005 Plan an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of our company or a Related Entity, that income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

      If an optionee pays for shares of stock on exercise of an option by delivering shares of our company's stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered.

The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

      Our company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or our company timely satisfies its reporting requirements with respect to that amount.

      Incentive Stock Options. The 2005 Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

      If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

      An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

      For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

      Our company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, our company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or our company timely satisfies its reporting requirements with respect to that amount.

      Stock Awards. Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2005 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

      The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2005 Plan the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights

      Our company may grant SARs separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the 2005 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

      With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

      With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

      In general, there will be no federal income tax deduction allowed to our company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, our company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

      Dividend Equivalents. Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. Our company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

      Section 409A. Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to "nonqualified deferred compensation plans," including new rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer's financial health. These new rules generally apply with respect to deferred compensation that becomes earned and vested on or after January 1, 2005. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these new rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income. Some of the awards to be granted under this 2005 Plan may constitute deferred compensation subject to the Section 409A requirements, including, without limitation, discounted stock options, deferred stock and SARs that are not payable in shares of our company stock. It is our company's intention that any award agreement that will govern awards subject to
Section 409A will comply with these new rules.

      Section 162 Limitations. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Our Company intends that options granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such "performance based compensation," so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of our company to ensure that options under the 2005 Plan will qualify as "performance based compensation" that is fully deductible by our company under Section 162(m).

Equity Compensation Plan Information

      The following table provides information as of December 31, 2004 regarding shares outstanding and available for issuance under our then-existing equity compensation plans.

                                                                                          Number of securities
                                                                                          remaining available for
                                                                                          future issuance under
                                     Number of securities to    Weighted-average          equity compensation plans
                                     be issued upon exercise    exercise price of         (excluding securities
                                     of outstanding options,    outstanding options,      reflected in the second
Plan Category                        warrants and rights        warrants and rights       column)
----------------------------------   -----------------------    ---------------------     --------------------------
Equity Compensation plans approved
by security holders                            4,308,517                  $1.22                        0

Equity Compensation plans not
approved by security holders                   1,929,339                  $1.06                        0

         Total                                 6,237,856                  $1.17                        0


      At our 2005 annual meeting of stockholders held on June 7, 2005, our stockholders approved a new 2005 Incentive Compensation Plan that reserves 5,000,000 shares of common stock for issuance upon the granting of awards under the 2005 Plan. Award grants under the 2005 Plan may be either stock options, stock appreciation rights, restricted shares of stock, deferred shares of stock, shares granted as a bonus or in lieu of another award, dividend equivalent, and other stock based award or performance award. As of June 23, 2005, options to purchase 1,650,000 shares of common stock were outstanding under the 2005 Plan, at a weighted-average exercise price of $1.00 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth information as to the shares of our common stock beneficially owned as of June 23, 2005 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director and nominee for director; (iii) each executive officer; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person shown is c/o Advanced BioPhotonics Inc., 125 Wilbur Place, Suite 120, Bohemia, New York 11716.

          Name and Address of                Amount Beneficially                Percent of
           Beneficial Owner                        Owned (1)                    Class (1)
------------------------------------         -------------------                ----------
Mark A. Fauci                                    8,829,883(2)                     29.2%

Michael Anbar, Ph.D
   145 Deer Run Road
   Amherst, New York 14221                       2,960,858(3)                      9.8%

Jed Schutz                                       2,973,718(4)                      9.8%

Marek Pawlowski, Ph.D                               72,325(14)                       *

Celia I. Schiffner                                   7,188(14)                       *

Loring D. Andersen                                  67,500(14)                       *

Michael A. Davis, M.D., D.Sc                        86,667(5)                        *

George Benedict                                    928,255(6)                      3.1%

Joseph T. Casey                                  1,162,353(7)                      3.8%

Gordon A. Lenz                                     534,630(8)                      1.8%

Hon. Joseph F. Lisa                                144,286(9) *

Anthony A. Lombardo                                146,745(10)                       *

Robert W. Loy                                      265,212(11)                       *

Richard R. Vietor                                  230,455(12)                       *

William J. Wagner                                  299,823(13)                     1.0%

Denis A. O'Connor                                   27,000(14)                       *

All executive officers and directors
as a group (15 persons)                         15,776,040                        52.0%


----------
*     Less than one percent.


(1) In accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, shares beneficially owned at any date include shares issuable upon the exercise of stock options, warrants, rights or conversion privileges within 60 days of that date. For the purpose of computing the percentage of outstanding shares beneficially owned by a particular person, any securities not outstanding that are subject to stock options, warrants, rights or conversion privileges exercisable by that person within 60 days of June 23, 2005 have been deemed to be outstanding, but have not been deemed outstanding for the purpose of computing the percentage of the class beneficially owned by any other person.


(2) Based on a Schedule 13D filed on January 5, 2004, and other information known to us. Includes stock options to purchase 250,000 shares of our common stock granted under the 1998 Stock Option Plan and

10,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan pursuant to Mr. Fauci's employment agreement.

(3) Based on a Schedule 13D filed on January 5, 2004 and other information known to us.

(4) Based on a Schedule 13D filed on January 5, 2004, and other information known to us. Includes: (i) 1,026,840 shares of our common stock issuable upon exercise of an outstanding warrant; (ii) 122,818 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 35,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable; (iii) 227,273 shares of our common stock issuable upon the conversion of shares of series A preferred stock purchased in our December 2004 private placement, not including 272,727 additional shares of common stock which will be issuable in connection with the triggering of certain anti-dilution rights if this subscription rights offering is completed in full; and (iv) 75,000 shares of our common stock issuable upon exercise of outstanding warrants issued as part of our December 2004 private placement, at an exercise price of $1.10 per share, which will be reduced to $.50 per share as a result of the triggering of certain anti-dilution rights if this subscription rights offering is completed in full. The shares of common stock and warrants beneficially owned by Mr. Schutz are held jointly with his spouse.

(5) Represents 16,667 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 40,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(6) Includes (i) 205,368 shares of our common stock issuable upon exercise of an outstanding warrant; (ii) 117,818 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 20,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable; (iii) 90,909 shares of our common stock issuable upon the conversion of shares of series A preferred stock purchased in our December 2004 private placement, not including 109,091 additional shares of common stock which will be issuable in connection with the triggering of certain anti-dilution rights if this subscription rights offering is completed in full; and (iv) 30,000 shares of our common stock issuable upon exercise of outstanding warrants issued as part of our December 2004 private placement, at an exercise price of $1.10 per share, which will be reduced to $.50 per share as a result of the triggering of certain anti-dilution rights if this subscription rights offering is completed in full.

(7) Held by The Casey Living Trust, of which Mr. Casey and his spouse are co-trustees. Includes (i) 72,735 shares of our common stock issuable upon exercise of an outstanding warrant, which is currently exercisable; (ii) 10,000 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 20,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable; (iii) 227,273 shares of our common stock issuable upon the conversion of shares of series A preferred stock purchased in our December 2004 private placement, not including 272,727 additional shares of common stock which will be issuable in connection with the triggering of certain anti-dilution rights if this subscription rights offering is completed in full; (iv) 75,000 shares of our common stock issuable upon exercise of outstanding warrants issued as part of our December 2004 private placement, at an exercise price of $1.10 per share, which will be reduced to $.50 per share as a result of the triggering of certain anti-dilution rights if this subscription rights offering is completed in full.

(8) Includes 76,745 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 20,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(9) Includes 87,013 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 20,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(10) Includes 81,745 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 35,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan which are currently exercisable.

(11) Includes 174,294 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 20,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(12) Includes 174,294 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 20,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(13) Held by Dauk/Wagner Investments, LLC, of which Mr. Wagner is a managing director. Includes 134,823 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 35,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(14) Representing shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In March 1997, we entered into an option agreement with Michael Anbar, Ph.D., Professor in the Department of Physiology and Biophysics, School of Medicine, and Chairman of Biomedical Sciences, at the State University of New York at Buffalo (now retired), pursuant to which we could acquire the exclusive worldwide right to commercialize the technology relating to a patent owned by Dr. Anbar, subject to specified research funding requirements being met. We are required to pay Dr. Anbar a royalty of $300 for each commercial BioScanIR system installed at a client site. The Anbar license does not expire other than as a result of a breach of the license by us. The Anbar patent expires in January 2015. Dr. Anbar currently owns 9.8% of the outstanding shares of our common stock, but is not an officer or director of the company.

      Effective February 1, 2005, we entered into a two-year consulting agreement with Dr. Anbar. The agreement provides for the payment of $1,000 and 1,000 restricted shares of common stock per day with a minimum fee of $12,000 for the first 12 month period as well as a grant of 250,000 additional restricted shares. The agreement may be extended at either party's option for an additional two year term. As part of this agreement, we acquired a patent on complementary technology developed and held by Dr. Anbar, who will work closely with senior management, to provide support and assistance in order to advance our commercialization strategy, expand our clinical applications and enhance new product development efforts. We obtained from Dr. Anbar U.S. Patent 5,771,261 which comprises methods and apparatus for assessment of the effects of mental stress involving the measurement of periodic changes in skin perfusion. Using a remotely mounted infrared camera, dynamic area telethermometry (DAT) measures the autonomic nervous activity by monitoring and quantitatively analyzing the modulation of cutaneous perfusion. Our strategy initially is to utilize our patents which relate to perfusion in medical pathology. At a later date, we might look to utilize the patent that we obtained from Dr. Anbar, which relates to psychological evaluation through the assessment of changes in perfusion.

      Gordon A. Lenz, one of our directors, is the Chairman and Chief Executive Officer of New York State Business Group, Inc./Conference Associates, Inc., which has provided insurance brokerage services to us during the past two fiscal years. Insurance premiums paid to carriers dealt with by Mr. Lenz's company totaled $223,000 in 2003 and $278,000 in 2004.

      Investors in our December 2004 private placement included three members of our board of directors. Joseph Casey, as co-trustee for the Casey Living Trust, and Jed Schutz each invested $250,000 and received 250,000 shares of series A convertible preferred stock and warrants to purchase 75,000 shares of common stock. George Benedict invested $100,000 and received 100,000 shares of series A convertible preferred stock and warrants to purchase 30,000 shares of common stock.

      On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and Chief Executive Officer, we entered into a consulting agreement with Mark A. Fauci, a member of our board of directors. The agreement, which terminates Mr. Fauci's previous employment with us, provides that Mr. Fauci will perform consulting services for us for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of stockholders to continue as a board member. The agreement also provides for a three-year payout schedule of our obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments will commence on the earlier of (i) September 1, 2005, or (ii) the closing of the current subscription rights offering with gross proceeds of at least $2.5 million. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter.

      We believe that these transactions were advantageous to us and were on terms no less favorable to us than could have been obtained from unaffiliated third parties.

                                CHANGE IN CONTROL

Recapitalization Transaction

      On December 19, 2003, we completed a transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder Technologies, Incorporated, a privately-held Delaware corporation, in consideration for the issuance of a majority of our shares of common stock. The transaction was completed pursuant to an Agreement of Purchase and Sale, dated as of December 19, 2003. Concurrently with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of our common stock, from which we received gross proceeds of $7,820,405. The maximum gross proceeds for the private placement would have been $15,000,000.

      At the closing of the Purchase Agreement, we acquired all of OmniCorder's assets and assumed all of OmniCorder's liabilities in exchange for the issuance by us of 13,773,700 new shares of our common stock to OmniCorder. OmniCorder also previously purchased 7,764,700 outstanding shares of our common stock from one of our former directors for $180,000. Following the completion of the recapitalization transaction, private placement, related stock purchase and payment of equity-based transaction fees, OmniCorder owned 21,538,400 shares, or 72.8% of the outstanding shares of our common stock. OmniCorder filed a Certificate of Dissolution on December 29, 2003 with the Delaware Secretary of State and promptly thereafter, in accordance with the tax-free reorganization provisions of Internal Revenue Code Section 368(a)(1)(C), liquidated the shares of our common stock it received in the recapitalization transaction to its stockholders in proportion to their respective interests in OmniCorder. The consideration and other terms of these transactions were determined as a result of arm's-length negotiations between the parties.

      At the closing of the recapitalization transaction, we assumed all obligations of OmniCorder under OmniCorder's outstanding warrants to purchase shares of common stock at the respective exercise prices then in effect and upon the same terms and conditions as were contained in the OmniCorder warrants. At the time of the recapitalization transaction, OmniCorder had outstanding warrants to purchase 600,000 shares of common stock that were assumed by us and treated pursuant to the Purchase Agreement as warrants to purchase 1,232,208 shares of our common stock.

      In addition, we assumed the OmniCorder 1998 Stock Option Plan and reserved shares of our common stock for stock options issued and issuable under that plan. At the time of the recapitalization transaction, OmniCorder had outstanding stock options to purchase 1,217,860 shares of common stock that were assumed by us and treated pursuant to the Purchase Agreement as stock options to purchase 2,781,899 shares of our common stock. This Stock Option Plan was amended to increase the number of stock options issuable under the plan to 4,435,500 shares, or approximately 15% of our then outstanding shares.

      Pursuant to the Purchase Agreement, at the closing of the recapitalization transaction, the membership of our board of directors was increased from two to four directors, and Mark A. Fauci and Jed Schutz were appointed to serve in the vacancies created by the increase until the next annual meeting of stockholders. Upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act, the number of members comprising our board of directors was increased to nine members, and George Benedict, Joseph T. Casey, Gordon A. Lenz, Hon. Joseph F. Lisa, Anthony A. Lombardo, Robert W. Loy and Richard R. Vietor were appointed to serve as directors of Promos until the next annual meeting of stockholders. In connection with the appointment of these seven directors, Judith F. Harayda and Stephan R. Levy, the sole members of our board of directors before the recapitalization transaction, resigned as directors. In addition, at the closing of the recapitalization transaction, the board of directors appointed Mr. Fauci as our President and Chief Executive Officer, Marek Pawlowski, Ph.D. as our Vice President - Product Development, and Steven
W. Albanese as our Controller.

December 2003 Private Placement

      Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of our common stock at a price of $1.375 per share. We received gross proceeds from the private placement of $7,820,405. We also issued warrants to three lead investors to purchase an aggregate of 218,189 shares of our common stock at an exercise price of $1.50 per share for a three-year period. Following the completion of the recapitalization transaction, private placement, related stock purchase and payment of equity-based transaction fees, we had 29,570,100 shares of common stock outstanding, warrants to purchase 1,450,397 shares and stock options to purchase 2,781,899 shares of common stock.

Meeting of Stockholders

      At a special meeting of stockholders held on February 26, 2004, our stockholders approved resolutions to (1) change our state of incorporation to Delaware and our corporate name to OmniCorder Technologies, Inc. by means of a merger with and into a new wholly-owned Delaware corporation called OmniCorder Technologies, Inc., with OmniCorder Technologies surviving as the publicly-traded company; and (2) ratify our assumption and adoption of the OmniCorder 1998 Stock Option Plan, and to approve an amendment to the plan increasing the number of shares of common stock available for option grants.

Accounting Treatment

      For accounting purposes, the above transaction was accounted for as a recapitalization of OmniCorder, the accounting acquirer, since the stockholders of OmniCorder owned a majority of the outstanding shares of our common stock immediately following the recapitalization transaction, dissolution of OmniCorder and pro rata liquidation of our shares by OmniCorder. No arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change in control. Further, as a result of the issuance and sale of 21,538,400 shares of our common stock to OmniCorder and the change in the majority of our directors, a change in control occurred on the closing date of the recapitalization transaction. We continued to qualify as a "small business issuer," as defined under the Securities Exchange Act of 1934, following the recapitalization transaction.

                            DESCRIPTION OF SECURITIES


      Our authorized capital stock consists of 60,000,000 shares of stock, of which 50,000,000 shares are designated common stock and 10,000,000 shares are designated preferred stock. Of the preferred stock, 3,000,000 shares have been designated as series A preferred stock and 7,000,0000 shares have been designated as series B preferred stock. As of June 23, 2005, there were issued and outstanding:


      o     30,281,107 shares of common stock;

      o     1,550,000 shares of series A preferred stock;

      o stock options to purchase 5,747,249 shares of common stock at an average weighted per share price of $1.18; and

      o warrants to purchase 1,450,397 shares of common stock at an average per share price of $1.05 and warrants to purchase 465,000 shares of common stock at $1.10 per share.

      The following summary of the material provisions of our common stock, series A preferred stock, series B preferred stock, warrants, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws and the forms of warrants included as exhibits to the registration statement of which this prospectus is a part.

Common Stock

      The holders of common stock do not have cumulative voting rights and are entitled to one vote per share on all matters to be voted upon by the stockholders. Our common stock is not entitled to preemptive rights and is not subject to redemption (including sinking fund provisions) or conversion. Upon our liquidation, dissolution or winding-up, the assets (if any) legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of all classes or series of our preferred stock. All outstanding shares of our common stock are validly issued, fully-paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to the preferential rights of all classes or series of preferred stock that we may issue in the future.

Preferred Stock

      Our board of directors has the authority to issue 10,000,000 shares of preferred stock in one or more series and to determine all of the rights, preferences, privileges and restrictions of the preferred stock. In December 2004, our Board of Directors designated 6,000,000 preferred shares as series A preferred stock. We did not issue all of the shares of series A preferred stock, and in June 2005, our board of directors reduced the number of shares of series A preferred stock subject to such designation to 3,000,000 shares and in June 2005, our board of directors designated 7,000,000 preferred shares as series B preferred stock. If we issue any preferred stock, it may have the effect of delaying or preventing a change in control without further action by our stockholders and may adversely affect the voting, dividend and other rights of the holders of our common stock. In addition, as discussed below, the issuance of preferred stock with voting and/or conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

Series A Preferred Stock

      Conversion. Holders of series A preferred stock will be entitled at any time to convert their shares of series A preferred stock into common stock without any further payment therefor. The series A preferred stock will automatically convert into common stock as of the close of business on the 20th consecutive trading day on which the closing bid price for our common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20, or 240% of the conversion price of the series A preferred stock. Each share of series A preferred stock is convertible into .91 of a share of common stock, determined at a conversion price of 1.10 per share. A "trading day" shall be any day on which the principal market for our common stock is open for trading, notwithstanding the volume of trading.

      Anti-dilution Provisions. In the event of any issuances of shares of common stock or stock options, warrants or securities convertible or exercisable into common stock within two years after the final closing of our December 2004 private placement of series A preferred stock at a price per share of common stock less than the 10-day volume-weighted average price of our common stock on the American Stock Exchange, Nasdaq SmallCap Market or OTC Bulletin Board, the conversion price of the series A preferred stock will be adjusted to a lower price per share computed on the basis of a "weighted average formula." In addition, if we complete a subscription rights offering before December 31, 2005 in which the subscription price is less than $1.00 per share, then the price at which the series A preferred stock may be converted into common stock will be reduced to such lower price. If this subscription rights offering is completed, the price at which the series A preferred stock may be converted into common stock will be reduced to $.50 per share, which is the price at which the series B preferred stock may be purchased in this rights offering. This will result in the issuance of 1,690,909 additional shares of common stock upon the conversion of the series A preferred stock. The conversion price of all the shares of series A preferred stock issued will also be subject to adjustment in connection with any subdivision, stock split, combination of shares, recapitalization or the issuance of common stock or securities convertible or exercisable into common stock as a dividend in-kind (other than as a dividend on the series A preferred stock). Employee stock options, warrants for commercial banks and equipment lessors, strategic alliances and acquisitions approved by our board of directors are excluded from this provision. For purposes of calculating the "weighted average formula," trading days in which there are no trades still count as trading days in the calculation period, with the price on such day being the previous trading day's closing price.

      Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of series A preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution is made to holders of our common stock, liquidating distributions in an amount per share equal to the conversion price of the series A preferred stock, plus any accrued but unpaid dividends.

      Dividends. Holders of series A preferred stock will be entitled to receive an annual cumulative dividend at the end of each calendar year calculated at a rate of 4% per year of the issue price of any outstanding share of series A preferred stock. At our option, this dividend may be paid in either cash or in additional shares of series A preferred stock. The first dividend shall be paid on December 31, 2005 or, if that day is not a business day, the nearest preceding business day. The amount of such initial dividend, and any other dividend payable on the series A preferred stock for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. With respect to any given year, no dividends (other than a dividend payable solely in our common stock), shall be paid upon, or declared and set apart for, any junior securities if our board of directors has failed to declare and pay in full a cash dividend to the holders of our series A preferred stock with respect to such year in the amount described above. If dividends on the series A preferred stock have not been paid or set apart in full, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment prior to the payment of any dividend by our company (other than a dividend payable solely in common stock) with respect to any junior securities. Accumulations of dividends on our series A preferred stock will not bear interest.

      Shares of series A preferred stock issued as dividends will be valued at the product of: (i) the 10-day volume-weighted average price of our common stock on the principal stock exchange on which it is traded, including the American Stock Exchange or NASDAQ SmallCap Market, or if not traded on such exchange, on the OTC Bulletin Board or, if, in the reasonable judgment of our board of directors, there exists no exchange or other market on which the common stock is traded, then as reasonably determined by the board; and (ii) the aggregate number of shares of common stock into which the aggregate number of series A preferred stock issued as dividends is then convertible.

      Voting Rights. Holders of series A preferred stock will have the right to one vote for each share of common stock into which the series A preferred stock then held by such holders may be converted, and will vote together with the holders of common stock as a single class, except where otherwise required by law.

      Redemption. The series A preferred stock may not be redeemed by us at any time.

      Restrictions on Transfer. The offer and sale of the shares of series A preferred stock issued in our December 2004 private placement was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, neither the shares of series A preferred stock nor the shares of common stock underlying the series A preferred stock may be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions of such laws. The common stock underlying the series A preferred stock is being registered pursuant to a separate prospectus which is part of this registration statement.

Series B Preferred Stock

      Ranking. The series B preferred stock will rank senior to our shares of common stock in right of payment of dividends and upon liquidation. The series B preferred stock will rank pari passu in right of payment of dividends and upon liquidation to our series A preferred stock and any other series or class of preferred stock hereafter issued by our company, except and to the extent such series or class of preferred stock are designated in our certificate of incorporation as ranking senior or junior to the series B preferred stock.

      Conversion. Holders of series B preferred stock will be entitled at any time to convert their shares of series B preferred stock into common stock without any further payment therefor. The series B preferred stock will automatically convert into common stock as of the close of business on the 20th consecutive trading day on which the closing bid price for our common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20. Each share of series B preferred stock is convertible into one share of common stock. A "trading day" shall be any day on which the principal market for our common stock is open for trading, notwithstanding the volume of trading.

      Anti-dilution Provisions. In the event of any issuances of shares of common stock or stock options, warrants or securities convertible or exercisable into common stock within two years after the final closing of our December 2004 private placement of series A preferred stock at a price per share of common stock less than the 10-day volume-weighted average price of our common stock on the American Stock Exchange, Nasdaq SmallCap Market or OTC Bulletin Board, the conversion price of the series B preferred stock will be adjusted to a lower price per share computed on the basis of a "weighted average formula." The conversion price of all the shares of series B preferred stock issued will also be subject to adjustment in connection with any subdivision, stock split, combination of shares, recapitalization or the issuance of common stock or securities convertible or exercisable into common stock as a dividend in-kind (other than as a dividend on the series B preferred stock). Employee stock options, warrants for commercial banks and equipment lessors, strategic alliances and acquisitions approved by our board of directors are excluded from this provision. For purposes of calculating the "weighted average formula," trading days in which there are no trades still count as trading days in the calculation period, with the price on such day being the previous trading day's closing price.

      Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of series B preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution is made to holders of our common stock, liquidating distributions in an amount per share equal to the conversion price of the series B preferred stock, plus any accrued but unpaid dividends.

      Dividends. Holders of series B preferred stock will be entitled to receive an annual cumulative dividend at the end of each calendar year calculated at a rate of 7% per year of the issue price of any outstanding share of series B preferred stock. At our option, this dividend may be paid in either cash or in additional shares of series B preferred stock. The first dividend shall be paid on December 31, 2005 or, if that day is not a business day, the nearest preceding business day. The amount of such initial dividend, and any other dividend payable on the series B preferred stock for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. With respect to any given year, no dividends (other than a dividend payable solely in our common stock), shall be paid upon, or declared and set apart for, any junior securities if our board of directors has failed to declare and pay in full a cash dividend to the holders of our series B preferred stock with respect to such year in the amount described above. If dividends on the series B preferred stock have not been paid or set apart in full, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment prior to the payment of any dividend by our company (other than a dividend payable solely in common stock) with respect to any junior securities. Accumulations of dividends on our series B preferred stock will not bear interest.

      Shares of series B preferred stock issued as dividends will be valued at the product of: (i) the 10-day volume-weighted average price of our common stock on the principal stock exchange on which it is traded, including the American Stock Exchange or NASDAQ SmallCap Market, or if not traded on such exchange, on the OTC Bulletin Board or, if, in the reasonable judgment of our board of directors, there exists no exchange or other market on which the common stock is traded, then as reasonably determined by the board; and (ii) the aggregate number of shares of common stock into which the aggregate number of series B preferred stock issued as dividends is then convertible.


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

      Voting Rights. Holders of series B preferred stock will have the right to one vote for each share of common stock into which the series B preferred stock then held by such holders may be converted, and will vote together with the holders of common stock as a single class, except where otherwise required by law.

      Redemption. The series B preferred stock may not be redeemed by us at any time.

Warrants

      The following is a summary of the provisions of the warrants issuable to purchasers of series B preferred stock in this rights offering. Reference is made to the actual text of the warrant, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a more complete description of the warrants.


      EXERCISE PRICE AND TERMS. Each warrant entitles the registered holder to purchase, at any time during the five-year period commencing from August __, 2005 to August __, 2010 that number of shares of our common stock equal to 50% of the number of shares of series B preferred stock acquired by the investor in the rights offering, at an exercise price of $.75 per share, subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The holder of a warrant may exercise the warrant from time to time, in whole or in part, by surrendering the certificate representing the warrant to Corporate Stock Transfer, Inc., which is acting as the warrant agent for these warrants, with the subscription form on the back properly completed and executed, together with payment of the exercise price. No fractional shares will be issued upon the exercise of the warrants.


      Adjustments. The exercise price and the number of shares of common stock which may be purchased upon the exercise of the warrants are subject to adjustment upon the occurrence of several events, including stock dividends, stock splits, combinations or reclassifications of our common stock. Additionally, an adjustment would be made in the case of a reclassification or exchange of common stock, consolidation or merger of our company with or into another corporation (other than a consolidation or merger in which we are the surviving corporation) or sale of all or substantially all of our assets, in order to enable warrantholders to acquire the kind and number of idle shares of capital stock or other securities or property receivable in such event by a holder of the number of shares of common stock that might have been purchased upon the exercise of the warrant.

      Transfer Exchange and Exercise. The warrants are in registered form and may be presented to the warrant agent for transfer, exchange or exercise at any time on or prior to their expiration date five years from the date of the completion of this rights offering, at which time the warrants become wholly void and of no value. If a market for the warrants develops, the holder may sell the warrants instead of exercising them. There can be no assurance, however, that a market for the warrants will develop or continue.

      Modification of Warrants. We may make such modifications to the warrants as we deem necessary and desirable that do not adversely affect the interests of the warrantholders. We may, in our sole discretion, lower the exercise price of the warrants for a period of not less than 30 days on not less than 30 days' prior written notice to the warrantholders. Modification of the number of securities which may be purchased upon the exercise of any warrant, the exercise price and the expiration date with respect to any warrant requires the consent of two-thirds of the warrantholders. No other modifications may be made to the warrants, without the consent of two-thirds of the warrantholders.

December 2004 Private Placement Warrants

      As part of the closing of our December 2004 private placement of series A preferred stock, we issued five-year investor warrants to purchase a total of 465,000 shares of common stock. These investor warrants are exercisable in whole or in part until December 14, 2009 and have an exercise price per share equal to the conversion price of the series A preferred stock, subject to adjustment in the event of certain dilutive or accretive events, such as stock splits, stock combinations or the issuance of common stock or securities convertible or exercisable into common stock as a dividend in-kind. In addition, if shares of our capital stock are issued at a price which is less than $1.00 per share in any subscription rights offering we complete before December 31, 2005, then the exercise price of the warrants will be reduced to such lower price. If this subscription rights offering is completed, the


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

exercise price for the warrants issued in the December 2004 private placement will be lowered from $1.10 per share of common stock to $.50 per share.

Other Warrants

      Generally, each warrant entitles the holder of the warrant to purchase a number of shares of our common stock at the exercise price per share from the date of issuance until it expires in accordance with its terms.

      Redemption. The warrants may not be redeemed by us.

      Transfer, Exchange and Exercise. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at our offices with the form of "Subscription Form" on the reverse side of the warrant certificate filled out and executed as indicated, accompanied by payment (in the form of certified or cashier's check payable to our order) of the full exercise price for the number of shares being exercised under the warrant.

      Adjustments. The warrants contain provisions that protect the holders of the warrants against dilution by adjustment of the purchase price in specified events, such as stock dividends, stock splits, mergers, sale of substantially all of our assets, and for other unusual events. The holder of a warrant will not possess any rights as a stockholder unless and until the holder exercises the warrant.

      Voting Rights. The warrants do not confer upon holders any voting or any other rights as a stockholder.

Anti-Takeover, Limited Liability and Indemnification Provisions

      Certificate of Incorporation and By-laws. Pursuant to our certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

      o diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

      o putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

      o effecting an acquisition that might complicate or preclude the takeover.

         Our certificate of incorporation also allows our board of directors to fix the number of directors in the by-laws. Cumulative voting in the election of directors is specifically denied in our certificate of incorporation. The effect of these provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

         Delaware Anti-Takeover Law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law concerning corporate takeovers. This section prevents many Delaware corporations from engaging in a business combination with any interested stockholder, under specified circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

      o the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status;


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

      o upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers; or

      o on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

      This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

      Limited Liability and Indemnification. Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

      Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

      o     conducted himself or herself in good faith;

      o reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

      o in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

      These persons may be indemnified against expenses, including attorneys fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

      The transfer agent and registrar for our common stock and series B preferred stock and the warrant agent for the warrants which will be issued in connection with the exercise of subscription rights is Corporate Stock Transfer, Inc. Corporate Stock Transfer's address is 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209.

Market Information

      Our common stock is quoted on the OTC Bulletin Board under the symbol "ABPH.OB." The market for our common stock is characterized generally by low volume and broad price and volume volatility.

                         SHARES ELIGIBLE FOR FUTURE SALE


      As of June 23, 2005, we had outstanding an aggregate of 30,281,107 shares of our common stock, assuming no exercises of outstanding warrants and stock options and no conversion of series A preferred stock outstanding. Prior to this subscription rights offering, there has been no active public market for our common stock and no public market for our series A preferred stock, subscription rights, series B preferred stock or warrants. Future sales of substantial amounts of common stock, series A preferred stock, subscription rights, series B preferred stock and warrants in the public market, or the perception that such sales may occur, could adversely affect the market prices of such securities.


      If this subscription rights offering is completed in full, then the 1,550,000 shares of series A preferred stock we have outstanding will be convertible into 3,100,000 shares of common stock, including 1,690,909 shares of common stock which will be issuable as a result of the triggering of certain anti-dilution protection rights. If this subscription rights offering is completed in full, we will have 40,381,107 shares of common stock outstanding on a fully-diluted basis, assuming the conversion of all outstanding shares of series A and series B preferred stock into common stock. We will also have 5,415,397 shares of registered common stock reserved for issuance upon exercise of warrants, including the five-year warrants issued with the series B preferred stock, to purchase 3,500,000 shares of common stock at an exercise price of $.75 per share. A total of 218,189 warrants are exercisable at any time at $1.50 per share and expire two years from the effective date of this registration statement or December 19, 2006, whichever is earlier.


      Shares of our common stock sold in this offering and shares of common stock issuable pursuant to warrants will be freely tradable without restriction or further registration under the Securities Act, except for any such shares which may be held or acquired by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act.


Public Float


      As of June 23, 2005, the public float for our common stock consisted of 30,281,107 shares. These shares are freely tradeable without restriction or further registration under the Securities Act, unless they are purchased by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act.


Rule 144

      In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least one year, including the holding period of prior owners other than affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:


      o 1% of the number of shares of our common stock then outstanding, which will equal 302,811 shares as of June 23, 2005, or


      o the average weekly trading volume of our common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

      Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel. We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.


      As of June 23, 2005, 383,285 shares of our common stock are eligible for sale under Rule 144. On December 19, 2003, all of our shares of common stock outstanding, excluding shares currently included in our public float, became available for sale under Rule 144. However, if and to the extent that our company was a "blank check" company prior to the recapitalization transaction within the meaning of Rule 419 of the Securities Act of 1933, Rule 144 will not be available for the resale of shares held by Judith F. Harayda and Stephan R. Levy (and any other promoters or affiliates of our company prior to the recapitalization transaction) and/or their transferees.


Rule 144(k)


      Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares for at least two years, including the holding period of certain prior owners other than affiliates, is entitled to sell those shares without complying with the



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


manner-of-sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, Rule 144(k) shares may be sold upon the closing of this offering. Our transfer agent will require an opinion from legal counsel to effect a Rule 144(k) transaction. We may charge a fee to persons requesting transactions under Rule 144(k) to obtain the necessary legal opinions. As of June 23, 2005, no shares of our common stock are eligible for transactions under Rule 144(k).


1998 Stock Option Plan


      As of June 23, 2005, stock options to purchase 4,097,249 shares of common stock were outstanding under the 1998 Stock Option Plan. On April 6, 2005 we filed a registration statement on Form S-8 under the Securities Act of 1933 covering shares of common stock reserved for issuance under our 1998 Stock Option Plan. Based on the number of options outstanding and shares reserved for issuance under our stock option plan, the Form S-8 registration statement would cover 4,317,215 shares. The Form S-8 registration statement is expected to become effective immediately upon filing. At that point, subject to the satisfaction of applicable exercisability periods and Rule 144 volume limitations applicable to affiliates, shares of our common stock to be issued upon exercise of outstanding stock options granted pursuant to the 1998 Stock Option Plan will be available for immediate resale in the public market.


2005 Incentive Compensation Plan


      As of June 23, 2005, stock options to purchase 1,650,000 shares of common stock were outstanding and 330,000 restricted shares of common stock had been awarded under the 2005 Incentive Compensation Plan. Although there can be no assurance, we expect to file a registration statement on Form S-8 under the Securities Act of 1933 covering shares of common stock reserved for issuance under the 2005 Incentive Compensation Plan. Based on the number of options outstanding and shares reserved for issuance under the 2005 Incentive Compensation Plan, the Form S-8 registration statement would cover 5,000,000 shares. The Form S-8 registration statement would become effective immediately upon filing. At that point, subject to the satisfaction of applicable exercisability periods and Rule 144 volume limitations applicable to affiliates, shares of our common stock to be issued upon exercise of outstanding stock options and awards of restricted shares granted pursuant to the 2005 Incentive Compensation Plan will be available for immediate resale in the public market.


                        THE SUBSCRIPTION RIGHTS OFFERING

General


      As soon as practicable after the date of this prospectus, each holder of our common stock on the June __, 2005 record date will receive, at no charge, one transferable basic subscription right for every 4.33 shares of our common stock owned by such holder as of the record date. A stockholder electing to exercise subscription rights to purchase shares of our series B preferred stock in this rights offering will also be issued, for no additional consideration, five-year warrants to purchase that number of shares of our common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in this offering. This ratio is based on our determination that the amount of gross proceeds to be raised would be $3,500,000. The number of basic subscription rights a stockholder is entitled to receive will be rounded down to the next whole number. The subscription rights will be evidenced by subscription rights certificates. Subscription rights holders may purchase one share of series B preferred stock for each subscription right held for the subscription price of $.50 per share for a period of 30 days from the date of this prospectus. The series B preferred stock is convertible into shares of common stock at a conversion price of $.50 per share. There will be no adjustment to the subscription rights upon any dividends on or changes in the outstanding shares of common stock. Subscriptions, once exercised, are irrevocable.


Reasons for the Subscription Rights Offering

      During the summer and early fall of 2004, our board conducted reviews of our financial condition and prospects to determine the basis on which to pursue a next financing. Following the effectiveness of our last registration statement on September 17, 2004, the price of our common stock declined from around $3.00 per share to around $.60 per share by mid October 2004. While alternatives involving sales of common stock through PIPE


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

(private investment in public entity) financings at a discount to market prices to parties currently then not stockholders were potentially available, our board did not feel comfortable offering common stock in that manner because of the potential dilution that would accrue to existing stockholders. To be fair to all stockholders, our board determined that financing reflecting these common stock price levels should be first offered to our existing stockholders. The board further determined that obtaining a portion of the total financing contemplated in a timeframe sooner than that needed for a registered rights offering would have benefits for us and would be in the best interests of all stockholders. Our board then authorized and completed the $1.55 million private placement financing in December 2004 and immediately proceeded to implement this subscription rights offering, from which we expect to raise up to $3,500,000 of gross proceeds.

The Subscription Rights


      Without cost to you, we are distributing to you an instrument known as a "subscription right." You will receive one transferable subscription right for every 4.33 shares of our common stock you owned as of June __, 2005, which we arbitrarily established as the "record date" for the rights offering. Each subscription right will entitle you, at your option, to purchase one share of our series B preferred stock at the "subscription price," which we have established as $.50 per share. Should you elect to exercise your rights to subscribe, meaning that you choose to purchase the series B preferred stock offered to you, you may do so only on the terms and conditions of the offering. A stockholder electing to exercise subscription rights to purchase shares of our series B preferred stock in this rights offering will also be issued, for no additional consideration, five-year warrants to purchase that number of shares of our common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in this offering.

      You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If not exercised, your right will expire at 5:00 P.M., Eastern Daylight Time on August __, 2005, the expiration date. Prior to that date and time, the Board of Directors may cancel the rights offering for any reason. After that date, the subscription rights will expire and will no longer be exercisable. There is no minimum number of shares which must be subscribed for in order for this offering to be completed. The rights offering and any other sales of shares under this prospectus is being made on an "any or all basis," which means that we may accept payment for shares sold pursuant to any subscription received even if all of the shares of common stock offered are not subscribed for in the offering.


      Except as described below, once you submit your subscription documents to our subscription agent together with your payment, you may not revoke your subscription, even if you subsequently learn unfavorable information about us or if the market price of our common stock declines to below the subscription price of the shares. You may revoke your prior subscription for our shares only if there is a material change in the terms of this offering.

Basic Subscription Right

      Each subscription right will entitle you to receive one share of our series B preferred stock upon payment of $.50 per share. A stockholder purchasing shares of series B preferred stock in this rights offering will also be issued, and for no additional consideration, five-year warrants to purchase that number of shares of our common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in this offering. The warrants have an exercise price of $.75 per share. You will receive certificates, or your account will be credited by an amount representing shares that you purchase pursuant to your basic subscription right, as soon as practicable after the expiration date whether you exercise your subscription right immediately prior to the expiration date or earlier.

Over-Subscription Right

      Subject to the allocation described below, your subscription right also grants you an over-subscription right to purchase additional shares of series B preferred stock that are subject to basic subscription rights not exercised by other stockholders. You are entitled to exercise your over-subscription right only if you exercise your basic subscription right in full. If you wish to exercise your over-subscription right, you should indicate the number of additional shares that you would like to purchase in the space provided on your subscription rights certificate. When


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

you send in your subscription documents, you must also send the full purchase price for the number of additional shares that you have requested to purchase through your over-subscription right, which payment is in addition to the payment due for shares purchased through your basic subscription right. Once you exercise your over-subscription right, you may not revoke it.

      If we receive over-subscription requests for a number of shares greater than the number of shares available, we will allocate the available shares among stockholders who over-subscribed pro rata based on the total number of shares of common stock owned by such stockholders on the record date. Regardless of the proportion, however, you will not receive more over-subscription shares than you actually apply for, although you may receive fewer.

      As soon as practicable after the expiration date, we will determine the number of shares of series B preferred stock that you may purchase pursuant to the over-subscription right. You will receive certificates, or your account will be credited by an amount, representing these shares as soon as practicable after the expiration date. If you request and pay for more shares than are allocated to you, then we will promptly refund that overpayment to you, without interest. In connection with the exercise of the over-subscription right, banks, brokers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us as to the aggregate number of subscription rights that have been exercised, and the number of shares of series B preferred stock that are being requested through the over-subscription right, by each beneficial owner on whose behalf the nominee holder is acting.

Expiration of the Rights Offering


      You may exercise your subscription rights at any time before 5:00 p.m., Eastern Daylight Time, on August __, 2005, the expiration time for the rights offering. If you do not exercise your subscription rights before the expiration time, your unexercised subscription rights will be null and void. We will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents, except if you have timely transmitted the documents under the guaranteed delivery procedures described below. We will not extend the expiration date of the rights offering.


Subscription Price


      Our board of directors arrived at the subscription price of $.50 per share by considering, among other things, the limited trading activity of our common stock, the price at which our common stock was trading on the Over-The-Counter Bulletin Board and the price at which the board determined, in good faith, was likely to attract the maximum number of stockholders to participate in the rights offering in a timely fashion. The price was determined by our board of directors by applying a 13% discount to the closing price of our common stock on the OTC Bulletin Board on May 27, 2004, which was $.58 per share. The subscription price of $.50 per share is not necessarily indicative of the actual value of a share of our common stock, which may be significantly more or less than the subscription price. In addition, the subscription price is not an appraisal of, and may not reflect the price at which, the shares may be resold.


Exercising Your Subscription Rights

      You may exercise your subscription rights by delivering the following to the subscription agent before the expiration time:

      o your properly completed and executed subscription rights certificate evidencing the exercised subscription rights with any required signature guarantees or other supplemental documentation, and

      o your payment in full of the subscription price for each unit subscribed for pursuant to the subscription privilege.


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

Payment of Subscription Price

      Your cash payment of the subscription price for subscription rights must be made in U.S. funds by either personal check or certified check drawn on a U.S. bank, or postal, telegraphic or express money order payable to Corporate Stock Transfer, Inc. Your cash payment of the subscription price for subscription rights will be deemed to have been received by the subscription agent only when the subscription agent receives your personal check or certified check or postal, telegraphic or express money order.

      Stockholders holding shares through a nominee, broker or dealer should make their payments according to the method selected with their nominee, broker or dealer.

      The subscription agent will hold your payment of the subscription price in a segregated account until we issue to you your shares of common stock and warrants or return your overpayment, if any. We will retain any interest earned on any cash funds held by the subscription agent in connection with the subscription rights offering prior to the consummation of the subscription rights offering or the return of such funds, if required, pursuant to this prospectus. No securities will be issued until the subscription period ends.

Calculation of Subscription Rights Exercised

      If you do not indicate the number of shares of series B preferred stock being purchased for subscription rights you receive, or do not forward full payment of the aggregate subscription price for the number of shares that you indicate are being purchased, then you will be deemed to have exercised the subscription rights with respect to the maximum number of shares of series B preferred stock that may be purchased for the aggregate subscription price payment received by the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for your subscription, the subscription agent will promptly return to you by mail, or as otherwise instructed by us, the excess amount without interest or deduction.

Instructions for Completing the Subscription Rights Certificates

      You should read and follow the instructions accompanying the subscription rights certificate carefully. If you want to exercise your subscription rights, you must send your completed subscription rights certificate, any necessary accompanying documents and payment of the subscription price to the subscription agent. Do not send your subscription rights certificate(s) and subscription price payment to us.

      You are responsible for the method of delivery of your subscription rights certificate, any necessary accompanying documents and payment of the subscription price to the subscription agent. If you send your subscription rights certificate and other items by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time the rights offering expires. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of a certified or cashier's check, money order or wire transfer of funds.

Signature Guarantee May be Required

      If your subscription rights certificate is registered in your name or you are an eligible institution, your signature on the subscription rights certificate will not require a guarantee. If your subscription rights certificate is not registered in your name or you are not an eligible institution, your signature on the subscription rights certificate must be guaranteed by an eligible institution such as a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent.

Delivery of Subscription Materials and Payment

      You should deliver your subscription rights certificate and payment for the shares of series B preferred stock subscribed for, as well as any other required documentation to the subscription agent, Corporate Stock Transfer, Inc., as follows:


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

                           Advanced BioPhotonics Inc.
                       c/o Corporate Stock Transfer, Inc.
                       Attention: Carylyn Bell, President
                    3200 Cherry Creek South Drive, Suite 240
                             Denver, Colorado 80209

Receipt of Payment

      Your payment will be considered received by the subscription agent only upon:

      o     clearance of any uncertified check;

      o receipt by the subscription agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order; or

      o receipt of collected funds in the subscription account designated above.

Determinations Regarding the Exercise of Subscription Rights

      We will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of subscription rights. Our decisions will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within whatever time we determine. We may reject the exercise of any of your subscription rights because of any defect or irregularity. Your subscription will not be deemed to have been received or accepted until all irregularities have been waived by us or cured by you within the time we decide, in our sole discretion.

      We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the subscription rights offering or in proper form. Neither we, nor the subscription agent, will have any duty to notify you of a defect or irregularity in your exercise of the subscription rights. We will not be liable for failing to give you that notice. We will also not accept your exercise of subscription rights if our issuance of shares of common stock and warrants pursuant to your exercise could be deemed unlawful or materially burdensome. See "Compliance with Regulations Pertaining to the Subscription Rights Offering" below.

Guaranteed Delivery Procedures

      If you wish to exercise your subscription rights, but you do not have sufficient time to deliver the subscription rights certificate evidencing your subscription rights to the subscription agent on or before the time your subscription rights expire, you may exercise your subscription rights by the following guaranteed delivery procedures:


      o deliver to the subscription agent on or prior to the expiration time your subscription price payment in full for each share you subscribed for under your subscription privileges in the manner set forth under "Payment of Subscription Price" on page 82;


      o deliver to the subscription agent at or prior to the expiration time the form entitled "Notice of Guaranteed Delivery," substantially in the form provided with the "Instructions for Use of Subscription Rights Certificates" distributed with your rights certificates; and

      o deliver the properly completed rights certificate evidencing your rights being exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the subscription agent within three business days following the date of your Notice of Guaranteed Delivery.

      Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Instructions as to Use of Advanced BioPhotonics Subscription Rights Certificates, which will be distributed to you with your subscription rights certificate. Your Notice of Guaranteed Delivery must come from an eligible institution, or other eligible guarantee institutions which are members of, or participants in, a signature guarantee program acceptable to the subscription agent.

      In your Notice of Guaranteed Delivery, you must state:

      o     your name and address;

      o the certificate number of the subscription rights certificate relating to the subscription rights you are exercising;

      o the number of subscription rights represented by your subscription rights certificates and the number of shares of our series B preferred stock you are subscribing for; and

      o the institution's guarantee that you will deliver to the subscription agent any subscription rights certificates evidencing the subscription rights you are exercising within three business days following the date the subscription agent receives your Notice of Guaranteed Delivery.


      You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your rights certificates at the address set forth above under "Delivery of Subscription Materials and Payment" on page 82. An eligible institution may alternatively transmit its Notice of Guaranteed Delivery to the subscription agent by facsimile transmission (Facsimile No.:
(303) 282-5800). To confirm facsimile deliveries, eligible institutions may call
(303) 282-4800.


      Corporate Stock Transfer, Inc., the subscription agent, will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. Stockholders and banks and brokerage firms may call (303) 282-4800 to request any copies of the form of Notice of Guaranteed Delivery.

Clearance of Uncertified Checks

      If you are paying by uncertified personal check, please note that uncertified checks may take five business days or more to clear. If you wish to pay the subscription price by uncertified personal check, we urge you to make payment sufficiently in advance of the time this rights offering expires to ensure that your payment is received by the subscription agent and clears by the rights offering expiration time. We urge you to consider using a certified or cashier's check, money order or wire transfer of funds to avoid missing the opportunity to invest in our series B preferred stock should you decide to exercise your subscription rights.

Notice to Nominees

      If you are a broker, a dealer, a trustee or a depositary for securities who holds shares of our common stock for the account of others as a nominee holder, you should notify the respective beneficial owners of those shares of the issuance of the subscription rights as soon as possible to find out the beneficial owners' intentions. You should obtain instructions from the beneficial owner with respect to the subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. A nominee holder that holds shares of common stock for the account(s) of more than one beneficial owner may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled if they had been direct record holders of common stock on the record date, so long as the nominee submits the appropriate subscription rights certificates and certifications and proper payment to the subscription agent.


      If you hold shares of common stock as a nominee holder for beneficial owners whose address is outside the United States, see "Non-Canadian Foreign Stockholders" on page 86.

Beneficial Owners

      If you are a beneficial owner of shares of our common stock or subscription rights that you hold through a nominee holder, your broker, dealer or other nominee will notify you of this subscription rights offering as set forth above under "Notice to Nominees." If you wish to exercise your subscription rights, you will need to have your broker, dealer or other nominee act for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, dealer or other nominee the form entitled "Beneficial Owners Election Form." You should receive this form from your broker, dealer or other nominee with the other subscription materials.


      If you live outside the United States and Canada, see "Non-Canadian Foreign Stockholders" on page 86.


No Revocation of Exercised Subscription Rights

      Once you have exercised your subscription privilege, you may not revoke your exercise, unless there is a material change in the terms of this offering.

Method of Transferring Rights

      The rights evidenced by a single subscription rights certificate may be transferred in whole by endorsing the subscription rights certificate for transfer in accordance with the accompanying instructions. The series B preferred stock and warrants underlying the subscription rights may not be transferred separately. However, a portion of the rights evidenced by a single subscription rights certificate may be transferred by delivering to the subscription agent a subscription rights certificate properly endorsed for transfer, with instructions to register such portion of the rights evidenced thereby in the name of the transferee (and to issue a new subscription rights certificate to the transferee evidencing such transferred rights). In such event, a new subscription rights certificate evidencing the balance of the rights will be issued to the rights holder or, if the rights holder so instructs, to one or more additional transferees. To transfer rights to any person, signatures on the subscription certificate must be guaranteed by an eligible institution, as described below.

      Holders wishing to transfer all or a portion of their rights should allow a sufficient amount of time prior to the expiration date for the transfer instructions to be received and processed by the subscription agent, a new subscription rights certificate to be issued and transmitted to the transferee or transferees with respect to transferred rights and to the transferor with respect to retained rights, if any, and the rights evidenced by such new subscription rights certificates to be exercised or sold by the recipients. Neither we nor the subscription agent will have any liability to a transferee or transferor of rights if subscription rights certificates are not received in time for exercise or sale prior to the expiration date.

Subscription Agent

      We have appointed Corporate Stock Transfer, Inc. as subscription agent for the subscription rights offering. We will pay its fees and expenses related to the subscription rights offering and have agreed to indemnify it from liabilities it may incur in connection with the subscription rights offering.

Exercising the Warrants


      During the five-year period from August ___, 2005 to August ___, 2010, you may exercise from time to time, in whole or in part, the warrants you will receive as part of the exercise of your subscription rights, at an exercise price of $.75 per share, subject to adjustment. Holders of these warrants may exercise their rights to purchase shares of our common stock by surrendering the certificate representing the warrants to Corporate Stock Transfer, Inc., which is acting as warrant agent for these warrants. Corporate Stock Transfer's address is 3200 Cherry Creek South Drive, Denver, Colorado 80209, with the subscription form on the back properly completed and executed, together with payment of the exercise price.

Exercise Price

      The exercise price of the warrants issuable upon the exercise of the subscription rights was determined by our board of directors and represents a 50% premium to the subscription price, which the board believes to be a premium which is slightly higher than the average exercise price for warrants in similar offerings. The exercise price does not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the exercise price as an indication of the value of these warrants or the common stock into which the warrants are exercisable.

No Recommendations to Stockholders

      Neither we nor our board of directors has made any recommendation as to whether you should exercise your subscription rights. You should decide whether to subscribe for shares of our series B preferred stock and warrants to, and purchase common stock, sell your rights to subscribe for such securities or simply take no action with respect to your subscription rights, based upon your own assessment of your best interests.

Termination of the Rights Offering

      We may elect to terminate this rights offering at any time prior to consummation of the offering. We do not have any obligation with respect to the subscription rights except to promptly return, without interest or deduction, any subscription payments we received from you. The subscription agent estimates it will take approximately two business days following termination of the rights offering to return the subscription payments, except where a subscription payment has been made by uncertified check. In such a case, it may take as long as ten business days to return the subscription payment if the subscription agent must wait for a check to clear before it is fully credited to the subscription agent's account.

Procedures for DTC Participants

      We expect that your exercise of your subscription rights may be made through the facilities of The Depository Trust Company. If your subscription rights are held of record through DTC, you may exercise your subscription right by instructing DTC to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of our series B preferred stock you are subscribing for, and your subscription price payment for each share you subscribed for.

      No change will be made to the cash subscription price by reason of changes in the trading price of our common stock prior to the closing of the rights offering.

Expiration Time, Extensions and Termination


      There will be no extension of the rights offering and the period for exercising your rights. The rights will expire at 5:00 p.m., Eastern Daylight Time, on August __, 2005. If you do not exercise your subscription rights prior to that time, your subscription rights will be null and void. We will not be required to issue shares of our series B preferred stock to you if the subscription agent receives your subscription certificate or your payment after that time, regardless of when you sent the subscription certificate and payment, unless you send the documents in compliance with the guaranteed delivery procedures described above. We may terminate the rights offering at any time prior to the issuance of the shares of our series B preferred stock in our sole discretion, in which event we will return your subscription payment, without interest.


Non-Canadian Foreign Stockholders


      Other than to Canadian stockholders, subscription rights certificates will not be mailed to stockholders whose addresses are outside the United States because their exercise of subscription rights may be prohibited by the laws of the country in which they live. Instead, we will have the subscription agent hold the Subscription Rights Certificates for those holders' accounts. To exercise their subscription rights, non-Canadian foreign holders must notify the subscription agent before 11:00 a.m., Eastern Daylight Time on August __, 2005, five business days prior to the expiration time and must establish to our satisfaction that such exercise is permitted under applicable law. If a non-Canadian foreign holder does not establish to our satisfaction that such exercise is permitted under applicable law, and notify, and provide acceptable instructions to the subscription agent, we will not accept such subscription. If you live outside of the United States and Canada, you should consult with your legal advisor about the particular laws of the country in which you live. The restrictions described in this paragraph affect 345,458 shares of common stock, or approximately 1.15% of our outstanding shares of common stock.


      If you hold shares of our common stock through a broker, a dealer, a trustee or a depository within the United States as a nominee holder and you are outside the United States, neither you nor your nominee may attempt to exercise any subscription rights unless you have provided evidence satisfactory to us, such as a legal opinion from local counsel, that it is not unlawful for you to receive and exercise subscription rights without any requirement being imposed on us to be registered or licensed.

Issuance of Series B Preferred Stock and Warrants

      Unless we earlier terminate the subscription rights offering, the subscription agent will issue the shares of our series B preferred stock and warrants purchased in the subscription rights offering as soon as practicable. Each subscribing holder's new shares and warrants will be issued in the same form, certificated or book-entry, as the shares of our common stock held by that holder.

      Your payment of the aggregate subscription price for the shares will be retained by the subscription agent and will not be delivered to us, unless and until your subscription is accepted and you are issued your shares of series B preferred stock and the warrants. We will not pay you any interest on funds paid to the subscription agent, regardless of whether the funds are applied to the subscription price or returned to you. You will have no subscription rights as a stockholder of our company with respect to the subscribed for shares of our series B preferred stock until the certificates representing such shares are issued to you or the shares are deposited in the book-entry account held on your behalf. Upon our issuance of the certificates or the deposit of the shares in the applicable book-entry account, you will be deemed the owner of the shares you purchased by exercise of your subscription rights. Unless otherwise instructed in the Subscription Rights Certificates, the shares issued to you pursuant to your subscription will be registered in your name or the name of your nominee, if applicable. Once the subscription rights offering period terminates we will issue the series B preferred stock underlying the exercised subscription rights.

Trading and Listing of the Subscription Rights, Series B Preferred Stock and Warrants

      The subscription rights, shares of series B preferred stock and warrants will not be listed on any securities exchange, any Nasdaq market or included in any automated quotation system. We know of no third party that currently intends to make a market in the subscription rights, series B preferred stock or warrants. An active trading market for the subscription rights, series B preferred stock or warrants may not develop or be sustained. If there is no active trading market, or the trading market is not sustained, you may be unable to sell your subscription rights, shares of series B preferred stock or warrants or be unable to sell your shares at a price that is satisfactory to you.

Shares Outstanding

      We have 30,281,107 shares of common stock and 1,550,000 shares of series A preferred stock issued and outstanding on the date of this prospectus. We will distribute subscription rights to purchase an aggregate of 7,000,000 shares of our series B preferred stock. Assuming that all subscription rights are exercised, upon the expiration of the exercise period, we will have issued and outstanding 7,000,000 shares of series B preferred stock, 1,550,000 shares of series A preferred stock and 30,281,107 shares of common stock.

Compliance with Regulations Pertaining to the Subscription Rights Offering


      We are not making the subscription rights offering in any state or other jurisdiction in which it is unlawful to do so. We will offer the subscription rights, series B preferred stock and warrants in all states pursuant to exemptions from registration requirements, with the exception of California, where the securities are being registered pursuant to qualification by coordination. We are not aware of any state securities laws with respect to such exemptions that would restrict the number of shares available for over-subscription requests or that would require us to delay the allocation and distribution of the over-subscription shares. We are also not aware of any securities laws of the state of California regarding qualification by coordination that would restrict the number of shares available for over-subscription requests or that would require us to delay the allocation and distribution of the over-subscription shares. As a result, we do not anticipate any delay in any state as a result of restrictions on over-subscription requests.

      Notwithstanding the foregoing, we will not sell or accept an offer to purchase the subscription rights, series B preferred stock and warrants from you if you are a resident of any state or other jurisdiction in which we subsequently determine that the sale or offer of the subscription rights would be unlawful. If that happens, we may delay the commencement of the subscription rights offering in certain states or other jurisdictions in order to comply with the laws of those states or other jurisdictions. However, we may decide, in our sole discretion, not to modify the terms of the subscription rights offering as may be requested by certain states or other jurisdictions. If that happens and you are a resident of the state or jurisdiction that requests the modification, you will not be eligible to participate in the subscription rights offering. We do not expect that there will be any changes in the terms of the subscription rights offering.


                       MATERIAL INCOME TAX CONSIDERATIONS

General

      The following discussion summarizes the material U.S. federal income tax consequences to you as a United States stockholder of Advanced BioPhotonics as a result of the receipt and the exercise or lapse of the subscription rights distributed to you pursuant to the rights offering. This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to a particular United States stockholder or to all categories of investors, some of which (like dealers in securities, banks, insurance companies, tax-exempt organizations, persons holding our common stock as part of a "straddle", "hedge", "conversion transaction" or other risk reduction transaction, persons who have a "functional currency" other than the U.S. dollar and persons who are not United States stockholders) may be subject to special rules. This discussion assumes that the subscription rights that you acquire pursuant to the rights offering and your shares of series B preferred stock constitute capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to in this prospectus as the "Code". This summary is based on the Code, the Treasury regulations promulgated thereunder, judicial authority and current administrative rules and practice, all of which are subject to change on a prospective or retroactive basis. This discussion does not address the tax consequences of the rights offering under applicable state, local or foreign tax laws.

      We will not obtain an opinion from legal counsel concerning the tax consequences of the subscription rights offering. We will not seek a ruling from the tax authorities with respect to the subscription rights offering. The U.S. tax authorities could take positions concerning the tax consequences of the subscription rights offering that are different from those described in this discussion, and, if litigated, a court could sustain any such positions.

      STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC TAX CONSEQUENCES ASSOCIATED WITH THE SUBSCRIPTION RIGHTS OFFERING, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AS WELL AS CHANGES IN APPLICABLE TAX LAWS.

      For purposes of this discussion, a United States stockholder is a beneficial owner of a subscription right or a share of our series B preferred stock that is, for U.S. federal income tax purposes, (i) a citizen or resident alien individual of the United States, (ii) a corporation (or an entity treated as a corporation) organized under the laws of the United States, any State or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) the trust was in existence on August 20, 1996 and properly elected to continue to be treated as a United States person. This discussion does not address any U.S. federal tax consequences in the case of a subscription right or a share of series B preferred stock held by an entity classified as a partnership for U.S. federal income tax purposes or any U.S. federal income tax consequences to any stockholder or beneficiary of a Non-United States stockholder. Those types of holders should consult their personal tax advisers with respect to the tax consequences to them.

Taxation of United States Stockholders With Respect to Subscription Rights

      Receipt of a Subscription Right. Because the distributions of the subscription rights are proportionate with respect to all holders of our common stock, you will not recognize any gain or other income upon receipt of a subscription right in respect of your common stock. Except as provided in the following sentence, your tax basis in that subscription right will be zero. If, however, either (i) the fair market value of the subscription rights on their date of issuance is 15% or more of the fair market value on that date of the common stock with respect to which they are received or (ii) you properly elect, in your federal income tax return for the taxable year in which you receive the subscription rights, to allocate part of your basis in your common stock to the subscription rights, then, upon exercise of the rights, your basis in the common stock will be allocated between the common stock and the subscription rights in proportion to their relative fair market values on the date the rights are distributed. Your holding period for a subscription right will include your holding period for the common stock with respect to which the subscription right was received. We believe that the fair market value of the subscription rights will not exceed 15% of the fair market value of the common stock to which the subscription rights relate.

      Expiration of Subscription Rights. A U.S. stockholder will not recognize any loss upon the expiration of a subscription right. Any tax basis allocated to a subscription right that lapses unexercised will be reallocated to the common stock on which that right was distributed.


      Exercise of Subscription Rights. A U.S. stockholder will not recognize any gain or loss on the exercise of a subscription right. Upon the exercise of your subscription right, the subscription price must be allocated between the series B preferred stock and the warrant in proportion to their relative fair market values on the date of the exercise of the subscription right. The allocation will be made with reference to the market value of the common stock issuable upon conversion or exercise of the series B preferred stock or warrants. The subscription price will be equal to the sum of (i) your tax basis, if any, in the subscription right exercised, as discussed above under the heading "Receipt of Subscription Right" and (ii) the price paid for the series B preferred stock and the warrant. Your holding period for a share of series B preferred stock purchased through the rights offering and the warrant received will begin on the date that you exercise your subscription right.


      Dispositions. Upon the sale, exchange or other disposition of your subscription rights or series B preferred stock and warrants acquired upon the exercise of your subscription rights, a U.S. stockholder will recognize gain or loss equal to the difference between the amount realized and such U.S. holder's basis in such subscription rights, series B preferred stock or warrant. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if a U.S. holder's holding period exceeds one year at the time of the sale, exchange or other disposition. Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Taxation of United States Stockholders With Respect to Series B Preferred Stock

      Distributions. Any distribution paid on our series B preferred stock received upon the exercise of the subscription right will constitute a dividend, taxable as ordinary income, to the extent the distribution is treated as paid out of our current or accumulated earnings and profits (as computed for U.S. federal income tax purposes). To the extent a distribution with respect to a share of our series B preferred stock in any taxable year is not treated as paid out of current or accumulated earnings and profits, it will be treated as a non-taxable return (and reduction) of basis in that share of series B preferred stock to that extent, and if and to the extent it exceeds earnings and profits and basis, it will be treated as gain from the sale of the share of series B preferred stock. The rate of federal income tax that non-corporate taxpayers pay on dividends generally is 15% provided the stockholder meets certain holding period and other requirements. Dividends received by a corporation are generally eligible for the dividends received deduction, subject to limitations.

      Dispositions. Upon a sale, exchange or other taxable disposition of a share of our series B preferred stock, the United States stockholder will recognize capital gain or loss equal to the difference between the amount realized and the stockholder's basis in that share. That gain or loss generally will be long-term capital gain or loss if the share of series B preferred stock was held for more than one year.

      Backup Withholding. A United States stockholder may be subject to backup withholding at the rate of 28% the dividends received with respect to a share of series B preferred stock and of the proceeds from the sale, exchange or retirement of a share of series B preferred stock unless the stockholder (a) is a corporation or other exempt recipient or (b) provides, when required, his taxpayer identification number to the payer, certifies that he is not subject to backup withholding, and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax; any amount so withheld is creditable against the stockholder's U.S. federal income tax liability or is refundable, provided the required information is furnished to the IRS. If a United States stockholder does not provide the appropriate party with the correct taxpayer identification number or any other proper document or certification required by the IRS (generally a Form W-9 in the case of a U.S. holder), such United States stockholder may be subject to penalties imposed by the IRS.

                              PLAN OF DISTRIBUTION


      The subscription rights offering will commence on July __, 2005, and will expire at 5:00 p.m., Eastern Daylight Time, 30 days thereafter. We are making this subscription rights offering directly to holders of our common stock held at the close of business on the record date, which is June __, 2005. The subscription rights are transferable commencing on the date of this prospectus. However, the series B preferred stock and warrants underlying the subscription rights may not be transferred separately.


      We will pay Corporate Stock Transfer, Inc., the subscription agent with respect to the subscription rights, a fee of approximately $7,500 for their services in connection with this subscription rights offering (which includes the subscription agent's fees associated with the exercise of subscription rights). We have also agreed to reimburse the subscription agent its reasonable expenses and indemnify them from liabilities they may incur in connection with the subscription rights offering. We expect that such expenses will be approximately $4,750.

      We estimate that our total expenses in connection with the subscription rights offering, including registration, legal and accounting fees will be approximately $101,500.

      We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of subscription rights. Except as described in this section, we are not paying any other commissions, fees or discounts in connection with the subscription rights offering.

      Payment for the shares of series B preferred stock issuable upon exercise of the subscription rights will be considered received when the subscription has been accepted by us.

                                  LEGAL MATTERS

      The validity of the securities offered in this prospectus will be passed upon for us by our counsel, Greenberg Traurig, LLP, New York, New York. Hon. Joseph F. Lisa, counsel to that law firm, is a member of our board of directors and beneficially owns 94,284 shares of our common stock. The statements in the third paragraph under "Legal Proceedings" are based upon the opinion of Greenberg Traurig, LLP, as our counsel in that action.

                                     EXPERTS

      The financial statements of Advance BioPhotonics Inc. (formerly OmniCorder Technologies, Inc.) as of December 31, 2004 and 2003, and for each of the two years in the period ended December 31, 2004 and 2003 and for the period from February 7, 1997 (Inception) to December 31, 2004, included in this prospectus have been audited by Marcum & Kliegman LLP, independent registered public accounting firm, as stated in their report, appearing in this prospectus and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

      On December 19, 2003, we dismissed Janet Loss, C.P.A., P.C., as our independent accountant. Janet Loss had been previously engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Janet Loss was that we had recently acquired all the assets and assumed all the liabilities of privately-held OmniCorder in consideration for the issuance of a majority of our outstanding common stock to privately-held OmniCorder. The historical business of privately-held OmniCorder is now our sole business and our current independent accountant is the firm of Marcum & Kliegman LLP. We believed that it was in our best interests to have Marcum & Kliegman continue to work with the OmniCorder business, and we therefore retained Marcum & Kliegman as our new independent registered public accounting firm on December 19, 2003.

      Janet Loss's report on our financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and the report was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by our board of directors.

      During our two most recent fiscal years, and the subsequent interim periods, prior to December 19, 2003, there were no disagreements with Janet Loss on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Janet Loss would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

                ADVANCED BIOPHOTONICS INC. (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                (A Development Stage Enterprise)

INDEX TO FINANCIAL INFORMATION
--------------------------------------------------------------------------------------------------------------------
                                                                                                               Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                                         F-2

ANNUAL FINANCIAL STATEMENTS

         Balance Sheet - December 31, 2004 and 2003                                                           F-3-4

         Statements of Operations - For the Years Ended December 31, 2004 and 2003, and
                  For the Period From February 7, 1997 (Inception) to December 31, 2004                         F-5

         Statementof Stockholders' Equity (Deficiency) - For the Years Ended
                  December 31, 2004 and 2003, and For the Period From February
                  7, 1997 (Inception) to December 31, 2004                                                    F-6-9

         Statements of Cash Flows - For the Years Ended December 31, 2004 and
                  2003, and For the Period From February 7, 1997 (Inception) to December 31, 2004           F-10-11

NOTES TO ANNUAL FINANCIAL STATEMENTS                                                                        F-12-30

QUARTERLY FINANCIAL STATEMENTS (UNAUDITED)

         Balance Sheet - March 31, 2005 and December 31, 2004                                               F-31-32

         Statements of Operations - For the Quarters ended Mar 31, 2005 and 2004 and the
                  Period From February 7, 1997 (Inception) to March 31,2005                                    F-33

         Statement of Stockholders' Equity (Deficiency) - For the period from January 1,
                  2005 through to March 31, 2005                                                               F-34

         Statements of Cash Flows - For the Quarters  Ended March 31, 2005  and 2004,
                  and For the Period From February 7, 1997 (Inception) to March 31, 2005                    F-35-36

NOTES TO QUARTERLY FINANCIAL STATEMENTS                                                                     F-37-48

             Report of Independent Registered Public Accounting Firm

To the Audit Committee of the Board of Directors and Stockholders Advanced BioPhotonics Inc. (f/k/a OmniCorder Technologies, Inc.)

We have audited the accompanying balance sheets of Advanced BioPhotonics Inc. (f/k/a OmniCorder Technologies, Inc.) (the "Company") (A Development Stage Enterprise) as of December 31, 2004 and 2003 and the related statements of operations, stockholders' equity (deficiency), and cash flows for the years ended December 31, 2004 and 2003, and for the period from February 7, 1997 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced BioPhotonics Inc. (f/k/a OmniCorder Technologies, Inc.) (A Development Stage Enterprise) as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, and for the period from February 7, 1997 (inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a deficit accumulated during the development stage of $15,413,090, and cash flows used in operating activities of $10,245,899 during the development stage, which commenced on February 7, 1997 through December 31, 2004. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Marcum & Kliegman LLP

New York, New York
March 10, 2005

                ADVANCED BIOPHOTONICS INC. (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                (A Development Stage Enterprise)


                                                                  BALANCE SHEETS
--------------------------------------------------------------------------------

                                                        December 31,          December 31,
                                                            2004                  2003
                                                        ----------            ----------

CURRENT ASSETS
     Cash and cash equivalents                          $3,403,712            $6,816,254
     Prepaid expenses and other current assets             226,519               198,162
                                                        ----------            ----------
         Total Current Assets                            3,630,231             7,014,416

     Property and equipment, net                           284,850               271,241
     Other assets                                          151,945                 3,538
                                                        ----------            ----------
         TOTAL ASSETS                                   $4,067,026            $7,289,195
                                                        ==========            ==========

   The accompanying notes are an integral part of these financial statements.

                ADVANCED BIOPHOTONICS INC. (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                (A Development Stage Enterprise)


                                                                  BALANCE SHEETS
--------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                  December 31,            December 31,
                                                                     2004                     2003
                                                                 ------------             ------------
CURRENT LIABILITIES
     Notes payable                                               $    165,883             $    239,952
     Accounts payable and accrued expenses                            439,718                  515,465
     Deferred officers salaries                                       431,555                  979,632
                                                                 ------------             ------------
         Total Current Liabilities                                  1,037,156                1,735,049

     Deferred officers salaries, non current                          555,000                     --
                                                                 ------------             ------------
         Total Liabilities                                          1,592,156                1,735,049
                                                                 ------------             ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

     Preferred stock, $.01 par value, 4,000,000
         shares authorized; 0 shares issued and
         outstanding                                                     --                       --
     Series A Convertible preferred stock, $.01 par
         value, 6,000,000 shares authorized;
         1,550,000 and 0 shares issued and
         outstanding, respectively, liquidation
         preference $1,550,000                                         15,500                     --
     Common stock, $.001 par value; 50,000,000 shares
         authorized; 29,695,889 and 29,570,100 shares
         issued and outstanding, respectively                          29,695                   29,570
     Additional paid-in capital                                    17,842,765               15,844,396
     Deficit accumulated during the development stage             (15,413,090)             (10,319,820)
                                                                 ------------             ------------
         Total Stockholders' Equity                                 2,474,870                5,554,146
                                                                 ------------             ------------
             TOTAL LIABILITIES AND
                  STOCKHOLDERS' EQUITY                           $  4,067,026             $  7,289,195
                                                                 ============             ============

   The accompanying notes are an integral part of these financial statements.


                                                                    ADVANCED BIOPHOTONICS INC. (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)

                                                                                                            STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                 Cumulative For
                                                                                                                 the Period From
                                                                                                                February 7, 1997
                                                                            For the Years Ended                    (inception)
                                                                                December 31,                    through December 31,
                                                                    -------------------------------------       ------------------
                                                                        2004                     2003                  2004
                                                                    ------------             ------------          ------------
     DEVELOPMENT REVENUES                                           $     69,800             $       --            $     69,800
     DEVELOPMENT COSTS                                                    20,000                     --                  20,000
                                                                    ------------             ------------          ------------
             GROSS PROFIT                                                 49,800                     --                  49,800
                                                                    ------------             ------------          ------------
OPERATING EXPENSES
     Research and development                                          1,413,194                1,129,248             6,139,108
     Selling, general and administrative                               3,288,844                1,206,036             6,821,208
     Related party legal expense                                            --                       --                 544,881
     Write-off of public offering costs                                     --                       --                 501,992
                                                                    ------------             ------------          ------------
         TOTAL OPERATING EXPENSES                                      4,702,038                2,335,284            14,007,189
                                                                    ------------             ------------          ------------
         OPERATING LOSS                                               (4,652,238)              (2,335,284)          (13,957,389)

     Interest and other (income) expenses, net                           (17,089)                  40,635               997,580
                                                                    ------------             ------------          ------------

         NET LOSS                                                     (4,635,149)              (2,375,919)          (14,954,969)

     Series A Convertible Preferred Stock beneficial
         conversion feature                                              458,121                     --                 458,121
                                                                    ------------             ------------          ------------
     NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS-BASIC
         AND DILUTED                                                $ (5,093,270)            $ (2,375,919)         $(15,413,090)
                                                                    ============             ============          ============
     Basic and diluted net loss per share attributable
         to common stockholders                                     $      (0.17)            $      (0.11)
                                                                    ============             ============
     Weighted average number of shares outstanding                    29,584,357               21,645,945
                                                                    ============             ============

   The accompanying notes are an integral part of these financial statements.


                                                                    ADVANCED BIOPHOTONICS INC. (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)

                                                                                                   STATEMENT OF STOCKHOLDERS' EQUITY

                                                                            For the period from February 7, 1997 (inception) through
                                                                                                       December 31, 2004 (continued)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                               Deficit
                                                                                              Accumulated
                                                      Series A Convertible                    During the      Stock
                                 Common Stock            Preferred Stock        Additional    Development  Subscription
                             Shares      Amount       Shares        Amount    Paid-in Capital    Stage       Receivable   Total
                           --------------------------------------------------------------------------------------------------------

Issuance of common
    stock to founders      10,301,259   $   10,301           --   $        --   $     6,419   $         --   $(15,070)  $     1,650

Sale of common stock
    at $.55 per
    share, net of
    expense of
    $35,164                   361,437          361           --            --       164,469             --         --       164,830

Issuance of common
    stock warrants
    to related party
    for legal
    services                       --           --           --            --        75,000             --         --        75,000

Sale of common stock
    warrants to
    related party                  --           --           --            --        40,000             --    (30,000)       10,000

Net loss                           --           --           --            --            --       (168,516)        --      (168,516)
                           --------------------------------------------------------------------------------------------------------
Balance at
    December 31, 1997      10,662,696       10,662           --            --       285,888       (168,516)   (45,070)       82,964
                           --------------------------------------------------------------------------------------------------------

Issuance of common
    stock to founders       2,710,858        2,711           --            --         1,689             --         --         4,400

Sale of common stock
    at $.55 per
    share, net of
    expenses of
    $62,900                   885,539          886           --            --       426,209             --         --       427,095

Issuance of common
    stock for
    research and
    development               271,086          271           --            --       149,729             --         --       150,000

Issuance of common
    stock warrants
    to related party
    for legal
    services                       --           --           --            --        20,000             --         --        20,000

Cash received from
    sale of common
    stock warrant                  --           --           --            --            --             --     30,000        30,000

Issuance of common
    stock warrants
    in connection
    with sale of
    bridge notes                   --           --           --            --       329,625             --         --       329,625

Net loss                           --           --           --            --            --     (1,594,054)        --    (1,594,054)
                           --------------------------------------------------------------------------------------------------------
Balance at
    December 31, 1998      14,530,179       14,530           --            --     1,213,140     (1,762,570)   (15,070)     (549,970)
                           --------------------------------------------------------------------------------------------------------

Conversion of bridge
    notes into
    common stock            1,433,015        1,433           --            --       789,192             --         --       790,625

   The accompanying notes are an integral part of these financial statements.


                                                                    ADVANCED BIOPHOTONICS INC. (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)

                                                                                                   STATEMENT OF STOCKHOLDERS' EQUITY

                                                                            For the period from February 7, 1997 (inception) through
                                                                                                       December 31, 2004 (continued)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                               Deficit
                                                                                              Accumulated
                                                      Series A Convertible                    During the      Stock
                                 Common Stock            Preferred Stock        Additional    Development  Subscription
                             Shares      Amount       Shares        Amount    Paid-in Capital    Stage       Receivable   Total
                           --------------------------------------------------------------------------------------------------------

Issuance of common
    stock for research
    and development           135,543   $      136                               $   74,864   $        --   $      --   $    75,000

Sale of common stock
    at $1.14 per share        945,282          945                                1,073,055            --          --     1,074,000
               Net Loss            --           --                                       --     (1,547,973)        --    (1,547,973)
                           --------------------------------------------------------------------------------------------------------
Balance at
    December 31, 1999      17,044,019   $   17,044                               $3,150,251   $(3,310,543)  $ (15,070)  $  (158,318)

Issuance of common
    stock for research
    and development           135,543   $      136                               $   74,864   $        --   $      --   $    75,000

Issuance of common
    stock for services
    rendered                    8,810            9                                   10,001            --          --        10,010

Sale of common stock
    at $1.14 and $1.38
    per share for
    691,269 and
    924,156 shares,
    respectively            1,615,425        1,615                                2,058,786            --          --     2,060,401

Issuance of stock
    options and
    warrants for
    services rendered              --           --                                   51,357            --          --        51,357
               Net loss            --           --           --            --            --     (1,446,203)        --    (1,446,203)
                           --------------------------------------------------------------------------------------------------------
Balance at December
    31, 2000               18,803,797       18,804                                5,345,259    (4,756,746)    (15,070)      592,247
Issuance of common
    stock for services
    rendered                   12,322           12                                   29,988            --          --        30,000
Sale of common stock
    at $2.44 per share        164,294          164                                  399,836            --          --       400,000
Issuance of stock
    options and
    warrants for
    services rendered                           --                                   21,012           --           --        21,012
               Net loss            --           --           --            --            --     (1,675,158)        --    (1,675,158)
                           --------------------------------------------------------------------------------------------------------
Balance at December
    31, 2001               18,980,413       18,980           --            --     5,796,095     (6,431,904)   (15,070)     (631,899)
Issuance of common
    stock in
    accordance with
    anti-dilution
    provisions                164,294          164                                     (164)           --          --            --
Sale of common stock
    at $1.22 and $.97
    per share for
    102,684 and
    385,065 shares,
    respectively              487,749          488                                  499,512            --          --       500,000
Issuance of stock
    options and
    warrants for
    services rendered              --           --                                  595,188            --          --       595,188
               Net loss            --           --           --            --            --     (1,511,997)        --    (1,511,997)
                           --------------------------------------------------------------------------------------------------------
Balance at December
    31, 2002               19,632,456       19,632                                6,890,631    (7,943,901)    (15,070)   (1,048,708)
Elimination of
    subscription
    receivable                                                                      (15,070)                   15,070            --
                           --------------------------------------------------------------------------------------------------------

   The accompanying notes are an integral part of these financial statements.



                                                                    ADVANCED BIOPHOTONICS INC. (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)


                                                                                                   STATEMENT OF STOCKHOLDERS' EQUITY

                                                                            For the period from February 7, 1997 (inception) through
                                                                                                       December 31, 2004 (continued)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                               Deficit
                                                                                              Accumulated
                                                      Series A Convertible                    During the      Stock
                                 Common Stock            Preferred Stock        Additional    Development  Subscription
                             Shares      Amount       Shares        Amount    Paid-in Capital    Stage       Receivable   Total
                           --------------------------------------------------------------------------------------------------------

Sale of common stock
    at $.97 per share       1,317,849        1,318                                1,282,084             --         --     1,283,402
Issuance of stock
    options and
    warrants for
    services rendered                                                               691,377                                 691,377
Issuance of common
    stock in
    accordance with
    antidilution
    provisions                107,821          108                                     (108)                                     --
Exercise of warrants          480,274          480                                     (480)                                     --
Issuance of common
    shares to
    shareholders of
    company acquired
    in
    recapitalization
    transaction             1,133,600        1,134                                   (1,134)                                     --
Net assets of Promos,
    Inc                                                                              20,584                                  20,584
Sale of common stock
    for cash at $1.375
    per share, net          5,486,027        5,486                                6,702,924                               6,708,410
Conversion of Bridge
    Loan at $1.375 per
    share                     200,000          200                                  274,800                                 275,000
Issuance of common
    stock for offering
    services                1,212,073        1,212                                   (1,212)                                     --
               Net loss            --           --           --            --            --     (2,375,919)        --    (2,375,919)
                           --------------------------------------------------------------------------------------------------------
Balance at December
    31, 2003               29,570,100       29,570           --            --    15,844,396    (10,319,820)        --     5,554,146
Issuance of stock
    options and
    warrants for
    services rendered                                                                53,156                                  53,156
Issuance of stock
    granted for
    services rendered          15,000           15                                   43,485                                  43,500
Sale of Series A
    Convertible
    preferred stock at
    $1.00 per share                                   1,550,000        15,500     1,534,500                               1,550,000
Series A Convertible
    Preferred Stock
    beneficial
    conversion feature                                                              458,121       (458,121)                      --
Costs incurred
    associated with
    the sale of stock
    and
    recapitalization
    transactions                                                                   (101,711)                               (101,711)
Costs incurred
    associated with
    sale of Series A
    Convertible
    preferred stock                                                                 (31,072)                                (31,072)
Exercise of options            76,101           76                                   41,924                                  42,000
                           --------------------------------------------------------------------------------------------------------


   The accompanying notes are an integral part of these financial statements.



                                                                    ADVANCED BIOPHOTONICS INC. (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)


                                                                                                   STATEMENT OF STOCKHOLDERS' EQUITY

                                                                            For the period from February 7, 1997 (inception) through
                                                                                                       December 31, 2004 (continued)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                              Deficit
                                                                                             Accumulated
                                                     Series A Convertible                    During the      Stock
                                Common Stock            Preferred Stock        Additional    Development  Subscription
                            Shares      Amount       Shares        Amount    Paid-in Capital    Stage       Receivable   Total
                          --------------------------------------------------------------------------------------------------------
Exercise of options
    (cashless)                27,388           27                                      (27)                                     --
Adjustments of sale of
    common stock for
    cash at $1,375 per
    share                      7,300            7                                       (7)                                     --
Net Loss                          --           --           --            --            --     (4,635,149)        --    (4,635,149)
                          --------------------------------------------------------------------------------------------------------
Balance at December
    31, 2004              29,695,889   $   29,695    1,550,000   $    15,500   $17,842,765   $(15,413,090)  $     --   $ 2,474,870
                          ========================================================================================================


   The accompanying notes are an integral part of these financial statements.



                                                                    ADVANCED BIOPHOTONICS INC. (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)

                                                                                                             STATEMENT OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                 Cumulative
                                                                                              For the Period
                                                                                            from February 7, 1997
                                                                 For the Years Ended         (inception) through
                                                                    December 31,                 December 31,
                                                               2004              2003                2004
                                                           ------------       ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                                   $ (4,635,149)      $ (2,375,919)      $(14,954,969)
                                                           ------------       ------------       ------------

Adjustments to reconcile net loss to net cash used in operating activities:

         Depreciation and amortization                          144,846            165,132            763,199
         Loss on disposal of net assets                              --             20,584             20,584
         Unrealized loss form foreign currency
             transactions                                            --              4,778             19,271
         Warrants issued to related party for
             legal services                                          --                 --             95,000
         Issuance of stock options and warrants
             for services rendered                               53,156            691,377          1,412,090
         Issuances of stock options and
             warrants for services rendered                      43,500                 --             83,510
         Issuance of common stock for research
             and development                                         --                 --            300,000
         Amortization of original issue discount                     --                 --            329,625
         Amortization of deferred financing
             costs                                                   --                 --            188,125
         Changes in operating assets and liabilities:

         Prepaid expenses and other current assets              183,638           (126,321)           (14,524)
         Other assets                                          (148,407)               (85)          (151,945)
         Accounts payable and accrued expenses                  (75,745)           (68,260)           677,580
         Deferred officers salaries                               6,923             95,519            986,555
                                                           ------------       ------------       ------------

             NET CASH USED IN OPERATING
                  ACTIVITIES                                 (4,427,238)        (1,593,195)       (10,245,899)
                                                           ------------       ------------       ------------

CASH FLOWS USED IN INVESTING ACTIVITIES

     Purchases of property and equipment                       (179,348)           (72,144)        (1,068,943)
                                                           ------------       ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES

     Proceeds from (costs of) issuance of
         common stock                                          (101,711)         7,991,812         12,522,477
     Net proceeds from issuance of Series A
         convertible preferred stock                          1,518,928                 --          1,518,928
     Proceeds from issuance of warrants                              --                 --             40,000
     Proceeds from options exercised                             42,000                 --             42,000
     Issuance of bridge note payable                                 --            275,000          1,025,000
     Payment of deferred financing costs                             --                 --           (147,500)
     Repayment of notes payable                                (265,173)            69,499           (282,351)
                                                           ------------       ------------       ------------

         NET CASH PROVIDED BY FINANCING
             ACTIVITIES                                       1,194,044          8,336,311         14,718,554
                                                           ------------       ------------       ------------

         NET (DECREASE) INCREASE IN CASH                     (3,412,542)         6,670,972          3,403,712
                                                           ------------       ------------       ------------

CASH AND CASH EQUIVALENTS - Beginning                         6,816,254            145,282                 --
                                                           ------------       ------------       ------------


CASH AND CASH EQUIVALENTS - Ending                         $  3,403,712       $  6,816,254       $  3,403,712
                                                           ============       ============       ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
    INFORMATION
     Cash paid during the periods for:

         Interest                                          $      7,277       $     11,008       $    964,038
         Income Taxes                                      $         --       $      1,867       $      4,509


   The accompanying notes are an integral part of these financial statements.



                                                                    ADVANCED BIOPHOTONICS INC. (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)

                                                                                                             STATEMENT OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                 Cumulative
                                                                                              For the Period
                                                                                            from February 7, 1997
                                                                 For the Years Ended         (inception) through
                                                                    December 31,                 December 31,
                                                               2004              2003                2004
                                                           ------------       ------------       ------------

     Non cash investing and financing activities:

         Conversion of bridge notes                        $         --       $    275,000       $  1,065,625
         Conversion of accounts payable to
             notes payable                                 $         --       $         --       $    237,861
         Insurance premiums financed using a
             note                                          $    191,104       $         --       $    373,835
     Cashless exercise of common stock
         resulting in the issuance of 27,399
         shares of common stock                            $         27       $         --       $         27

     Beneficial conversion charge attributable
         to Series A convertible preferred stock           $    458,121       $         --       $    458,121

   The accompanying notes are an integral part of these financial statements.

NOTE 1 - Organization and Business

Advanced BioPhotonics Inc. (f/k/a OmniCorder Technologies, Inc.) (the "Company" was incorporated in the State of Delaware on February 7, 1997, to develop and commercialize an advanced digital imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease through its lead product, the BioScanIR System ("System").

In December 1999, the Company received FDA Section 510(k) market clearance, which permits marketing, throughout the United States, of the BioScanIR System, an adjunctive method to detect breast cancer and other diseases affecting the perfusion of blood in tissue and organs. In August 2003, the Company received CE mark clearance to market its BioScanIR System throughout the European Union. The Company believes that it will generate revenues from the sale of licenses, user fees and sale of the medical device to commercial, institutional and clinical customers to use its technology for cancer and vascular disease applications throughout the United States and Europe. However, there is no assurance that the Company will be able to generate any revenues.

Recapitalization Transaction

On December 19, 2003, the Company completed a transaction with Promos, Inc. ("Promos") in which Promos acquired all the assets and assumed all the liabilities of the Company, in consideration for the issuance of a majority of Promos' shares of common stock (the "Recapitalization"). The transaction was completed pursuant to an Agreement of Purchase and Sale, dated as of December 19, 2003. On December 29, 2003, the Company subsequently merged into a newly formed Delaware corporation under the original name of the accounting acquirer, OmniCorder Technologies, Inc. Subsequent to the Recapitalization, the original shareholders of the Company owned 95% of the outstanding shares of the Company and the original Promos shareholders owned 5% before the impact of the concurrent private placement. Concurrent with the Recapitalization, all of the net assets of Promos, Inc. were sold to its former President for no monetary consideration and her indemnification to the Company against any potential liabilities from the historical Promos operations. After the sale of all of the net assets, Promos, in substance, became a public shell. For accounting purposes, the Company is deemed to be the acquirer in the transaction and has been accounted for as a recapitalization. Consequently the assets and liabilities and the historical operations reflected in the financial statements are those of the Company and are recorded at the historical cost basis of the Company.

Since the transaction is in substance a recapitalization of the Company and not a business combination, pro forma information is not presented. Such pro forma statements of operations would be substantially identical to the historical statements of operations of the Company, which are presented in the accompanying statements of operations.

Following the completion of the Recapitalization, the December 19, 2003 private offering (Note 7), related stock purchase and payment of equity-based transaction fees, the shareholders of the Company owned 21,538,400 shares, or 72.8% of the outstanding shares of Promos' common stock. The Company filed a Certificate of Dissolution on December 29, 2003 with the Delaware Secretary of State and promptly thereafter, in accordance with the tax-free reorganization provisions of Internal Revenue Code Section 368(a) (1) (C), liquidated the shares of Promos' common stock it received in the Recapitalization to its stockholders in proportion to their respective interests in OmniCorder Technologies, Inc. The consideration and other terms of these transactions were determined as a result of arm's-length negotiations between the parties.

As more fully described in Note 7, all share and per share amounts have been retroactively restated in all periods for the effect of the Recapitalization.

NOTE 2 - Summary of Significant Accounting Policies

Basis of Presentation

The Company has been presented as a "development stage enterprise" in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The

Company's primary activities since inception have been securing technology licenses, the research and development of its technology and the commercial development of its BioScanIR System including negotiating strategic alliances, securing production component purchase agreements including customized infrared cameras and related components, and securing FDA clearance, UL and CE approval and raising capital.

Management's Liquidity Plans

The Company has a deficit accumulated during the development stage, which commenced on February 7, 1997 through December 31, 2004 of $15,413,090 and cash flows used in operating activities during the development stage of $10,245,899. The accumulated loss resulted principally from costs incurred in developing its business plan, acquiring licenses for its technology, research and development, general and administrative expenses, establishing sales channels and fund raising activities. As more fully described in Note 7, the Company received gross and net proceeds approximating $7.8 million and $6.7 million, respectively, on December 19, 2003 in a private placement of its common stock and warrants. The Company could receive additional gross proceeds upon the exercise of the associated warrants which expire December 19, 2006 of approximately $327,000, although there is no assurance that they will be exercised.

As of December 14, 2004, the Company completed a private placement of 1,550,000 shares of its series A convertible preferred stock convertible into 1,409,091 shares of common stock and warrants to purchase 465,000 shares of its common stock. The Company received gross proceeds of $1,550,000. The Company could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 14, 2009) of approximately $511,000, although there is no assurance that they will be exercised. As of December 31, 2004, the Company had cash balances and working capital of $3,403,712 and $2,593,075, respectively and total stockholders' equity of $2,474,870. At March 28, 2005, the Company has approximately $2.3 million in cash balances (unaudited).

Management estimates that it will require additional cash resources during 2005, based upon its current operating plan and condition. The Company is currently investigating additional financing alternatives, including equity and/or debt financing and asset based funding sources associated with the commencement of product delivery. There is no assurance that capital in any form would be available to the Company, and if available, on terms and conditions that are acceptable. The success of the Company depends upon many factors, including securing market acceptance for its products, obtaining adequate additional financing on acceptable terms, and its ability to roll out the BioScanIR system in sufficient quantities and at profitable revenue levels. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about the Company's ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company is in the process of preparing a subscription rights offering to distribute to holders of its common stock of up to 3,500,000 transferable subscription rights to purchase shares of our series A convertible preferred stock. The Company will issue the subscription rights at the rate of one right for approximately eight shares of our common stock held on the record date of March 25, 2005, which represents the ratio of subscription rights to total common shares outstanding 30,281,107. Each subscription right represents the right to purchase one share of our series B convertible preferred stock for $1.00 per share. The shares of series A convertible preferred stock are convertible into shares of common stock at $1.10 per share (i) at any time at the option of the holder thereof, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, or if not traded on such exchange, on the OTC Bulletin Board, is at least $2.20 per share, or 200% of the $1.10 conversion price per share. If all 3,500,000 subscription rights are exercised, then the Company will receive gross proceeds, prior to expenses, of $3,500,000. There is no assurance as to how many rights will be exercised.

In August 2003, the Company entered into a research and development contract with the U.S. Department of Defense's Missile Defense Agency to further develop core sensor technology. We earned and recognized the amount of this contract of $69,800 in the quarter ended June 30, 2004

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Critical estimates include management's judgments associated with deferred income tax valuation allowance and the capitalization and depreciation of long-term assets. Actual results could differ from those estimates.

Employee Benefit Plans

The Company provides medical insurance coverage to eligible employees through a third party provider. Employees pay a percentage of the associated premium. Other than medical plans and Stock Based Compensation Plans described below, the company does not provide any other employee benefit plans.

Cash and Cash Equivalents

For the purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company maintains cash and cash equivalents with major financial institutions. Cash is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000 at each institution. At times, such amounts may exceed the FDIC limits. At December 31, 2004 the uninsured cash balance at one bank was approximately $3.4 million.

Property and Equipment

Property and equipment are recorded at cost and depreciated, using the straight-line method, over the estimated useful lives of the related assets, generally five to seven years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets are removed from the accounts and the resulting gain or losses are reflected in the results of operations. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized.

Software Development Costs

Software development costs have been charged to operations as incurred since technological feasibility for the Company's computer software is generally based upon achievement of a detail program design, free of high risk development issues and the completion of research and development on the product hardware in which it is to be used. These costs are included in research and development in the accompanying financial statements.

Research and Development

Research and development costs are charged to operations as incurred.

Revenue Recognition

The Company recognizes revenues and costs and expenses generally utilizing the accrual method of accounting. The Company is presently in the development stage and will adopt revenue recognition accounting policies that are reflective of its business model at the time the Company begins to generate each type of revenue. For specific discussion of these activities, see the "Summary of Significant Accounting Policies-Basis of Presentation." Based upon its circumstances at the time, the Company will apply the appropriate methods that comply with accounting principles generally accepted in the United States as they relate to its business practices, as follows:

1. Rental - The Company may enter into rental agreements with end-users for various periods of time. Under this arrangement, the Company would provide the user with a non-exclusive right to use the software and hardware and receive software upgrades as required to provide the level of services contracted for. This arrangement would require a one-time, non-refundable fee and monthly rental charge to be earned for the period of service and the passage of time. This one-time fee would be initially recorded on the balance sheet as deferred revenue and then recognized as revenue ratably over the rental period. The costs and major improvements of these Systems would be capitalized and depreciated on a straight-line basis over their estimated five-year useful life.

2. Sale - The Company may sell Systems to medical, diagnostic or any other end user. These contracts may be for single or multiple units. The Company intends to recognize revenue associated with single or multiple unit contracts upon shipment and acceptance of each specific unit by the end-user. The Company may provide an initial warranty period of one year as part of their sales arrangements. The Company will establish a liability for estimated warranty costs as appropriate and record actual warranty expenses against this liability as incurred. The Company may offer an extended warranty and maintenance arrangement to its customers after the expiration of the initial warranty period. This arrangement would be sold pursuant to a contract distinctly separate from the original sales arrangement. These extended warranty and maintenance fees would be recognized ratably over the life of the extended warranty and maintenance contracts.

3. Licensing - The Company may enter into licensing agreements for its technology as part of sublicensing or distribution agreements with third parties. The Company also intends to enter into licensing agreements that provide third parties with exclusive or semi-exclusive rights to some portion of its intellectual property in certain well defined fields of use. License revenues are expected to be recognized ratably over the life of the license.

4. Development contracts - The Company may engage in research and development contracts or other specialized arrangements with specific customers. While each project may vary, it is planned that each would have milestones in the development or delivery process for which stipulated amounts of the contract value would be earned. The Company intends to recognize revenues as milestones are achieved and upon substantial evidence of acceptance by the customer.

Systems available for sale, either newly constructed or which may have been previously rented to customers, would be maintained in inventory at cost determined on a first-in, first out method, or at depreciated cost (if previously rented); in all cases at the lower of cost or market.

Patents

Patent costs have been charged to operations as incurred as their realizability was uncertain. These costs are included in research and development in the accompanying financial statements.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes" SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities and for the expected future tax benefits to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

Foreign Currency Transactions

The Company entered into exclusive agreement with a Germany manufacturer to manufacture the BioScanIR System, payable in Euro dollars. The translation from Euro dollars to U.S. dollars is performed for the balance sheet accounts using current exchange rates in effect at the balance sheet date and for operations accounts using the actual rate at the time of the transaction. The Company incurred transaction losses of $ 0 , $4,778, and $19,271 resulting from foreign currency transactions included in interest and other expenses for the years ended December 31, 2004 and 2003 and for the period from February 7, 1997 (inception) to December 31, 2004, respectively in the accompanying financial statements.

Loss Per Common Share

Loss per share ("EPS") is computed based on weighted average number of common shares outstanding and excludes any potential dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock, which would then share in the earnings of the Company. The shares issuable upon the exercise of stock options, warrants and conversion of the series A convertible preferred stock are excluded from the calculation of net loss per share as their effect would be antidilutive.

Securities that could be potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been antidilutive for the periods presented consist of the following:

             Total potential common shares as of December 31, 2004
             -----------------------------------------------------
Warrants to purchase common stock                                    1,915,397
Options to purchase common stock                                     3,039,875
Series A convertible preferred stock                                 1,409,091
                                                                     ---------
                                                                     6,364,363
                                                                     =========

Stock-Based Compensation

In accordance with SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" which amends SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by APB Opinion No. 25, "Accounting for Stock Issued to Employees" and FASB Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation". No compensation expense has been recognized for options granted to employees, as all options granted under those plans have an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and net loss per share had the Company applied the fair value recognition provisions of SFAS No. 123 to options granted to employees.

As discussed in "New Accounting Pronouncements" SFAS No. 123R will require the Company to expense stock options based on grant date fair value in its financial statements. The effect of expensing stock options on the Company's results of operations using the Black-Scholes option pricing model is presented in the following pro forma table:

                                                                               For the Years Ended December 31,
                                                                                  2004                2003
                                                                               -----------       -------------
Net loss attributable to common stockholders -  basic and diluted              $(5,093,270)      $  (2,375,919)
Deduct:

    Total stock-based employee compensation expense determined under fair
    value-based method for all awards                                             (342,877)           (435,706)
                                                                               -----------       -------------
Pro forma net loss attributable to common stockholders                         $(5,436,147)      $  (2,811,625)
                                                                               ===========       =============
Basic and diluted net loss per share as reported                               $     (0.17)      $       (0.11)
                                                                               ===========       =============
Basic and diluted pro forma net loss per share                                 $     (0.18)      $       (0.13)
                                                                               ===========       =============

      The fair value of the Company's options at date of grant was estimated using the Black-Scholes fair value based method with the following weighted average assumptions:

                                           For the Years Ended December 31,
                                             2004                2003
                                           --------             -------
            Expected life (years)             4.3                 5.3
            Risk free interest rate           3.61%               3.25%
            Volatility                      147.7%               77%

      The weighted average fair value of option s at the date of grant using the Black-Scholes fair value based methodology for options granted in the years ended December 31, 2004 and 2003 is estimated at $3.79 and $1.31, respectively.

Impact of Recently Issued Accounting Standards

In March 2004, The Emerging Issues Task Force ("EITF") reached a consensus on recognition and measurement guidance previously discussed under EITF 03-01, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The consensus clarifies the meaning of other-than-temporary impairment and its application to investments classified as either available-for-sale or held-to-maturity under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and investments accounted for under the cost method or the equity method. The EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB delayed the accounting provisions of EITF 03-1; however the disclosure requirements remain effective for annual periods ending after June 15, 2004. The application of the disclosure requirements did not have a material effect on the Company's financial position or results of operations.

In April 2004, the EITF issued Statement No. 03-06 "Participating Securities and the Two-Class Method Under FASB Statement No. 128, Earnings Per Share" ("EITF 03-06"). EITF 03-06 addresses a number of questions regarding the computation of earnings per share by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the company when, and if, it declares dividends on its common stock. The issue also provides further guidance in applying the two-class method of calculating earnings per share, clarifying what constitutes a participating security and how to apply the two-class method of computing earnings per share once it is determined that a security is participating, including how to allocate undistributed earnings to such a security. EITF 03-06 is effective for fiscal periods beginning after March 31, 2004. The adoption of this statement did not have any effect on the Company's calculation of EPS.

In September 2004, the EITF issued statement EITF Issue No. 04-08, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share" ("EITF 04-08"). Contingently convertible debt instruments are generally convertible into common shares of an issuer after the common stock price has exceeded a predetermined threshold for a specified period of time (the "market price contingency"). EITF 04-08 requires that shares issuable upon conversion of contingently convertible debt be included in diluted earnings per share computations regardless of whether the market price contingency contained in the debt instrument has been met. EITF 04-08 is effective for reporting periods ending after December 15, 2004 and requires restatement of prior periods to the extent applicable. The adoption of this statement is not expected to have an effect on the Company's calculation of EPS.

In December 2003, the FASB issued revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits - an amendment of FASB Statements No. 87, 88, and 106." This statement revises employers' disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Except as noted, this statement was effective for financial statements with fiscal years ending after December 15, 2003. The adoption of revised SFAS No. 132 had no impact on the Company's financial condition or results of operations.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs." The statement amends Accounting Research Bulletin ("ARB") No. 43, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. ARB No. 43 previously stated that these costs must be

"so abnormal as to require treatment as current-period charges." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for fiscal years beginning after the issue date of the statement. The adoption of SFAS No. 151 is not expected to have any impact on the Company's current financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- An Amendment of APB Opinion No. 29." APB Opinion No. 29, "Accounting For Nonmonetary Transactions," is based on the opinion that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets whose results are not expected to significantly change the future cash flows of the entity. The Company is currently evaluating the impact that this statement will have on its financial condition or results of operations.

In December 2004. the FASB revised its SFAS No. 123 ("SFAS No. 123R"), "Accounting for Stock Based Compensation." The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. Changes in fair value during the requisite service period are to be recognized as compensation cost over that period. In addition, the revised statement amends SFAS No. 95, "Statement of Cash Flows," to require that excess tax benefits be reported as a financing cash flow rather than as a reduction of taxes paid. For small business issuers, the provisions of the revised statement are effective for financial statements issued for the first interim or annual reporting period beginning after December 15, 2005, with early adoption encouraged. The Company is currently evaluating the impact that this statement will have on its financial condition or results of operations.

Fair Value of Financial Instruments

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments is a reasonable estimate of fair value.

Reclassifications

Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements. These reclassifications have no effect on previously reported income.

NOTE 3 - Property and Equipment

      Property and equipment consists of the following:

                                                   December      December 31,
                                                     2004           2003
                                                   --------      --------
          Research and development equipment       $876,563      $856,093
          Office equipment                           67,603        22,497
          Furniture and fixtures                     26,804        11,004
          Leasehold Improvements                     17,465            --
                                                   --------      --------
                                                    988,435       889,594
          Less:  accumulated depreciation and
           Amortization                             703,585       618,353
                                                   --------      --------
                                                   $284,850      $271,241
                                                   ========      ========

      Depreciation and amortization expenses charged to operations for the years ended December 31, 2004 and 2003 and for the period February 7, 1997 (inception) to December 31, 2004 was $144,846, $165,132 and $763,199,
      respectively.

NOTE 4 - Notes Payable

The Company financed its annual insurance premiums over a nine-month period with one financing Company through two notes payable. The notes payable balances at December 31, 2004 and 2003 were $165,883 and $159,627, respectively. The balance as of December 31, 2004 is due in monthly installments approximating $17,246 and $3,987, including interest at the rates of 6.85 % and 7.75% per annum through August 2005. The balance as of December 31, 2003 was due in monthly installments approximating $17,433 and $3,333, including interest at the rates of 5.0 % and 7.75% per annum through August 2004.

In September 2001, the Company converted its accounts payable balance due to a vendor into a note payable. The balance at December 31, 2003 amounted to $80,325, which was due in monthly installments of $12,930, including interest at the rate of 8% per annum commencing in June 2003 through May 2004. This note was paid in full in January 2004.

NOTE 5 - Income Taxes

      The tax effect of temporary differences and carryforwards that give rise to significant portions of the deferred assets are as follows:

                                                 December 31,      December 31,
                                                    2004               2003
                                                 -----------       -----------
          Deferred tax assets(liabilities):

          Net operating loss carryforward        $ 5,412,000       $ 3,807,000

          Property and Equipment                      (1,000)          (30,000)

          Accrued Expenses                           443,000           481,000
               Valuation allowance                (5,854,000)       (4,258,000)
                                                 -----------       -----------
          Net Deferred Tax Asset                 $        --       $        --
                                                 ===========       ===========

      The expiration dates for the net operating loss carry forward are as follows:

          2019                    $ 2,746,000
          2020                      1,467,000
          2021                      1,688,000
          2022                      1,260,000
          2023                      1,607,000
          2024                      4,762,000
                                  -----------
                                  $13,530,000
                                  ===========

      The Company has recorded a full valuation allowance against its deferred tax assets since management believes that based upon current available objective evidence it is more likely than not that the deferred tax asset will not be realized. The Company's effective tax rate differs from the federal statutory rate as a result of the change in the valuation allowance.

      A reconciliation between the effective rate for income taxes and the amount computed by applying the statutory Federal income tax rate to loss from continuing operations before provision for income taxes and cumulative effect for a change in accounting principle as follows:

                                                                      For the Years Ended
                                                                         December 31,
                                                                      --------------------
                                                                       2004         2003
                                                                      --------    --------
Tax provision at statutory rate                                        (34%)       (34%)
Non deductible expenses                                                   1%          1%
Other                                                                   (1%)          0%
Change in valuation allowance for net deferred tax assets                34%         33%
                                                                      --------    --------
                                                                          0%          0%
                                                                      ========    ========

      The change in the valuation allowance for deferred tax assets are summarized as follows:

                                                Years Ended December 31,
                                               2004                  2003
                                             ----------            ----------
Beginning Balance                            $4,258,000            $3,321,000
Change in Allowance                           1,596,000               937,000
                                             ----------            ----------
Ending Balance                               $5,854,000            $4,258,000
                                             ==========            ==========

As of December 31, 2004 and 2003, the Company has net operating loss carryforwards of $13,530,000 and $8,768,000, respectively, available to offset future taxable income. These carryforwards will expire at various dates through 2024. Internal Revenue Code Section 382 rules limit the utilization of net operating losses upon a change of control of a company. The Company has not performed an evaluation whether a change of control has taken place and as such, utilization of its net operating losses may be subject to substantial limitation in future periods.

NOTE 6 - Accounts Payable, Accrued Expenses and Deferred Officers Salaries

The Company has incurred legal fees of $544,178 since inception to a former law firm in which a former director of the Company is a partner. The Company had an accounts payable balance of $320,297 due to the law firm at December 31, 2002. The balance was settled in full for a payment of $200,000 in March 2004. This liability, included in accrued expenses, was reduced to $200,000 as of December 31, 2003 in the accompanying balance sheet, and legal expense was reduced by $120,297 for the year ended December 31, 2003. Deferred officers salaries represents payroll amounts deferred by the former CEO and former CFO which aggregated $986,555 and $979,632 at December 31, 2004 and 2003 respectively. (See Note 10, Litigation).

NOTE 7 - Stockholders'  Equity

Initial Capitalization and Founders' shares

In February 1997 and March 1998, the Company issued to its founders 10,301,259 and 2,710,858 shares of common stock, respectively, for an aggregate of $6,050 including technology rights (valued at $4,400) transferred to the Company.

Stock Splits and Recapitalization

In August 1998, the Company's board of directors approved a 2.2 for 1 stock split on its common stock and in June 2001, the Company's board of directors approved a 3 for 1 stock split on its common stock. On December 19, 2003, the company completed the recapitalization transaction with Promos, Inc. This resulted in the issuance of 2.054 shares of Promos, Inc. (subsequently renamed OmniCorder Technologies, Inc.) for each outstanding share of the original OmniCorder, and the corresponding adjustment of the number of options and warrants and their exercise prices. All share information in the accompanying financial statements have been retroactively restated to reflect such stock splits and the Recapitalization .

Private Placements

In October 1997, the Company commenced a private placement of shares of common stock at a price of $.55 per share. The placement agent received a commission of 5% of the aggregate purchase price of the common stock placed, and was granted warrants with a five year term to purchase 76,810 shares of common stock on August 31, 1998, at an exercise price of $.55 per share, which expired on August 31, 2003. The Company issued 1,246,976 shares of its common stock at $.55 per share, which related to this private placement, from October 1997 through May 1998 for net proceeds of $591,925.

In April 1999, the Company issued 945,282 shares of common stock at a price of $1.14 per share for aggregate proceeds of $1,074,000. The Company's former chief financial officer purchased 184,831 of these shares.

In 2000, the Company issued 1,615,425 shares of common stock to various investors for aggregate proceeds of $2,060,401.

In 2001, the Company issued 164,294 shares of common stock to various investors for aggregate proceeds of $400,000.

In 2002, the Company issued 487,749 shares of common stock for aggregate proceeds of $500,000. Additionally, the Company issued 164,294 shares of common stock to the stockholders who participated in the 2001 private placement in accordance with the anti-dilution provisions of the subscription agreements. In October 2003, the Company issued to these stockholders an additional 107,822 shares of common stock based on the anti-dilution provisions of the subscription agreements.

In 2003, the Company issued 1,317,849 shares of common stock to various investors for aggregate proceeds of $1,238,402 at $.97 per share. Concurrent with the closing of the recapitalization transaction on December 19, 2003, the Company completed a private offering of 5,686,027 (including the issuance of 200,000 common shares upon the conversion of the $275,000 Bridge Promissory
Note) shares common stock at a price of $1.375 per share, with gross proceeds of $7,820,405. Promos also issued warrants to three investors to purchase an aggregate of 218,189 shares of its common stock at an exercise price of $1.50 per share for a three-year period. Prior to the completion of the recapitalization transaction, Promos redeemed and cancelled 1,135,300 shares of its outstanding common stock from seven existing stockholders for a total cash consideration of $10. At the time of the completion of the recapitalization transaction, private offering, related stock purchase and payment of equity-based transaction fees, OmniCorder had 29,570,100 outstanding shares of common stock, warrants to purchase 1,450,397 shares and stock options to purchase 2,781,899 shares of common stock.

In connection with the private offering and recapitalization transaction, the Company incurred cash transaction expenses which reduced the proceeds as follows: (i) placement agent fees associated with the private offering of approximately $289,000, which included reimbursement expenses were paid on closing; (ii) investor and financial relations services fees associated with the recapitalization transaction of approximately $135,000 and (iii) legal fees and reimbursement expenses associated with the recapitalization transaction of approximately $223,000.

As part of the transaction, the Company purchased and distributed to its shareholders as part of the recapitalization transaction purchase of 7,764,700 shares of Promos common stock for a consideration of $180,000 from a former director of Promos. This payment has been reflected as a reduction of the proceeds of the December 19, 2003 private placement. In the transaction,
13,773,700 shares held by Promos shareholders were redeemed and distributed to shareholders of the Company, and an aggregate of 1,135,300 shares of Promos common stock from seven unaffiliated and existing stockholders were cancelled.

In addition, the Company issued 1,212,073 of its common stock to the placement agent and its financial advisors in connection with the private offering and recapitalization transaction.

On December 14, 2004, the Company completed a private placement of 1,550,000 shares of its series A convertible preferred stock (convertible into 1,409,091 shares of common stock and warrants to purchase 465,000 shares of its common stock at $1.10 per share. The Company received gross proceeds of $1,550,000. The Company allocated $387,667 of the gross proceeds to the warrants based on estimated fair value. In accordance with EITF Issue No. 00-27 "Application of EITF Issue No. 98-5 to Certain Convertible Instruments" , "the Company recorded a non-cash charge of $458,121 to deficit accumulated during the development stage. The noncash charge measures the difference between the relative fair value of the series A convertible preferred stock and the fair market value of the Company's common stock issuable pursuant to the conversion terms on the date of issuance. Holders of the series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company's option, additional shares of series A convertible preferred stock. The series A convertible preferred stock is convertible into shares of our common stock at a conversion price of $1.10 per share. The series A convertible preferred stock is convertible into shares of common stock (i) at any time at the option of the holder thereof, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20, or 200% of the $1.10 conversion price per share, subject to adjustment. No underwriter or selling agent is involved in this offering.

Warrants

In 1997, the Company received $40,000 from the sale of stock warrants, to a former director of the Company who is a partner at the Company's former law firm. These warrants entitled the holder to purchase up to $180,000 of any securities the Company may issue through January 6, 2004, on the same terms and conditions as those issued. In October 2003, these warrants were exercised on a cashless basis and the Company issued 142,304 shares of common stock.

In 1997 the Company issued warrants to a law firm in which a former director of the Company is a partner, in consideration for the deferral of payment of legal fees. The warrants entitled the Company's former legal counsel to purchase up to $427,500 of any securities sold by the Company to outside investors at the same prices as sold to such investors on January 6, 2004 (as to $337,500 worth of such securities) and on February 15, 2004 (as to $90,000 worth of such securities). The estimated fair value of the warrants was $95,000, of which $75,000 and $20,000 was charged to general and administrative expense for the period February 7, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998. In October 2003, these warrants were exercised on a cashless basis and the Company issued 337,970 shares of common stock.

In 2004 the Company issued warrants in connection with the December 14, 2004 private placement transaction. The warrants entitled the participants of the private placement to purchase up to 465,000 shares of common stock at an exercise price of $1.10 per share. These warrants will expire if unexercised on December 14, 2009.

For the years ended December 31, 2004 and 2003, the Company had warrants outstanding to purchase an aggregate of 1,915,397 and 1,450,397 common shares, respectively.

Bridge Financing

On August 31, 1998, the Company sold an aggregate of $750,000 of 10% Exchangeable Senior Bridge Notes ("Bridge Notes") to accredited investors. The net proceeds of the Bridge Notes were approximately $602,500 after the payment of offering costs of $147,500. The Company issued warrants to purchase 1,540,260 shares of common stock at an exercise price of $.97 per share. Included in the Bridge Financing is $150,000 of Bridge Notes and

308,052 warrants with related parties. The Company allocated $329,625 of the gross proceeds to the Bridge Warrants based on estimated fair value, which resulted in $329,625 of original issue discount and a corresponding amount of additional paid-in capital.

In March 1999, the Company exercised its option to convert the Bridge Notes and accrued interest into common stock at a conversion price of $.55 per share. The Company issued 1,443,015 shares of its common stock in conjunction with the conversion. As a result of the Bridge Notes conversion, the amount of convertible warrants was reduced by half to 770,130 shares of warrants to purchase common stock. These warrants expired unexercised on August 31, 2003.

On November 20, 2003, the Company entered into a one-year Bridge Promissory Note in the amount of $275,000 bearing interest at 1%. By its terms, this note was automatically converted into 200,000 common shares of the Company at $1.375 per share as part of the December 19, 2003 private placement.

NOTE 8 - Stock Option Plan and Warrants

In 1998, the Company adopted a stock option plan under which it may grant qualified and nonqualified options to purchase up to 4,435,500 shares of common stock to employees and consultants, as amended on February 26, 2004. Qualified options shall be exercisable for a period of up to ten years from the date of the grant at no less than the fair value of the common stock on the date of grant. The term of such options shall be five years from the date of grant for stockholders who own more than ten percent of the voting power of all classes of stock of the Company at the date of grant, and shall be exercisable for no less than 110% of fair value on the date of grant for such holders.

As a result of stock options awarded in February and March 2005 the Company has issued 13,942 stock options in excess of the shares reserved under the 1998 Stock Option Plan.

A summary of activity under the stock option plan is as follows:

                                                   December 31, 2004                December 31, 2003
                                               ------------------------          ------------------------
                                                               Weighted                           Weighted
                                                                Average                           Average
                                                               Exercise                          Exercise
                                                 Shares         Price              Shares          Price
                                               ---------       --------          ---------       --------
          Outstanding, beginning of year       2,781,899       $    .96          4,173,622       $   1.15
          Options granted                        565,983           2.66          1,267,794            .98
          Options exercised                     (113,067)           .74                 --          --
          Options forfeited                     (194,940)          1.34         (2,659,517)          1.16
                                               ---------       --------          ---------       --------
          Outstanding, end of year             3,039,875       $    .73          2,781,899       $    .96
                                               =========       ========          =========       ========
          Exercisable, end of year             2,739,306       $    .84          2,384,107       $   1.07
                                               =========       ========          =========       ========

The following table summarizes stock option information as of December 31, 2004:


                                                               Options Outstanding
                            -------------------------------------------------------------------------------------
                                                                   Weighted Average             Options
                                    Number Outstanding at            Remaining          Number Exercisable At
         Exercise                       December 31,                Contractual              December 31,
          Prices                            2004                        Life                     2004
--------------------------  --------------------------------   -----------------------  --------------------------
          $ .55                              167,877                     3.27                    167,877
          $ .97                            1,480,871                     3.36                  1,388,358
          $1.13                              449,755                     3.44                    449,755
          $1.135                             221,796                     1.25                    221,796
          $1.375                             250,000                     8.75                    250,000
          $1.378                              41,865                      .88                     31,853
          $1.38                                  727                     1.96                        727
          $2.43                              175,588                     1.02                    166,090
          $3.95                                6,646                     4.41                      1,662
          $4.00                              124,750                     4.33                     31,188
          $4.40                              120,000                     4.33                     30,000
                                ----------------------------   -----------------------  --------------------------
                       Total              $3,039,875                     3.36                 $2,739,306
                                ============================   =======================  ==========================

The Company had granted a total of 2,550,760 shares of stock options to its former chief financial officer during his employment with the Company. Upon expiration of a 90-day period subsequent to the termination of the former chief financial officer's employment, effective on February 28, 2003 2,464,416 shares of stock options were forfeited. However, this former chief financial officer will retain non-qualified stock options to purchase 86,254 shares of common stock that were granted to him in his capacity as a director, and which expire in April 2005 and 2006 (See Note 10, Litigation).

A summary of stock warrant activity is as follows:

                                                     December 31, 2004                December 31, 2003
                                                ---------------------------       ------------------------
                                                                   Weighted                       Weighted
                                                                   Average                        Average
                                                                   Exercise                       Exercise
                                                 Shares             Price          Shares          Price
                                                ---------          --------       ---------       --------
          Outstanding, beginning of year        1,450,397          $   1.05       3,183,229       $    .65

          Warrants granted                        465,000              1.10         218,189           1.50

          Warrants exercised                           --             --         (1,104,081)           .55

          Warrants expired                             --             --           (846,940)           .94

          Outstanding, end of year              1,915,397              1.06       1,450,397       $   1.05
                                                =========          ========       =========       ========
          Exercisable, end of year              1,915,397          $   1.06       1,450,397       $   1.05
                                                =========          ========       =========       ========

The warrants that were exercised in 2003 contained cashless exercise provisions. Consequently no cash proceeds resulted.

The following table summarizes warrants information as of December 31, 2004:

                                                        Warrants Outstanding
                        -----------------------------------------------------------------------------------
                                                                                             Warrants
                        Number Outstanding    Weighted Average         Weighted         Number Exercisable
                                at                Remaining            Average                  at
       Exercise            December 31,          Contractual           Exercise            December 31,
        Prices                 2004                 Life                Price                  2004
    --------------      ------------------    ----------------         --------         ------------------

        $0.97                 1,232,208             7.67                $  .97               1,232,208
        $1.10                   465,000             4.96                  1.10                 465,000
        $1.50                   218,189             1.97                  1.50                 218,189
                        ------------------    ----------------         --------         ------------------
                              1,915,397             6.36                $ 1.06               1,915,397
                        ==================    ================         ========         ==================

During the year ended December 31, 2002, the Company issued warrants to purchase 1,026,840 shares of common stock at $.97 per share to a consultant for services rendered, of which 400,000 were earned in 2002, and the remainder in 2003. The Company recorded a charge to operations of approximately $473,000 for the fair value of the warrants earned in 2002. For the year ended December 31, 2003, the Company issued additional warrants to purchase 205,368 shares of common stock at $.97 per share to another consultant for services rendered, all of which were earned in 2003. The company recorded a charge to operations of approximately $236,000 for the fair value of the warrants earned in 2003. As of December 31, 2004, these warrants are fully vested and are exercisable through September 1, 2012.

The Company issued warrants to purchase 218,189 shares of its common stock to lead investors in its December 19, 2003 Private Placement (Note 7). These warrants were immediately exercisable at $1.50 per share through December 19, 2006.

The Company issued warrants to purchase 465,000 shares of its common stock to investors in its December 14, 2004 Private Placement (Note 7). These warrants were immediately exercisable at $1.10 per share through December 14, 2009.

NOTE 9 - License Agreements

Technology License Agreement

In 1997, and in connection with the formation of the Company, the founding stockholders entered into an agreement pursuant to which the Company could acquire the exclusive worldwide right to exploit technology related to the detection of cancerous lesions by their effect on the periodic modification of perfusion in the surrounding tissues (the "Technology"). In February 1998, the Company funded the required research budget and in March 1998, issued 1,320,000 shares of previously reserved common stock to one of the founders, Dr. Anbar. The Company recorded the issuance of these shares at the historical cost of $4,400 of the technology transferred from Dr. Anbar. The license, as amended, required the Company to fund future research and development costs in the amount of $495,000. The Company funded the first $110,000 of this obligation in late 1997 with the balance paid in March 1998. The Company also entered into a consulting agreement with a company controlled by this stockholder of the Company. Under the terms of the agreement, the Company is contractually obligated to pay a maximum of $26,000 for consulting services; $25,000 for travel; and $50,000 for research supplies for a twelve month period. The Company satisfied this entire obligation with a one-time $50,000 payment, which is included in the $495,000 as discussed above. The Company will also be obligated to pay this shareholder a royalty of $300 for each device installed at client's site based only on installations at which the Company derived revenues from the licensed technology. As more fully described in Note 13, the Company entered into a two year consulting agreement with Dr. Anbar subsequent to year-end.

Caltech License Agreement

In September 1997, the Company entered into an option agreement with the California Institute of Technology ("Caltech"), which grants the Company the right to enter into an exclusive license to exploit Caltech's infrared radiation detection technology in the field of detection of infrared radiation for commercial medical applications. In addition, the Company has the right to sublicense this technology. The Company is obligated to pay Caltech a royalty based on revenues derived from licensed products and services and from sublicenses. As of December 31, 2004, the Company has issued Caltech 542,172 shares of its common stock in connection with the license agreement. The license may be cancelled at Caltech's option if it has not received minimum license fees of $10,000 in any one-year period commencing June 30, 1999. The license continues in effect for as long as the patent rights remain effective, which will be until 2018 through 2020, depending on the relevant patent.

While in effect, the agreement requires that the Company pay 50% of all attorney fees in connection with preparation, filing and prosecution, issuance and maintenance of the licensed patent rights in the United States. The Company is also obligated to pay 100% of patent costs in foreign jurisdictions.

The Lockheed Martin License Agreement

In September 1998, we entered into a license agreement with Lockheed Martin Corporation ("Lockheed") pursuant to which we were initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The EQWIP technology is protected by a patent owned by Lockheed. In addition, we licensed the same rights with respect to patent filings on the EQWIP technology in a number of foreign countries. In order to maintain the exclusivity of the license, the Company was required to meet certain milestones relating to royalty generation, development of markets and territories and utilization of the EQWIP technology in certain percentages of our installed base of diagnostic equipment. If the license agreement remained exclusive, the Company agreed to pay Lockheed certain minimum royalties. The Company also agreed to pay Lockheed royalties on revenues we derived from utilization of the EQWIP technology. To date, the Company has not utilized the EQWIP technology licensed from Lockheed and, therefore, believes that the license is no longer exclusive and that no minimum or other royalties are due to Lockheed. If, pursuant to the license agreement, royalty payments are ever required to be paid by the Company to Lockheed, such payments will range from 1.5% to 3% of revenues derived from the technology as defined in the agreement. If and when a viable EQWIP's manufacturer is provided, the Company would be required to make specified annual minimum payments in order to maintain the exclusive rights to the EQWIP technology.

The license from Lockheed does not expire other than as a result of a breach of the license by the Company, but five years following the expiration of the last of the patents that are the subject of the license (July 2016), the license becomes non-exclusive and royalty-free. In October 2004, Lockheed requested that the Company pay minimum royalties and other amounts aggregating $2,500,000. See
Note 10 Commitments and Contingencies under "Litigation".

NOTE 10 - Commitments and Contingencies

Purchase Commitments

The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH ("AIM") in the amount of 200,000 Euros or $266,000 as of December 31, 2004. In March 2005 we committed to purchase an additional 410,000 Euros or $533,000 of camera systems and components from AIM.

Operating Lease Commitments

The Company leases facilities in Bohemia, New York for approximately 6,550 square feet of space which expires November 30, 2009.

Future annual minimum lease payments under noncancelable operating leases and arrangements as of December 31, 2004 are as follows:

    For the Year Ending
       December 31,                   Amount
       -----------                 -----------
           2005                    $    58,300
           2006                         60,500
           2007                         62,800
           2008                         65,100
           2009                         61,800
                                   -----------
          Total                    $   308,500
                                   ===========


Rent expense charged to operations for the years ended December 31, 2004 and December 31, 2003 and for period February 7, 1997 (inception) to December 31, 2004 amounted to $60,590, $31,714 and $182,249, respectively.

Litigation

In September 1998, the Company entered into a license agreement with Lockheed, pursuant to which the Company was initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. We believed that these technologies would enhance the sensitivity of the technology the Company licensed from CalTech. The Company has not utilized the EQWIP technology licensed from Lockheed.

In a letter dated October 12, 2004 and in subsequent correspondence, Lockheed advised the Company that it believes that minimum royalties and other amounts aggregating approximately $2,500,000 were owed to Lockheed pursuant to the license agreement and demanded payment of such sum. In a letter dated November 1, 2004, Lockheed notified management of the Company that, in its view, the Company was in default under certain of the provisions of the license agreement and, unless such conditions were remedied within 60 days thereafter, Lockheed would regard the license agreement as cancelled and terminated. The Company responded to Lockheed that, among other reasons, no sums are due to Lockheed by the Company, the license agreement by its terms has become a non-exclusive license requiring no minimum or other royalties be paid and that Lockheed failed to perform certain of its obligations provided by the license agreement. Although the Company believes that it has no current monetary obligations to Lockheed pursuant to the license agreement or otherwise, Lockheed may determine to pursue its claims through litigation, creating the possibility that the Company may incur substantial costs and expenses, including legal and other professional fees, in connection with such litigation.

On March 8, 2003, our former Chief Financial Officer ("CFO"), filed a declaratory judgment action against the Company in the US District Court for the District of New Jersey. The complaint alleges that while serving as both a director and CFO, he was awarded stock options to purchase 2,538,324 shares of common stock. He is seeking specific determination that he is entitled to these options, as well as approximately $462,000 in deferred salary.

On July 23, 2004, the District Court granted, in part, the Company's motion to dismiss. The Court dismissed claims relating to 2,501,328 stock options, which were to expire in April 2005, as unripe for adjudication. The Court found that a justifiable dispute existed with respect to 36,966 options which expired on April 1, 2004. The Company moved to dismiss the deferred salary claim based on an arbitration provision in Plaintiff's employment agreement. The Court declined to dismiss the deferred salary claim, but ordered the parties to conduct limited discovery on the validity of the employment agreement and revisit the issue on summary judgment.

While the ultimate outcome of this matter cannot presently be determined with certainty, according to the Company's counsel, Greenberg Traurig, LLP, the remaining claims are without merit, and we intend to vigorously defend the claims in this lawsuit. The Company believes that its provision for such in the accompanying financial statements is adequate at December 31, 2004.

The outcome of these matters may have material effect impact on the Company's financial condition, and results of operations and cash flows.

The Company is not a party to any other pending or threatened legal proceedings.

Employment and Consulting Agreements

In March 2005, the Company entered into a two year agreement with a new CEO and President, which provides for an annual salary of $225,000. See Note 13 - Subsequent events.

On March 9, 2005, we announced that we entered into a Consulting Agreement with Mark A. Fauci, which terminates the pending arbitration proceeding and includes a mutual release by the parties. The agreement, which terminates Mr. Fauci's previous employment agreement with us, provides that Mr. Fauci will perform consulting services for us for a two-year period in exchange for consulting fees and other consideration and will be nominated at our upcoming annual meeting of shareholders to continue as a board member. See Note 13 - Subsequent events.

Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001 and entered into a two year consulting agreement with Dr. Michael A. Anbar, founding scientist of the company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum fee of $12,000 for the first twelve month period as well as a grant of 250,000 additional restricted shares. As part of this agreement, the Company will acquire one patent on complimentary technology developed and held by Dr. Anbar .

In December 2003, the Company entered into a five-year employment agreement with its then CEO and President, which provided for an annual salary of $180,000 with annual cost of living increases and an annual performance bonus at the discretion of the board of directors or compensation committee. Pursuant to his agreement, he has been granted stock options to purchase 250,000 shares of common stock at $1.375 per share, which vest upon granting and have a ten year life. He is also entitled to payment of deferred salary of approximately $625,000, the payment terms of which are more fully described in Note 13-Subsequent Events for additional information. Mr. Fauci ceased being an officer on December 13, 2004. On March 1, 2005, Mr. Fauci signed a two year consulting agreement with our Company. See Note 13 - Subsequent Events for additional information.

In February 2004, the Company entered into a one-year employment agreement with its Senior Vice President of Operations and Planning, which provides for an annual salary of $140,000. Pursuant to his agreement, he has been granted incentive stock options to purchase 120,000 shares of common stock at $4.40 per share. The options vest 25% upon grant and the remainder at 25% per year over the following three years' anniversary dates. These options have a five-year life. The agreement was subject to the approval of the Compensation Committee of the Board of Directors, which approved it in May 2004. This agreement expired in February 2005 at which time the employee was offered and he accepted a new role in the Company (without an employment agreement) as Vice President of Market Development.

The following table summarizes the aggregate commitments under employment and related agreement obligations by year as of December 31, 2004:


          Year Ending                   Aggregate Annual
          December 31                     Commitment
          -----------                   ----------------
             2005                         $   443,000
             2006                             615,000
             2007                             292,000
             2008                             125,000
                                          -----------
            Totals                        $ 1,475,000
                                          ===========


NOTE 11 - Related Party Transactions

In December 2004, the Company sold 1,550,000 shares of series A convertible preferred stock at a purchase price of $1.00 per share and five-year warrants to purchase 465,000 shares of our common stock at an exercise per share of $1.10 in a private placement. Among the purchasers of these securities were Jed Schutz, George Benedict and Joseph T. Casey, each of whom is a director of the Company. Mr. Schutz purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock. Mr. Benedict purchased 100,000 shares of series A convertible preferred stock for a purchase price of $100,000, and was issued warrants to purchase 30,000 shares of common stock. Mr. Casey purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock.

The Company purchases all of its insurance policies from a company in which a member of its Board of Directors is the Chairman. Policy premiums for the 2004/2005 policy years approximated $239,000.

NOTE 12 - Public Offering Costs

The Company discontinued its efforts to pursue an initial public offering in April 1999. The Company expensed $501,992 of costs incurred in connection with its proposed initial public offering in the year ended December 31, 1998.

NOTE 13 - Subsequent Events

On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and CEO, the Company announced that it entered into a Consulting Agreement with Mark A. Fauci. Mr. Fauci remains a member of the board of directors. The agreement, which terminates Mr. Fauci's previous employment agreement with the Company, provides that Mr. Fauci will perform consulting services for the Company for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of shareholders to continue as a board member. The agreement also provides for a three-year payout schedule of the Company's obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments will commence on the earlier of (i) September 1, 2005, or (ii) the closing of the current subscription rights offering with gross proceeds of at least $2.5 million. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter.

On March 7, 2005, the Company's board of directors unanimously agreed to extend the original stock lock-up agreements entered into in September 2004 and set to expire on March 17, 2005, until December 31, 2005. Under this agreement, all board members, including Mr. Fauci, extended their commitment not to publicly sell any of their shares through the end of 2005. Further, Mr. Fauci has agreed to be bound by the same restrictions as all other board members regarding the sale of director stock through the term of his consulting agreement, whether or not he remains a member of the Company's board of directors.

On March 4, 2005, the Company announced the appointment of Denis A. O'Connor as our new President and Chief Executive Officer, effective March 23, 2005. Mr. O'Connor was also appointed to the Company's Board of Directors on March 7, 2005.

The Company has entered into an employment agreement with Mr. O'Connor, with a two-year term expiring in March 2007, with an option to renew for one additional year. The employment agreement provides that Mr. O'Connor will receive a fixed salary at an annual rate of $225,000. The Company also agreed to issue to Mr. O'Connor, upon commencement of employment, options to purchase an aggregate of 852,000 shares of our common stock at an exercise price of $1.00 per share, with 27,000 shares vesting immediately and the remaining 825,000 shares vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company further agreed to issue an option to purchase an additional 825,000 shares of our common stock at an exercise price of $1.00 per share following approval by our stockholders of a new incentive compensation plan, vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company is also obligated to pay Mr. O'Connor the balance of his prior employment contract bonus of $55,000 if unpaid as a result of his change of employment. Finally, based upon the attainment of specified performance goals determined by our Compensation Committee and Mr. O'Connor, we agreed to pay Mr. O'Connor (1) up to $28,000 at the end of each of our fiscal years during the term of the agreement, and (2) at the end of our second and each subsequent fiscal year during the term of the agreement, options to purchase up to 27,000 shares of our common stock at an exercise price of the market price of our common stock on the date of grant, vesting in three equal installments on the first, second and third anniversary of the date of grant. All stock options described above are exercisable for a 10-year period from the date of grant.

Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001 and entered into a two year consulting agreement with Dr. Michael A. Anbar, founding scientist of the Company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum consulting fee of $12,000 for the first twelve month period as well as a grant of 250,000 additional restricted shares. As part of this agreement, the Company will acquire one patent on complimentary technology developed and held by Dr. Anbar. The consulting agreement may be extended at either parties option for an additional 2 year terms.

On February 14, 2004, the Board of Directors voted and approved to grant options to purchase shares of the Company's common stock to its employees and outside directors. Stock options to purchase an aggregate of 200,000 shares of common stock to individual employees of the Company, each at an exercise price of $1.00 per share. For their service in 2004, each outside director was granted stock options to purchase 30,000 shares of the common stock at an exercise price of $1.00 per share vesting over three years under the 1998 Stock Option Plan and a stock option grant to purchase 30,000 shares of the common stock at an exercise price of $1.00 per share vesting over three years under the proposed 2005 Incentive Compensation Plan. Additionally, members of the Executive Committee of the Board of Directors each received a grant of stock options to purchase 15,000 shares of common stock at an exercise price of $1.00 per share vesting over three years under the 1998 Stock Option Plan and a grant of stock options to purchase 15,000 shares of the common stock at an exercise price of $1.00 per share vesting over three years under our proposed 2005 Incentive Compensation Plan. The Chairman of the Executive Committee will receive an additional grant of 5,000 stock options under the 1998 Stock Option Plan and 5,000 stock options from the proposed 2005 Incentive Compensation Plan with the same vesting terms. The proposed 2005 Incentive Compensation Plan is subject to shareholder approval at the Company's annual stockholder meeting to be held in May 2005.

On March 7, 2005 the Board of Directors voted and approved a grant to each outside Director options for their 2005 service to purchase 30,000 shares of the Company's common stock at an exercise price of $1.00 per share vesting over three years and 30,000 restricted shares of common stock, which may not be sold for two years under the proposed 2005 Incentive Compensation Plan. Additionally, members of the Executive Committee of the Board of Directors each received a grant of options to purchase 30,000 shares of common stock at an exercise price of $1.00 vesting over three years under the proposed 2005 Incentive Compensation Plan. The Chairman of the Executive Committee received an additional grant of options to purchase 10,000 shares of common stock at an exercise price of $1.00 vesting over three years under the proposed 2005 Incentive Compensation Plan.

                                                      ADVANCED BIOPHOTONICS INC.
                                           (F/K/A OMNICORDER TECHNOLOGIES, INC.)

                                                (A Development Stage Enterprise)

                                                                  BALANCE SHEETS
--------------------------------------------------------------------------------

                                                           March 31,           December 31,
                                                            2005                   2004
                                                          ----------            ----------
                                                         (Unaudited)
CURRENT ASSETS

     Cash and cash equivalents                            $2,141,067            $3,403,712
     Prepaid expenses and other current assets               164,561               226,519
                                                          ----------            ----------
         Total Current Assets                              2,305,628             3,630,231

     Property and equipment, net                             254,985               284,850
     Other assets                                            324,697               151,945
                                                          ----------            ----------
         TOTAL ASSETS                                     $2,885,310            $4,067,026
                                                          ==========            ==========

   The accompanying notes are an integral part of these financial statements.


                                                                                  ADVANCED BIOPHOTONICS INC.
                                                                       (F/K/A OMNICORDER TECHNOLOGIES, INC.)

                                                                            (A Development Stage Enterprise)

                                                                                              BALANCE SHEETS
------------------------------------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                       March 31,                December 31,
                                                                         2005                      2004
                                                                      ------------             ------------
                                                                      (Unaudited)

CURRENT LIABILITIES
     Notes payable                                                    $    102,182             $    165,883
     Accounts payable and accrued expenses                                 669,734                  439,718
     Deferred officers salaries                                            424,632                  431,555
                                                                      ------------             ------------

         Total Current Liabilities                                       1,196,548                1,037,156

     Deferred officers salaries, non current                               555,000                  555,000
                                                                      ------------             ------------

         Total Liabilities                                               1,751,548                1,592,156
                                                                      ------------             ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

     Preferred stock, $.01 par value, 4,000,000 shares
         authorized; 0 shares issued and outstanding                            --                       --
     Series A Convertible preferred stock, $.01 par value,
         6,000,000 shares authorized; 1,550,000 shares
         issued and outstanding,  liquidation preference
         $1,550,000                                                         15,500                   15,500
     Common stock, $.001 par value; 50,000,000 shares
         authorized; 29,951,107 and 29,695,889 shares
         issued and outstanding, respectively                               29,950                   29,695
     Additional paid-in capital                                         18,118,265               17,842,765
     Deferred stock compensation                                           (45,281)                      --
     Deficit accumulated during the development stage                  (16,984,672)             (15,413,090)
                                                                      ------------             ------------
         Total Stockholders' Equity                                      1,133,762                2,474,870
                                                                      ------------             ------------
             TOTAL LIABILITIES AND
                  STOCKHOLDERS' EQUITY                                $  2,885,310             $  4,067,026
                                                                      ============             ============

   The accompanying notes are an integral part of these financial statements.


                                                                                                          ADVANCED BIOPHOTONICS INC.
                                                                                               (F/K/A OMNICORDER TECHNOLOGIES, INC.)

                                                                                                    (A Development Stage Enterprise)

                                                                                                            STATEMENTS OF OPERATIONS

                                                                                                                   Cumulative For
                                                                                                                   the Period From
                                                                          For the Quarter ended                   February 7, 1997
                                                                                March 31,                             (inception)
                                                                   -------------------------------------           through March 31,
                                                                       2005                     2004                     2005
                                                                    (Unaudited)              (Unaudited)              (Unaudited)
                                                                   ------------             ------------             ------------
     DEVELOPMENT REVENUES                                          $         --             $         --             $     69,800
     DEVELOPMENT COSTS                                                       --                       --                   20,000
                                                                   ------------             ------------             ------------

             GROSS PROFIT                                                    --                       --                   49,800
                                                                   ------------             ------------             ------------
OPERATING EXPENSES

     Research and development                                           659,458                  368,786                6,798,566
     Selling, general and administrative                                901,914                  684,262                7,723,122
     Related party legal expense                                             --                       --                  544,881
     Write-off of public offering costs                                      --                       --                  501,992
                                                                   ------------             ------------             ------------
         TOTAL OPERATING EXPENSES                                     1,561,372                1,053,048               15,568,561
                                                                   ------------             ------------             ------------
         OPERATING LOSS                                              (1,561,372)              (1,053,048)             (15,518,761)

     Interest and other (income) expenses, net                           10,210                  (24,503)               1,007,790
                                                                   ------------             ------------             ------------
         NET LOSS                                                    (1,571,582)              (1,028,545)             (16,526,551)

     Series A Convertible Preferred Stock beneficial
         conversion feature                                                  --                       --                  458,121

     Accumulated dividends on Series A Convertible
     Preferred Stock                                                     18,083                       --                   18,083
                                                                   ------------             ------------             ------------
     NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS-BASIC
         AND DILUTED                                               $ (1,589,665)            $ (1,028,545)            $(17,002,755)
                                                                   ============             ============             ============
     Basic and diluted net loss per share                          $      (0.05)            $      (0.03)
                                                                   ============             ============
     Weighted average number of shares outstanding                   29,705,271               29,570,100
                                                                   ============             ============

   The accompanying notes are an integral part of these financial statements.


                                                                                                          ADVANCED BIOPHOTONICS INC.
                                                                                               (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)

                                                                                                   STATEMENT OF STOCKHOLDERS' EQUITY
                                                              For the period from January 1, 2005 through March 31, 2005 (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Deficit
                                                                                                            Accumulated
                                                 Series A Convertible                    Deferred Stock    During the
                             Common Stock          Preferred Stock        Additional          Based        Development
                         Shares          Amount    Shares      Amount   Paid-in Capital    Compensation       Stage        Total
                        ----------      -------   ---------    -------  ---------------    ------------    -----------  -----------
Balance at January
    1, 2005             29,695,889      $29,695   1,550,000    $15,500    $17,842,765        $      --   $(15,413,090)  $ 2,474,870
                        ----------      -------   ---------    -------    -----------        -------     ------------   -----------
Issuance of common
    stock for
    research and
    development            250,000          250                               212,250               --             --       212,500
Exercise of Options          5,218            5                                 2,875                                         2,880
Issuance of  stock
    options for
    services rendered                                                          60,375          (60,375)                           --
Amortization of
    deferred stock
    compensation                                                                                15,094                       15,094
             Net Loss           --           --                                    --                      (1,571,582)   (1,571,582)
                        ----------   ----------   ---------    -------    -----------         --------   ------------   -----------
Balance at March 31,
    2005 (unaudited)    29,951,107   $   29,950   1,550,000    $15,500    $18,118,265         $(45,281)  $(16,984,672)  $(1,133,762)
                        ==========   ==========   =========    =======    ===========         ========   ============   ===========

    The accompanying notes are an integral part of these financial statements


                                                                                                          ADVANCED BIOPHOTONICS INC.
                                                                                               (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)
                                                                                                            STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                                    Cumulative
                                                                                                                  For the Period
                                                                                                               from February 7, 1997
                                                                           For the Quarters Ended              (inception) through
                                                                                 March 31,                           March 31,
                                                                        2005                   2004                     2005
                                                                   -----------------------------------------------------------------
                                                                     (Unaudited)            (Unaudited)              (Unaudited)
                                                                   -----------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                           $ (1,571,582)            $ (1,028,545)            $(16,526,551)
     Adjustments to reconcile net loss to net cash
         used in operating activities:
         Depreciation and amortization                                   27,985                   34,862                  791,184
         Loss on disposal of net assets                                      --                       --                   20,584
         Unrealized loss form foreign currency
             transactions                                                    --                       --                   19,271
         Warrants issued to related party for legal
             services                                                        --                       --                   95,000
         Issuance of stock options and warrants for
             services rendered                                           15,094                   37,516                1,427,184
         Issuances of stock options and warrants for
             services rendered                                                                        --                   83,510
         Issuance of common stock for research and
             development                                                212,500                       --                  512,500
         Amortization of original issue discount                             --                       --                  329,625
         Amortization of deferred financing costs                            --                       --                  188,125
         Changes in operating assets and liabilities:
         Prepaid expenses and other current assets                       61,959                   58,756                   47,435
         Other assets                                                  (172,753)                  (4,500)                (324,698)
         Accounts payable and accrued expenses                          230,018                  (79,994)                 907,598
         Deferred officers salaries                                      (6,923)                      --                  979,632
                                                                   ------------             ------------             ------------
             NET CASH USED IN OPERATING ACTIVITIES                   (1,203,702)                (981,905)             (11,449,601)
                                                                   ------------             ------------             ------------
CASH FLOWS USED IN INVESTING ACTIVITIES
     Purchases of property and equipment                                  1,878                  (32,462)              (1,067,065)
                                                                   ------------             ------------             ------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from (costs of) issuance of common stock                       --                 (101,711)              12,522,477
     Net proceeds from issuance of Series A
         convertible preferred stock                                         --                       --                1,518,928
     Proceeds from issuance of warrants                                      --                       --                   40,000


   The accompanying notes are an integral part of these financial statements.



                                                                                                          ADVANCED BIOPHOTONICS INC.
                                                                                               (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)
                                                                                                            STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                    Cumulative
                                                                                                                  For the Period
                                                                                                               from February 7, 1997
                                                                           For the Quarters Ended              (inception) through
                                                                                 March 31,                           March 31,
                                                                        2005                   2004                     2005
                                                                   -----------------------------------------------------------------
                                                                     (Unaudited)            (Unaudited)              (Unaudited)
                                                                   -----------------------------------------------------------------
     Proceeds from options exercised                                      2,880                       --                   44,880
     Issuance of bridge note payable                                                                  --                1,025,000
     Payment of deferred financing costs                                     --                       --                 (147,500)
     Repayment of notes payable                                         (63,701)                (141,235)                (346,052)
                                                                   ------------             ------------             ------------

         NET CASH PROVIDED BY (USED IN) FINANCING
             ACTIVITIES                                                 (60,821)                (242,946)              14,657,733
                                                                   ------------             ------------             ------------
         NET (DECREASE) INCREASE IN CASH                             (1,262,645)              (1,257,313)               2,141,067

CASH AND CASH EQUIVALENTS -Beginning                                  3,403,712                6,816,254                       --
                                                                   ------------             ------------             ------------
CASH AND CASH EQUIVALENTS - Ending                                 $  2,141,067             $  5,558,941             $  2,141,067
                                                                   ============             ============             ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Cash paid during the periods for:

         Interest                                                  $      2,474             $      3,136             $    966,512
         Income Taxes                                              $     12,219             $         --             $     16,728

     Non cash investing and financing activities:

         Conversion of bridge notes                                $         --             $    275,000             $  1,065,625
         Conversion of accounts payable to notes
             payable                                               $         --             $         --             $    237,861
         Insurance premiums financed using a note                  $         --             $         --             $    373,835
     Cashless exercise of common stock resulting in
         the issuance of 27,399 shares of common stock             $         --             $         --             $         27

     Beneficial conversion charge attributable to
         Series A convertible preferred stock                      $         --             $         --             $    458,121


   The accompanying notes are an integral part of these financial statements.

NOTE 1 - Organization and Business

Advanced BioPhotonics Inc. (f/k/a OmniCorder Technologies, Inc.) (the "Company") was incorporated in the State of Delaware on February 7, 1997, to develop and commercialize an advanced digital imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease through its lead product, the BioScanIR System ("System").

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-QSB pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States of America for complete financial statements. The accompanying financial statements should be read in conjunction with the audited consolidated financial statements of the Company included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004. Management acknowledges its responsibility for the preparation of the accompanying interim financial statements, which reflect all adjustments (consisting of normal recurring accruals) considered necessary, in the opinion of management, for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results of operations for the entire year.

On December 19, 2003, the Company completed a transaction with Promos, Inc. ("Promos"), in which Promos acquired all the assets and assumed all the liabilities of the Company, in consideration for the issuance of a majority of Promos' shares of common stock. This transaction was accounted for as a recapitalization of OmniCorder, who was the acquirer for accounting purposes. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock, from which we received gross proceeds of $7,820,405. Also, concurrent with the recapitalization transaction, we sold the promotional products business to one of our previous directors, and succeeded to the business of OmniCorder as our sole line of business.

On December 29, 2003, the Company subsequently merged into a newly-formed Delaware corporation under the original name of the accounting acquirer, OmniCorder Technologies, Inc. Subsequent to this transaction, the original shareholders of the Company owned 95% of the outstanding shares of the Company and the original Promos shareholders owned 5% before the impact of the concurrent private placement. Consequently, the assets and liabilities and the historical operations reflected in the financial statements are those of the Company and are recorded at the historical cost basis of the Company.

Management's Liquidity Plans

The Company has a deficit accumulated during the development stage, which commenced on February 7, 1997 (inception) and through March 31, 2005, in the amount of $16,984,672. The accumulated loss resulted principally from costs incurred in developing its business plan, acquiring licenses for its technology, research and development, general and administrative expenses, establishing sales channels and capital raising activities. As more fully described in Note 7 to Financial Statements included in its Annual Report on Form 10-KSB for the year ended December 31, 2004, the Company received gross and net proceeds approximating $7.8 million and $6.7 million, respectively, on December 19, 2003 in a private placement of its common stock and warrants. The Company could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 19, 2006) of approximately $327,000, although there is no assurance that they will be exercised. On December 14, 2004, the Company completed a private placement of 1,550,000 shares of its series A convertible preferred stock (convertible into 1,409,091 shares of common stock) and warrants to purchase 465,000 shares of its common stock at $1.10 per share (which expire December 14, 2009). The Company received gross proceeds of $1,550,000. Holders of the series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company's option, additional shares of series A convertible preferred stock. Anti-dilution provisions relating to the series A convertible preferred stock provide that the conversion price of such shares is to be adjusted if the Company completes a rights offering by December 31, 2005 at a price which is less than the conversion price for the series A convertible preferred stock. As of March 31, 2005, the Company had cash balances and working capital of $2,141,067 and $1,109,080, respectively, and total stockholders' equity of $1,133,762. Management estimates that it will require additional cash resources during 2005, based upon its current operating plan and condition. The Company is currently investigating additional financing alternatives, including equity and/or debt financing and asset-based funding sources associated with the commencement of product delivery. There is no assurance that capital in any form would be available to the Company, and if available, on terms and conditions that are acceptable. The success of the Company depends upon many factors, including securing market acceptance for its products, obtaining adequate additional financing on acceptable terms, and its ability to roll out the BioScanIR system in sufficient quantities and at profitable revenue levels.


The Company has filed a registration statement with the SEC that contemplates a subscription rights offering to existing stockholders of the Company. As contemplated, the Company would distribute to holders of its common stock transferable subscription rights to purchase shares of its newly-created series B convertible preferred stock. The Company would issue the subscription rights at the current rate of one right for approximately 4.33 shares of its common stock held on the record date, which represents the ratio of subscription rights to total common shares outstanding of 30,281,107. Each subscription right represents the right to purchase one share of newly-created series B preferred stock. The shares of series B convertible preferred stock would be convertible into shares of common stock on a one-for-one basis (i) at any time at the option of the holder, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, or if not traded on such exchange, on the OTC Bulletin Board, is at least $2.20 per share. If all subscription rights are exercised, then the Company would receive gross proceeds, prior to expenses, of $3,500,000. There is no assurance as to how many rights will be exercised or if or when any such subscription rights offering will be consummated. The Company has incurred legal fees in connection with the rights offering totaling $49,000, which is included in "other assets." The Company has no commitments for additional funding. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about the Company's ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The condensed financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.


On March 7, 2005, the Company's board of directors unanimously agreed to extend the original stock lock-up agreements entered into in September 2004 and set to expire on March 17, 2005, until December 31, 2005. Under this agreement, all board members extended their commitment not to publicly sell any of their shares through the end of 2005.

The BioScanIR System has received FDA Section 510(k) clearance, permitting its sale in the U.S., and CE mark approval permitting its sale in Europe. The Company's approved labeling permits it to market the BioScanIR system for use in imaging a large variety of diseases - such as cancer and vascular disease - that affect the movement of blood (known as blood perfusion), in tissue and organs.

The Company continues to further improve its system for target end-market applications based upon pilot site feedback. Current systems production is driven by its need for units for pilot site and internal development activities. Such units are non-revenue generating at this time, but could be sold, leased, or converted to revenue generating sites at some time in the future. The Company will build and deploy these units to the extent that they advance its product development and validation efforts and its drive to commercialization. On November 1, 2004, the Company delivered the new cancer therapy monitoring configuration of our BioScanIR System to the Cleveland Clinic's Department of Hematology/Oncology for test and evaluation in detecting the effects of cancer treatments in patients undergoing neoadjuvant breast cancer therapy; clinical trials are expected to begin in the second quarter of 2005. As of April 25, 2005, the Company has four fully functional prototype or commercial units installed in various U.S. and European medical institutions for testing and evaluation.

The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH for approximately (euro)487,000, or $633,000 as of April 25, 2005. These components utilize QWIP technology. The Company has the exclusive license for QWIP technology from the California Institute of Technology ("Caltech") for biomedical applications.

NOTE 2 - Accounting Policies

The accounting policies followed by the Company are set forth in Notes 1 and 2 to the Company's financial statements as filed in its Annual Report on Form 10-KSB for the year ended December 31, 2004. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

The Company has been presented as a "development stage enterprise" in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company's primary activities since inception have been securing technology licenses, the research and development of its technology and the commercial development of its BioScanIR System including negotiating strategic alliances, securing production component purchase agreements including customized infrared cameras and related components, and securing FDA clearance, UL and CE approval and raising capital.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Critical estimates include management's judgments associated with deferred income tax valuation allowance, fair value of options and warrants issued to consultants and the capitalization and depreciation of long-term assets. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenues and costs and expenses generally utilizing the accrual method of accounting. The Company is presently in the development stage and will adopt revenue recognition accounting policies that are reflective of its business model at that time and that will comply with accounting principles generally accepted in the United States as they relate to its business practices. The Company reported development revenues in the second quarter of 2004. For full disclosure of the Company's revenue recognition policies, refer to the Notes to Financial Statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2004.

Loss Per Common Share

Loss per share ("EPS") is computed based on the weighted average number of common shares outstanding and excludes any potential dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock, which would then share in the earnings of the Company. The shares issuable upon the exercise of stock options, warrants and conversion of the series A convertible preferred stock are excluded from the calculation of net loss per share as their effect would be anti-dilutive.

Securities that could be potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the periods presented consist of the following:

          Total potential common shares as of March 31, 2005:

          Warrants to purchase common stock                    1,915,397

          Options to purchase common stock                     4,325,940

          Series A convertible preferred stock                 1,409,091
                                                               ---------
                                                               7,650,428
                                                               =========

Stock-Based Compensation

In accordance with SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which amends SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by APB Opinion No. 25, "Accounting for Stock Issued to Employees," and FASB Interpretation ("FIN") No. 44,

"Accounting for Certain Transactions Involving Stock Compensation." No compensation expense has been recognized for options granted to employees, as all options granted under those plans have an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and net loss per share had the Company applied the fair value recognition provisions of SFAS No. 123 to options granted to employees.

      The unaudited pro forma information is as follows:

                                                           Three Months Ended       Three Months Ended
                                                              March 31, 2005           March 31, 2004
                                                              --------------           --------------
Net operating  loss as reported                                 $(1,571,582)            $(1,028,545)
                                                                ===========             ===========
Net loss attributable to common shareholders - basic
   and diluted                                                  $(1,589,665)            $(1,028,545)

Deduct:
Total stock-based employee compensation expense
   determined under fair value based method for all
   awards                                                          (181,016)                (31,074)
                                                                -----------             -----------
                                                                $(1,770,681)            $(1,059,619)
                                                                ===========             ===========
Basic and diluted net loss per share as reported                $     (0.05)            $     (0.03)
                                                                ===========             ===========
Basic and diluted pro forma net loss per share                  $     (0.06)            $     (0.04)
                                                                ===========             ===========

In December 2004, the FASB revised SFAS No. 123 ("SFAS No. 123R"), "Accounting for Stock Based Compensation." The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. Changes in fair value during the requisite service period are to be recognized as compensation cost over that period. In addition, the revised statement amends SFAS No. 95, "Statement of Cash Flows," to require that excess tax benefits be reported as a financing cash flow rather than as a reduction of taxes paid. For small business issuers, the provisions of the revised statement are effective for financial statements issued for the first interim or annual reporting period of the first fiscal year beginning after December 15, 2005, with early adoption encouraged. The Company is currently evaluating the impact that this statement will have on its financial condition or results of operations.

In March 2005, the SEC issued Staff Accounting Bulletin No. 107, "Share Based Payments" ("SAB 107"). The interpretations in SAB 107 express views of the staff regarding the interaction between SFAS 123R and certain SEC rules and regulations and provide the staff's views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from non-public to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R, and disclosures in Management's Discussion and Analysis or Plan of Operation subsequent to adoption of SFAS 123R.

Reclassifications

Certain accounts in prior periods' financial statements have been reclassified for comparative purposes to conform with the presentation of the current period's financial statements. These reclassifications have no effect on the previously reported income.

NOTE 3 - Deferred Officers Salaries

Deferred officers salaries, current and non-current, represent payroll amounts deferred by the former Chief Executive

Officer and former Chief Financial Officer, which aggregated $979,632 and $986,555 at March 31, 2005 and December 31, 2004, respectively. (See Note 6, Litigation).

NOTE 4 - Stockholders'  Equity

Initial Capitalization and Founders' Shares

In February 1997 (inception) and March 1998, the Company issued to its founders 10,301,259 and 2,710,858 shares of common stock, respectively, for an aggregate of $6,050, including technology rights (valued at $4,400) transferred to the Company.

Stock Splits and Recapitalization

In August 1998, the Company's Board of Directors approved a 2.2-for-1 stock split on its common stock and in September 2001, the Company's Board of Directors approved a 3-for-1 stock split on its common stock. On December 19, 2003, the Company completed the recapitalization transaction with Promos, Inc. This resulted in the issuance of 2.054 shares of Promos, Inc. (subsequently renamed OmniCorder Technologies, Inc.) for each outstanding share of the original OmniCorder, and the corresponding adjustment of the number of options and warrants and their exercise prices. All share information in the accompanying financial statements have been retroactively restated to reflect such stock splits and the recapitalization.

Private Placements

In October 1997, the Company commenced a private placement of shares of common stock at a price of $.55 per share. The placement agent received a commission of 5% of the aggregate purchase price of the common stock placed, and was granted warrants with a five-year term to purchase 76,810 shares of common stock on August 31, 1998, at an exercise price of $.55 per share, which expired on August 31, 2003. The Company issued 1,246,976 shares of its common stock at $.55 per share, which related to this private placement, from October 1997 through May 1998 for net proceeds of $591,925.

In April 1999, the Company issued 945,282 shares of common stock at a price of $1.14 per share for aggregate proceeds of $1,074,000. The Company' s former chief financial officer purchased 184,831 of these shares.

In 2000, the Company issued 1,615,425 shares of common stock to various investors for aggregate proceeds of $2,060,401.

In 2001, the Company issued 164,294 shares of common stock to various investors for aggregate proceeds of $400,000.

In 2002, the Company issued 487,749 shares of common stock for aggregate proceeds of $500,000. Additionally, the Company issued 164,294 shares of common stock to the stockholders who participated in the 2001 private placement in accordance with the anti-dilution provisions of the subscription agreements. In October 2003, the Company issued to these stockholders an additional 107,822 shares of common stock based on the anti-dilution provisions of the subscription agreements.

In 2003, the Company issued 1,317,849 shares of common stock to various investors for aggregate proceeds of $1,238,402 at $.97 per share. Concurrent with the closing of the recapitalization transaction on December 19, 2003, the Company completed a private offering of 5,686,027 shares of common stock (including the issuance of 200,000 shares of common stock upon the conversion of a $275,000 bridge promissory note) at a price of $1.375 per share, with gross proceeds of $7,820,405. The Company also issued warrants to three investors to purchase an aggregate of 218,189 shares of its common stock at an exercise price of $1.50 per share for a three-year period. Prior to the completion of the recapitalization transaction, the Company redeemed and cancelled 1,135,300 shares of its outstanding common stock from seven unaffiliated and existing stockholders for a total cash consideration of $10. At the time of the completion of the recapitalization transaction, private offering, related stock purchase and payment of equity-based transaction fees, OmniCorder had outstanding 29,570,100 shares of common stock, warrants to purchase 1,450,397 shares and stock options to purchase 2,781,899 shares of common stock.

In connection with the private offering and recapitalization transaction, the Company incurred cash transaction expenses which reduced the gross proceeds as follows: (i) placement agent fees associated with the private offering of approximately $289,000, which included reimbursement of expenses that were paid on closing; (ii) investor and financial relations services fees associated with the recapitalization of approximately $135,000 and (iii) legal fees and reimbursement expenses associated with the recapitalization of approximately $223,000. Additional legal expenses associated with the transaction in the amount of $101,711 were recorded in the quarter ended March 31, 2004 as a reduction of the proceeds.

As part of the transaction, the Company purchased and distributed to its shareholders as part of the recapitalization transaction 7,764,700 shares of Promos common stock for a consideration of $180,000 purchased from a former director of Promos. This payment has been reflected as a reduction of the proceeds of the December 19, 2003 private placement. In the transaction, 13,773,700 shares held by Promos shareholders were redeemed and distributed to shareholders of the Company, and an aggregate of 1,135,300 shares of Promos common stock from seven unaffiliated and existing stockholders were cancelled.

In addition, the Company issued 1,212,073 shares of its common stock to the placement agent and its financial advisors in connection with the private offering and recapitalization transaction.

On December 14, 2004, the Company completed a private placement of 1,550,000 shares of its series A convertible preferred stock (convertible into 1,409,091 shares of common stock) and warrants to purchase 465,000 shares of its common stock at $1.10 per share. The Company received gross proceeds of $1,550,000. The Company allocated $387,667 of the gross proceeds to the warrants based on estimated fair value. In accordance with EITF Issue No. 00-27 "Application of EITF Issue No. 98-5 to Certain Convertible Instruments," the Company recorded a non-cash charge of $458,121 to deficit accumulated during the development stage. The non-cash charge measures the difference between the relative fair value of the series A convertible preferred stock and the fair market value of the Company's common stock issuable pursuant to the conversion terms on the date of issuance. Holders of the series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company's option, additional shares of series A convertible preferred stock. The series A convertible preferred stock is convertible into shares of common stock at a conversion price of $1.10 per share. The series A convertible preferred stock is convertible into shares of common stock (i) at any time at the option of the holder thereof, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20, or 200% of the $1.10 conversion price per share, subject to adjustment. No underwriter or selling agent was involved in this offering. Anti-dilution provisions relating to the series A convertible preferred stock provide that the conversion price of such shares is to be adjusted if the Company completes a rights offering by December 31, 2005 at a price which is less than the conversion price for the series A convertible preferred stock. The Company has filed a registration statement with the SEC that contemplates a subscription rights offering to existing stockholders of newly-created series B convertible preferred stock. No assurance can be given as to if or when any such subscription rights offering will be commenced.

Warrants

In 1997, the Company received $40,000 from the sale of stock warrants to a former director of the Company who is a partner at the Company' s former law firm. These warrants entitled the holder to purchase up to $180,000 of any securities the Company may issue through January 6, 2004, on the same terms and conditions as those issued. In October 2003, these warrants were exercised on a cashless basis and the Company issued 142,304 shares of common stock.

In 1997, the Company issued warrants to a law firm in which a former director of the Company is a partner, in consideration for the deferral of payment of legal fees. The warrants entitled the Company's former legal counsel to purchase up to $427,500 of any securities sold by the Company to outside investors at the same prices as sold to such investors through January 6, 2004 (as to $337,500 worth of such securities) and through February 15, 2004 (as to $90,000 worth of such securities). The estimated fair value of the warrants was $95,000, of which $75,000 and

$20,000 was charged to general and administrative expense for the period February 7, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998. In October 2003, these warrants were exercised on a cashless basis and the Company issued 480,274 shares of common stock.

In 2004 the Company issued warrants in connection with the December 14, 2004 private placement transaction. The warrants entitled the participants of the private placement to purchase up to 465,000 shares of common stock at an exercise price of $1.10 per share. These warrants will expire if unexercised on December 14, 2009.

As of March 31, 2005 and December 31, 2004, the Company had warrants outstanding to purchase an aggregate of 1,915,397 common shares.

Bridge Financing

On August 31, 1998, the Company sold an aggregate of $750,000 of 10% Exchangeable Senior Bridge Notes ("Bridge Notes") to accredited investors. The net proceeds of the Bridge Notes were approximately $602,500 after the payment of offering costs of $147,500. The Company issued warrants to purchase 1,540,260 shares of common stock at an exercise price of $.97 per share. Included in the Bridge Financing is $150,000 of Bridge Notes and 308,052 warrants with related parties. The Company allocated $329,625 of the gross proceeds to the Bridge Warrants based on estimated fair value, which resulted in $329,625 of original issue discount and a corresponding amount of additional paid-in capital.

In March 1999, the Company exercised its option to convert the Bridge Notes and accrued interest into common stock at a conversion price of $.55 per share. The Company issued 1,443,015 shares of its common stock in conjunction with the conversion. As a result of the Bridge Notes conversion, the amount of convertible warrants was reduced by half to 770,130 shares of warrants to purchase common stock. These warrants expired unexercised on August 31, 2003.

On November 20, 2003, the Company entered into a one-year bridge promissory note in the amount of $275,000 bearing interest at 1%. By its terms, this note was automatically converted into 200,000 shares of common stock of the Company at $1.375 per share as part of the December 19, 2003 private placement.

Stock Option Plan

In 1998, the Company adopted a stock option plan under which it may grant qualified and nonqualified options to purchase up to 4,435,500 shares of common stock to employees and consultants, as amended on February 26, 2004. Qualified options are exercisable for a period of up to ten years from the date of the grant at no less than the fair value of the common stock on the date of grant. The term of such options is five years from the date of grant for stockholders who own more than ten percent of the voting power of all classes of stock of the Company at the date of grant, and are exercisable for no less than 110% of fair value on the date of grant for such holders.

During the three months ended March 31, 2005, the Company awarded stock options to purchase 1,367,500 shares of common stock, of which 150,500 were to employees, 852,000 were to the Company's new Chief Executive Officer and 365,000 were to members of the Board of Directors and stock options to purchase 62,500 shares of common stock to consultants. At March 31, 2005, options to purchase 4,325,940 shares of common stock were outstanding. These options have exercise prices ranging from $.55 to $4.40 per share.

As a result of stock options awarded in February and March 2005, the Company has issued 8,732 stock options in excess of the shares reserved under the 1998 Stock Option Plan.

On March 7, 2005, the Board of Directors of the Company adopted and approved a new 2005 Incentive Compensation Plan, which we refer to as the 2005 Plan, which was subsequently approved by the Company's stockholders at the annual meeting of stockholders on June 7, 2005.

The terms of the 2005 Plan provide for the issuance of up to 5,000,000 awards of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock related awards and performance awards that may be settled in cash, stock or other property.

As of April 25, 2005, 1,980,000 awards have been granted under the 2005 Plan, subject to stockholder approval. Of the 1,980,000 awards, 825,000 were granted to our new Chief Executive Officer pursuant to the terms of his employment agreement, and 1,155,000 were granted to outside directors for their service to the Company in 2004 and 2005.

On February 14, 2005, the Board of Directors voted and approved to grant options to purchase shares of the Company's common stock to its employees and outside directors. Stock options to purchase an aggregate of 200,000 shares of common stock to individual employees of the Company, each at an exercise price of $1.00 per share. Each outside director was granted stock options to purchase 30,000 shares of the common stock at an exercise price of $1.00 per share vesting over three years under the 1998 Stock Option Plan and a stock option grant to purchase 30,000 shares of the common stock at an exercise price of $1.00 per share vesting over three years under the proposed 2005 Incentive Compensation Plan. Additionally, members of the Executive Committee of the Board of Directors each received a grant of stock options to purchase 15,000 shares of common stock at an exercise price of $1.00 per share vesting over three years under the 1998 Stock Option Plan and a grant of stock options to purchase 15,000 shares of the common stock at an exercise price of $1.00 per share vesting over three years under our 2005 Incentive Compensation Plan. The Chairman of the Executive Committee will receive an additional grant of 5,000 stock options under the 1998 Stock Option Plan and 5,000 stock options from the 2005 Incentive Compensation Plan with the same vesting terms.

On March 7, 2005, the Board of Directors voted and approved a grant to each outside Director of options to purchase 30,000 shares of the Company's common stock at an exercise price of $1.00 per share vesting over three years and 30,000 restricted shares of common stock, which may not be sold for two years, under the proposed 2005 Incentive Compensation Plan. Additionally, members of the Executive Committee of the Board of Directors each received a grant of options to purchase 30,000 shares of common stock at an exercise price of $1.00 vesting over three years under the 2005 Incentive Compensation Plan. The Chairman of the Executive Committee received an additional grant of options to purchase 10,000 shares of common stock at an exercise price of $1.00 vesting over three years under the 2005 Incentive Compensation Plan.

NOTE 5 - License Agreements

Technology License Agreement

In 1997, and in connection with the formation of the Company, the founding stockholders entered into an agreement pursuant to which the Company could acquire the exclusive worldwide right to exploit technology related to the detection of cancerous lesions by their effect on the periodic modification of perfusion in the surrounding tissues (the "Technology"). In February 1998, the Company funded the required research budget and in March 1998, issued 1,320,000 shares of previously reserved common stock to one of the founders, Dr. Michael
A. Anbar. The Company recorded the issuance of these shares at the historical cost ($4,400) of the technology transferred from Dr. Anbar. The license, as amended, required the Company to fund future research and development costs in the amount of $495,000. The Company funded the first $110,000 of this obligation in late 1997 with the balance paid in March 1998. The Company also entered into a consulting agreement with a company controlled by this stockholder of the Company. Under the terms of the agreement, the Company is contractually obligated to pay a maximum of $26,000 for consulting services; $25,000 for travel; and $50,000 for research supplies for a 12-month period. The Company satisfied this entire obligation with a one-time $50,000 payment, which is included in the $495,000 as discussed above. The Company will also be obligated to pay this shareholder a royalty of $300 for each device installed at client's site based only on installations at which the Company derived revenues from the licensed technology. Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001, and entered into a two-year consulting agreement with Dr. Anbar, founding scientist of the Company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum consulting fee of $12,000 for the first 12-month period, as well as a grant of 250,000 additional restricted shares. As part of this agreement, the Company will acquire one patent on complementary technology developed and held by Dr. Anbar. The consulting agreement may be extended at either party's option for an additional two-year term.

Caltech License Agreement

In September 1997, the Company entered into an option agreement with Caltech, which grants the Company the right to enter into an exclusive license to exploit Caltech's infrared radiation detection technology in the field of detection of infrared radiation for commercial medical applications. In addition, the Company has the right to sublicense this technology. The Company is obligated to pay Caltech a royalty based on revenues derived from licensed products and services and from sublicenses. The Company issued Caltech 542,172 shares of its common stock in connection with the license agreement. The license may be cancelled at Caltech's option if it has not received minimum license fees of $10,000 in any one-year period commencing June 30, 1999. The license continues in effect for as long as the patent rights remain effective, which will be from 2018 to 2020, depending on the relevant patent.

While in effect, the agreement requires that the Company pay 50% of all attorneys' fees in connection with preparation, filing and prosecution, issuance and maintenance of the licensed patent rights in the United States. The Company is also obligated to pay 100% of patent costs in foreign jurisdictions.

The Lockheed Martin License Agreement

In September 1998, the Company entered into a license agreement with Lockheed Martin Corporation ("Lockheed"), pursuant to which we were initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The EQWIP technology is protected by a patent owned by Lockheed. In addition, the Company licensed the same rights with respect to patent filings on the EQWIP technology in a number of foreign countries. In order to maintain the exclusivity of the license, the Company was required to meet certain milestones relating to royalty generation, development of markets and territories and utilization of the EQWIP technology in certain percentages of our installed base of diagnostic equipment. If the license agreement remained exclusive, the Company agreed to pay Lockheed certain minimum royalties. The Company also agreed to pay Lockheed royalties on revenues we derived from utilization of the EQWIP technology. To date, the Company has not utilized the EQWIP technology licensed from Lockheed Martin and, therefore, believes that the license is no longer exclusive and that no minimum or other royalties are due to Lockheed. If, pursuant to the license agreement, royalty payments are ever required to be paid by the Company to Lockheed, such payments will range from 1.5% to 3% of revenues derived from the technology as defined in the agreement. If and when a viable EQWIP's manufacturer is provided, the Company would be required to make specified annual minimum payments in order to maintain the exclusive rights to the EQWIP technology.

The license from Lockheed does not expire other than as a result of a breach of the license by the Company, but five years following the expiration of the last of the patents that are the subject of the license (July 2016), the license becomes non-exclusive and royalty-free. In October 2004, Lockheed requested that the Company pay minimum royalties and other amounts aggregating $2,500,000. See
Note 6, Commitments and Contingencies, Litigation.

NOTE 6 - Commitments and Contingencies

Purchase Commitments

The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH for approximately (euro)487,000, or $633,000 as of April 25, 2005. These components utilize QWIP technology. The Company has the exclusive license for QWIP technology from Caltech for biomedical applications.

Operating Lease Commitments

The Company leases facilities in Bohemia, New York for approximately 6,550 square feet of space, which lease expires November 30, 2009.

Future annual minimum lease payments under noncancelable operating leases and arrangements as of March 31, 2005 are as follows:

                                                          Amount
                                                         --------
       Nine Months Ending December 31, 2005             $  43,800
       Year Ending December 31, 2006                       60,500

       Year Ending December 31, 2007                       62,800
       Year Ending December 31, 2008                       65,100
       Year Ending December 31, 2009                       61,800
                                                         --------
                  Total                                  $294,000
                                                         ========

Rent expense charged to operations for the three months ended March 31, 2005 and March 31, 2004 and for period February 7, 1997 (inception) to March 31, 2005 amounted to $18,500, $11,000 and $200,749, respectively

Litigation

In September 1998, the Company entered into a license agreement with Lockheed, pursuant to which the Company was initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The Company believed that these technologies would enhance the sensitivity of the technology it licensed from CalTech. The Company has not utilized the EQWIP technology licensed from Lockheed.

In a letter dated October 12, 2004 and in subsequent correspondence, Lockheed advised the Company that it believes that minimum royalties and other amounts aggregating approximately $2,500,000 were owed to Lockheed pursuant to the license agreement and demanded payment of such sum. In a letter dated November 1, 2004, Lockheed notified management of the Company that, in its view, the Company was in default under certain of the provisions of the license agreement and, unless such conditions were remedied within 60 days thereafter, Lockheed would regard the license agreement as cancelled and terminated. The Company responded to Lockheed that, among other reasons, no sums are due to Lockheed by the Company, the license agreement by its terms has become a non-exclusive license requiring no minimum or other royalties be paid and that Lockheed failed to perform certain of its obligations provided by the license agreement. Although the Company believes that it has no current monetary obligations to Lockheed pursuant to the license agreement or otherwise, Lockheed may determine to pursue its claims through litigation, creating the possibility that the Company may incur substantial costs and expenses, including legal and other professional fees, in connection with such litigation.

On March 8, 2003, the Company's former Chief Financial Officer ("CFO") filed a declaratory judgment action against the Company in the US District Court for the District of New Jersey. The complaint alleges that while serving as both a director and CFO, he was awarded stock options to purchase 2,538,324 shares of common stock. He is seeking specific determination that he is entitled to these options, as well as approximately $462,000 in deferred salary.

On July 23, 2004, the District Court granted, in part, the Company's motion to dismiss. The Court dismissed claims relating to 2,501,328 stock options, which were to expire in April 2005, as unripe for adjudication. The Court found that a justiciable dispute existed with respect to 36,966 options which expired on April 1, 2004. The Company moved to dismiss the deferred salary claim based on an arbitration provision in Plaintiff's employment agreement. The Court declined to dismiss the deferred salary claim, but ordered the parties to conduct limited discovery on the validity of the employment agreement and revisit the issue on summary judgment.

On February 15, 2005, the Company moved for partial summary judgment on Plaintiff's deferred salary claim. By Order dated March 23, 2005, the Court denied the Company's motion, but allowed the Company to renew its motion at the close of discovery. The Court did find that it is unlikely that Plaintiff could recover any deferred compensation prior to April 1, 1999. The parties are currently conducting discovery and a final pre-trial conference is scheduled for July 11, 2005.

While the ultimate outcome of this matter cannot presently be determined with certainty, according to the Company's counsel, Greenberg Traurig, LLP, the remaining claims are without merit, and the Company intends to vigorously defend the claims in this lawsuit. The Company believes that its provision for such in the accompanying financial statements is adequate at March 31, 2005.

The outcome of these matters may have material effect impact on the Company's financial condition, and results of operations and cash flows.

The Company is not a party to any other pending or threatened legal proceedings.

Employment and Consulting  Agreements

On March 4, 2005, the Company announced the appointment of Denis A. O'Connor as its new President and Chief Executive Officer, effective March 23, 2005. Mr. O'Connor was also appointed to the Company's Board of Directors on March 7, 2005. The Company has entered into an employment agreement with Mr. O'Connor, with a two-year term expiring in March 2007, with an option to renew for one additional year. The employment agreement provides that Mr. O'Connor will receive a fixed salary at an annual rate of $225,000. The Company also agreed to issue to Mr. O'Connor, upon commencement of employment, stock options to purchase an aggregate of 852,000 shares of common stock of the Company at an exercise price of $1.00 per share, with 27,000 shares vesting immediately and the remaining 825,000 shares vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company further agreed to issue an option to purchase an additional 825,000 shares of our common stock at an exercise price of $1.00 per share following approval by our stockholders of a new incentive compensation plan, vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company is also obligated to pay Mr. O'Connor the balance of his prior employment contract bonus of $55,000 if unpaid as a result of his change of employment. Finally, based upon the attainment of specified performance goals determined by our Compensation Committee and Mr. O'Connor, we agreed to pay Mr. O'Connor (1) up to $28,000 at the end of each of our fiscal years during the term of the agreement, and (2) at the end of our second and each subsequent fiscal year during the term of the agreement, options to purchase up to 27,000 shares of our common stock at an exercise price equal to the market price of our common stock on the date of grant, vesting in three equal installments on the first, second and third anniversary of the date of grant. All stock options described above are exercisable for a ten-year period from the date of grant.

On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and Chief Executive Officer, the Company announced that it entered into a Consulting Agreement with Mark A. Fauci. Mr. Fauci remains a member of the board of directors. The agreement, which terminates Mr. Fauci's previous employment agreement with the Company, provides that Mr. Fauci will perform consulting services for the Company for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of shareholders to continue as a board member. The agreement also provides for a three-year payout schedule of the Company's obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments will commence on the earlier of (i) September 1, 2005, or (ii) the closing of the contemplated subscription rights offering with gross proceeds of at least $2.5 million. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter.

Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001, and entered into a two-year consulting agreement with Dr. Michael A. Anbar, founding scientist of the company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum fee of $12,000 for the first twelve month period as well as a grant of 250,000 additional restricted shares. As part of this agreement, the Company will acquire one patent on complementary technology developed and held by Dr. Anbar. The consulting agreement may be extended at either party's option for additional two-year terms.

In February 2004, the Company entered into a one-year employment agreement with its Senior Vice President of Operations and Planning, which provides for an annual salary of $140,000. Pursuant to his agreement, he has been granted incentive stock options to purchase 120,000 shares of common stock at $4.40 per share. The options vest 25% upon grant and the remainder at 25% per year over the following three years' anniversary dates. These options have a five-year life. The agreement was subject to the approval of the Compensation Committee of the Board of Directors, which approved it in May 2004. This agreement expired in February 2005 at which time the employee was offered and he accepted a new role in the Company (without an employment agreement) as Vice President of Market Development.

The following table summarizes the aggregate commitments under employment and related agreement obligations as of March 31, 2005:

                                                    Aggregate
                                                    Commitment
      Nine months ending December 31,2005           $  358,800
         Year ending December 31, 2006                 585,000
         Year ending December 31, 2007                 291,500
         2 Year ending December 31, 2008               185,000
                                                    ----------
                    Totals                          $1,420,300
                                                    ==========
NOTE 7 - Related Party Transactions

In December 2004, the Company sold 1,550,000 shares of series A convertible preferred stock at a purchase price of $1.00 per share and five-year warrants to purchase 465,000 shares of our common stock at an exercise per share of $1.10 in a private placement. Among the purchasers of these securities were Jed Schutz, George Benedict and Joseph T. Casey, each of whom is a director of the Company. Mr. Schutz purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock. Mr. Benedict purchased 100,000 shares of series A convertible preferred stock for a purchase price of $100,000, and was issued warrants to purchase 30,000 shares of common stock. Mr. Casey purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock. The purchase price of the shares was determined with reference to the then current market price of the Company's common stock.

The Company purchases all of its insurance policies from a company in which a member of its Board of Directors is the Chairman. Policy premiums for the 2004/2005 policy years approximated $299,000. Effective May 1, 2005, the Company has signed with an unrelated party for the Company's health insurance plans.

NOTE 8 - Subsequent Event

On June 7, 2005 the Company's stockholders approved a proposal to change the Company's name to Advanced BioPhotonics Inc.

================================================================================


                           ADVANCED BIOPHOTONICS INC.

            7,000,000 Shares of Series B Convertible Preferred Stock

       7,000,000 Series B Convertible Preferred Stock Subscription Rights

                    3,500,000 Common Stock Purchase Warrants

                        10,500,000 Shares of Common Stock

                            ------------------------
                                   PROSPECTUS
                            ------------------------


                                  July __, 2005



================================================================================

The information in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED JUNE 10, 2005

                           ADVANCED BIOPHOTONICS INC.

                                3,565,000 Shares

                                  Common Stock

                    TO BE OFFERED BY HOLDERS OF COMMON STOCK
                     AND WARRANTS TO PURCHASE COMMON STOCK
                         OF ADVANCED BIOPHOTONICS INC.

      This prospectus relates to the sale of up to 3,565,000 shares of our common stock by the selling stockholders listed in this prospectus. The shares offered by this prospectus include 3,100,000 shares of our common stock issuable upon the conversion of 1,550,000 outstanding shares of our series A convertible preferred stock, including 1,690,909 shares of common stock which will be issuable as a result of the triggering of certain anti-dilution rights if our subscription rights offering to purchase shares of our series B convertible preferred stock is completed in full, and up to 465,000 shares of our common stock issuable upon the exercise of outstanding warrants to purchase common stock. These shares of common stock may be sold by the selling stockholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

      Pursuant to registration rights granted to the selling stockholders, we are obligated to register the shares of common stock acquirable by the selling stockholders upon the conversion of the series A preferred stock and the exercise of the warrants. We will receive none of the proceeds from the sale of the shares by the selling stockholders, except upon the exercise of the warrants currently outstanding. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will borne by the selling stockholders.


      Our common stock is presently quoted on the NASD's OTC Bulletin Board under the symbol "ABPH.OB." The high and low bid prices for shares of our common stock on June 23, 2005, were $.70 and $.65 per share, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Bulletin Board. These quotations reflect interdealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.


      The selling stockholders and any broker-dealer executing sell orders on behalf of the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act of 1933.

                       -----------------------------------

                    These securities involve a high degree of
         risk. Please carefully review the section titled "Risk Factors"
                             beginning on page SS-7.

                       -----------------------------------

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
           SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
           SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                         -------------------------------


                  The date of this prospectus is July __, 2005

      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell, or a solicitation of an offer to buy, shares of common stock in any jurisdiction where offers and sales would be unlawful. The information contained in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock.

                             ----------------------

                                TABLE OF CONTENTS

                                                                            Page


SUMMARY........................................................................3
THE OFFERING...................................................................5
RISK FACTORS...................................................................7
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................12
WHERE YOU CAN FIND MORE INFORMATION...........................................13
USE OF PROCEEDS...............................................................14
MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS...................14
DIVIDEND POLICY...............................................................15
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................16
BUSINESS......................................................................26
DESCRIPTION OF PROPERTY.......................................................36
LEGAL PROCEEDINGS.............................................................36
MANAGEMENT....................................................................38
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................59
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................61
CHANGE IN CONTROL.............................................................62
PRINCIPAL AND SELLING STOCKHOLDERS............................................63
PLAN OF DISTRIBUTION..........................................................65
DESCRIPTION OF SECURITIES.....................................................67
SHARES ELIGIBLE FOR FUTURE SALE...............................................73
LEGAL MATTERS.................................................................75
EXPERTS.......................................................................75
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
   AND FINANCIAL DISCLOSURE...................................................76
INDEX TO FINANCIAL INFORMATION...............................................F-1

                                     SUMMARY

      You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled "Risk Factors," and the financial statements and the notes to the financial statements included elsewhere in this prospectus. Unless otherwise indicated, the information contained in this prospectus assumes that, as of the date of this prospectus, the 1,550,000 outstanding shares of our series A convertible preferred stock convert into 3,100,000 shares of common stock, including 1,690,909 shares of common stock which will be issuable as a result of the triggering of certain anti-dilution rights if our subscription rights offering to purchase shares of our series B convertible preferred stock is completed in full, but that no warrants or stock options are exercised.

      Unless the context otherwise requires, "we," "our," "us" and similar phrases refer to Advanced BioPhotonics Inc. (formerly OmniCorder Technologies, Inc.), which acquired all the assets and assumed all the liabilities of OmniCorder Technologies, Incorporated, a privately-held company ("OmniCorder"), in a transaction on December 19, 2003, and succeeded to the business of OmniCorder as its sole line of business.

Our Business

      We were founded in 1997 to acquire, develop and commercialize advanced medical imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease. Our lead product, the BioScanIR system, detects diseases that affect the perfusion or reperfusion (movement or flow) of blood in tissues and organs. Diseases such as cancer and vascular disease affect perfusion. The BioScanIR system assists physicians and researchers in differentiating between normal and abnormal tissues by detecting very small changes in perfusion. The BioScanIR uses an infrared sensor, called a Quantum Well Infrared Photodetector, or QWIP, which we have licensed on an exclusive basis from the California Institute of Technology. QWIP was developed by scientists at the Jet Propulsion Laboratory of the National Aeronautics and Space Administration, or NASA, for the U.S. Department of Defense's Strategic Defense Initiative (commonly referred to as the Star Wars program).

      In addition to our current technology, we continue to develop more advanced sensors through collaboration with aerospace and defense laboratories. We are presently developing "next generation" sensor technology. We have had funding through Phase I of the project from the U.S. Department of Defense's Missile Defense Agency and collaborated with NASA's Jet Propulsion Laboratory, the Army Research Laboratory and Goddard Space Flight Center.

      We have received FDA Section 510(k) clearance permitting our sale of BioScanIR in the United States and CE mark approval permitting our sale of BioScanIR in Europe. Our approved labeling permits us to market the BioScanIR system for use in imaging a large variety of diseases - such as cancer and vascular disease - that affect the movement of blood (known as blood perfusion), in tissue and organs.

      We received notice that we have been awarded a New Technology Ambulatory Procedure Code (APC) effective April 1, 2005 for usage of our system in providing the service "dynamic infrared blood perfusion imaging." The APC provided by Medicare allows users of the new technology to submit claims for reimbursement for their use of the new technology in an outpatient setting for Medicare patients. This type of code is used to collect actual clinical history on the costs of using the new technology as a precursor to the assignment of a permanent Current Procedural Terminology (CPT) code. A critical element of our efforts over the next three years must be to build a history of claims submissions using the APC for the use of our system in order to demonstrate the viability of the technology and pave the way for securing a CPT code which is issued by the American Medical Association. The service associated with the use of the BioScanIR system has been assigned APC Code 1502 and HCPCS Code C9723. The service will be reimbursed at $75.00 per scan plus a $15.00 co-pay effective April 1, 2005.

Corporate Information and History

      We were originally formed as a Colorado corporation in September 1992 and operated a promotional products business under the corporate name Promos, Inc. On December 19, 2003, we completed a transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder in consideration for the issuance of a majority of our shares of common stock. This transaction was accounted for as a recapitalization of OmniCorder, who was the acquirer for accounting purposes. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock, from which we received gross proceeds of $7,820,405. Also, concurrent with the recapitalization transaction, we sold the promotional products business to one of our previous directors, and succeeded to the business of OmniCorder as our sole line of business.

      In February 2004, at a special meeting of stockholders, our stockholders approved resolutions to change our state of incorporation to Delaware and our corporate name to OmniCorder Technologies, Inc. by means of a merger with and into a new wholly-owned Delaware corporation called OmniCorder Technologies, Inc., with OmniCorder Technologies surviving as the publicly-traded company; and ratify our assumption and adoption of the OmniCorder 1998 Stock Option Plan and approved an amendment to the plan increasing the number of shares of common stock available for option grants. See "Change in Control."

      In December 2004, we completed a private placement of 1,550,000 shares of our series A preferred stock, which are convertible into 1,409,091 shares of common stock, and five-year warrants to purchase 465,000 shares of our common stock. We received gross proceeds of $1,550,000 from this offering. If this subscription rights offering is completed in full, anti-dilution rights relating to the series A preferred stock will be triggered because we will be selling series B preferred stock for $.50 per share, which is less than the $1.10 per share price at which the series A preferred stock may be converted to common stock. As a result, we will be required to reduce the price at which the series A preferred stock may be converted into common stock to $.50 per share, which will result in the issuance of an additional 1,690,909 shares of common stock, which would increase the total number of shares of common stock into which the series A preferred stock may be converted from 1,409,091 to 3,100,000 shares.


      On July __, 2005, pursuant to a separate prospectus included in a registration statement of which this prospectus is a part, we commenced a subscription rights offering and distributed to holders of our common stock 7,000,000 transferable subscription rights to purchase shares of our series B preferred stock. We issued the subscription rights at the rate of one right for every 4.33 shares of our common stock held on the record date, which was June __, 2005. Each subscription right represents the right to purchase one share of our series B preferred stock for $.50 per share. The shares of series B preferred stock are convertible into shares of common stock on a one-for- one basis at any time at the option of the holder, and automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for our common stock on the principal stock exchange or market on which it is listed, or if not traded on such exchange, on the OTC Bulletin Board, is at least $2.20 per share. A stockholder purchasing shares of our series B preferred stock in our rights offering will be issued, for no additional consideration, five-year warrants to purchase that number of shares of our common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in the rights offering. The warrants have an exercise price of $.75 per share. If all 7,000,000 subscription rights are exercised, then we will receive gross proceeds, prior to expenses, of $3,500,000, and have 7,000,000 shares of series B preferred stock outstanding. We will receive additional proceeds of $2,625,000 if all subscription rights are exercised and all warrants are subsequently exercised. The subscription rights offering expires on August __, 2005, unless we terminate it earlier. There can be no assurance how many rights and warrants will be exercised.


      On March 4, 2005, we announced the appointment of Denis A. O'Connor as our new President and Chief Executive Officer, effective March 23, 2005. Mr. O'Connor was also appointed to our board of directors on March 7, 2005.

      On June 7, 2005, we changed our name from OmniCorder Technologies, Inc. to Advanced BioPhotonics Inc. The corporate name change was approved by our stockholders at our 2005 annual meeting of stockholders on June 7, 2005.

      Our principal executive offices are located at 125 Wilbur Place, Suite 120, Bohemia, New York 11716, and our telephone number is (631) 244-8244.

                                  THE OFFERING

Securities outstanding prior to this offering         30,281,107 shares of common stock(1)
                                                      1,550,000 shares of series A preferred stock(2)
                                                      7,000,000 shares of series B preferred stock(3)

Securities offered:
 Common stock offered by our selling stockholders     3,565,000 shares(4)
 Common stock to be outstanding after the offering    40,381,107 shares(5)

Use of Proceeds                                       We will receive none of the proceeds from the sale of
                                                      the shares by the selling stockholders in this offering,
                                                      except upon the exercise of warrants currently
                                                      outstanding.  We intend to use the proceeds from the
                                                      exercise of the warrants for working capital and general
                                                      corporate purposes.

Risk factors                                          Please read the section of this prospectus entitled "Risk
                                                      Factors" for a discussion of factors you should consider
                                                      before investing in our common stock.

OTC Bulletin Board symbol                             ABPH.OB

----------
(1) Does not include outstanding warrants to purchase 1,915,397 shares of common stock and outstanding options to purchase 4,097,249 shares of common stock from our 1998 Stock Options Plan and options to purchase 1,650,000 shares of common stock from our 2005 Incentive Compensation Plan.

(2) The shares of series A preferred stock are convertible into shares of common stock (i) at any time at the option of the holder thereof, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20 per share, subject to adjustment.

(3) Assumes the exercise of all outstanding subscription rights to purchase shares of our series B preferred stock. Each share of series B preferred stock is convertible, without the payment of additional consideration, into one share of common stock (i) at any time at the option of the holder thereof, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20 per share, subject to adjustment.

(4) Includes 3,100,000 shares of common stock underlying our outstanding series A preferred stock, including 1,690,909 shares of common stock which will be issuable as a result of the triggering of certain anti-dilution rights, if our subscription rights offering is completed in full, and 465,000 shares of common stock underlying warrants issued together with the series A preferred stock.


(5) As of June 23, 2005. Assumes that: (i) all 7,000,000 subscription rights are exercised for a like number of shares of series B preferred stock and such shares are thereafter converted to a like number of shares of common stock; (ii) 1,550,000 shares of series A preferred stock issued in our December 2004 private placement are converted into 3,100,000 shares of common stock, including 1,690,909 shares of common stock which will be issuable as a result of the triggering of certain anti-dilution rights if our subscription rights offering is completed in full; and (iii) no warrants (including the warrants issuable in connection with our rights offering) or stock options are exercised. Does not include 14,732,612 shares of our common stock that are reserved for issuance pursuant to outstanding warrants and stock options, and shares available for future issuance under our 1998 Stock Option Plan and under our 2005 Incentive Compensation Plan.

Summary of Financial Data

      The summary of financial data as of and for the years ended December 31, 2004 and 2003 and the quarters ended March 31, 2005 and 2004 presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended December 31, 2004 and 2003 and with our unaudited financial statements for the quarters ended March 31, 2005 and 2004, including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis or Plan of Operation."

                                                                    For the          For the
                                  For the year    For the year      quarter          quarter
                                     ended           ended           ended            ended
                                  December 31,    December 31,      March 31,       March 31,
                                      2004            2003            2005            2004
                                  ------------    ------------    ------------    ------------
                                                                  (Unaudited)     (Unaudited)
     Development Revenues         $     69,800    $          0    $          0    $          0
     Development Costs                  20,000               0               0               0
                                  ------------    ------------    ------------    ------------
     Gross profit                       49,800               0               0               0
     Net loss                       (4,635,149)     (2,375,919)     (1,571,582)     (1,028,545)
Net loss attributable to
       common stockholders
       - basic and diluted          (5,093,270)     (2,375,919)     (1,589,665)     (1,028,545)
                                  ============    ============    ============    ============
Net loss per share
       attributable to common
       stockholders - basic and
       diluted                           (0.17)          (0.11)           (.05)           (.03)
                                  ============    ============    ============    ============

     Working capital              $  2,593,075    $  5,279,367    $  1,109,080    $  4,184,527
     Total assets                    4,067,026       7,289,195       2,885,310       5,975,226
     Total share capital            17,887,960      15,873,966      18,163,715      15,809,771
Deficit accumulated during
       the development stage       (15,413,090)    (10,319,820)    (16,984,672)    (11,348,365)
 Total stockholders' equity          2,474,870       5,554,146       1,133,762       4,461,406
                                  ------------    ------------    ------------    ------------

                                             March 31, 2005
                                       -------------------------    -----------
                                                      Pro Forma
                                          Actual     Adjustments    Pro Forma(a)
                                       -----------   -----------    -----------
Total assets                           $ 2,885,310   $ 3,322,500    $ 6,207,810
Total liabilities                        1,751,548          --        1,751,548
Working capital                          1,109,080     3,322,500      4,431,580
Common stock                                29,950        10,100         40,050
Series A convertible preferred stock        15,500       (15,500)         --(a)
Additional paid-in capital              18,118,265     6,015,838     24,134,103
Total stockholders' equity               1,133,762     3,322,500      4,456,262

(a) Assumes: (i) the conversion of 1,550,000 shares of series convertible preferred stock into 3,100,000 A shares of common stock, including 1,690,909 additional shares of common stock which will be A issuable as a result of the triggering of certain anti-dilution rights if our subscription rights offering is A completed in full; (ii) the conversion of 7,000,000 shares of series B preferred stock into A 7,000,000 shares of common stock and the receipt of gross proceeds of $3,500,000 from the A sale of Series B preferred stock in the subscription rights offering;
      (iii) the recording of an additional A beneficial conversion feature of $ 703,128 on our series A convertible preferred stock and a A beneficial conversion feature of $1,984,810 on our series B convertible preferred stock; and (iv) estimated costs of our subscription rights offering of approximately $177,500.

                                  RISK FACTORS

      An investment in our common stock involves a high degree of risk. You should carefully consider the following material risks, together with the other information contained in this prospectus, before you decide to invest in our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

      We have incurred losses in the past and have a limited operating history on which to base an evaluation of our prospects, which can have a detrimental effect on the long-term capital appreciation of our stock.

      We have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of inherent risks, expenses and difficulties encountered by companies in their early stage of development, particularly companies in new and evolving markets. These risks include acceptance by physicians, researchers, technicians and patients in an evolving and unpredictable business environment, the lack of a well-developed brand identity and the ability to bring products to market on a timely basis. For the quarters ended March 31, 2005 and 2004, we had net losses attributable to common stockholders of $1,589,665 and $1,028,545, respectively. For the years ended December 31, 2004 and 2003, we had net losses attributable to common stockholders of $5,093,270 and $2,375,919, respectively. We cannot give any assurance that we will ever generate significant revenue or have profits. In addition, we anticipate that we may require additional capital commitments during 2005 and 2006 to sustain our operations. This could have a detrimental effect on the long-term capital appreciation of our stock.

      We are dependent on our technology license agreements with third parties which require us to satisfy obligations to keep them effective, and if these agreements are terminated, our technology and our business would be seriously and adversely affected.

      We have entered into important, long-term license agreements with the California Institute of Technology and Michael Anbar, Ph.D. to incorporate their proprietary technologies into our BioScanIR system. These license agreements require us to, in some cases, pay minimum royalties and satisfy other conditions. We cannot give any assurance that sales of products incorporating these technologies will be sufficient to recover the amount of third- party payments. Failure by us to satisfy our obligations under these agreements may result in modification of the terms or early termination of the respective agreement, which would have a serious adverse effect on us. We expect that we will be dependent on these licensors for the foreseeable future.

      We rely entirely on outside manufacturers for our key components and cannot guarantee that they will not have prolonged supply shortages, resulting in our inability to timely satisfy customer orders.

      All of the infrared cameras and other key components utilized in our BioScanIR system are manufactured by outside companies. Our ability to enter new markets and sustain satisfactory levels of sales in each market will depend in significant part upon the ability of these companies to manufacture the components for introduction into our markets. We cannot give any assurance that we will be successful in entering into agreements with all of the manufacturers to maintain a constant supply of our key components. In addition, once we enter into manufacturing contracts, we face the possibility that the contracts will not be extended or replaced. This could result in our inability to timely satisfy customer orders, and cause us to possibly lose business to alternative providers of diagnostic scanning devices.

      We have not fully developed an effective internal sales force to market and sell the BioScanIR system, and if we are unsuccessful, our overall growth will be hampered.

      We have limited marketing experience and limited financial, personnel and other resources to undertake the extensive marketing activities necessary to market our BioScanIR system. Our ability to generate revenue from the licensing of our BioScanIR system will be dependent upon, among other things, our ability to manage an effective internal direct sales force. We will need to develop a sales force and a marketing group with technical expertise to coordinate marketing efforts with strategic partners. In addition, we cannot give any assurance that we will be able to market our products or services effectively through an internal direct sales force, independent sales representatives, through arrangements with an outside sales force or through strategic partners, which could hamper our overall growth.

      We may experience infringement of our intellectual property rights, including our patents, proprietary technology and confidential information, which would undermine our technology platform.

      Our success will depend, in large part, on our ability to obtain and protect patents, protect trade secrets and operate without infringing on the proprietary rights of others. We cannot give any assurance that the patent applications that have been or will be filed on products developed by us will be approved, that any issued patents will provide us with competitive advantages or will not be challenged by others, or that the patents of others will not have an adverse effect on us.

      Existing and newly-developed technologies may compete with our BioScanlR system, potentially making BioScanlR less attractive to prospective customers and resulting in it becoming no longer in demand.

      We are not aware of any devices currently on the market which will be capable of competing directly with our BioScanIR system, although several new companies are developing technologies aimed at the same market niche as the BioScanIR system, and there may be others of which we are unaware. Our potential competitors may succeed in developing products that are more effective or less costly (or both) than our products, and such competitors may also prove to be more successful than us in manufacturing, marketing and sales. Some of our potential competitors may be large, well-financed and established companies that have greater resources and, therefore, may be better able than us to compete for a share of the market even in areas in which we may have superior technology.

      We also compete with existing diagnostic alternatives, most notably x-ray mammography, CT, MRI and PET. Significant barriers to our success are posed by these existing alternatives. See "Business - Competition and Industry."

      Our product liability insurance coverage may not be adequate in a catastrophic medical situation, and a large claim may cause us to pay damages to third parties and incur bad publicity.

      The nature of our medical products may expose us to product liability risks. Although we have obtained $2.0 million of product liability insurance coverage, our current annual premiums of approximately $35,000 are expected to increase. We cannot give any assurance that this insurance will provide adequate coverage against product liability claims. In addition, some of our key license agreements require this coverage to be maintained when we sell licensed services. While no product liability claims are pending or threatened against us to date, a successful product liability claim against us in excess of our insurance coverage could have a serious adverse effect on us, including bad publicity.

      We are subject to extensive government regulation by the U.S. Food and Drug Administration and other authorities on all aspects of our business, and if we do not comply with these regulations, we could be prevented from marketing our products.

      The U.S. Food and Drug Administration, or FDA, has established procedures and standards for initial approval to market medical devices and for the manufacture of the devices. We are subject to inspection by the FDA for compliance with these standards. Should the FDA determine, at any time, that we or any of our products are not in compliance with these standards, it may withhold approval and prevent the marketing of our products. Negative determinations by the FDA and other governmental authorities and third-party payors, such as Medicare and private insurers, could have a serious adverse effect on us. For more information on how we are impacted by governmental regulation, see "Business - Governmental Regulation."

      Medicare reimburses patients for the use of our BioScanlR system on a temporary basis and, although we will seek permanent coverage at a higher rate of reimbursement, that process is lengthy and complex, which will make our prospects less certain.

      Whether a medical procedure involving a medical device is covered by a third-party payor can significantly influence the marketability of that device. Medicare, the federal health insurance program for the aged and disabled, is the single largest third-party payor. Medicare coverage decisions frequently influence private third-party payors. Medicare covers medically necessary therapies, surgery and diagnostic tests. By contrast, Medicare generally does not cover screening tests. However, it does cover a few expressly delineated screening procedures or tests. Thus, by way of example, Medicare covers screening pap smears, screening pelvic examinations, screening tests for early detection of prostate cancer, screening for colorectal cancer and screening mammography for early detection of breast cancer. With respect to breast cancer, mammography is the only screening technique covered by Medicare and the amount of that coverage is set by a free schedule or by the Outpatient Prospective Payment System, depending on where the test is performed.

      Effective April 1, 2005, we received a temporary reimbursement code. See "Business - Governmental Regulation." We will seek permanent Medicare coverage of our system for treatment and diagnosis. The coverage process is lengthy, complex and the results are uncertain and could vary geographically.

      Even if BioScanIR were to be covered by Medicare on a permanent basis, the amounts of those payments can be changed by legislative or regulatory actions and by determinations of the fiscal agents for the program. In addition, private payors and the states, under their Medicaid programs for the poor, increasingly are demanding or imposing discounted fee structures. Efforts to impose greater discounts and more stringent cost controls by third- party payors and healthcare providers are expected to continue. Even if Medicare and other third-party payors were to cover procedures involving BioScanIR, we cannot be certain that the reimbursement levels will be adequate. We will be seeking a higher level of reimbursement than we received effective April 1, 2005.

      We purchase infrared camera components in Euros, and therefore our cost of goods and operating margins may be adversely affected by currency fluctuations and result in exchange losses.

      We purchase infrared camera components from AEG Infrarot-Module GmbH, a German company, in Euros, which is the prevailing currency of Europe, rather than in U.S. dollars. In fiscal 2003, we paid approximately 44,000 Euros (or $51,583 at then current exchange rates) for camera systems from this supplier. In fiscal 2004, we paid approximately 208,400 Euros (or $270,992 at then current exchange rates) for camera systems from this supplier. As of April 25, 2005, we committed to purchase approximately 487,000 Euros (or $633,000 at current exchange rates) of camera components from this supplier this year . Accordingly, exchange rate fluctuations in the Euro relative to the U.S. dollar could affect our cost of goods and operating margins and could result in exchange losses. In fiscal 2003, we incurred a small loss resulting from foreign currency transactions, and this loss can be expected to increase with larger component orders. We do not use derivative financial instruments to hedge our exposure to changes in foreign currency exchange rates. Our results of operations will be adversely affected if we are unable to mitigate the effects of currency fluctuations in the future.

      If we fail to enter into strategic alliances with large pharmaceutical companies, research foundations or government agencies, our business may grow slower than anticipated.

      In addition to our direct marketing efforts, we are pursuing strategic alliances with large pharmaceutical companies, as well as research foundations and government agencies, that have a significant presence in our target markets, can introduce BioScanIR as an accepted technology to industry participants and can bear a portion of the expenses associated with the sales and marketing of our technology. However, we have not yet and we cannot be certain that we will ever enter into any definitive strategic alliance with these companies, foundations and agencies, or that any future strategic alliance will be on terms and conditions that will enable us to generate profits. If we are unsuccessful in obtaining one or more strategic alliances, our business may grow slower than anticipated, and our results of operations may suffer.

      Our ability to raise additional capital is uncertain and may cause us to curtail our operation or take actions that may dilute your financial interest, if we are not timely in these funding efforts.

      We do not currently generate sufficient cash to fully fund our operations. If additional funds are raised through the issuance of equity securities, the percentage of ownership of our then-current stockholders will be reduced and such equity securities may have rights, preferences or privileges senior to those of the existing holders of our common stock. Further, we may have to raise substantial additional capital thereafter if changes in our production plans cause unexpected large future capital expenditures or changes in our sales and distribution plans cause a significant increase in distribution expenses or decrease in revenues.

      We also contemplate raising funds in the future through public or private financings, or from other sources. We cannot give any assurance that necessary additional financing will be available to us or available on acceptable terms. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

      We are subject to Section 203 of the General Corporation Law of the State of Delaware which may inhibit a takeover at a premium price that may be beneficial to our stockholders.

      We are subject to Section 203 of the Delaware General Corporation Law. Subject to limited exceptions, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder unless the proposed business combination was approved by the corporation's board of directors before the stockholder became an interested stockholder. In general, Section 203 defines an interested stockholder as any stockholder directly or indirectly owning 15% or more of the outstanding voting stock of a Delaware corporation. Section 203 could have the effect of discouraging others from making tender offers for our shares, and also may have the effect of preventing changes in our management.

Risks Related to Our Common Stock

      There has previously been no active public market for our common stock and we cannot be certain that an active trading market will be established or that such securities can be resold at or above the price at which they were purchased, or at all.

      There has been no active public market for our common stock. An active public market for our common stock may not develop or be sustained following the completion of this offering. The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control, and as a result you may incur a loss on your investment. These factors include:

      o     product liability claims or other litigation;

      o the announcement of new products or product enhancements by us or our competitors;

      o developments concerning intellectual property rights and regulatory approvals;

      o     quarterly variations in our competitors' result of operations;

      o     developments in our industry; and

      o general market conditions and other factors, including factors unrelated to our own operating performance.

      The stock market in general has recently experienced extreme price and volume fluctuations. In particular, market prices of securities of medical technology companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of shares of our common stock, which could cause a decline in the value of our shares. Price volatility may be worse if the trading volume of our common stock is low. The market price of our common stock has exhibited volatility since the closing of our recapitalization transaction on December 19, 2003. Our common stock has traded as high as $8.50 and as low as $.54 since then.

      Our common stock may be considered a "penny stock" under SEC regulations and may be difficult to sell when desired due to broker-dealer restrictions.

      The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is currently less than $5.00 per share. This designation requires any broker or dealer selling these securities to disclose specified information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares. In addition, since our common stock is currently quoted on the OTC Bulletin Board, stockholders may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase our shares or a lack of market makers to support the stock price.

      Shares eligible for public sale after this offering and their sale or potential sale will probably depress the market price of our common stock.

      Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 3,565,000 shares of common stock underlying our outstanding series A preferred stock and warrants to purchase common stock. The shares of series A preferred stock are convertible into shares of common stock (i) at any time at the option of the holder, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20 per share, subject to adjustment.


      In addition, pursuant to a separate prospectus included in this registration statement, we have also registered subscription rights to purchase shares of series B preferred stock which are convertible into 7,000,000 shares of common stock, and warrants to purchase 3,500,000 shares of our common stock. The series B preferred stock is convertible into shares of common stock (i) at any time at the option of the holder, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for our common stock on the principal stock exchange or market on which it is listed is at least $2.20, subject to adjustment. The warrants are exercisable at any time during the five-year period from August __, 2005 to August ___, 2010, at an exercise price of $.75 per share. See "Description of Securities" below.


      As additional shares of our common stock become available for resale in the public market pursuant to this registration of shares and future registrations of shares, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of our common stock also may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our common stock. All of the shares of common stock currently held by our executive officers and directors are subject to so-called "lock- up" agreements, which restrict open market sales by those officers and directors through December 31, 2005. 12,932,495 shares of common stock, including shares issuable upon exercise of outstanding warrants, are subject to these lock-up agreements. In general, a person who has held restricted shares for a period of one year may, upon the filing with the SEC of a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. These sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

      We do not anticipate paying dividends in the foreseeable future and therefore you should not buy this stock if you wish to receive cash dividends.

      We currently intend to retain our future earnings to support operations and to finance expansion and therefore do not anticipate paying any cash dividends on our common stock in the foreseeable future.

      Our corporate charter contains authorized, unissued "blank check" preferred stock which can be issued without stockholder approval with the effect of diluting then current stockholder interests.

      Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of "blank check" preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. Of the preferred stock, 3,000,000 shares have been designated as series A preferred stock and 7,000,0000 shares have been designated as series B preferred stock. We have issued 1,550,000 shares of series A preferred stock, which would be convertible into 3,100,000 shares of common stock, including 1,690,909 shares of common stock which would be issuable as a result of the triggering of certain anti-dilution rights if our subscription rights offering is completed in full. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Included in this prospectus, exhibits and associated documents are "forward-looking" statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Risk Factors." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should," and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the "Risk Factors" section and elsewhere in this prospectus.

      All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement with the U.S. Securities and Exchange Commission, or the SEC, on Form SB-2 to register the shares of our common stock being offered by this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services. Information contained on our website should not be considered part of this prospectus.

      You may also request a copy of our filings at no cost by writing or telephoning us at:


                           Advanced BioPhotonics Inc.
                           125 Wilbur Place, Suite 120
                             Bohemia, New York 11716
               Attention: Ms. Celia I. Schiffner - Controller
                                 (631) 244-8244

                                 USE OF PROCEEDS

      The selling stockholders will receive all of the proceeds from the sale of the shares offered for sale by the selling stockholders under this prospectus. We will receive none of the proceeds from the sale of the shares by the selling stockholders, except upon the exercise of warrants currently outstanding. We will bear all expenses incident to the registration of the shares of our common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling stockholders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling stockholders.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

      In September 2000, our common stock became eligible for quotation on the NASD's OTC Bulletin Board under the symbol "PMOS.OB." We changed our corporate name to OmniCorder Technologies, Inc. on February 26, 2004, and our trading symbol became "OMCT.OB." We changed our corporate name to Advanced BioPhotonics Inc. on June 7, 2005, and on June 8, 2005, our trading symbol was changed to "ABPH.OB." The following table sets forth the high and low bid and asked prices for our common stock for the periods indicated as reported by the OTC Bulletin
Board:

Year Ended December 31, 2003:                                   High        Low
----------------------------                                   -----       -----

First Quarter                                                   $.15        $.03
Second Quarter                                                  $.10        $.10
Third Quarter                                                   $.10        $.04
Fourth Quarter (October 1 to December 18)                       $.10        $.04
Fourth Quarter (December 19, closing date of recapitalization) $1.20        $.45
Fourth Quarter (December 22 to December 31)                    $8.00       $1.50

Year Ended December 31, 2004:
----------------------------

First Quarter                                                  $8.50       $2.80
Second Quarter                                                 $4.90       $3.25
Third Quarter                                                  $4.05        $.75
Fourth Quarter                                                 $1.60        $.58

Year Ending December 31, 2005:
-----------------------------

First Quarter                                                  $1.10        $.81


Second Quarter (April 1 to June 23)                            $1.00        $.54

      These bids represent prices quoted by broker-dealers on the OTC Bulletin Board. These quotations reflect interdealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.


      Prior to the completion of the recapitalization transaction on December 19, 2003, privately-held OmniCorder's stock was not traded on a public trading market and it had no registered securities outstanding.


      As of June 23, 2005, we had 30,281,107 shares of common stock outstanding, and 359 stockholders of record. We also have 1,550,000 shares of series A preferred stock presently outstanding, and nine holders of record of such shares. If all of our subscription rights are exercised, we will also have 7,000,000 shares of series B preferred stock outstanding.


      This prospectus covers 3,565,000 shares of our common stock offered for sale by selling stockholders. The shares offered by this prospectus include 3,100,000 shares of common stock underlying our outstanding series A preferred stock, including 1,690,909 shares of common stock which will be issuable as a result of the triggering of certain anti-dilution rights if our subscription rights offering to purchase shares of our series B convertible preferred stock is completed in full, and up to 465,000 shares of our common stock issuable upon the exercise of outstanding warrants to purchase common stock. See "Principal and Selling Stockholders."

                                 DIVIDEND POLICY

      We have never declared or paid cash dividends on our common stock. We currently intend to retain future earnings to finance the operation, development and expansion of our business. We do not anticipate paying cash dividends on our common stock in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our board of directors considers relevant.

      Holders of our series A preferred stock are entitled to receive a cumulative dividend of 4% per year, payable annually in cash or, at our option, in additional shares of series A preferred stock (computed on the basis of the 10-day volume-weighted average price of our common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board).

      Holders of our series B preferred stock will be entitled to receive a cumulative dividend of 7% per year, payable annually in cash or, at our option, in additional shares of series B preferred stock (computed on the basis of the 10-day volume-weighted average price of our common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board).

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      You should read the following description of our financial condition and results of operations in con- junction with the financial statements and accompanying notes included in this prospectus beginning on page F-1.

Overview and Effect of Recapitalization Transaction

      Unless the context otherwise requires, "we," "our," "us" and similar phrases refer to Advanced BioPhotonics Inc. (a publicly-traded company formerly known as Promos, Inc. and then as OmniCorder Technologies, Inc.), which acquired all the assets and assumed all the liabilities of OmniCorder Technologies, Incorporated, a privately-held company, in a recapitalization transaction on December 19, 2003, and succeeded to the business of OmniCorder as its sole line of business.

      We were founded in 1997 to acquire, develop and commercialize advanced technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease. Our lead product, the BioScanIR system, measures abnormal blood flow associated with the presence of tumors and vascular disease, and assists physicians and researchers in differentiating between normal and abnormal tissues. For a more complete description of our company and our business, see "Business."

      On December 19, 2003, we completed a recapitalization transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder in exchange for the issuance of a majority of our shares of common stock. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock from which gross proceeds of $7,820,405 were received. Following the completion of the recapitalization transaction, private placement, related stock purchase and payment of equity-based transaction fees, OmniCorder owned 21,538,400 shares, or 72.8% of the outstanding shares of our common stock. OmniCorder filed a Certificate of Dissolution on December 29, 2003 with the Delaware Secretary of State and promptly thereafter, in accordance with the tax-free reorganization provisions of Internal Revenue Code Section 368(a)(1)(C), liquidated the shares of our common stock it received in the recapitalization transaction to its stockholders in proportion to their respective interests in OmniCorder. The consideration and other terms of these transactions were determined as a result of arm's-length negotiations between the parties.

      Since the closing of the recapitalization and private placement transactions, the stockholders of OmniCorder owned a majority of the shares of our common stock as a result of the dissolution of OmniCorder. For accounting purposes, OmniCorder was deemed to be the acquirer. The transaction has been accounted for as a recapitalization of the company. Since we had no significant business activities prior to the recapitalization transaction and our promotional products business was sold to one of our former directors concurrently with the recapitalization transaction, no goodwill or other intangibles arose from the recapitalization transaction. In addition, since our future business will be solely that of OmniCorder and the former OmniCorder stockholders now control us, all information and described below will be that of OmniCorder as if OmniCorder had been the registrant for all accounting periods presented. The audited financial information in this annual report is also that of OmniCorder prior to the date of the recapitalization transaction, as it provides the most relevant information about us on a continuing basis.

Application of Critical Accounting Policies

      For presentation purposes, we are considered to be a "development stage enterprise" in accordance with Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." Our primary activities since inception have been the research and development of our technology, negotiating strategic alliances and other agreements, and raising capital. We have not commercialized any of our products, and as a result we have not generated any significant revenues from operations. We believe that we will generate revenues from the sale of licenses, user fees and sales of our BioScanIR system to provider networks to use its cancer screening and vascular disease diagnosis technology in the United States, Europe and Asia. However, we cannot give any assurance that we will be able to generate any revenues.

      We account for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities and for the expected future tax benefits to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. We have recorded a full valuation allowance against our deferred tax assets since we believe that, based upon currently available objective evidence, it is more likely than not that the deferred tax asset will be realized.

      We account for the fair value of options and warrants for non-employees in accordance with SFAS No. 123, "Accounting for Stock Based Compensation," which requires that compensation cost be measured after the grant date based on the value of the award and is recognized over the service period, which is also the vesting period. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. We will be required to account for options and warrants for employees during the annual reporting period beginning after December 15, 2005 as a result of the FASB's issuance of SFAS No. 123R "Accounting For Stock Based Compensation."

      We have no off-balance sheet arrangements or liabilities, and none are planned.

Revenue Model

      We believe that initial revenues will come primarily from the sale of the BioScanIR system to customers for use in cancer therapy monitoring and drug discovery, as well as in reconstructive and neurosurgery applications. In addition, initial customers will likely include imaging research organizations that will purchase BioScanIR systems for use in their own research programs. It is possible, however, that initial revenues in certain applications, such as cancer therapy monitoring, could involve a fee per use, either as the sole revenue source, or more likely in combination with other forms of revenue. Such other forms could include up front licensing fees, and/or annual maintenance fees over the estimated 4-5 year life of the BioScanIR system. Even if the initial source of revenue is the sale of the BioScanIR system, it is anticipated that such sales would also be accompanied by annual maintenance fees.

      As we expand our efforts into other applications we will evaluate our revenue model options. For example, as we move into the diagnostic/screening market it is anticipated that a fee per use model could be more appropriate. In this model, which may also apply to other initiatives as noted above, revenues would be generated through a combination of a fee per use, a one-time up-front fee for licensing, installation and training, and annual maintenance fees. We believe that the fee per use model may be more appropriate for physician office-based diagnostic and screening applications by minimizing capital equipment purchase barriers. This model is expected to generate sufficient fees to recoup the cost of the BioScanIR system within one year.

      We are presently in the development stage and will adopt revenue recognition accounting policies that are reflective of our business model at the time we begin to generate each type of revenue.

      We recognize revenues and costs and expenses generally utilizing the accrual method of accounting. For specific discussion of these activities, see
Note 2, "Summary of Significant Accounting Policies - Basis of Presentation" in the accompanying financial statements. Based upon our circumstances at the time, we will apply the appropriate methods with respect to revenue recognition, inventory and capitalized costs associated with our product that comply with accounting principles generally accepted in the United States, as follows:

      o Sale - We may sell BioScanIR systems to medical, diagnostic or any other end user. These contracts may be for single or multiple units. We intend to recognize revenue associated with single or multiple unit contracts upon shipment and acceptance of each specific unit by the end-user. We may provide an initial warranty period of one year as part of their sales arrangements. We will establish a liability for estimated warranty costs as appropriate and record actual warranty expenses against this liability as incurred. We may offer an extended warranty and maintenance arrangement to our customers after the expiration of the initial warranty period. This arrangement would be sold pursuant to a contract distinctly separate from the original sales arrangement. These extended warranty and maintenance fees would be recognized ratably over the life of the extended warranty and maintenance contracts.

      o Rental - We may enter into rental agreements with end-users for various periods of time. Under this arrangement, we would provide the user with a non-exclusive right to use the software and hardware and receive software upgrades as required to provide the level of services contracted for. This arrangement would require a one-time, non-refundable fee and monthly rental charge to be earned for the period of service and the passage of time. This one-time fee would be initially recorded on the balance sheet as deferred revenue and then recognized as revenue ratably over the rental period. The costs and major improvements of these Systems would be capitalized and depreciated on a straight-line basis over their estimated five-year useful life.

      o Licensing - We may enter into licensing agreements for our technology as part of sublicensing or distribution agreements with third parties. We also intend to enter into licensing agreements that provide third parties with exclusive or semi-exclusive rights to some portion of our intellectual property in certain well defined fields of use. License revenues are expected to be recognized ratably over the life of the license.

      o Development contracts - We may engage in research and development contracts or other specialized arrangements with specific customers. While each project may vary, it is planned that each would have milestones in the development or delivery process for which stipulated amounts of the contract value would be earned. We intend to recognize revenues as milestones are achieved and upon substantial evidence of acceptance by the customer.

      BioScanIR systems available for sale, either newly-constructed or which may have been previously rented to customers, would be maintained in inventory at cost determined on a first-in, first-out method, or at depreciated cost (if previously rented); in all cases at the lower of cost or market.

Results of Operations

      The following represents a summary of the results of operations for the three months ended March 31, 2005 and 2004:

                                                 March 31, 2005  March 31, 2004
                                                 --------------  --------------
                                                   (Unaudited)     (Unaudited)

OPERATING EXPENSES

Research and development                         $    659,458    $    368,786
Selling, general and administrative                   901,914         684,262
                                                 ------------    ------------
Total Operating Expenses                            1,561,372       1,053,048
                                                 ------------    ------------
Operating Loss                                     (1,561,372)     (1,053,048)
Interest and other (income) expenses, net              10,210         (24,503)
                                                 ------------    ------------
Net Loss                                           (1,571,582)     (1,028,545)
Accumulated Dividends on Series A
   convertible preferred stock                         18,083              --
                                                 ------------    ------------
Net loss attributable to common shareholders     $ (1,589,665)   $ (1,028,545)
                                                 ============    ============

Basic and diluted net loss per share
 attributable to common shareholders             $      (0.05)   $      (0.03)
                                                 ============    ============
Weighted average number of shares outstanding      29,705,271      29,570,100
                                                 ============    ============

Three Months ended March 31, 2005 as Compared to Three Months ended March 31,
2004

      Net Loss. We had a net loss of $1,571,582 and $1,028,545 for the three months ended March 31, 2005 and 2004, respectively. The net loss attributable to common stockholders increased by $561,120 to $1,589,665 for the three months ended March 31, 2005 from $1,028,545 for the three months ended March 31, 2004. For the period ended March 31, 2005, this included $18,083 of accumulated dividends on our series A convertible preferred stock payable in cash or, at our option, additional shares of series A convertible preferred stock. We have been a development stage enterprise and have had a cumulative net loss of $16,984,672 since inception in 1997. During this period, we have expended cash raised through various equity offerings, and issued stock options and warrants to purchase shares of our common stock in exchange for services. The increased loss has been funded by the proceeds of the December 19, 2003 private placement and more recently the proceeds of the December 14, 2004 private placement, which has enabled us to continue product development, build our administrative organization and promote the sales and marketing of BioScanIR System through expanding direct sales and other marketing activities. Losses for the quarters included non- cash compensation costs for stock grants and option awards of $227,594 in the three months ended March 31, 2005 as compared to $37,516 in the three months ended March 31, 2004, which are included in the results of operations.

      Research and Development Expenses. Research and development expense increased by $290,672, or 79%, to $659,458 from $368,786, for the three months ended March 31, 2005 as compared to the three months ended March 31, 2004 and is expected to increase in the future as we employ new technical personnel and consultants in the development of its BioScanIR technology, purchases materials and components for development and expands its facilities. Cash proceeds from private placements in 2003 provided the funding for these activities. Refer to the Statement of Stockholders' Equity included in this report for sources of capital, including cash and noncash services received in exchange for equity. We hired consultants and employees to obtain licensing, patent applications, support trial systems deployed in the field and registration of our product.

      Significant components of the research and development activity for the three months ended March 31, 2005 as compared to the three months ended March 31, 2004 were:

      Technical salaries and consulting expense increased by $239,906 to $389,473 from $149,567, while business travel and entertainment decreased by $20,614 to $38,155 from $58,767. Recruitment expense increased $42,676 to $54,092 for the three months ended March 31, 2005 from $11,416 for the three months ended March 31, 2004.

      Expenses for materials used in research and development and pilot site support increased by $4,073 to $35,897 for the three months ended March 31, 2005 from $31,824 for the three months ended March 31, 2004 as we continue our product development. During the three months ended March 31, 2005 patent expenses increased by $34,277 to $56,981 from $22,704 for the three months ended March 31, 2004.

      In November 2004, we signed a new lease for office space. This resulted in a $10,183 increase for rent and utilities to $23,746 for the three months ended March 31, 2005 from $13,563 for the three months ended March 31, 2004. Printing and reproduction costs and office expense decreased $24,568 to $4,277 for the three months ended March 31, 2005 compared to $28,845, expensed for the three months ended March 31, 2004. There were no technical reports reproduced during the three months ended March 31, 2005.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $217,652, or 32%, to $901,914 from $684,262 for the three months ended March 31, 2005 as compared to the three months ended March 31, 2004.

      Significant components of the increase for the three months ended March 31, 2005 as compared to the three months ended March 31, 2004 were:

      Administrative and marketing payroll and payroll related expenses increased $25,965 to $255,307 from $229,342 while travel and entertainment decreased $19,066 to $5,934 from $25,000. Consulting expenses increased $139,886 to $210,461 for the three months ended March 31, 2005 from $70,575 for the three months ended March 31, 2004. Part of this increase was due to the settlement of an arbitration proceeding arising from the December 13, 2004 termination of our former President and Chief Executive Officer. The agreement, which terminated our former President and Chief Executive Officer's previous employment agreement, provides that he will perform consulting services for us for a retroactive two-year period in exchange for consulting fees. In the three months ended March 31, 2005 there was $50,000 in expenses related to this agreement. In addition, during the interim period before our new President and CEO was hired, we had a management consulting team in place at a cost of $66,000.

      Due in part to the arbitration proceeding, our professional fees increased $72,749 to $293,100 for the three months ended March 31, 2005 from $220,351 for the three months ended March 31, 2004.

      As we continue investigating additional financing alternatives, we incurred $39,500 in financing expenses during the three months ended March 31, 2005 as compared to $0 for the three months ended March 31, 2004.

      In the three months ended March 31, 2005, investor relations expenses decreased $22,501 to $12,564 compared to $35,155 for the three months ended March 31, 2004. Marketing expense and meetings and seminars decreased $21,477 to $23,363 during the three months ended March 31, 2005 from $44,840 during the three months ended March 31, 2004.

      The following represents a summary of the results of operations for the years ended December 31, 2004 and 2003:

                                                                              For the Years Ended
                                                                                   December 31,
                                                                          ----------------------------
                                                                              2004            2003
                                                                          ------------    ------------
     DEVELOPMENT REVENUES                                                 $     69,800    $         --
     DEVELOPMENT COSTS                                                          20,000              --
                                                                          ------------    ------------
         Gross Profit                                                           49,800              --
                                                                          ------------    ------------
OPERATING EXPENSES

     Research and development                                                1,413,194       1,129,248
     Selling, general and administrative                                     3,288,844       1,206,036
                                                                          ------------    ------------
         Total Operating Expenses                                            4,702,038       2,335,284
                                                                          ------------    ------------
         Operating Loss                                                     (4,652,238)     (2,335,284)
         Interest and other (income) expenses, net                             (17,089)         40,635
                                                                          ------------    ------------
         Net Loss                                                           (4,635,149)     (2,375,919)
      Series A Convertible Preferred Stock beneficial conversion
      feature                                                                  458,121              --
                                                                          ------------    ------------
         Net loss attributable to common stockholders- basic and
         diluted                                                          $ (5,093,270)   $ (2,375,919)
                                                                          ============    ============
         Basic and diluted net loss per share attributable to common
         stockholders                                                     $      (0.17)   $      (0.11)
                                                                          ============    ============
         Weighted average number of shares outstanding                      29,584,357      21,656,945
                                                                          ============    ============

Year ended December 31, 2004 compared to Year ended December 31, 2003

      Net Loss. The net loss for the year ended December 31, 2004 as compared to the net loss for the year ended December 31, 2003 increased by $2,259,230 from $2,375,919 to $4,635,149. The net loss attributable to common stockholders increased by $2,717,351 from $2,375,919 to $5,093,270. This included in 2004 a non-cash charge of $458,121 associated with the sale of our series A preferred stock. The charge measures the difference between the relative fair value of the series A preferred stock and the fair market value of the shares of our common stock issuable pursuant to the conversion terms on the date of issuance. As more fully described below, we have been a development stage enterprise and have had a cumulative net loss of $15,413,090 since inception in 1997. During this period we have expended cash raised through various equity offerings, and issued stock and options and warrants to purchase shares of our common stock in exchange for services. The increased loss has been funded by the proceeds of the December 19, 2003 private placement and more recently the proceeds of the December 14, 2004 private placement, which has enabled us to continue product development, build our administrative organization and promote the sales and marketing of BioScanIR System through expanding direct sales and other marketing activities.

      Development Revenues. There was $69,800 in revenue for the year ended December 31, 2004 as compared to $0 revenues for the year ended December 31, 2003. The revenue generated was due to completion of a research and development contract with the Department of Defense. We are still a development stage enterprise.

      Development Costs. There was $20,000 in development costs for the year ended December 31, 2004 as compared to $0 costs for the year ended December 31, 2003. There was no revenue in 2003 and no associated development costs were incurred.

      Research and Development Expenses. Research and development expense increased by $283,946, to $1,413,194 from $1,129,248, for the year ended December 31, 2004 as compared to the year ended December 31, 2003 and is expected to continue to increase as we employ new technical personnel and consultants in the development of our BioScanIR technology, purchases materials and components for development and expand our facilities. Cash proceeds from private placements in 2003 and 2004 provided the funding for these activities, which were more limited in 2002. Refer to the Statement of Stockholders Equity included in the accompanying financial statements for sources of capital, including cash and noncash services received in exchange for equity. We hired consultants and employees to obtain licensing, patent applications, support trial systems deployed in the field and registration of our product.

      Significant components of the increase for the year ended December 31, 2004 as compared to December 31, 2003 were: Salaries and consulting expense increased by $84,527 to $591,425 from $506,898; Recruitment expense increased by $40,151 to $41,136 from $985; business auto and travel and entertainment increased by $27,081 to $161,562 from $134,481 due to additional business trips to pilot sites for training and evaluation of equipment, purchasing cameras, and developing business relationships. Increased staff and travel contributed to the $24,641 increase in telephone expenses for the year ended December 31, 2004 to $49,641 from $25,000 incurred for the year ended December 31, 2003. For the year ended December 31, 2004 the increase in office expense was $17,838 to $73,197 from $55,359 incurred for the year ended December 31, 2003. In May 2003 we signed a new lease for additional office space as our staff increased. This resulted in an increase of $17,414 for rent and utility expenses for the year ended December 31, 2004 to $55,147 from $37,733 for the year ended December 31, 2003.

      Expenses for materials used in research and development increased by $82,118 to $183,072 for the year ended December 31, 2004 from $100,954 in the year ended December 31, 2003 as we continue our product development. During the year ended December 31, 2004 patent expenses decreased by $26,618 to $62,370 from $88,988 in the year ended December 31, 2003.

      We incurred $31,453 in postage and delivery costs for the year ended December 31, 2004 compared to $16,131 expensed for the year ended December 31, 2003, an increase of $15,322 - most of which was due to moving the product from pilot site locations.

      Selling, General and Administrative Expenses (SG&A) Selling, general and administrative expenses increased by $2,082,808 to $3,288,844 from $1,206,036 for the year ended December 31, 2004 as compared to the year ended December 31, 2003. The level of SG&A expenses increased in 2004 as we hired administrative, marketing and sales personnel. Significant components of the increase for the year ended December 31, 2004 as compared to year ended December 31, 2003 were: insurance increased by $90,184 to $222,061 from $131,877. The premium for Directors and Officers Insurance accounted for most of the increased expense. In the year ended December 31, 2004, we added nine new personnel in sales, marketing and administration, increasing payroll and payroll related expenses by $1,037,299 to $1,376,867 from $339,568. As a result of the delay in commencing commercial sales, we reduced sales personnel and salaries during the first quarter of fiscal 2005.

      Effective December 19, 2003, we became a public company. Consequently, legal and accounting costs have increased, as have the administrative costs of enhancing our systems and procedures and accounting controls to comply with rules and regulations of the Securities and Exchange Commission, including the Sarbanes-Oxley Act. Accounting, legal and other professional fees incurred for the year ended December 31, 2004 increased by $723,469 to $860,339 as compared to $136,870 for the year ended December 31, 2003. Consulting fees decreased by $200,207 to $372,256 from $572,463 for the year ended December 31, 2004.

      For the year ended December 31, 2004, investor relations expenses including rent paid for our New York City location was $136,419 compared to $0 for the year ended December 31, 2003. This expense is expected to decline in 2005 as the lease was not extended and we expect to vacate the space on March 31, 2005. In addition, travel and related expenses for our investor relations and sales staff was $121,297 for the year ended December 31, 2004 compared to $0 for the year ended December 31, 2003. We incurred $176,492 in expenses for marketing costs and meetings and seminars during the year ended December 31, 2004 compared to $23,680 during the year ended December 31, 2003.

      Depreciation and Amortization Expense. Depreciation and amortization expense, which is included in the results of operations, approximated $145,000 and $165,000 for the years ended December 31, 2004 and 2003, respectively. This primarily reflected depreciation expense associated with BioScanIR equipment installed in various clinics and hospitals for use in clinical trials, computer and development tools, and in 2004 the increased purchases of furniture, office equipment, computers and telephones to support operations.

      Income Taxes. No income taxes were recorded for either of the years ended December 31, 2004 and 2003. As of December 31, 2004 and 2003, we had net operating loss carryforwards of approximately $13,530,000 and $8,768,000. A full valuation allowance has been provided against the deferred tax asset of $5,854,000 and $4,258,000 as of December 31, 2004 and 2003, respectively, in the accompanying financial statements.

Liquidity and Capital Resources

      We have a deficit accumulated during the development stage, which commenced on February 7, 1997 through March 31, 2005, of $16,984,672. The accumulated loss resulted principally from costs incurred in developing our business plan, acquiring licenses for our technology, research and development, general and administrative expenses, establishing sales channels and fund raising activities. As more fully described in Note 7 to the accompanying annual financial statements, we received gross and net proceeds approximating $7.8 million and $6.7 million, respectively, on December 19, 2003 in a private placement of our common stock and warrants. We could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 19, 2006) of approximately $327,000, although there is no assurance that they will be exercised.

      As of December 14, 2004, we completed a private placement of 1,550,000 shares of our series A preferred stock, which are convertible into 1,409,091 shares of common stock, and warrants to purchase 465,000 shares of our common stock at $1.10 per share. We received gross proceeds of $1,550,000 and incurred offering expenses of $31,072. We allocated $387,667 of the gross proceeds to the warrants based on estimated fair value. In accordance with EITF Issue No. 00-27 "Application of EITF Issue No. 98-5 to Certain Convertible Instruments", we recorded a non-cash charge of $458,121 to deficit accumulated during the development stage, which is the difference between the relative fair value of the series A preferred stock and the fair market value of our common stock issuable pursuant to the conversion terms on the date of issuance. Holders of the series A preferred stock are entitled to receive a cumulative dividend of 4% per year, payable either in cash or, at the our option, additional shares of series A preferred stock. The series A preferred stock is convertible into shares of our common stock at a conversion price of $1.10 per share. We could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 14, 2009) of approximately $511,000, although there is no assurance that they will be exercised. As of March 31, 2005, we had cash balances and working capital of $2,141,067 and $1,109,080, respectively and total stockholders' equity of $1,133,762. At June 8, 2005, we had approximately $1,222,417 in cash balances.


      As of March 31, 2005, we had cash balances and working capital of $2,141,067 and $1,109,080, respectively and total stockholders' equity of $1,133,762. At June 23, 2005, we had approximately $1,100,000 in cash balances.


      We estimate that we will require additional cash resources in 2005, based upon our current operating plans and condition. We are currently investigating financing alternatives, including equity and/or debt financing and asset based funding sources associated with the commencement of product delivery. There is no assurance that capital in any form would be available to us, and if available, on terms and conditions acceptable to us. Our success depends upon many factors, including securing market acceptance for our products, obtaining adequate additional financing on acceptable terms, and our ability to roll out our BioScanIR system in sufficient quantities and at profitable revenue levels. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The accompanying financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should we be unable to continue as a going concern.


      On July __, 2005, pursuant to a separate prospectus included in a registration statement of which this prospectus is a part, we commenced a subscription rights offering and distributed to holders of our common stock 7,000,000 transferable subscription rights to purchase shares of our series B preferred stock. We issued the subscription rights at the rate of one right for every 4.33 shares of our common stock held on the record date, which was June __, 2005. The subscription rights offering expires on August ___, 2005, unless we terminate it earlier. Each subscription right represents the right to purchase one share of our series B preferred stock for $.50 per share. The shares of series B preferred stock are convertible into shares of common stock on a one-for- one basis at any time at the option of the holder, and automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for our common stock on the principal stock exchange or market on which it is listed, or if not traded on such exchange, on the OTC Bulletin Board, is at least $2.20 per share. If all 7,000,000 subscription rights are exercised, then we will receive gross proceeds, prior to expenses, of $3,500,000, and have 7,000,000 shares of series B preferred stock outstanding. A stockholder purchasing shares of our series B preferred stock in our rights offering will be issued, for no additional consideration, five-year warrants to purchase that number of shares of our common stock equal to 50% of the number of shares of series B preferred stock acquired by the investor in our rights offering. The warrants have an exercise price of $.75 per share. We will receive additional gross proceeds of $2,625,000 if all subscription rights are exercised and all warrants are subsequently exercised. No assurance can be given that any rights and warrants will be exercised. If the rights offering is fully subscribed, we estimate we will have cash resources to support our operating expenses through the first quarter of 2006. There can be no assurance as to how many rights will be exercised. In addition, if our subscription rights offering is completed, certain anti-dilution rights will be triggered in our series A preferred stock. This will result in a reduction of the conversion price of the series A preferred stock to $.50, which would result in an additional 1,690,909 shares of common stock issuable upon conversion of the series A preferred stock if our subscription rights offering is completed in full. In addition, the exercise price of the warrants issued with the series A preferred stock would be reduced to $.50 per share.


      Operations used cash of $1,203,702 for the three months ended March 31, 2005 compared to $981,905 used for the three months ended March 31, 2004 as we further developed our technology for commercialization and in support of increased sales, technical and administrative staff and expenses.

      The BioScanIR system has received FDA Section 510(k) clearance permitting its sale in the US, and CE mark approval permitting its sale in Europe. We have designed and implemented manufacturing systems and procedures to be ISO 9000, FDA CFR 21 and EC MDD Directive 93/42 EEC compliant. We estimate that our build cycle approximates 120 days from the date of receipt of a firm order to shipment date.


      We continue to further improve our system for our target end-market applications based upon pilot site feedback. Current systems production is driven by our need for units for pilot site and internal development activities. Such units are non-revenue generating at this time, but could be sold or leased at some time in the future. We will build and deploy these units to the extent that they advance our product development and validation efforts and our drive to commercialization. On November 1, 2004, we delivered the new cancer therapy monitoring configuration of our BioScanIR System to the Cleveland Clinic for test and evaluation in detecting the effects of cancer treatments in patients undergoing neoadjuvant breast cancer therapy; clinical trials are expected to begin in the second quarter of 2005. As of June 23, 2005, we had four fully functional prototype or commercial units installed in various U.S. and European medical institutions for testing and evaluation.


      On March 7, 2005, our board of directors unanimously agreed to extend the original stock lock-up agreements entered into in September 2004 and set to expire on March 17, 2005, until December 31, 2005. Under this agreement, all board members extended their commitment not to publicly sell any of their shares through the end of 2005.

      We have committed to purchase infrared camera components from AEG Infrarot-Module GmbH for approximately $633,000 (487,000 euros) as of April 25, 2005. In March 2005, we committed to purchase an additional $533,000 (410,000 euros) of camera systems and components). These systems and components utilize QWIP technology, for which we are the exclusive licensee.

      On June 7, 2005 our stockholders approved the 2005 Incentive Compensation Plan which reserves 5,000,000 shares of common stock for awards of stock options, stock appreciation rights, restricted stock, deferred stock and other stock related awards and performance awards that may be settled in cash, stock or other property.

      We do not currently have any additional off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Recently Issued Accounting Pronouncements

      In September 2004, the EITF issued statement EITF Issue No. 04-08, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share" ("EITF 04-08"). Contingently convertible debt instruments are generally convertible into common shares of an issuer after the common stock price has exceeded a predetermined threshold for a specified period of time (the "market price contingency"). EITF 04-08 requires that shares issuable upon conversion of contingently convertible debt be included in diluted earnings per share computations regardless of whether the market price contingency contained in the debt instrument has been net. EITF 04-08 is effective for reporting periods ending after December 15, 2004 and requires restatement of prior periods to the extent applicable. The adoption of this statement is not expected to have an effect on our calculation of EPS.

      In November 2004, the FASB issued SFAS No. 151, "Inventory Costs." The statement amends Accounting Research Bulletin ("ARB") No. 43, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. ARB No. 43 previously stated that these costs must be "so abnormal as to require treatment as current-period charges." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for fiscal years beginning after the issue date of the statement. The adoption of SFAS No. 151 is not expected to have any impact on our current financial condition or results of operations.

      In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29." APB Opinion No. 29, "Accounting For Nonmonetary Transactions," is based on the opinion that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets whose results are not expected to significantly change the future cash flows of the entity. We are currently evaluating the impact that this statement will have on our financial condition or results of operations.

      In December 2004, the FASB revised its SFAS No. 123 ("SFAS No. 123R"), "Accounting for Stock Based Compensation." The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. Changes in fair value during the requisite service period are to be recognized as compensation cost over that period. In addition, the revised statement amends SFAS No. 95, "Statement of Cash Flows," to require that excess tax benefits be reported as a financing cash flow rather than as a reduction of taxes paid. For small business issuers, the provisions of the revised statement are effective for financial statements issued for the first interim or annual reporting period beginning after December 15, 2005, with early adoption encouraged. We are currently evaluating the impact that this statement will have on our financial condition or results of operations.

      In March 2005, the SEC issued Staff Accounting Bulletin No. 107, "Share Based Payments" ("SAB 107"). The interpretations in SAB 107 express views of the staff regarding the interaction between SFAS 123R and certain

SEC rules and regulations and provide the staff's views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from non-public to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R, and disclosures in Management's Discussion and Analysis subsequent to adoption of SFAS 123R.

                                    BUSINESS

Overview

      We were founded in 1997 to acquire, develop and commercialize advanced medical imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease. Our lead product, the BioScanIR system, detects diseases that affect the perfusion or reperfusion (movement or flow) of blood in tissues and organs. Diseases such as cancer and vascular disease affect perfusion. The BioScanIR system assists physicians and researchers in differentiating between normal and abnormal tissues by detecting very small changes in perfusion. The BioScanIR uses an infrared sensor, called a Quantum Well Infrared Photodetector, or QWIP, which we have licensed on an exclusive basis from the California Institute of Technology. QWIP was developed by scientists at the Jet Propulsion Laboratory of the National Aeronautics and Space Administration, or NASA, for the U.S. Department of Defense's Strategic Defense Initiative (commonly referred to as the Star Wars program).

      In addition to our current technology, we continue to develop more advanced sensors through collaboration with aerospace and defense laboratories. We are presently developing "next generation" sensor technology. We have had funding through Phase I of the project from the U.S. Department of Defense's Missile Defense Agency and collaborated with NASA's Jet Propulsion Laboratory, the Army Research Laboratory and Goddard Space Flight Center.

      We have received FDA Section 510(k) clearance permitting our sale of BioScanIR in the United States and CE mark approval permitting our sale of BioScanIR in Europe. Our approved labeling permits us to market the BioScanIR system for use in imaging a large variety of diseases - such as cancer and vascular disease - that affect the movement of blood (known as blood perfusion), in tissue and organs.

      We received notice that we have been awarded a New Technology Ambulatory Procedure Code (APC) effective April 1, 2005 for usage of our system in providing the service "dynamic infrared blood perfusion imaging." The APC provided by Medicare allows users of the new technology to submit claims for reimbursement for their use of the new technology in an outpatient setting for Medicare patients. This type of code is used to collect actual clinical history on the costs of using the new technology as a precursor to the assignment of a permanent Current Procedural Terminology (CPT) code. A critical element of our efforts over the next three years must be to build a history of claims submissions using the APC for the use of our system in order to demonstrate the viability of the technology and pave the way for securing a CPT code which is issued by the American Medical Association. The service associated with the use of the BioScanIR system has been assigned APC Code 1502 and HCPCS Code C9723. The service will be reimbursed at $75.00 per scan plus a $15.00 co-pay effective April 1, 2005.

Corporate Information and History

      We were originally formed as a Colorado corporation in September 1992 and operated a promotional products business under the corporate name Promos, Inc. On December 19, 2003, we completed a transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder in consideration for the issuance of a majority of our shares of common stock. This transaction was accounted for as a recapitalization of OmniCorder, who was the acquirer for accounting purposes. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock, from which we received gross proceeds of $7,820,405. Also, concurrent with the recapitalization transaction, we sold the promotional products business to one of our previous directors, and succeeded to the business of OmniCorder as our sole line of business.

      In February 2004, at a special meeting of stockholders, our stockholders approved resolutions to change our state of incorporation to Delaware and our corporate name to OmniCorder Technologies, Inc. by means of a merger with and into a new wholly-owned Delaware corporation called OmniCorder Technologies, Inc., with OmniCorder Technologies surviving as the publicly-traded company; and ratify our assumption and adoption of the OmniCorder 1998 Stock Option Plan and approved an amendment to the plan increasing the number of shares of common stock available for option grants.

      In December 2004, we completed a private placement of 1,550,000 shares of our series A preferred stock, which are convertible into 3,100,000 shares of common stock, including 1,690,909 additional shares of common stock which will be issuable as a result of the triggering of certain anti-dilution rights if our subscription rights offering is completed in full, and warrants to purchase 465,000 shares of our common stock. We received gross proceeds of $1,550,000 from this offering.


      On July __, 2005, pursuant to a separate prospectus included in a registration statement of which this prospectus is a part, we commenced a subscription rights offering and distributed to holders of our common stock 7,000,000 transferable subscription rights to purchase shares of our series B preferred stock. We issued the subscription rights at the rate of one right for every 4.33 shares of our common stock held on the record date, which was June __, 2005. Each subscription right represents the right to purchase one share of our series B preferred stock for $.50 per share. The shares of series B preferred stock are convertible into shares of common stock on a one-for- one basis at any time at the option of the holder, and automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for our common stock on the principal stock exchange or market on which it is listed, or if not traded on such exchange, on the OTC Bulletin Board, is at least $2.20 per share. A stockholder purchasing shares of our series B preferred stock in the rights offering will be issued, for no additional consideration, five-year warrants to purchase that number of shares of our common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in the rights offering. The warrants have an exercise price of $.75 per share. If all 7,000,000 subscription rights are exercised, then we will receive gross proceeds, prior to expenses, of $3,500,000, and have 7,000,000 shares of series B preferred stock outstanding. We will receive additional proceeds of $2,625,000 if all subscription rights are exercised and all warrants are subsequently exercised. The subscription rights offering expires on August __, 2005, unless we terminate it earlier. No assurance can be given that any rights and warrants will be exercised.


      On March 4, 2005, we announced the appointment of Denis A. O'Connor as our new President and Chief Executive Officer, effective March 23, 2005. Mr. O'Connor was also appointed to our Board of Directors on March 7, 2005.

      On June 7, 2005, we changed our corporate name from OmniCorder Technologies, Inc. to Advanced BioPhotonics Inc. The corporate name change was approved by our stockholders at our 2005 annual meeting of stockholders on June 7, 2005.

      Our principal executive offices are located at 125 Wilbur Place, Suite 120, Bohemia, New York 11716, and our telephone number is (631) 244-8244.

Introduction to Technology

      Our lead product, the BioScanIR system, is an advanced digital infrared imaging device which is intended for use in biomedical imaging applications. The BioScanIR system measures minute changes in passively-emitted infrared radiation which are produced by tissue. It then identifies abnormal blood flow associated with the presence of tumors and vascular disease, and assists physicians and researchers in differentiating between normal and abnormal tissues.

      The basic principle behind the unit is the precise, rapid and repeatable measurements of naturally occurring infrared energy that is emitted from the human body. Like all objects, a human body emits infrared radiation at a characteristic rate and frequency. Slight changes in this emission behavior indicate the presence of disease. Thus, precisely measuring the changing rate of this emission allows the remote detection of disease with no physical contact, no contrast agent and with no source of outside radiation, such as x-rays.

      The medical usefulness of this information is a function of how accurately and quickly it can be acquired and the data processed. The BioScanIR uses an infrared sensor, called a Quantum Well Infrared Photodetector, or QWIP. Using the QWIP sensor technology and our proprietary methods, these measurements can then be collected up to 400 times per second and to an accuracy of 0.006 degrees by the BioScanIR system and processed to provide precise information about subtle changes in blood perfusion that are caused by diseases. We believe this combination of high precision measurement and sophisticated processing is without precedent in medical infrared imaging.

      The flow of blood throughout the body varies naturally due to normal physiology changes. For example, when the heart pumps, blood circulates faster and thus infrared emission increases, but just for the fraction of a second that the contraction of a single beat lasts. When the heart is resting between contractions, the circulation slows and the opposite occurs, again for a fraction of a second. This differing rate of blood transport leads to small periodic changes in emitted infrared radiation that the BioScanIR can detect. Similar periodic changes are driven by other mechanisms in the body designed to maintain homeostasis. For example, a periodic change in blood perfusion is driven by the autonomic nervous system intended to maintain precise core body temperature. These types of changes are subtle and require precise instrumentation and complex data processing. We believe the ability to measure these changes provides the ability to detect disease.

      As determined by published peer review research from several independent investigators and documented in our patents, a growing tumor modifies blood flow in a way that disrupts some of these periodic blood flow changes. Consequently, there is measurable evidence of its presence and continued growth. The areas in the body where this disruption is occurring can be analyzed using our proprietary software, providing visual and analytical evidence of the tumor's presence and activity.

      In addition to its featured speed and accuracy capabilities, the technology used in the BioScanIR system also benefits from being compact and relatively inexpensive. When combined with its ability to image without touching the patient's body, the BioScanIR system is highly functional in the operating room environment. In surgical applications, BioScanIR can measure the effects from brain activity and blood flow as they occur, and assist surgeons in modifying their procedures in real time.

Advanced Research and Development

      In the area of technology advancement, we have adopted and implemented a low-cost co-development strategy based upon our extensive contacts and relationships in the defense and aerospace industries, NASA laboratories and with U.S. Department of Defense, or DOD, agencies. This approach permits us to develop the latest sensor, and related camera technology, by entering into contracts with the DOD on projects that are of mutual interest. For example, we received a contract from the DOD in August 2003 for the purpose of developing a multi- band infrared sensor. This sensor is of great interest to the DOD for weapons targeting applications, and equally important to us, for future medical imaging applications. The new sensor will incorporate a multi-band detector with five times the resolution and the ability to analyze gases, fluids and other diagnostically important characteristics in living things. We were asked, under the DOD contract, to develop the sensor and, in turn, we subcontracted the work to expert institutions such as NASA's Jet Propulsion Laboratory, the Army Research Laboratory and Goddard Space Flight Center, to assist with research and development. We earned and recognized the amount of this contract of $69,800 in the quarter ended June 30, 2004. The contract has no special indemnification or renewal terms.

      We also have an agreement, described below under "Licensing Agreement - CalTech License Agreement," with NASA's Jet Propulsion Laboratory, through the California Institute of Technology, for new technical innovations (and rights to potential patents) in this technology. The end result is we are able to advance in the technology race by developing and licensing next generation sensors while, at the same, mitigating or eliminating the high costs associated with such projects by entering into partnerships with direct funding sources, such as the DOD and the Jet Propulsion Laboratory. This cost-effective approach to the procurement of new technologies and their associated medical applications will continue to be one of our core competencies.

      We have conducted research and development on advanced infrared focal plane arrays and other technologies relating to the ongoing development of our BioScanIR system since 1997. Research and development expenditures were $659,458 and $368,768 in the quarters ended March 31, 2005 and 2004, respectively, and $1,413,194 and $1,129,248 in the years ended December 31, 2004 and 2003, respectively.

Patents and Intellectual Property

      The BioScanIR system detects changes in blood flow distribution in tissues and organs characteristic of a cancer or vascular disease utilizing new patented QWIP sensor technology provided under exclusive license for specific biomedical applications to us by the California Institute of Technology. NASA's Jet Propulsion Laboratory, which is managed by the California Institute of Technology, developed this technology for the Ballistic Missile Defense Organization for the Strategic Defense Initiative (commonly referred to as the Star Wars program). The sensor is thousands of times more powerful than ones used previously for infrared breast cancer detection. The data collected by this sensor technology are analyzed using proprietary and patented methods and software, which were developed by our scientists and computer programmers.

      We use both the sensor and the method patents in the infrared biomedical imaging field either through direct ownership or exclusive, worldwide licenses. As part of our relationship with the California Institute of Technology, we have received subsequent rights to new patents. We have a growing portfolio of six issued and ten pending U.S. patents, along with corresponding foreign patents covering more than 25 other developed countries. We also hold registered trademarks on several product names and logos, including BioScanIR.

Licensing Agreements

      The acquisition and licensing of intellectual property integral to the BioScanIR system is an important element of our business strategy. Through our portfolio of exclusive licensing agreements, we control the patents that protect the core diagnostic software and detection technology and other intellectual property upon which the BioScanIR system is based. Our principal agreements are summarized below.

      CalTech License Agreement. In May 1998, based on an option granted in September 1997, we entered into an agreement with NASA's Jet Propulsion Laboratory, which is managed by the California Institute of Technology, known as CalTech. Pursuant to this agreement, we obtained the exclusive license to exploit infrared radiation detection technology as embodied in certain issued and pending patents and any related U.S. or foreign patents or patent applications relating to QWIP technology. The CalTech technology was originally developed for earth/space science and weapon systems applications, through the efforts of the:

      o     Jet Propulsion Laboratory;

      o     Center for Space Microelectronics Technology;

      o     NASA Office of Space Access and Technology; and

      o Ballistic Missile Defense Organization/Innovative Science and Technology Office.

      Under this agreement, we own an exclusive license for the worldwide use of the CalTech technology for detection of passively-emitted infrared radiation from tissue, organs and organ systems for the generation of temperature related images for certain biomedical applications. Under defined circumstances, CalTech may permit other parties to exploit the CalTech technology, for specific applications or markets, if we are not exploiting the specific application or market, and choose not to do so after notification by CalTech that a third party is ready to do so. We must pay CalTech a minimum royalty of $10,000 per year as a condition of the license. As of March 25, 2005 we are current with our royalty payments to CalTech. The CalTech agreement also provides us with the right to enter into agreements, including sublicenses, to exploit the CalTech technology worldwide, subject to payment of royalties. The license from CalTech does not expire other than as a result of a breach of the license by us, but following the expiration of the last of the patents that are the subject of the license (October 2018), the license becomes non-exclusive and royalty-free.

      Lockheed Martin License Agreement. In September 1998, we entered into a license agreement with Lockheed Martin Corporation pursuant to which we were initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The EQWIP technology is protected by a patent owned by Lockheed. In addition, we licensed the same rights with respect to patent filings on the EQWIP technology in a number of foreign countries. At the time we entered into the license agreement with Lockheed, we believed that these technologies would enhance the sensitivity of the technology we licensed from CalTech.

      In order to maintain the exclusivity of the license, we were required to meet certain milestones relating to royalty generation, development of markets and territories and utilization of the EQWIP technology in certain percentages of our installed base of diagnostic equipment. If the license agreement remained exclusive and Lockheed provided a source of manufactured EQWIP detectors, we agreed to pay Lockheed certain minimum royalties. We also agreed to pay Lockheed royalties on revenues we derived from utilization of the EQWIP technology. To date, no manufacturer has produced EQWIPs and we have not utilized the EQWIP technology licensed from Lockheed and, therefore, believe that the license is no longer exclusive and that no minimum or other royalties are due to Lockheed. Lockheed, however, believes that royalties are due and has demanded payment. See "Legal Proceedings." If, pursuant to the license agreement, royalty payments are ever required to be paid by us to Lockheed, such payments will range from 1.5% to 3% of revenues derived from the technology as defined in the agreement. If and when a viable EQWIP's manufacturer is provided, we are required to make specified annual minimum payments in order for us to maintain the exclusive rights to the EQWIP technology.

      The license from Lockheed does not expire other than as a result of a breach of the license by us, but five years following the expiration of the last of the patents that are the subject of the license (July 2016), the license becomes non-exclusive and royalty-free. We do not believe that the loss of exclusivity of the license granted under our agreement with Lockheed will have a significant impact on us.

      Anbar License Agreement. In March 1997, we entered into an option agreement with Michael Anbar, Ph.D., Professor in the Department of Physiology and Biophysics, School of Medicine, and Chairman of Biomedical Sciences, at the State University of New York at Buffalo (now retired), pursuant to which we acquired the exclusive worldwide right to commercialize the technology relating to a patent owned by Dr. Anbar, subject to specified research funding requirements being met. The Anbar patent is entitled "Detection of cancerous lesions by their effect on the periodic modulation of perfusion on the surrounding tissue." This patent describes the disease related physiological processes, which occur in the presence of cancerous tumors, as well as the method by which BioScanIR analyzes radiation emitted by tissue surrounding cancerous tumors. We are required to pay Dr. Anbar, who currently owns approximately 9.2% of our outstanding shares of common stock, a royalty of $300 for each commercial BioScanIR system installed at a client site. The Anbar license does not expire other than as a result of a breach of the license by us. The Anbar patent expires in January 2015.

      Effective February 1, 2005, we have entered into a new two year consulting agreement with Dr. Anbar, which provides for Dr. Anbar to advise management on the optimization of our technology. As part of this agreement, we will acquire one patent on complimentary technology developed and held by Dr. Anbar, who will work closely with senior management, to provide, support and assistance in order to advance our commercialization strategy, expand our clinical applications and enhance new product development efforts. We have obtained from Dr. Anbar U.S. Patent 5,771,261 which comprises methods and apparatus for assessment of the mental stress effects involving the measurement of periodic changes in skin perfusion. Using a remotely mounted infrared camera, dynamic area telethermometry (DAT) measures the autonomic nervous activity by monitoring and quantitatively analyzing the modulation of cutaneous perfusion. Our strategy initially is to utilize our patents which relate to perfusion in medical pathology. At a later date, we might look to utilize the patent that we obtained from Dr. Anbar, which relates to psychological evaluation through the assessment of changes in perfusion.

      AEG Infrarot-Module GmbH. Our primary supplier for BioScanIR camera components is AEG Infrarot- Module GmbH, or AEG, a subsidiary of DaimlerChrysler AG. We entered into a strategic contract with AEG to manufacture and market advanced infrared disease detection systems and services to the healthcare industry for the early detection and management of cancer and other diseases. As part of the agreement, we have provided a non- exclusive technology license to AEG to utilize our proprietary digital infrared QWIP technology. AEG has granted us the exclusive right to market AEG's QWIP camera for a wide array of cancer and vascular disease detection applications.

      We have committed to purchase infrared camera systems and components from AEG for approximately U.S. $633,000 (487,000 euros) as of April 25, 2004. These cameras represent the most current technology and replace our order for previous generation units. These systems and components utilize QWIP technology, for which we are the exclusive licensee.

Potential Strategic Alliances

      As part of our marketing efforts, we are also pursuing strategic alliances with large pharmaceutical companies, as well as research foundations and government agencies. Our revenue model assumes we will be able to establish licensing agreements with pharmaceutical and medical device businesses, and these companies are expected to bear a majority of the expenses associated with the sales and marketing of the technology, in exchange for exclusive, or non-exclusive, performance-based royalties.

Product Overview

      How the BioScanIR System Works. During the BioScanIR examination, which takes less than ten minutes, the QWIP camera is positioned in front of the area on the patient to be studied, and records minute changes in infrared radiation that is passively emitted from the patient's body. The BioScanIR system consists of two modules:

      o     Data Acquisition - the QWIP camera and positioning system

      o     Data Processing - proprietary software and hardware

      The camera is a commercially-built, modular, high precision instrument manufactured exclusively for our applications. For more information on this instrument, see "Manufacturing" below. The data collected by the instrument is analyzed using our proprietary software and hardware, which process the data according to patented diagnostic principles. The results of this analysis are provided to the patient's doctor for interpretation.

      In certain markets where we might employ a transaction-based model, the BioScanIR system can be configured to employ a single-use, disposable scan card. The scan card is a CD-ROM, about the size and shape of a credit card, which contains the encryption key for the analytical software program to be used for the type of application for which the site is licensed. To begin data processing, the scan card is inserted into the BioScanIR system. At the conclusion of the individual image scanning session, the scan card is locked out, thus preventing its reuse. The BioScanIR provides critical medical information in a comfortable, non-invasive, cost-effective and timely manner. Unlike existing imaging modalities, BioScanIR does not require contrast agents and does not emit potentially damaging radiation. We believe that, in addition to its superior detection capabilities, a strong advantage of the BioScanIR system is its lower cost as compared with competing modalities. The per-use cost of the BioScanIR is estimated to be significantly less than the cost of some other functional imaging modalities. We believe that the quality of the patient's experience may lead to greater participation in earlier disease screening and, therefore, detection, and a lower dropout rate among patients in clinical drug trials.

      The sensitivity of the product's detector technology, the increased speed of data collection made possible by newly advanced camera technology, patented algorithms that analyze changes in blood flow and the development of fast and inexpensive CPU's, have together achieved a threshold that, for the first time, make the BioScanIR system's diagnostic process possible.

Commercialization Strategy

      Pilot Program. We have completed clinical studies of the BioScanIR technology in each of our chosen market segments over a five-year period, and commenced a non-revenue generating pilot program at prestigious medical centers in the United States and Europe. The BioScanIR has been clinically tested at Harvard's Dana- Farber Cancer Institute (therapeutic monitoring), the Mayo Clinic (surgical applications) and the State University of New York at Stony Brook (breast cancer detection). Our pilot program sites have included Pasadena's Huntington Memorial Hospital (neurosurgery), the University of Geneva in Switzerland (reconstructive surgery) and the University of Leipzig in Germany (heart surgery), the Heidelberg Cancer Research Center in Germany (cancer therapy) and the University of Bergamo Hospital in Italy (brain surgery). In 2004 we added Milan Tumor Institute in Italy and in the first quarter of 2005, we added Karolinska Institute in Sweden (peripheral vascular disease - wound healing). We shipped the BioScanIR to the Cleveland Clinic in Ohio (breast cancer therapy monitoring), where clinical trials are expected to begin in the second quarter of 2005. Our pilot program has already produced what we believe to be positive results based on feedback from physicians, technicians and patients.

      Our studies completed in the period before 2004 served to validate our basic technology. As part of our rollout strategy, we intend to establish new pilot installations, with the goal of validating a commercially viable product in specific application areas, further demonstrating the efficacy of the BioScanIR system.

      o Addressable Markets and Revenue Opportunities. We continue to build a persuasive base of successful clinical studies and published papers through the successful conclusion of pilot studies in cancer therapy monitoring, reconstructive surgery, and neurosurgery in order to begin the rollout of our BioScanIR system in the United States and Europe. According to Medtech Insight's December 2002 report entitled "The Worldwide Market for Diagnostic Imaging Equipment," one-third of the world's annual healthcare budget, or $1.17 trillion, is spent on the detection and treatment of cancer and vascular disease. In the United States alone, according to the report, $400 billion is spent annually on cancer and vascular disease. Medical imaging comprises a large component of the total healthcare market, in the United States and abroad, and globally over one billion imaging procedures were performed in 2002. These procedures are performed using computed axial tomography (CTs), magnetic resonance imaging (MRIs), position emission tomography (PETs), x-ray and ultra-sound machines. CT scans use computerized analysis of x- rays to detect tumors. MRIs use magnetic fields and radio-frequency waves to produce three-dimensional images of normal and abnormal tissue. PET scans use a radioactive tracer to detect increased metabolic activity found in cancerous growths. According to Medtech Insight's report, the estimated number of annual procedures using these machines are:

                      CT Scans:                               57.5 million

                      MRIs:                                   29.5 million

                      PETs (nuclear medicine):                34.5 million

                      X-rays:                                 711 million

                      Ultra-sounds:                           204 million

      The installed United States base of larger machines is approximately 15,000 units (8,100 CT scanners, 6,100 MRI scanners and 380 PET scanners). In view of BioScanIR's attributes and cost advantages, large and growing global healthcare expenditures, and the vast number of imaging procedures and applications for which the BioScanIR is suited, we believe that we will attract market share. Our plan is to initially target revenue-generating opportunities in the following two high-value areas: therapy/drug development and surgery.

      The estimated $4 billion market for therapy/drug development includes cancer research and development, vascular research and development, and cancer and vascular clinical trials. According to a 2003 report by the Pharmaceutical Research and Manufacturers Association, there are approximately 400 drugs under development for the treatment of cancer. Of these, we estimate that 219 are ideal candidates for development with the imaging assistance of the BioScanIR system. The drug discovery, development and approval process lasts, on average, 74 months, according to a 2003 report by The Tufts Center for the Study of Drug Development, and the average drug costs $802 million to develop and bring to market. Only five in 5,000 compounds that enter pre-clinical testing advance to human clinical testing, and only one of those five is ever approved for sale. We believe any research tool that can reduce the time and costs of drug development is of interest to biopharmaceutical companies. The BioScanIR system is designed to monitor patients in trials, and has product features which give it competitive advantages, particularly with respect to quick and effective tracking of a therapeutic regimen.

      The estimated $7 billion market for surgery includes brain, cardiovascular, vascular, and general surgery, and post-surgical monitoring. We believe any imaging tool that helps improve surgical outcomes, reduces the risk to patients and lowers healthcare costs, should be widely accepted by physicians, researchers, technicians and patients alike.

      If we are successful in penetrating the therapy/drug development and surgery markets, we will implement the second phase of our business strategy by addressing the estimated $12 billion diagnostics/screening market, which includes breast, cervical, skin and other cancers, and diabetes. The technologies available today to screen and diagnose cancer vary greatly according to the specific form of the disease being considered. X-ray mammography is the most widely-used method of diagnosing breast cancer despite the technology's severe limitations. For skin cancer detection, there are no effective diagnostic means other than surgical biopsy, and for cervical cancer, the inaccuracies of routinely conducted "pap smears" result in tens of thousands of unnecessary cervical biopsies. We believe that the BioScanIR system can potentially provide an easy-to-use, significantly lower cost, completely non- invasive, patient-friendly method of cancer detection in each of these areas.

      With an estimated market size of $12 billion, the diagnostic/screening market represents a significant opportunity for us. We recognize that, despite the substantial potential in this market segment, there are many clinical, regulatory and marketing hurdles to overcome in order to establish the BioScanIR as the standard of care in this fragmented and complex market. Consequently, we plan to partner with large research foundations, healthcare organizations and government agencies for the funding of large clinical trials to establish the BioScanIR as the standard of care in cancer detection and screening.

      We expect that these studies will progress in tandem with the BioScanIR system's success in the therapy/drug development and surgery segments. Success in these areas will provide us with both the medical validity and financial underpinnings to invest more aggressively in self-funded programs and studies that can accelerate the market acceptance of the BioScanIR system as the diagnostic and screening modality of choice in any number of important diseases, such as breast cancer and diabetes. We do not intend to build-out a full-scale internal sales and marketing force. In conjunction with successful clinical trials and publication of positive operating results, our strategy will be to establish marketing partnerships with medical device and pharmaceutical companies with a strong presence in each of the segments of the market.

      In addition, we have identified over 20 other potential applications for our system, many of which address markets of significant size such as breast cancer screening as an adjunct to mammography, head and neck cancers, melanoma, dermatological diseases like psoriasis and peripheral vascular diseases such as Reynauds Disease, which we intend to pursue as our system becomes more widely accepted and our resources permit.

      Revenue Model. We believe that initial revenues will come primarily from the sale of the BioScanIR system to customers for use in cancer therapy monitoring and drug discovery, as well as in reconstructive and neurosurgery applications. In addition, initial customers will likely include imaging research organizations that will purchase BioScanIR systems for use in their own research programs. It is possible, however, that initial revenues in certain applications, such as cancer therapy monitoring, could involve a fee per use, either as the sole revenue source, or more likely in combination with other forms of revenue. Such other forms could include up front licensing fees, and/or annual maintenance fees over the estimated 4-5 year life of the BioScanIR system. Even if the initial source of revenue is the sale of the BioScanIR system, it is anticipated that such sales would also be accompanied by annual maintenance fees.

      As we expand our efforts into other applications we will evaluate our revenue model options. For example, as we move into the diagnostic/screening market it is anticipated that a fee per use model could be more appropriate. In this model, which may also apply to other initiatives as noted above, revenues would be generated through a combination of a fee per use, a one-time up-front fee for licensing, installation and training, and annual maintenance fees. We believe that the fee per use model may be more appropriate for physician office-based diagnostic and screening applications by minimizing capital equipment purchase barriers. This model is expected to generate sufficient fees to recoup the cost of the BioScanIR system within one year.

      Sales and Marketing. Given the significant overall market size - there are thousands of prospective installation sites and millions of potential screenings
- we believe there will be significant demand for our BioScanIR system. According to industry data, there are approximately 6,280 hospitals, 9,100 free-standing surgical centers, outpatient clinics and sub-acute care sites and 15,000 skilled nursing homes in the United States, approximately 9,266 hospitals in Japan and approximately 9,310 hospitals in France, Germany, Italy, Spain and the United Kingdom, as well as clinics and offices of obstetricians, gynecologists, oncologists, radiologists and other physicians and surgeons throughout the developed world.

      To drive broad distribution of our systems throughout our target applications markets, we will rely upon the establishment of channel partners. Channel partners will perform the primary sales and marketing functions for our systems. We expect that we may have different channel partners for different applications. Channel partners could include distributors (on a regional, national, multinational, or even global basis), manufacturers of medical equipment (OEM relationship), manufacturer's representative organizations, drug companies who market our system to physicians and hospitals as part of their drug's protocol for patient treatment, or other interested parties that can bring a strategy channel value to our company. To support these channel partners, we do envision adding a limited set of our own sales and customer support resources wherever appropriate globally.

      Clinical Studies and Efficacy. The BioScanIR system has been rigorously tested for a variety of applications at leading institutions. We have conducted clinical testing of our BioScanIR technology in our initial target market segments over a five-year period, and we have commenced a non-revenue generating pilot program at several prestigious medical centers in the United States and Europe for applications in surgery and therapy. Our clinical test sites (alpha sites) included Harvard's Dana-Farber Cancer Institute (for therapy monitoring), the Mayo Clinic (for surgical applications) and the State University of New York at Stony Brook (for breast cancer detection). Our beta site pilot program involves the installation of our systems for evaluation by physicians, technicians and patients. Units are situated in The Karolinska Institute (skin cancer, wound healing), The Ospedali Riuniti di Bergamo (brain surface perfusion changes related to tumor pathology), HUG-Hopitaux Universitaires de Geneve (plastic reconstructive surgery applications), and The Instituto Nazionale dei Tumori in Milan (breast cancer and cutaneous angioma therapy monitoring). The BioScan IR was shipped to The Cleveland Clinic (neoadjuvant breast chemotherapy), where clinical trials are expected to begin in the second quarter of 2005. Additional beta site pilot studies in the USA are planned. All of our published testing results were reviewed and evaluated by medical or research experts in the specific fields of use through the peer review process. Leading physicians have documented the clinical efficacy of the BioScanIR in key peer-reviewed publications supporting the use of our technology as a viable and economic adjunct to these established imaging modalities. A recent study completed by neurosurgeons at the Mayo Clinic and published in the Journal of Neurosurgery described the BioScanIR system as "The Vision of the Future." In addition, at the 2001 and 2002 American Society of Clinical Oncology conventions, we were invited to present the results of the Dana-Farber Cancer Institute's study documenting the advantages and imaging capabilities of the BioScanIR system. In the most recent peer reviewed publication entitled "Dynamic Infrared Image of Newly Diagnosed Malignant Lymphoma Compared with Gallium-67 and Fluorine-18 Fluorodeoxyglucose (FDG) Positron Emission Tomography (PET)," researchers from Harvard's Dana-Farber Cancer Institute favorably compared the performance of the BioScanIR system with that of PET imaging for applications involving cancer treatment.

      Regulatory Affairs and Milestones. We believe that we have sufficient regulatory clearance to execute our business plan in the United States and Europe. In December 1999, we received FDA Section 510(k) market clearance which permits marketing of the BioScanIR service as an adjunctive method to detect breast cancer and other diseases affecting the perfusion or reperfusion of blood in tissue and organs. In August 2003, we received "CE mark" clearance that permits us to market our BioScanIR throughout the European Union. For more information about how governmental regulation affects our business, see "Governmental Regulation" below.

Competition and Industry

      Product Feature Comparisons and Competitive Advantages. Compared to other imaging modalities such as CTs, MRIs and PETs, the BioScanIR exhibits lower up-front and maintenance costs to hospitals, clinics and other healthcare providers and, as a result, a lower cost per procedure. The BioScanIR examination is non-invasive and patient-friendly, and the machine is easy for technicians to operate. We believe that a less expensive, functional imaging tool like the BioScanIR system will enable the use of many of the new, targeted cancer therapies that are being produced, as they require accurate, lower cost functional imaging techniques to ascertain early tumor response.

Governmental Regulation

      FDA Regulation. Our products and manufacturing activities are subject to regulation by the U.S. Food and Drug Administration, or FDA, and by other federal, state, local and foreign authorities. Pursuant to the Food, Drug, and Cosmetic Act of 1938, commonly known as the FD&C Act, and the regulations promulgated under it, the FDA regulates the development, clinical testing, manufacture, packaging, labeling, storage, distribution and promotion of medical devices. Before a new device can be introduced into the market, the manufacturer must generally obtain marketing clearance through a Section 510(k) notification or approval through a Premarket Approval, or PMA.

      Classification of Medical Devices. In the United States, medical devices intended for human use are classified into three categories, Class I, II or III, on the basis of the controls deemed reasonably necessary by the FDA to assure their safety and effectiveness with Class I requiring the fewest controls and Class III the most. Class I, unless exempted, and Class II devices are marketed following FDA clearance of a Section 510(k) premarket notification. Since Class III devices (e.g., implantable devices and life sustaining devices) tend to carry the greatest risks, the manufacturer must demonstrate that such a device is safe and effective for its intended use by submitting a PMA application. PMA approval by the FDA is required before a Class III device can be lawfully marketed in the United States. Usually, the PMA process is significantly more time consuming and costly than the 510(k) process.

      Breast cancer screening devices that use infrared detection instrumentation, such as that used in the BioScanIR system, which are intended to be used by physicians as an adjunct (supplement) to other established clinical detection methods for breast disease, are currently classified as Class I devices, requiring clearances under Section 510(k) before marketing. Such devices that are intended for stand-alone use, i.e., for use as a sole diagnostic screening tool for detection of breast cancer, are classified as either Class II or Class III devices, requiring PMA before marketing.

      Changes in Approved Devices. The FD&C Act requires device manufacturers to obtain a new FDA 510(k) clearance when there is a substantial change or modification in the intended use of a legally marketed device or a change or modification, including product enhancements and, in some cases, manufacturing changes, to a legally marketed device that could significantly affect its safety or effectiveness. Supplements for approved PMA devices are required for device changes, including some manufacturing changes, that affect safety or effectiveness. For devices marketed pursuant to 510(k) determinations of substantial equivalence, the manufacturer must obtain FDA clearance of a new 510(k) notification prior to marketing the modified device. For devices marketed with PMA, the manufacturer must obtain FDA approval of a supplement to the PMA prior to marketing the modified device.

      Good Manufacturing Practices and Reporting. The FD&C Act requires device manufacturers to comply with Good Manufacturing Practices regulations. The regulations require that medical device manufacturers comply with various quality control requirements pertaining to design controls, purchasing contracts, organization and personnel, including device and manufacturing process design, buildings, environmental control, cleaning and sanitation; equipment and calibration of equipment; medical device components; manufacturing specifications and processes; reprocessing of devices; labeling and packaging; in-process and finished device inspection and acceptance; device failure investigations; and record keeping requirements including complaint files and device tracking. We are in compliance with the above requirements.

      Current Regulatory Status. The FDA found that the BioScanIR system was substantially equivalent to an existing legally marketed device, thus permitting it to be marketed as an adjunct (supplemental) screening/diagnostic device. We received 510(k) clearance in December 1999 and, together with our field test data, are marketing the BioScanIR System as an adjunct (supplemental) method for the diagnosis of breast cancer and other diseases affecting the perfusion or reperfusion of blood in tissue or organs.

      Reimbursement by Third-Party Payors. Most purchasers of medical devices such as physicians, hospitals and imaging centers rely on reimbursements from third-party payors including, by way of example, private indemnity health insurers, managed care health insurers, federal health insurance programs (e.g., Medicare), and state administered programs (e.g., Medicaid). Therefore, decisions by third-party payers concerning reimbursement for use of the BioScanIR system are likely to affect the use of this device. Use of the BioScanIR System for its current FDA cleared uses is not covered by any third-party insurer. Failure to secure third-party coverage, or failure to maintain coverage after it is received, could have an material adverse impact on our operations.

      Favorable coverage determinations for a medical device do not automatically follow FDA approval or clearance of the medical device. Rather, manufacturers of medical devices must affirmatively seek favorable coverage determinations from private and public insurers. A coverage determination usually involves two fundamental decisions. First, the insurer decides whether there are circumstances under which it will pay for a procedure involving the device or will pay an additional amount for use of the device, where the device is an adjunct to an already covered procedure. Second, if there are circumstances where coverage would be appropriate, the insurer sets out the conditions necessary to support coverage (e.g., medical history). The coverage conditions can be broad allowing many patients to qualify for coverage or so narrow, that few patients qualify for coverage. Following a favorable coverage determination, the insurer sets a level of reimbursement or a formula for determining that level.

      Coverage determinations by private and public insurers can proceed slowly, their outcomes are uncertain and can vary even within a single program owing in part to the fact that many determinations are made regionally, locally or on a case-by-case basis, rather than nationally. This is even so for Medicare, the federal health insurance program for the aged and disabled and single largest third-party payor.

      New technologies can receive a special temporary reimbursement code (a New Technology Ambulatory Procedure Code, or APC) provided by Medicare that allows users of the new technology to submit claims for reimbursement for their use of the new technology in an outpatient setting for Medicare patients. This type of code is used to collect actual clinical history on the costs of using the new technology as a precursor to the assignment of a permanent Current Procedural Terminology, or CPT code. We received notice that we have been awarded an APC code effective April 1, 2005 for usage of our system in providing the service, "dynamic infrared blood perfusion imaging." A critical element of our efforts over the next two years must be to build a history of claims submissions using the APC for the use of our system in order to demonstrate the viability of the technology and pave the way for securing a CPT code which is issued by the American Medical Association. The service associated with the use of the BioScanIR system has been assigned APC Code 1502 and HCPCS Code C9723. The service will be reimbursed at $75.00 per scan plus a $15.00 co-pay effective April 1, 2005.

Manufacturing

      We subcontract the manufacturing of components for our BioScanIR system to several third parties. We provide the manufacturing specifications for all of these components. Incoming components are tested and assembled, and the final units are retested, before being shipped to customers. We believe that our manufacturing environment is compliant with FDA GMP and ISO 9001. The BioScanIR is UL-certified.

Employees


      As of June 23, 2005, we had a total of 14 full-time employees, 4 part-time employees and 8 additional outside consultants (part-time). Together, approximately 9 of these individuals are engaged in technology, research and product development, 6 in sales and marketing, and customer service, and 11 in management and finance. We have never experienced a work stoppage and believe our employee relations are very good.


                             DESCRIPTION OF PROPERTY

      Our corporate headquarters are located at 125 Wilbur Place, Suite 120, Bohemia, New York, in approximately 6,550 square feet of space occupied under a lease with a monthly rental rate of approximately $4,800 that expires in November 2009.

                                LEGAL PROCEEDINGS

      In September 1998, we entered into a license agreement with Lockheed Martin Corporation, pursuant to which we were initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. We believed that these technologies would enhance the sensitivity of the technology we licensed from CalTech. We have not utilized the EQWIP technology licensed from Lockheed.

      In a letter dated October 12, 2004 and in subsequent correspondence, Lockheed advised us that it believes that minimum royalties and other amounts aggregating approximately $2,500,000 were owed to Lockheed by us pursuant to the license agreement and demanded payment of such sum. In a letter dated November 1, 2004, Lockheed notified us that, in its view, we were in default under certain of the provisions of the license agreement and, unless such conditions were remedied within 60 days thereafter, Lockheed would regard the license agreement as cancelled and terminated. We have responded to Lockheed that, among other reasons, no sums are due to Lockheed by us, the license agreement by its terms has become a non-exclusive license requiring no minimum or other royalties be paid and that Lockheed failed to perform certain of its obligations provided by the license agreement. Although we believe that we have no current monetary obligations to Lockheed pursuant to the license agreement or otherwise, Lockheed may determine to pursue its claims through litigation, creating the possibility that we may incur substantial costs and expenses, including legal and other professional fees, in connection with such litigation.

      On March 8, 2003, our former Chief Financial Officer filed a declaratory judgment action against us in the U.S. District Court for the District of New Jersey. The complaint alleges that while serving as both a director and Chief Financial Officer, he was awarded stock options to purchase 2,538,324 shares of common stock. He is seeking specific determination that he is entitled to these options, as well as approximately $462,000 in deferred salary.

      On July 23, 2004, the Court granted, in part, our motion to dismiss. The Court dismissed claims relating to 2,501,328 stock options, which were to expire in April 2005, as unripe for adjudication. The Court found that a justifiable dispute existed with respect to 36,966 options which expired on April 1, 2004. We moved to dismiss the deferred salary claim based on an arbitration provision in the plaintiff's employment agreement. The Court declined to dismiss the deferred salary claim, but ordered the parties to conduct limited discovery on the validity of the employment agreement and revisit the issue on summary judgment.

      On February 15, 2005, we moved for partial summary judgment on Plaintiff's deferred salary claim. By Order dated March 23, 2005, the Court denied our motion, but allowed us to renew our motion at the close of discovery. The Court did find that it is unlikely that Plaintiff could recover any deferred compensation prior to April 1, 1999. The parties are currently conducting discovery and a final pre-trial conference is scheduled for July 11, 2005.

      While the ultimate outcome of this matter cannot presently be determined with certainty, according to our counsel, Greenberg Traurig, LLP, the remaining claims are without merit, and we intend to vigorously defend the claims in this lawsuit. We believe that our provision for such in the accompanying financial statements is adequate at December 31, 2004.

      On December 22, 2004, our former President and Chief Executive Officer Mark A. Fauci, who was terminated from employment on December 13, 2004, filed for arbitration under his employment agreement with the American Arbitration Association alleging that his termination was without cause as defined in the agreement, and demanding monies allegedly due and owing under the agreement, claimed to be in excess of $1.0 million but not exceeding $5.0 million. Mr. Fauci is a director and significant stockholder of our company.

      On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and Chief Executive Officer, we announced that we entered into a consulting agreement with Mr. Fauci. Mr. Fauci remains a member of our board of directors. The agreement, which terminates Mr. Fauci's previous employment agreement with us, provides that Mr. Fauci will perform consulting services for us for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of stockholders to continue as a board member. The agreement also provides for a three- year payout schedule of our obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments will commence on the earlier of (i) September 1, 2005, or (ii) the closing of the current subscription rights offering with gross proceeds of at least $2.5 million. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter.

      We are not a party to any other pending or threatened legal proceedings. The outcome of the matters described above could have a material impact on our financial condition, results of operations and cash flows.

                                   MANAGEMENT

Executive Officers, Directors and Key Employees


      The following table sets forth information about our executive officers, key employees and directors as of June 23, 2005, most of whom joined us following the closing of the recapitalization transaction in December 2003 and most of whom previously served as executive officers or directors of privately-held OmniCorder.



Name                                    Age    Position
----                                    ---    --------
Michael A. Davis, M.D., D.Sc.            63    Chairman of the Executive Committee and Director

Denis A. O'Connor                        52    Director and President and Chief Executive Officer

Loring D. Andersen                       47    Vice President - Market Development

Marek Pawlowski, Ph.D.                   56    Vice President - Product Development

Celia I. Schiffner                       49    Controller

Mark A. Fauci                            45    Director

George Benedict                          68    Director

Joseph T. Casey                          73    Director

Gordon A. Lenz                           68    Director

Hon. Joseph F. Lisa, Justice (Ret.)      68    Director

Anthony A. Lombardo                      57    Director

Robert W. Loy                            67    Director

Jed Schutz                               45    Director

Richard R. Vietor                        62    Director

William J. Wagner                        54    Director

----------
      The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers and directors, followed by our key employees, are as follows:

      Michael A. Davis, M.D., D.Sc. - Chairman of the Executive Committee and Director. Dr. Davis has been a member of our Board of Directors since December 14, 2004 and is also the Chairman of the Executive Committee of the Board of Directors. From 1995 until December 2004, Dr. Davis served as a Director of E-Z-EM, Inc., a leader in the design, manufacture and marketing of contrast media for gastrointestinal tract radiology, and has been its Medical Director since 1994 and was its Technical Director from 1997 to 2000. Since December 2004, Dr. Davis has been a Director Emeritus of E-Z-EM, Inc. Dr. Davis was a Visiting Professor of Radiology at Harvard Medical School and Visiting Scientist in Radiology at Massachusetts General Hospital in 2002 and 2003. He has also served as Senior Vice President and Chief Medical Officer of MedEView, Inc., a radiology informatics company, from 2002 to 2003. He was Professor of Radiology and Nuclear Medicine and Director of the Division of Radiologic Research, University of Massachusetts Medical Center, from 1980 to 2002. During 1999, he also served as the President and Chief Executive Officer of Amerimmune Pharmaceuticals, Inc. and its wholly-owned subsidiary, Amerimmune, Inc., which were involved in pharmaceutical research, and served as a director there from 1999 to 2003. Dr. Davis is also a director of MacroChem Corp., a publicly-traded specialty pharmaceutical company.

      Denis A. O'Connor - President and Chief Executive Officer and Director. Mr. O'Connor joined us on March 23, 2005 as President and Chief Executive Officer and as a member of our Board of Directors and Executive Committee of the Board of Directors. Mr. O'Connor recently resigned from DOBI Medical International, Inc., a publicly-traded company focused on breast imaging technology, where he was responsible for the commercial leadership of the business. He had joined DOBI Medical in December 2003 as Senior Vice President - Sales and Marketing. Mr. O'Connor has held senior management positions at Philips Medical Systems, Sony Medical Systems and Lockheed Martin Medical Systems. From March 1997 to June 2000, Mr. O'Connor was President and Chief Executive Officer of Life Imaging Systems, Inc. From July 2000 to May 2003, Mr. O'Connor was Chairman and Chief Executive Officer of Advanced Imaging Technologies, Inc., a medical imaging company. Mr. O'Connor received an M.B.A. from New York University's Stern School of Business and a B.S. in Computer Science and Business Administration from the City College of New York. He is also a graduate of Columbia University School of Radiological Technology, from which he received his certification in Radiologic Technology.

      Loring D. Andersen - Vice President - Market Development. Mr. Andersen joined us in February 2004 and directs our marketing and business development functions. Mr. Andersen's 25 years of experience includes operational roles in hardware and software product development, program and project management, supply chain management, manufacturing, sales, and marketing for companies including Arrow Electronics, Fisher Scientific, Digital Equipment Corporation, and AT&T. Most recently, from April 2002 to January 2004, Mr. Andersen was a partner in the consulting firm Vertisync, Inc., where he focused on the improvement of operational and financial performance specific to the sales/marketing/business development practices of clients. His prior experience was at Arrow Electronics, from March 1998 to August 2001, as Vice President of Strategic Marketing, where he created and launched Arrow's Global Information Services business. At Fisher Scientific from May 1995 to March 1998, he served as Director for the Laboratory and Medical Equipment Division, where he was involved in global business expansion, extensive new product development and transformation of the division's manufacturing operation. Mr. Andersen holds a B.S. degree in Physics from Dartmouth College and an M.B.A. in marketing and management from The Wharton Business School, University of Pennsylvania.

      Marek Pawlowski, Ph.D. - Vice President - Product Development. Dr. Pawlowski has worked with our company since November 2002. He became our Vice President -- Product Development on December 19, 2003. Dr. Pawlowski has 20 years of medical device development experience. Dr. Pawlowski's responsibilities include the commercialization of technology through market launch. He has held senior product development or research and development positions at Viatronix, Inc. (April 2001 to July 2002); RTS Wireless/Aether Systems, Inc. (March 2000 to April 2001); Veeco Instruments, Inc. (August 1998 to March 2000); Neuromedical Systems, Inc. (December 1995 to August 1998); and Medical Systems Corp. (August 1991 to November 1995). From July to November 2002, Dr. Pawlowski was an independent consultant. Dr. Pawlowski holds a Ph.D. in Technical Sciences, Warsaw University of Technology, Warsaw, Poland, and completed postgraduate work in statistics, linear algebra, digital filters and signal processing.

      Celia I. Schiffner - Controller. Ms. Schiffner joined our company in April 2004 as the Controller. Ms. Schiffner has over 20 years of accounting experience in technology, retail and not-for-profit. Most recently, from January 2001 to March 2004, Ms. Schiffner served as C.F.O. and Treasurer of VillageWorld.com where she helped her former employer complete a reverse merger. For more than three years prior to holding that position, she was the Controller of Montauk Rug and Carpet Corporation. Ms. Schiffner holds a B.A. degree in Accounting from St Joseph's College.

      Mark A. Fauci - Director. Mr. Fauci is our founder and has, since privately-held OmniCorder's incorporation in 1997, served as a director. He served as President and Chief Executive Officer since privately-held OmniCorder's incorporation until December 2004. Mr. Fauci was responsible for acquiring and transferring QWIP technology from NASA to the commercial sector and, as a result, was recognized in 2001 by the Space Technology Hall of Fame as "an innovator who succeeded in taking products from space that benefit Earth." He is internationally recognized as a leading authority in the field of biomedical applications of infrared technology and has been an invited speaker at universities, medical centers and scientific conferences on this topic throughout the United States and Europe. In March 2005, Mr. Fauci signed a two year consulting agreement with our company.

      Prior to 1997, Mr. Fauci served in a variety of roles at Reuters Health Information Services, a Reuters- owned, start-up company based in New York. Among his roles at Reuters, Mr. Fauci headed New Business Development, and was responsible for building strategic relationships in the United States and Europe, developing strategic technical business plans and exploring commercial applications of technology developed in private and government research laboratories. As a recognized expert in the field, he conducted Continuing Medical Education accredited lectures at a variety of leading medical centers on the subject of computer network applications in medicine.

      Before joining Reuters, Mr. Fauci served as President of E.C.A., Inc., a consulting firm specializing in the field of computer-aided design and digital-imaging systems. In the seven prior years, he was an engineer at Standard Microsystems Corporation and General Instruments. His work at these companies included research, development and the manufacture of application specific integrated circuits utilizing the same manufacturing processes now employed in the manufacturing of state-of-the-art infrared imaging sensors. Mr. Fauci received a B.S. degree in Science from the State University of New York at Stony Brook and an M.B.A. degree from Dowling College.

      Jed Schutz - Director. Mr. Schutz had been a director of privately-held OmniCorder since December 2002, and became a member of our Board of Directors on December 19, 2003. Mr. Schutz is a member of the Executive Committee of the Board of Directors. For more than the past five years, Mr. Schutz has been a private investor and advisor to emerging technology companies, as well as a real estate developer. He is the Chairman of the Board of Campusfood.com, Inc., a company in the online food ordering business. He also currently serves as a director of Greenshoe, Inc., an alternative electronic payments company. He served as a director from 1993 to 1999, and for one year as Chairman of the Board, of FRM Nexus, a publicly-held company engaged primarily in medical financing. Mr. Schutz received a B.S. degree in biology from Duke University and a post-graduate Certificate in Business from New York University.

      George Benedict - Director. Mr. Benedict had been a director of privately-held OmniCorder Technologies, Inc. since December 2002, and became a member of our Board of Directors in January 2004. Mr. Benedict founded Seafield Center, Inc., an alcohol and chemical dependency rehabilitation center on Long Island, New York, where he has been associated since May 1985. Mr. Benedict has been the President of Seafield Services, which operates eight outpatient facilities, since September 1990, and the President of Seafield Resources, a not-for- profit organization which operates nine halfway houses, since December 1993. Mr. Benedict has also been the Vice President of NY Diagnostic, which is a Department of Health-approved medical outpatient clinic with five locations in the New York metropolitan and Long Island area, since August 2000. Mr. Benedict is regarded as a leading authority in the field of alcohol and chemical dependency rehabilitation.

      Joseph T. Casey - Director. Mr. Casey became a member of our Board of Directors in January 2004. Mr. Casey retired as Vice Chairman and Chief Financial Officer of Litton Industries, Inc., an aerospace and defense company, in March 1994, and had held various positions at Litton Industries beginning in October 1963. Mr. Casey served as Vice Chairman, Chief Financial Officer and Director of Western Atlas Inc., a global supplier of oilfield information services and industrial automation systems with annual revenues of more than $2.5 billion, from March 1994 until August 1996. He was a director of Pressure Systems, Inc. from October 1997 through September 2004, a director and member of the Audit and Compliance Committee of UNOVA, Inc. from September 1998 through May 2005, and a director of Baker Hughes Incorporated from 1996 through 2003. Mr. Casey has been a member of the Board of Trustees of Claremont McKenna College since 1988 and of the Don Bosco Technical Institute since 1972. He has also been a member of the Board of Overseers of the Center for Russia and Asia of the Rand Corporation since 1997. Mr. Casey received a B.S. degree from Fordham University and is a licensed certified public accountant in New York and New Jersey.

      Gordon A. Lenz - Director. Mr. Lenz had been a director of privately-held OmniCorder since August 2003, and became a member of our Board of Directors in January 2004. Mr. Lenz has been Chairman and Chief Executive Officer of New York State Business Group, Inc./Conference Associates, Inc., a provider of group health insurance to more than 150,000 small business owners, employees and dependents, since April 1993. Mr. Lenz has also been the Chairman and Chief Executive Officer of Cue Brokerage Corporation, a property casualty insurance agency, since June 1994. Mr. Lenz has written extensively on healthcare issues for a variety of publications.

      Hon. Joseph F. Lisa, Justice (Ret.) - Director. Judge Lisa had been a director of privately-held OmniCorder since June 2003, and became a member of our Board of Directors in January 2004. He has been the Chairman of the Board of Directors since October 2004. Since June 2001, Judge Lisa has been in private law practice and currently serves as counsel in the intellectual property department of the New York office of Greenberg Traurig, LLP, an international law firm. In 1967, he was elected a Delegate to the New York State Constitutional

Convention and later served as a member of the New York State Assembly (1969-76) and a member of the New York City Council (1981-90). He was elected Justice of the New York Supreme Court in January 1991 and served until May 2001. He has been a permanent member of the Scientific Committee of the San Marino Scientific Conference in the Republic of San Marino since 1998. Judge Lisa served in the United States Marine Corps Reserve and received an Honorable Discharge. Judge Lisa received a B.B.A. degree from St. John's University, a J.D. degree from St. John's University School of Law and an LL.M. degree from Brooklyn Law School.

      Anthony A. Lombardo - Director. Mr. Lombardo had been a director of privately-held OmniCorder since August 2003, and became a member of our Board of Directors in January 2004. Mr. Lombardo is a member of the Executive Committee of our Board of Directors. Mr. Lombardo is an executive with more than 30 years of experience in the medical device industry and related industries. Since April 2000, he has been the President and Chief Executive Officer of E-Z-EM Inc., a company focused on the contrast market for gastrointestinal imaging. From 1998 to 1999, he was the President of ALI Imaging Systems Inc., a full-service provider of radiology information and image management systems. From 1996 to 1998, Mr. Lombardo was the General Manager of the Integrated Imaging Solutions division of General Electric Medical Systems. He also headed divisions of Loral/Lockheed Martin Corp. from 1994 to 1996, Sony Corporation from 1990 to 1994 and Philips Medical Systems from 1979 to 1990. Mr. Lombardo received a B.S. degree in Biology from St. Francis College and an M.S. degree in Physiology from Duquesne University.

      Robert W. Loy - Director. Mr. Loy had been a director of privately-held OmniCorder since June 2002, and became a member of our Board of Directors in January 2004. Mr. Loy has been a pharmaceutical business development consultant since April 1999 and has more than 30 years of experience in the pharmaceutical industry. In August 1992, Mr. Loy joined Roberts Pharmaceutical Corp., which was later acquired by Shire Pharmaceuticals Group plc, as its Chief Operating Officer, and in July 1996 became Roberts Pharmaceutical's Executive Vice President of Operations and Business Development, where he served through March 1999. Mr. Loy holds a B.S. degree from Old Dominion University.

      Richard R. Vietor - Director. Mr. Vietor had been a director of privately-held OmniCorder since June 2002, and became a member of our Board of Directors in January 2004. Since April 2003, Mr. Vietor has been a Vice President of WebMD Corporation, a provider of services to physicians, consumers, providers and health plans to navigate the complexity of the healthcare system. From March 2002 to April 2003, Mr. Vietor was an industry consultant, specializing in providing advice on corporate strategy, financing and communications to specialty pharmaceutical and medical device companies. From April 1985 to February 2002, he was at Merrill Lynch, most recently as a Managing Director in Merrill Lynch's Healthcare Investment Banking Unit. Previously, he was First Vice President, Senior Analyst and Global Research Coordinator in Merrill Lynch's Global Securities Research Division, specializing in research coverage of the pharmaceutical industry. Mr. Vietor was named to the prestigious Institutional Investor's Analyst Poll for 12 years. He was awarded a Chartered Financial Analyst (CFA) designation in 1979. He is a director of QLT, Inc., a specialty pharmaceutical company specializing in drug delivery. He is also a director of InfaCare Corporation, Inc., a private company specializing in developing neonatal drugs. He is a graduate of Yale University and received an M.B.A. degree from the Columbia University Graduate School of Business.

      William J. Wagner - Director. Mr. Wagner became a member of our Board of Directors in January 2004. Mr. Wagner is a member of the Executive Committee of the Board of Directors. Mr. Wagner has been a Managing Director of Dauk/Wagner Investments, LLC, a private investment firm focused primarily on early-stage companies, since 1994. Prior to then, Mr. Wagner was a Managing Director and Co-Head of the Mergers & Acquisitions Group at Smith Barney from 1980 to 1993. Mr. Wagner received an M.B.A. degree from Wharton Graduate School of Business and a B.S. degree from the University of Pennsylvania.

      All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. A majority of our directors are considered "independent" under the SEC's new independence standards. Officers are elected annually by the board of directors and serve at the discretion of the board.

Key Employees

      Mihai D. Dimancescu, M.D. - Vice President-Medical Affairs. Dr. Dimancescu joined us in January 2004 on a part-time basis. Dr. Dimancescu functions as our representative to the medical and scientific community through participation in meetings and symposiums. He assists in presenting our technology, communicating our goals and understanding how our technology can be applied to further benefit clinicians, surgeons and medical researchers. Dr. Dimancescu is board certified in neurosurgery. He worked in private medical practice from 1976 until 2003. He received a B.A. degree from Yale University, completed his internship in Medicine at the University of Toulouse, France, and performed his residency training in neurosurgery at Albert Einstein College of Medicine/Montefiore Hospital in New York and Jackson Memorial Hospital in Miami, Florida. He has held numerous professional positions including the President of the International Academy of Child Brain Development; Board of Directors, South Nassau Communities Hospital/Winthrop University Hospital System; President, Medical Board South Nassau Community Hospital; Chief, Division of Neurosurgery, Mercy Medical Center; President, New York State Neurosurgical Society; and Director, International Coma Recovery Institute. Dr. Dimancescu has receive d numerous awards and recognitions internationally for his research and leadership as a surgeon.

Committees of the Board

      Audit Committee. The Board has an Audit Committee comprised of two non-employee directors, Messrs. Wagner (Chairman) and Casey. Each member of the Audit Committee is independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The Board of Directors has determined that each of Messrs. Wagner and Casey qualifies as an "audit committee financial expert." The Audit Committee functions pursuant to a written Charter which was adopted by the Board in January 2004. The Audit Committee has such powers as may be assigned to it by the Board from time to time. The Audit Committee is currently charged with, among other things:

      o recommending to the Board of Directors the engagement or discharge of our independent public accountants, including pre-approving all audit and non-audit related services;

      o the appointment, compensation, retention and oversigh of the work of the independent auditor engaged by us for the purpose of preparing or issuing an audit report or performing other audit review or attest services for us;

      o establishing procedures for the receipt, retention an treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

      o     approving the scope of the financial audit;

      o     requiring the rotation of the lead audit partner;

      o     consulting regarding the completeness of our financia statements;

      o     reviewing changes in accounting principles;

      o reviewing the audit plan and results of the auditing engagement with our independent auditors and with our officers;

      o reviewing with our officers, the scope and nature and adequacy of our internal accounting and other internal controls over financial reporting and disclosure controls and procedures;

      o reviewing the adequacy of the Audit Committee Charter at least annually;

      o     meeting with our internal auditor on a regular basis;

      o performing an internal evaluation of the Audit Committee on an annual basis; and

      o reporting to the Board of Directors on the Audit Committee's activities, conclusions and recommendations.

      The Audit Committee conducted one formal meeting and conferred on an informal basis on numerous occasions in 2004.

      Compensation Committee. The Board has a Compensation Committee comprised of three non-employee directors, Messrs. Lombardo (Chairman), Loy and Schutz. Each member of the Compensation Committee is independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The Compensation Committee functions pursuant to a written Charter which was adopted by the Board in January 2004. The Compensation Committee has such powers as may be assigned to it by the Board from time to time. It is currently charged with, among other things, assisting the Board in:

      o approving and evaluating the compensation of director and executive officers;

      o establishing strategies and compensation policies and programs for employees to provide incentives for delivery of value to our stockholders;

      o establishing policies to hire and retain senior executives, with the objective of aligning the compensation of senior management with our business and the interests of our stockholders;

      o together with management, surveying the amount and types of executive compensation paid by comparable companies, and engaging consultants as necessary to assist them;

      o periodically reviewing corporate goals and objectives relevant to executive compensation and making recommendations to the Board for changes;

      o assisting management in evaluating each executive officer's performance in light of corporate goals and objectives, and recommending to the Board (for approval by the independent directors) the executive officers' compensation levels based on this evaluation;

      o overseeing our stock option plan or other stock-based plans with respect to our executive officers and employee Board members, who are subject to the short-swing profit restrictions of Section 16 of the Securities Exchange Act of 1934, as amended;

      o reviewing the overall performance of our employee benefit plans and making recommendations to the Board regarding incentive-compensation plans and equity-based plans;

      o together with the Nominations and Governance Committee, reviewing and making recommendations to the independent directors of the Board regarding the form and amount of director compensation;

      o ensuring that our compensation policies meet or excee all legal and regulatory requirements and any other requirements imposed on us by the Board; and

      o producing an annual report on executive compensation for inclusion in our proxy statement.

      In general, the Compensation Committee formulates and recommends compensation policies for Board approval, oversees and implements these Board-approved policies, and keeps the Board apprised of its activities on a regular basis. In addition, the Compensation Committee together with the Nominations and Governance Committee, develops criteria to assist the Board's assessment of the Chief Executive Officer's leadership of our company.

      The Compensation Committee conducted three formal meetings and met and conferred on an informal basis on numerous occasions in 2004.

      Nominations and Governance Committee. The Board has a Nominations and Governance Committee comprised of three non-employee directors, Messrs. Lisa (Chairman), Benedict and Vietor. Each member of the Nominations and Governance Committee is independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The Nominations and Governance Committee functions pursuant to a written Charter which was adopted by the Board in January 2004. The Nominations and Governance Committee has such powers as may be assigned to it by the Board from time to time. It is currently charged with, among other things, assisting the Board in:

      o identifying individuals qualified to become Board members and recommending that the Board select a group of director nominees for each next annual meeting of our stockholders;

      o ensuring that the Audit, Compensation and Nominations and Governance Committees of the Board shall have the benefit of qualified and experienced "independent" directors;

      o developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to us, and reviewing and reassessing the adequacy of such guidelines annually and recommending to the Board any changes deemed appropriate;

      o periodically reviewing the charters of all Board committees and recommending to the committees and Board any changes deemed appropriate;

      o     developing policies on the size and composition of th Board;

      o conducting annual evaluations of the performance of the Board, committees of the Board and individual directors;

      o reviewing conflicts of interest and the independence status of directors;

      o together with the Compensation Committee, reviewing and making recommendations to the independent directors of the Board regarding the form and amount of director compensation;

      o reviewing the structure of our senior staffing and management succession plans with the Chief Executive Officer;

      o together with the Compensation Committee, developing criteria to assist the Board's assessment of the Chief Executive Officer's leadership of our company; and

      o generally advising the Board (as a whole) on corporat governance matters.

      The Corporate Governance/Nominating Committee did not conduct any formal meetings in 2004 but met and conferred on an informal basis on numerous occasions during the year.

      The Nominations and Governance Committee is responsible for evaluating potential candidates to serve on our Board of Directors, and for selecting nominees to be presented for election to the Board at our Annual Meeting of Stockholders. In evaluating potential director candidates, the Nominations and Governance Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board at that point in time. Among the factors considered by the Nominations and Governance Committee in considering a potential nominee are the following:

      o     the nominee's independence;

      o the nominee's relevant professional skills and depth of business experience;

      o the nominee's character, judgment and personal and professional integrity;

      o     the nominee's ability to read and understand financia statements;

      o the nominee's willingness to commit sufficient time t attend to his or her duties and responsibilities as a member of the Board;

      o the nominee's qualifications for membership on certai committees of the Board;

      o     any potential conflicts of interest involving the nominee; and

      o     the make up and diversity of our existing Board.

      In identifying potential candidates for the Board, the Committee relies on recommendations from a number of possible sources, including current directors. The Nominations and Governance Committee may also retain outside consultants or search firms to help in identifying potential candidates for membership on the Board.

      Executive Committee. We have established an executive committee of the board of directors, which consists of Michael A. Davis, M.D., D.Sc., (Chairman), Denis A. O'Connor, Anthony A. Lombardo, Jed Schutz and William J. Wagner. The purpose of the executive committee is to concentrate on strategic initiatives and opportunities to maximize the commercial prospects of our functional medical imaging technology in drug discovery, cancer therapy monitoring, surgery, and screening and diagnostics.

      The Executive Committee met and conferred, both on a formal and informal basis, on approximately a weekly basis since it was formed in 2004.

Director Compensation

      Each member of our board of directors will receive a grant of stock options for his 2004 year of service. On February 14, 2005, each director was granted stock options to purchase 30,000 shares of our Common Stock at an exercise price of $1.00 per share vesting over three years from our 1998 Stock Option Plan and a stock option grant to purchase 30,000 shares of our common stock at an exercise price of $1.00 per share vesting over three years from the 2005 Incentive Compensation Plan. Additionally, members of the Executive Committee of the Board of Directors each received a grant of stock options to purchase 15,000 shares of our common stock at an exercise price of $1.00 per share vesting over three years from the 1998 Plan and a grant of stock options to purchase 15,000 shares of our common stock at an exercise price of $1.00 per share vesting over three years from the 2005 Plan. The Chairman of the Executive Committee will receive an additional grant of 5,000 stock options from the 1998 Plan and 5,000 stock options from the 2005 Plan with the same vesting terms. The 2005 Plan was approved by our stockholders on June 7, 2005 at our 2005 annual meeting of stockholders.

      On March 7, 2005 the Board of Directors approved a grant of options to purchase 30,000 shares of our common stock to each of our outside directors. The options are exercisable at $1.00 per share and vest in equal installments over three years. In addition, the Board of Directors approved a grant of 30,000 shares of restricted common stock to each outside director. These restricted shares may not be sold for two years following the date of grant. The Board of Directors also approved a grant of options to purchase 30,000 shares of our common stock to each member of the Executive Committee of the Board of Directors. These options are exercisable at $1.00 per share and vest in equal installments over three years. The Chairman of the Executive Committee received an additional grant of options to purchase 10,000 shares of common stock at an exercise price of $1.00 per share. These options vest in equal installments over three years. Each grant of options and restricted shares was made to each person for their service to our company during 2004 and 2005, and were made under our 2005 Incentive Compensation Plan, which was approved by our stockholders on June 7, 2005 at our 2005 annual meeting of stockholders.

Indebtedness of Executive Officers and Directors

      No executive officer, director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

Family Relationships

      There are no family relationships among our executive officers and directors.

Legal Proceedings

      As of the date of this prospectus, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

Code of Ethics

      We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Exchange Act of 1934. This Code of Ethics applies to our chief executive officer and our senior financial officers.

Executive Compensation

      The following table sets forth the cash compensation (including cash bonuses) paid or accrued by us for our years ended December 31, 2004, 2003 and 2002 to our Chief Executive Officer and our four most highly compensated


                                                              Summary Compensation Table

                                                          Annual                     Long-term
                                                       Compensation                Compensation

                                                 ------------------------------------------------------
                                                                                Awards        Payouts

                                                                            ---------------------------
                                                                              Securities
                                                                              Underlying       LTIP          All Other
                                       Fiscal       Salary        Bonus        Options/       Payouts       Compensation
Name and Principal Position             Year          ($)          ($)         SARs (#)         ($)             ($)
---------------------------------------------------------------------------------------------------------------------------
Mark A. Fauci                           2004           180,000     --             --             --              --
Former President and Chief              2003           180,000     --          250,000           --              --
Executive Officer (1)                   2002           180,000     --             --             --              --

Loring D. Andersen                      2004           124,000     --          120,000           --              --
Vice President - Market Development     2003           --          --             --             --              --
                                        2002           --          --             --             --              --

Mihai Dimancescu                        2004           164,000     --           22,500           --              --
Vice President - Medical Affairs        2003           --          --             --             --              --
                                        2002           --          --             --             --              --

Marek Pawlowski, Ph.D.                  2004           103,000     --             --             --              --
Vice President - Product                2003            85,000     --           8,728            --              --
Development                             2002            85,000     --           87,281           --              --

Anne Marie Fields                       2004           112,000     --           13,750           --              --
Vice President - Corporate              2003           --          --             --             --              --
Communications & Business               2002           --          --             --             --              --
Strategy (2)

----------
(1) Mr. Fauci ceased being an officer on December 13, 2004. Mr. Fauci deferred an aggregate of $625,000 of his salary since the commencement of privately-held OmniCorder's operations through December 31, 2003. This liability is included in deferred officer's salaries - current and deferred salaries - non current in our financial statements included with our Annual Report on Form 10-KSB for the year ended December 31, 2004. Mr. Fauci signed a two year consulting agreement with us effective March 1, 2005.


(2) Ms. Fields will cease being an employee of our company effective June 30, 2005.

Options Grants in Last Fiscal Year

      The following table sets forth information with respect to grants of options to purchase our common stock under our 1998 Stock Option Plan to the named executive officers during the fiscal year ended December 31, 2004.

                                                                  Percent of Total
                                                                    options/SARs
                                         Number of Securities          Granted
                                          Underlying Options/       to Employees            Exercise
Name                                          SARs Granted         in Fiscal Year        or Base Price         Expiration
-----------------------------------      --------------------     -----------------      -------------         -----------
                                                  (#)                                        ($/Sh)
Mark A. Fauci
Former President and
Chief Executive Officer (1)                        -                      -                    -                    -

Loring D. Andersen
Vice President - Market Development             120,000                  46%                  4.40              4/30/2009

Mihai Dimancescu
Vice President - Medical Affairs                 22,500                 8.5%                  4.00              4/30/2009

Marek Pawlowski, Ph.D.
Vice President - Product Development               -                      -                    -                    -

Anne Marie Fields
Vice President - Corporate
Communications & Business Strategy (2)           13,750                 5.2%                  4.00              4/30/2009

----------
(1)   Mr. Fauci ceased being an officer on December 14, 2004.


(2) Ms. Fields will cease being an employee of our company effective June 30, 2005.

Aggregate Option Exercises In Last Fiscal Year and Fiscal Year End Option Values

      The following table sets forth with respect to the named executive officers information with respect to options exercised, unexercised options and year-end option values in each case with respect to options to purchase shares of our common stock.

                                                           Number of Securities Underlying       Value of Unexercised In The
                                                               Unexercised Options at                 Money Options At
                                                                  December 31, 2004                 December 31, 2004(1)
                                Shares                     -------------------------------     -----------------------------
                               Acquired        Value
                             on Exercise      Realized      Exercisable      Unexercisable     Exercisable     Unexercisable
           Name                  (#)            ($)             (#)               (#)              (#)              (#)
---------------------------  -----------      --------     ------------      -------------     -----------     -------------
Mark A. Fauci
Former President and Chief
Executive Officer (2)             0               0            250,000                0             0              0

Loring D. Anderson
Vice President- Market
Development                       0               0            30,000            90,000             0              0

Mihai Dimancescu
Vice President - Medical
Affairs                           0               0            5,625             16,875             0              0

Marek Pawlowski, Ph.D.
Vice President-Product
Development                       0               0            69,642            26,367             0              0

Anne Marie Fields
Vice President - Corporate
Communications &
Business Strategy (3)             0               0            80,451            10,312             0              0

----------
(1) Represents the difference between the last reported sale price of our common stock on December 31, 2004 and the exercise price of the option multiplied by the applicable number of shares.

(2)   Mr. Fauci ceased being an officer on December 14, 2004.


(3) Ms. Fields will cease being an employee of our company effective June 30, 2005.


Employment Agreement

      We entered into an employment agreement with Denis A. O'Connor, with a two-year term commencing March 23, 2005. Under the terms of the employment agreement, Mr. O'Connor will devote all of his business time and efforts to our business and will report directly to our Board of Directors. We have agreed to nominate Mr. O'Connor for election to the board of directors for a full term at the 2005 annual meeting of stockholders.

      The employment agreement provides that Mr. O'Connor will receive a fixed salary at an annual rate of $225,000. We also agreed to issue to Mr. O'Connor, upon commencement of employment, options to purchase an aggregate of 852,000 shares of our common stock at an exercise price of $1.00 per share, with 27,000 shares vesting immediately and the remaining 825,000 shares vesting in three equal installments on the first, second and third anniversary of the commencement of employment. We further agreed to issue an option to purchase an additional 825,000 shares of our common stock at an exercise price of $1.00 per share issued under the 2005 Incentive Compensation Plan which was approved by our stockholders at our 2005 annual meeting on June 7, 2005, vesting in three equal installments on the first, second and third anniversary of the commencement of employment. Finally, based upon the attainment of specified performance goals determined by the Compensation Committee and Mr. O'Connor, we agreed to pay Mr. O'Connor (1) up to $28,000 at the end of each of our fiscal years during the term of the agreement, and (2) at the end of our second and each subsequent fiscal year during the term of the agreement, options to purchase up to 27,000 shares of our common stock at an exercise price of the market price of our common stock on the date of grant, vesting in three equal installments on the first, second and third anniversary of the date of grant. All stock options described above are exercisable for a ten-year period from the date of grant.

      The employment agreement permits us to terminate Mr. O'Connor's employment upon his death or disability (defined as 90 consecutive days of incapacity during any 365-consecutive day period), or upon his conviction of a felony crime, acts of dishonesty or moral turpitude constituting fraud or embezzlement or upon his material breach of his obligations to us. In the event we terminate Mr. O'Connor's employment without cause or he leaves us for good reason, or if we engage in a transaction constituting a "change of control" (as defined in the agreement) he will be entitled to compensation from us equal to his salary for the balance of the remaining term of his employment agreement plus a lump sum payment equal to 90% of such salary for the balance of the remaining term.

      The employment agreement also contains covenants (a) restricting Mr. O'Connor from engaging in any activities which are competitive with our business during the term of his employment agreement and for one year thereafter, (b) prohibiting him from disclosure of confidential information regarding us at any time, and (c) confirming that all intellectual property developed by him and relating to our business is our sole and exclusive property.

      Our employment agreement with Mark A. Fauci, one of our directors, was terminated in March 2005, at which point Mr. Fauci entered into a two-year consulting agreement with us.

1998 Stock Option Plan

      In connection with the recapitalization transaction, our board of directors adopted and assumed privately-held OmniCorder's 1998 Stock Option Plan, which was previously adopted by privately-held OmniCorder's board of directors in April 1998. The following is a summary of the material terms of the 1998 Stock Option Plan.


      The purpose of the 1998 Stock Option Plan is to enable us to attract, retain and motivate key employees, directors and, on occasion, consultants, through the grant of stock options. Options granted under the 1998 Stock Option Plan may be either incentive stock options, as defined in Section 422(b) of the Internal Revenue Code of 1986, or non-qualified stock options. We have reserved 4,435,500 shares of common stock for issuance under the 1998 Stock Option Plan. As of June 23, 2005, options to purchase an aggregate of 4,097,249 shares of common stock had been granted to 20 employees and 28 non-employee directors and consultants, at exercise prices ranging from $.55 to $4.40 per share, under the 1998 Stock Option Plan.


      The 1998 Stock Option Plan is administered by the compensation committee of the board of directors, or by the board of directors as a whole. The board of directors has the power to determine the terms of any stock options granted under the 1998 Stock Option Plan, including the exercise price, the number of shares subject to the stock option and conditions of exercise. Stock options granted under the 1998 Stock Option Plan are generally not transferable, and each stock option is generally exercisable during the lifetime of the optionee only by such optionee. The exercise price of all incentive stock options granted under the 1998 Stock Option Plan must be at least equal to the fair market value of the shares of common stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date. The term of all incentive stock options under the 1998 Stock Option Plan may not exceed ten years, or five years in the case of 10% owners. The specific terms of each stock option grant must be approved by the compensation committee or the board of directors and are reflected in a written stock option agreement.

2005 Incentive Compensation Plan

Background and Purpose

      On March 7, 2005, our board of directors adopted and approved a new 2005 Incentive Compensation Plan, which we refer to as the 2005 Plan . Our stockholders approved the 2005 Plan on June 7, 2005 at our 2005 annual meeting of stockholders.

      The purpose of the 2005 Plan is to provide a means for our company and its subsidiaries and other designated affiliates, which we refer to as Related Entities, to attract key personnel to provide services to our company and the Related Entities, as well as, to provide a means whereby those key persons can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of our company and its Related Entities and promoting the mutuality of interests between participants and our shareholders. A further purpose of the 2005 Plan is to provide participants with additional incentive and reward opportunities designed to enhance the profitable growth of our company and its Related Entities, and provide participants with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value.

      The terms of the 2005 Plan provide for grants of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock related awards and performance awards that may be settled in cash, stock or other property.


      As of June 23, 2005, 1,980,000 awards have been granted under the 2005 Plan. Of the 1,980,000 awards, 825,000 were granted to our new Chief Executive Officer pursuant to the terms of his employment agreement, and 1,155,000 were granted to outside directors for their service to our company in 2004 and 2005. Stockholder approval of the 2005 Plan was required (i) to comply with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, which we refer to as the Code, as described below, (ii) for the 2005 Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and (iii) to comply with the incentive stock options rules under Section 422 of the Code.

      The following is a summary of certain principal features of the 2005 Plan. This summary is qualified in its entirety by reference to the complete text of the 2005 Plan. Stockholders are urged to read the actual text of the 2005 Plan in its entirety which is set forth as an exhibit to the registration statement of which this prospectus is a part.


Shares Available for Awards; Annual Per Person Limitations

      Under the 2005 Plan, the total number of shares of our common stock that may be subject to the granting of awards under the 2005 Plan shall be equal to 5,000,000 shares, plus the number of shares with respect to which awards previously granted thereunder are forfeited, expire, terminate without being exercised or are settled with property other than shares, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements.

      Awards with respect to shares that are granted to replace outstanding awards or other similar rights that are assumed or replaced by awards under the 2005 Plan pursuant to the acquisition of a business are not subject to, and do not count against, the foregoing limit.

      In addition, the 2005 Plan imposes individual limitations on the amount of certain awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options, SARs, restricted shares of our common stock, deferred shares of our common stock, shares as a bonus or in lieu of other company obligations, and other stock based awards granted to any one participant may not exceed 250,000 for each type of such award, subject to adjustment in certain circumstances. Such an adjustment was made in the case of the award to Denis A. O'Connor, our President and Chief Executive Officer. The maximum amount that may be earned by any one participant as a performance award in respect of a performance period of one year is $5,000,000, and in respect of a performance period greater than one year is $5,000,000 multiplied by the number of full years in the performance period.

      A committee of our Board of Directors, which we refer to as the Committee, is to administer the 2005 Plan. See "Administration." The Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of our company common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our company common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

      The persons eligible to receive awards under the 2005 Plan are the officers, directors, employees and independent contractors of our company and our Related Entities. An employee on leave of absence may be considered as still in our employ or in the employ of a Related Entity for purposes of eligibility for participation in the 2005 Plan.

Administration

      Our Board of Directors shall select the Committee that will administer the 2005 Plan. All Committee members must be "non-employee directors" as defined by Rule 16b-3 of the Exchange Act, "outside directors" for purposes of Section 162(m) of the Code, and independent as defined by NASDAQ or any other national securities exchange on which any securities of our company may be listed for trading in the future. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, our Board of Directors may exercise any power or authority granted to the Committee. Subject to the terms of the 2005 Plan, the Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our company common stock to which awards will relate, specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2005 Plan and make all other determinations that may be necessary or advisable for the administration of the 2005 Plan.

Stock Options and SARs

      The Committee is authorized to grant stock options, including both incentive stock options or ISOs, which can result in potentially favorable tax treatment to the participant, and non qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of our company common stock on the date of exercise (or the "change in control price," as defined in the 2005 Plan, following a change in control) exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the Committee, but in the case of an ISO must not be less than the fair market value of a share of our company common stock on the date of grant. For purposes of the 2005 Plan, the term "fair market value" means the fair market value of our company common stock, awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee or our Board of Directors, the fair market value of our company common stock as of any given date shall be the closing sales price per share of our company common stock as reported on the principal stock exchange or market on which our company common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or service generally are fixed by the Committee except that no option or SAR may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, shares that have been held for at least six months (or that the Committee otherwise determines will not result in a financial accounting charge to our company), outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee. SARs granted under the 2005 Plan may include

"limited SARs" exercisable for a stated period of time following a change in control of our company or upon the occurrence of some other event specified by the Committee, as discussed below.

Restricted and Deferred Stock

      The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of our company common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a shareholder of our company, unless otherwise determined by the Committee. An award of deferred stock confers upon a participant the right to receive shares of our company common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

      The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our company common stock, other awards or other property equal in value to dividends paid on a specific number of shares of our company common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our company common stock, awards or otherwise as specified by the Committee.

Bonus Stock and Awards in Lieu of Cash Obligations

      The Committee is authorized to grant shares of our company common stock as a bonus free of restrictions, or to grant shares of our company common stock or other awards in lieu of our company obligations to pay cash under the 2005 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock Based Awards

      The Committee is authorized to grant awards under the 2005 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our company common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our company common stock, purchase rights for shares of our company common stock, awards with value and payment contingent upon performance of our company or any other factors designated by the Committee, and awards valued by reference to the book value of shares of our company common stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee determines the terms and conditions of such awards.

Performance Awards

      The right of a participant to exercise or receive a grant or settlement of an award, and the timing, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Committee. In addition, the 2005 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our company common stock or other awards upon achievement of certain preestablished performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be "covered employees" (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such awards as "performance based compensation" not subject to the limitation on tax deductibility by our company under Code Section 162(m). For purposes of
Section 162(m), the term "covered employee" means our chief executive officer and each other person whose compensation is required to be disclosed in our company's filings with the SEC by reason of that person being among the four highest compensated officers of our company as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee, not our Board of Directors.

      Subject to the requirements of the 2005 Plan, the Committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. One or more of the following business criteria for our company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of our company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for performance awards to "covered employees" that are intended to qualify under Section 162(m):
(1) earnings per share; (2) revenues or margin; (3) cash flow; (4) operating margin; (5) return on net assets; (6) return on investment; (7) return on capital; (8) return on equity; (9) economic value added; (10) direct contribution; (11) net income, (12) pretax earnings; (13) earnings before interest, taxes, depreciation and amortization; (14) earnings after interest expense and before extraordinary or special items; (15) operating income; (16) income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of our company; (17) working capital; (18) management of fixed costs or variable costs; (19) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (20) total shareholder return; (21) debt reduction; and (22) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges,
(ii) an event either not directly related to the operations of our company or not within the reasonable control of our company's management, or (iii) a change in accounting standards required by generally accepted accounting principles.

      In granting performance awards, the Committee may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 2005 Plan (including, for example, total shareholder return, net income, pretax earnings, EBITDA, earnings per share, and return on investment). During the first 90 days of a performance period, the Committee will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise.

      After the end of each performance period, the Committee will determine (i) the amount of any pools and the maximum amount of potential performance awards payable to each participant in the pools and (ii) the amount of any other potential performance awards payable to participants in the 2005 Plan. The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards

      Awards may be settled in the form of cash, shares of our company common stock, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares of our company common stock or other property in trusts or make other arrangements to provide for payment of our company's obligations under the 2005 Plan. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our company common stock or other property to be distributed will be withheld (or previously acquired shares of our company common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2005 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b 3 of the Exchange Act.

      Awards under the 2005 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in exchange for other awards under the 2005 Plan awards or under other company plans, or other rights to payment from our company, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control

      The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement, vesting shall occur automatically in the case of a "change in control" of our company, as defined in the 2005 Plan (including the cash settlement of SARs and "limited SARs" which may be exercisable in the event of a change in control). In addition, the Committee may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any "change in control." Upon the occurrence of a change in control, if so provided in the award agreement, stock options and limited SARs (and other SARs which so provide) may be cashed out based on a defined "change in control price," which will be the higher of (i) the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all assets of our company, or (ii) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after a change in control.

Amendment and Termination

      Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2005 Plan or the Committee's authority to grant awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our company common stock are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the 2005 Plan which might increase the cost of the 2005 Plan or alter the eligibility of persons to receive awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our Board of Directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our Board of Directors, the 2005 Plan will terminate at such time as no shares of our company common stock remain available for issuance under the 2005 Plan and our company has no further rights or obligations with respect to outstanding awards under the 2005 Plan.

Federal Income Tax Consequences of Awards

      The 2005 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

      Nonqualified Stock Options. On exercise of a nonqualified stock option granted under the 2005 Plan an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of our company or a Related Entity, that income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

      If an optionee pays for shares of stock on exercise of an option by delivering shares of our company's stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered.

The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

      Our company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or our company timely satisfies its reporting requirements with respect to that amount.

      Incentive Stock Options. The 2005 Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

      If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

      An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

      For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

      Our company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, our company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or our company timely satisfies its reporting requirements with respect to that amount.

      Stock Awards. Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2005 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

      The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2005 Plan the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights

      Our company may grant SARs separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the 2005 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

      With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

      With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

      In general, there will be no federal income tax deduction allowed to our company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, our company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

      Dividend Equivalents. Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. Our company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

      Section 409A. Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to "nonqualified deferred compensation plans," including new rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer's financial health. These new rules generally apply with respect to deferred compensation that becomes earned and vested on or after January 1, 2005. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these new rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income. Some of the awards to be granted under this 2005 Plan may constitute deferred compensation subject to the Section 409A requirements, including, without limitation, discounted stock options, deferred stock and SARs that are not payable in shares of our company stock. It is our company's intention that any award agreement that will govern awards subject to
Section 409A will comply with these new rules.

      Section 162 Limitations. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Our Company intends that options granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such "performance based compensation," so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of our company to ensure that options under the 2005 Plan will qualify as "performance based compensation" that is fully deductible by our company under Section 162(m).

Equity Compensation Plan Information

      The following table provides information as of December 31, 2004 regarding shares outstanding and available for issuance under our then-existing equity compensation plans.

                                                                                            Number of securities
                                                                                            remaining available for
                                                                                            future issuance under
                                    Number of securities to      Weighted-average           equity compensation
                                    be issued upon exercise      exercise price of          plans (excluding
                                    of outstanding options,      outstanding options,       securities reflected in the
Plan Category                       warrants and rights          warrants and rights        second column)
--------------------------------    -----------------------      -------------------        ---------------------------
Equity Compensation plans
approved by security holders                4,308,517                    $1.22                           0

Equity Compensation plans not
approved by security holders                1,929,339                    $1.06                           0

         Total                              6,237,856                    $1.17                           0



      At our 2005 annual meeting of stockholders held on June 7, 2005, our stockholders approved a new 2005 Incentive Compensation Plan that reserves 5,000,000 shares of common stock for issuance upon the granting of awards under the 2005 Plan. Award grants under the 2005 Plan may be either stock options, stock appreciation rights, restricted shares of stock, deferred shares of stock, shares granted as a bonus or in lieu of another award, dividend equivalent, and other stock based award or performance award. As of June 23, 2005, option to purchase 1,650,000 shares of Common Stock were outstanding under the 2005 Plan, at a weighted-average exercise price of $1.00 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth information as to the shares of our common stock beneficially owned as of June 23, 2005 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director and nominee for director; (iii) each executive officer; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person shown is c/o Advanced BioPhotonics Inc., 125 Wilbur Place, Suite 120, Bohemia, New York 11716.



 Name and Address of                Amount Beneficially           Percent of
  Beneficial Owner                        Owned (1)                Class (1)
--------------------                --------------------         ------------
Mark A. Fauci                               8,829,883(2)              29.2%

Michael Anbar, Ph.D
   145 Deer Run Road
   Amherst, New York 14221                  2,960,858(3)               9.8%

Jed Schutz                                  2,973,718(4)               9.8%

Marek Pawlowski, Ph.D                          72,325(14)                *

Celia I. Schiffner                              7,188(14)                *

Loring D. Andersen                             67,500(14)                *

Michael A. Davis, M.D., D.Sc                   86,667(5)                 *

George Benedict                               928,255(6)               3.1%

Joseph T. Casey                             1,162,353(7)               3.8%

Gordon A. Lenz                                534,630(8)               1.8%

Hon. Joseph F. Lisa                           144,286(9)                 *

Anthony A. Lombardo                           146,745(10)                *

Robert W. Loy                                 265,212(11)                *

Richard R. Vietor                             230,455(12)                *

William J. Wagner                             299,823(13)              1.0%

Denis A. O'Connor                              27,000(14)                *

All executive officers and directors
as a group (15 persons)                    15,776,040                 52.0%

----------
*     Less than one percent.


(1) In accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, shares beneficially owned at any date include shares issuable upon the exercise of stock options, warrants, rights or conversion privileges within 60 days of that date. For the purpose of computing the percentage of outstanding shares beneficially owned by a particular person, any securities not outstanding that are subject to stock options, warrants, rights or conversion privileges exercisable by that person within 60 days of June 23, 2005 have been deemed to be outstanding, but have not been deemed outstanding for the purpose of computing the percentage of the class beneficially owned by any other person.


(2) Based on a Schedule 13D filed on January 5, 2004, and other information known to us. Includes stock options to purchase 250,000 shares of our common stock granted under the 1998 Stock Option Plan and

      10,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan pursuant to Mr. Fauci's employment agreement.

(3) Based on a Schedule 13D filed on January 5, 2004 and other information known to us.

(4) Based on a Schedule 13D filed on January 5, 2004, and other information known to us. Includes: (i) 1,026,840 shares of our common stock issuable upon exercise of an outstanding warrant; (ii) 122,818 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 35,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable; (iii) 227,273 shares of our common stock issuable upon the conversion of shares of series A preferred stock purchased in our December 2004 private placement, not including 272,727 additional shares of common stock which will be issuable in connection with the triggering of certain anti-dilution rights if our subscription rights offering is completed in full; and (iv) 75,000 shares of our common stock issuable upon exercise of outstanding warrants issued as part of our December 2004 private placement, at an exercise price of $1.10 per share, which will be reduced to $.50 per share as a result of the triggering of certain anti-dilution rights if our subscription rights offering is completed in full. The shares of common stock and warrants beneficially owned by Mr. Schutz are held jointly with his spouse.

(5) Represents 16,667 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 40,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(6) Includes (i) 205,368 shares of our common stock issuable upon exercise of an outstanding warrant; (ii) 117,818 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 20,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable; (iii) 90,909 shares of our common stock issuable upon the conversion of shares of series A preferred stock purchased in our December 2004 private placement, not including 109,091 additional shares of common stock which will be issuable in connection with the triggering of certain anti-dilution rights if our subscription rights offering is completed in full; and (iv) 30,000 shares of our common stock issuable upon exercise of outstanding warrants issued as part of our December 2004 private placement, at an exercise price of $1.10 per share, which will be reduced to $.50 per share as a result of the triggering of certain anti-dilution rights if our subscription rights offering is completed in full.

(7) Held by The Casey Living Trust, of which Mr. Casey and his spouse are co-trustees. Includes (i) 72,735 shares of our common stock issuable upon exercise of an outstanding warrant, which is currently exercisable; (ii) 10,000 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 20,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable; (iii) 227,273 shares of our common stock issuable upon the conversion of shares of series A preferred stock purchased in our December 2004 private placement, not including 272,727 additional shares of common stock which will be issuable in connection with the triggering of certain anti-dilution rights if our subscription rights offering is completed in full; (iv) 75,000 shares of our common stock issuable upon exercise of outstanding warrants issued as part of our December 2004 private placement, at an exercise price of $1.10 per share, which will be reduced to $.50 per share as a result of the triggering of certain anti-dilution rights if our subscription rights offering is completed in full.

(8) Includes 76,745 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 20,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(9) Includes 87,013 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 20,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(10) Includes 81,745 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 35,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(11) Includes 174,294 shares of our common stock issuable upo exercise of stock options granted under the 1998 Stock Option Plan and 20,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(12) Includes 174,294 shares of our common stock issuable upo exercise of stock options granted under the 1998 Stock Option Plan and 20,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(13) Held by Dauk/Wagner Investments, LLC, of which Mr. Wagne is a managing director. Includes 134,823 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 35,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(13) Represents shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In March 1997, we entered into an option agreement with Michael Anbar, Ph.D., Professor in the Department of Physiology and Biophysics, School of Medicine, and Chairman of Biomedical Sciences, at the State University of New York at Buffalo (now retired), pursuant to which we could acquire the exclusive worldwide right to commercialize the technology relating to a patent owned by Dr. Anbar, subject to specified research funding requirements being met. We are required to pay Dr. Anbar a royalty of $300 for each commercial BioScanIR system installed at a client site. The Anbar license does not expire other than as a result of a breach of the license by us. The Anbar patent expires in January 2015. Dr. Anbar currently owns 9.1% of the outstanding shares of our common stock, but is not an officer or director of the company.

      Effective February 1, 2005, we entered into a two-year consulting agreement with Dr. Anbar. The agreement provides for the payment of $1,000 and 1,000 restricted shares of common stock per day with a minimum fee of $12,000 for the first 12 month period as well as a grant of 250,000 additional restricted shares. The agreement may be extended at either party's option for an additional two year term. As part of this agreement, we acquired a patent on complementary technology developed and held by Dr. Anbar, who will work closely with senior management, to provide support and assistance in order to advance our commercialization strategy, expand our clinical applications and enhance new product development efforts. We obtained from Dr. Anbar U.S. Patent 5,771,261 which comprises methods and apparatus for assessment of the effects of mental stress involving the measurement of periodic changes in skin perfusion. Using a remotely mounted infrared camera, dynamic area telethermometry (DAT) measures the autonomic nervous activity by monitoring and quantitatively analyzing the modulation of cutaneous perfusion. Our strategy initially is to utilize our patents which relate to perfusion in medical pathology. At a later date, we might look to utilize the patent that we obtained from Dr. Anbar, which relates to psychological evaluation through the assessment of changes in perfusion.

      Gordon A. Lenz, one of our directors, is the Chairman and Chief Executive Officer of New York State Business Group, Inc./Conference Associates, Inc., which has provided insurance brokerage services to us during the past two fiscal years. Insurance premiums paid to carriers dealt with by Mr. Lenz's company totaled $223,000 in 2003 and $278,000 in 2004.

      Investors in our December 2004 private placement included three members of our board of directors. Joseph Casey, as co-trustee for the Casey Living Trust, and Jed Schutz each invested $250,000 and received 250,000 shares of series A convertible preferred stock and warrants to purchase 75,000 shares of common stock. George Benedict invested $100,000 and received 100,000 shares of series A convertible preferred stock and warrants to purchase 30,000 shares of common stock.

      On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and Chief Executive Officer, we entered into a consulting agreement with Mark A. Fauci, a member of our board of directors. The agreement, which terminates Mr. Fauci's previous employment with us, provides that Mr. Fauci will perform consulting services for us for a retroactive two- year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of stockholders to continue as a board member. The agreement also provides for a three-year payout schedule of our obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments will commence on the earlier of (i) September 1, 2005, or (ii) the closing of the current subscription rights offering with gross proceeds of at least $2.5 million. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter.

      We believe that these transactions were advantageous to us and were on terms no less favorable to us than could have been obtained from unaffiliated third parties.

                                CHANGE IN CONTROL

Recapitalization Transaction

      On December 19, 2003, we completed a transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder Technologies, Incorporated, a privately-held Delaware corporation, in consideration for the issuance of a majority of our shares of common stock. The transaction was completed pursuant to an Agreement of Purchase and Sale, dated as of December 19, 2003. Concurrently with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of our common stock, from which we received gross proceeds of $7,820,405. The maximum gross proceeds for the private placement would have been $15,000,000.

      At the closing of the Purchase Agreement, we acquired all of OmniCorder's assets and assumed all of OmniCorder's liabilities in exchange for the issuance by us of 13,773,700 new shares of our common stock to OmniCorder. OmniCorder also previously purchased 7,764,700 outstanding shares of our common stock from one of our former directors for $180,000. Following the completion of the recapitalization transaction, private placement, related stock purchase and payment of equity-based transaction fees, OmniCorder owned 21,538,400 shares, or 72.8% of the outstanding shares of our common stock. OmniCorder filed a Certificate of Dissolution on December 29, 2003 with the Delaware Secretary of State and promptly thereafter, in accordance with the tax-free reorganization provisions of Internal Revenue Code Section 368(a)(1)(C), liquidated the shares of our common stock it received in the recapitalization transaction to its stockholders in proportion to their respective interests in OmniCorder. The consideration and other terms of these transactions were determined as a result of arm's-length negotiations between the parties.

      At the closing of the recapitalization transaction, we assumed all obligations of OmniCorder under OmniCorder's outstanding warrants to purchase shares of common stock at the respective exercise prices then in effect and upon the same terms and conditions as were contained in the OmniCorder warrants. At the time of the recapitalization transaction, OmniCorder had outstanding warrants to purchase 600,000 shares of common stock that were assumed by us and treated pursuant to the Purchase Agreement as warrants to purchase 1,232,208 shares of our common stock.

      In addition, we assumed the OmniCorder 1998 Stock Option Plan and reserved shares of our common stock for stock options issued and issuable under that plan. At the time of the recapitalization transaction, OmniCorder had outstanding stock options to purchase 1,217,860 shares of common stock that were assumed by us and treated pursuant to the Purchase Agreement as stock options to purchase 2,781,899 shares of our common stock. This Stock Option Plan was amended to increase the number of stock options issuable under the plan to 4,435,500 shares, or approximately 15% of our then outstanding shares.

      Pursuant to the Purchase Agreement, at the closing of the recapitalization transaction, the membership of our board of directors was increased from two to four directors, and Mark A. Fauci and Jed Schutz were appointed to serve in the vacancies created by the increase until the next annual meeting of stockholders. Upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act, the number of members comprising our board of directors was increased to nine members, and George Benedict, Joseph T. Casey, Gordon A. Lenz, Hon. Joseph F. Lisa, Anthony A. Lombardo, Robert W. Loy and Richard R. Vietor were appointed to serve as directors of Promos until the next annual meeting of stockholders. In connection with the appointment of these seven directors, Judith F. Harayda and Stephan R. Levy, the sole members of our board of directors before the recapitalization transaction, resigned as directors. In addition, at the closing of the recapitalization transaction, the board of directors appointed Mr. Fauci as our President and Chief Executive Officer, Marek Pawlowski, Ph.D. as our Vice President - Product Development, and Steven
W. Albanese as our Controller.

December 2003 Private Placement

      Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of our common stock at a price of $1.375 per share. We received gross proceeds from the private placement of $7,820,405. We also issued warrants to three lead investors to purchase an aggregate of 218,189 shares of our common stock at an exercise price of $1.50 per share for a three-year period. Following the completion of the recapitalization transaction, private placement, related stock purchase and payment of equity- based transaction fees, we had 29,570,100 shares of common stock outstanding, warrants to purchase 1,450,397 shares and stock options to purchase 2,781,899 shares of common stock.

Meeting of Stockholders

      At a special meeting of stockholders held on February 26, 2004, our stockholders approved resolutions to (1) change our state of incorporation to Delaware and our corporate name to OmniCorder Technologies, Inc. by means of a merger with and into a new wholly-owned Delaware corporation called OmniCorder Technologies, Inc., with OmniCorder Technologies surviving as the publicly-traded company; and (2) ratify our assumption and adoption of the OmniCorder 1998 Stock Option Plan, and to approve an amendment to the plan increasing the number of shares of common stock available for option grants.

Accounting Treatment

      For accounting purposes, the above transaction was accounted for as a recapitalization of OmniCorder, the accounting acquirer, since the stockholders of OmniCorder owned a majority of the outstanding shares of our common stock immediately following the recapitalization transaction, dissolution of OmniCorder and pro rata liquidation of our shares by OmniCorder. No arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change in control. Further, as a result of the issuance and sale of 21,538,400 shares of our common stock to OmniCorder and the change in the majority of our directors, a change in control occurred on the closing date of the recapitalization transaction. We continued to qualify as a "small business issuer," as defined under the Securities Exchange Act of 1934, following the recapitalization transaction.

                       PRINCIPAL AND SELLING STOCKHOLDERS

      The following table sets forth:

      o     the name of the selling stockholders,


      o the number of shares of common stock beneficially owned by the selling stockholders as of June 23, 2005,


      o the maximum number of shares of common stock that may be offered for the account of the selling stockholders under this prospectus, and

      o the amount and percentage of common stock that would be owned by the selling stockholder after completion of the offering, assuming a sale of all of the common stock that may be offered by this prospectus.

      Except as otherwise noted below and elsewhere in this prospectus, the selling stockholders have not, within the past three years, had any position, office or other material relationship with us. Unless otherwise noted below, none of the selling stockholders are members of the National Association of Securities Dealers, Inc.


      Beneficial ownership is determined under the rules of the U.S. Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options and other derivative securities to acquire our common stock held by that person that are currently exercisable or convertible within 60 days after June 23, 2005. The shares issuable under these securities are treated as if outstanding for computing the percentage ownership of the person holding these securities, but are not treated as if outstanding for the purposes of computing the percentage ownership of any other person.


                                                                                         Beneficial Ownership
                                                                                        After this Offering (3)
                                               Beneficial Ownership       Shares       -------------------------
                                                     Prior to          Registered in   Number of
Name                                           this Offering(1)(2)    this Offering(2)   Shares        Percent(4)
----------------------------------------------------------------------------------------------------------------
Battersea Capital, Inc.(5)                            541,720            230,000         311,720            *%
George Benedict(6)                                  1,038,630            230,000         808,630          2.3%
The Casey Living Trust(7)                           1,435,080            575,000         814,626          2.2%
Columbia Ventures Corp.(8)                          1,513,636          1,150,000         363,636            *%
Kearney Holdings LLC(9)                               230,000            230,000               0            *
Herman Lamison, Jr.                                   606,507            230,000         376,507          1.0%
Russia Wireless Holdings, LLC(10)                     170,000            115,000          55,000            *
Jed Schutz(11)                                      3,247,729            575,000       2,672,729          1.2%
Underwood Family Partners Ltd.(12)                    621,720            230,000         391,720          1.0%
                                               --------------       ------------     -----------     ----------
Total                                               9,405,022          3,565,000       5,840,022

----------
*     Represents less than 1% of outstanding shares.


(1) Beneficial ownership as of June 23, 2005, for all selling shareholders based upon information provided by the selling shareholders or known to us.


(2) The number of shares in this column includes 3,100,000 shares of common stock underlying our outstanding series A preferred stock, including 1,690,909 shares of common stock which will be issuable as a result of the triggering of certain anti-dilution rights if our subscription rights offering to purchase shares of our series B convertible preferred stock is completed in full, and up to 465,000 shares of our common stock issuable upon exercise of outstanding warrants to purchase common stock.

(3) Assumes the sale of all shares of common stock registere pursuant to this prospectus, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.


(4) Based on 30,281,107 shares of common stock outstanding on June 23, 2005. The shares issuable under stock options, warrants and other derivative securities to acquire our common stock that are currently exercisable or convertible within 60 days after June 23, 2005, are treated as if outstanding for computing the percentage ownership of the person holding these securities, but are not are not treated as outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, also includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person.

(5) John Matt Lepo is the President of Battersea Capital, Inc., which is the beneficial owner of the shares of common stock. Mr. Lepo, as the President of Battersea Capital, Inc., has sole voting and disposition power over the shares owned by Battersea Capital, Inc. offered under this prospectus.

(6) George W. Benedict is a member of our board of directors and nominations and governance committee.

(7) Joseph T. Casey is the co-trustee of the Casey Living Trust, which is the beneficial owner of the shares of common stock. Mr. Casey, as co-trustee of the Casey Living Trust, has shared voting and disposition power over the shares owned by the Casey Living Trust offered under this prospectus. Joseph T. Casey is a member of our board of directors and audit committee.

(8) Kipling J. Peterson is the Chief Investment Strategist o Columbia Ventures Corp., which is the beneficial owner of the shares of common stock. Mr. Peterson, as Chief Investment Strategist of Columbia Ventures Corp., has sole voting and disposition power over the shares owned by Columbia Ventures Corp. offered under this prospectus.

(9) Charles Kirby is the Manager of Kearney Holdings LLC, which is the beneficial owner of the shares of common stock. Mr. Kirby, as the Manager of Kearney Holdings LLC, has sole voting and disposition power over the shares owned by Kearney Holdings LLC offered under this prospectus.

(10) David H. Lubetzky is the Manager of Russia Wireless Holdings L.L.C., which is the beneficial owner of the shares of common stock. Mr. Lubetzky, as the Manager of Russia Wireless Holdings L.L.C., has sole voting and disposition power over the shares owned by Russia Wireless Holdings L.L.C. offered under this prospectus.

(11) Jed Schutz is a member of our board of directors and a member of our compensation and executive committees.

(12) L. Michael Underwood is the General Partner of Underwood Family Partners Ltd., which is the beneficial owner of the shares of common stock. Mr. Underwood, as General Partner of Underwood Family Partners Ltd., has sole voting and disposition power over the shares owned by Underwood Family Partners Ltd. offered under this prospectus. Number of shares beneficially owned both prior to and after the offering includes 301,720 shares of common stock beneficially owned individually by Mr. Underwood and 90,000 shares of common stock owned by Mr. Underwood's spouse, which are deemed to be beneficially owned by Mr. Underwood.

                              PLAN OF DISTRIBUTION

Distribution by Selling Stockholders

      We are registering the shares of our common stock covered by this prospectus for the selling stockholders. As used in this prospectus, "selling stockholder" includes the donees, transferees or others who may later hold the selling stockholder's interests. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may, from time to time, sell all or a portion of their shares of common stock on the OTC Bulletin Board or on any national securities exchange or automated interdealer quotation system on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the current market price or at negotiated prices. One or more underwriters on a firm commitment or best efforts basis may sell the shares of common stock directly or through brokers or dealers or in a distribution. The methods by which the shares of common stock may be sold include:

      o a block trade (which may involve crosses) in which the broker or dealer engaged will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block, as principal, to facilitate the transaction,

      o purchases by a broker or dealer, as principal, and resales by such broker or dealer for its account pursuant to this prospectus,

      o ordinary brokerage transactions and transaction in which the broker solicits purchasers or through marketmakers,

      o transactions in put or call options or other rights (whether exchange-listed or otherwise) established after the effectiveness of the registration statement of which this prospectus is a part, and

      o     privately-negotiated transactions.

      In addition, any of the shares of common stock that qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold in transactions complying with that Rule, rather than pursuant to this prospectus. If and to the extent that our company was a "blank check" company prior to the recapitalization transaction within the meaning of Rule 419 of the Securities Act of 1933, Rule 144 will not be available for the resale of shares held by Judith F. Harayda and Stephan R. Levy (and any other promoters or affiliates of our company prior to the recapitalization transaction) and/or their transferees.

      For sales to or through broker-dealers, these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares, or both. We have advised the selling stockholders that the anti-manipulative provisions of Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have informed them that they must deliver copies of this prospectus. We are not aware, as of the date of this prospectus, of any agreements between any of the selling stockholders and any broker-dealers with respect to the sale of the shares of common stock.

      The selling stockholders and any broker-dealers or agents participating in the distribution of our securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by any broker-dealer or agent and profit on any resale of shares of common stock may be deemed to be underwriting commissions under the Securities Act of 1933. The commissions received by a broker-dealer or agent may be in excess of customary compensation. If a selling stockholder is deemed to be an "underwriter," the selling stockholder may have liability for the accuracy of the contents of this prospectus under the Securities Act of 1933.

      At a time a particular offer of shares is made by a selling stockholder, a prospectus supplement, if required, will be distributed that will set forth the names of any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from the selling stockholders and any other required information.

      In connection with distributions of the selling stockholders' shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or others prior to or after the effective time of the arrangement. These broker-dealers may engage in short sales of shares or other transactions in the course of hedging the positions assumed by them or otherwise. The selling stockholders may also:

      o     sell shares short and redeliver shares to close out short positions,

      o enter into option or other transactions with broker-dealers or others that may involve the delivery to those persons the shares, and broker-dealers may resell those shares pursuant to this prospectus, and

      o pledge the shares to a broker-dealer or others and, upon a default, these persons may effect sales of the shares pursuant to this prospectus.

      We have advised the selling stockholders that open positions in shares of common stock covered by this prospectus prior to the registration statement, of which this prospectus is a part, being declared effective by the U.S. Securities and Exchange Commission may constitute a violation of Section 5 of the Securities Act of 1933. Each of the selling stockholders advised us that they did not have an open position in the common stock covered by this prospectus at the time of their response to our inquiry.

      In order to comply with securities laws of some states, if applicable, the shares of our common stock may be sold only through registered or licensed brokers-dealers.

      The selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and its rules and regulations, including without limitation, Rule 102 under Regulation M. These provisions may limit the timing of purchases and sales of any of our common stock by the selling stockholders. Rule 102 under Regulation M provides, with limited exceptions, that it is unlawful for a selling stockholder or its affiliated purchaser to, directly or indirectly, bid for or purchase or attempt to induce any person to bid for or purchase, for an account in which the selling stockholder or affiliated purchaser has a beneficial interest in any securities that are the subject of the distribution during the applicable restricted period under Regulation M. All of the above may affect the marketability of our common stock.

      We will receive none of the proceeds from the sale of the shares of common stock by the selling stockholders, except upon the exercise of warrants presently outstanding.

      We will pay all costs and expenses incurred in connection with the registration under the Securities Act of 1933 of the shares of common stock offered by the selling stockholders, including all registration and filing fees, listing fees, printing expenses, and our legal and accounting fees. Each selling stockholder will pay all of his or its own brokerage fees and commissions, if any, incurred in connection with the sale of his or its shares of common stock. In addition, we have agreed to indemnify the selling stockholders, against certain liabilities, including liabilities under the Securities Act of 1933.

      We cannot assure you, however, that any of the selling stockholders, including our executive officers and directors, will sell any of the shares of common stock they may offer.

                            DESCRIPTION OF SECURITIES


      Our authorized capital stock consists of 60,000,000 shares of stock, of which 50,000,000 shares are designated common stock and 10,000,000 shares are designated preferred stock. Of the preferred stock, 3,000,000 shares have been designated as series A preferred stock and 7,000,0000 shares have been designated as series B preferred stock. As of June 23, 2005, there were issued and outstanding:


      o     30,281,107 shares of common stock;

      o     1,550,000 shares of series A preferred stock;

      o subscription rights to purchase 7,000,000 shares of series B preferred stock;

      o stock options to purchase 5,747,249 shares of common stock at an average weighted per share price of $ 1.18; and

      o warrants to purchase 1,450,397 shares of common stock at an average per share price of $1.05 and warrants to purchase 465,000 shares of common stock at $1.10 per share.

      The following summary of the material provisions of our common stock, series A preferred stock, series B preferred stock, warrants, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws and the forms of warrants included as exhibits to the registration statement of which this prospectus is a part.

Common Stock

      The holders of common stock do not have cumulative voting rights and are entitled to one vote per share on all matters to be voted upon by the stockholders. Our common stock is not entitled to preemptive rights and is not subject to redemption (including sinking fund provisions) or conversion. Upon our liquidation, dissolution or winding-up, the assets (if any) legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of all classes or series of our preferred stock. All outstanding shares of our common stock are validly issued, fully-paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to the preferential rights of all classes or series of preferred stock that we may issue in the future.

Preferred Stock

      Our board of directors has the authority to issue 10,000,000 shares of preferred stock in one or more series and to determine all of the rights, preferences, privileges and restrictions of the preferred stock. In December 2004, our Board of Directors designated 6,000,000 preferred shares as series A preferred stock. We did not issue all of the shares of series A preferred stock, and in June 2005, our board of directors reduced the number of shares of series A preferred stock subject to such designation to 3,000,000 shares. Also in June 2005, our board of directors designated 7,000,000 preferred shares as series B preferred stock. If we issue any preferred stock, it may have the effect of delaying or preventing a change in control without further action by our stockholders and may adversely affect the voting, dividend and other rights of the holders of our common stock. In addition, as discussed below, the issuance of preferred stock with voting and/or conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

Series A Preferred Stock

      Conversion. Holders of series A preferred stock will be entitled at any time to convert their shares of series A preferred stock into common stock without any further payment therefor. The series A preferred stock will automatically convert into common stock as of the close of business on the 20th consecutive trading day on which the closing bid price for our common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20, or 240% of the conversion price of the series A preferred stock. Each share of series A preferred stock is convertible into .91 of a share of common stock, determined at a conversion price of 1.10 per share. A "trading day" shall be any day on which the principal market for our common stock is open for trading, notwithstanding the volume of trading.

      Anti-dilution Provisions. In the event of any issuances of shares of common stock or stock options, warrants or securities convertible or exercisable into common stock within two years after the final closing of our December 2004 private placement of series A preferred stock at a price per share of common stock less than the 10- day volume-weighted average price of our common stock on the American Stock Exchange, Nasdaq SmallCap Market or OTC Bulletin Board, the conversion price of the series A preferred stock will be adjusted to a lower price per share computed on the basis of a "weighted average formula." In addition, if we complete a subscription rights offering before December 31, 2005 in which the subscription price is less than $1.00 per share, then the price at which the series A preferred stock may be converted into common stock will be reduced to such lower price. If our subscription rights offering is completed, the price at which the series A preferred stock may be converted into common stock will be reduced to $.50 per share, which is the price at which the series B preferred stock may be purchased in our subscription rights offering. This will result in the issuance of 1,690,909 additional shares of common stock upon the conversion of the series A preferred stock if our subscription rights offering is completed in full. The conversion price of all the shares of series A preferred stock issued will also be subject to adjustment in connection with any subdivision, stock split, combination of shares, recapitalization or the issuance of common stock or securities convertible or exercisable into common stock as a dividend in-kind (other than as a dividend on the series A preferred stock). Employee stock options, warrants for commercial banks and equipment lessors, strategic alliances and acquisitions approved by our board of directors are excluded from this provision. For purposes of calculating the "weighted average formula," trading days in which there are no trades still count as trading days in the calculation period, with the price on such day being the previous trading day's closing price.

      Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of series A preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution is made to holders of our common stock, liquidating distributions in an amount per share equal to the conversion price of the series A preferred stock, plus any accrued but unpaid dividends.

      Dividends. Holders of series A preferred stock will be entitled to receive an annual cumulative dividend at the end of each calendar year calculated at a rate of 4% per year of the issue price of any outstanding share of series A preferred stock. At our option, this dividend may be paid in either cash or in additional shares of series A preferred stock. The first dividend shall be paid on December 31, 2005 or, if that day is not a business day, the nearest preceding business day. The amount of such initial dividend, and any other dividend payable on the series A preferred stock for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. With respect to any given year, no dividends (other than a dividend payable solely in our common stock), shall be paid upon, or declared and set apart for, any junior securities if our board of directors has failed to declare and pay in full a cash dividend to the holders of our series A preferred stock with respect to such year in the amount described above. If dividends on the series A preferred stock have not been paid or set apart in full, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment prior to the payment of any dividend by our company (other than a dividend payable solely in common stock) with respect to any junior securities. Accumulations of dividends on our series A preferred stock will not bear interest.

      Shares of series A preferred stock issued as dividends will be valued at the product of: (i) the 10-day volume-weighted average price of our common stock on the principal stock exchange on which it is traded, including the American Stock Exchange or NASDAQ SmallCap Market, or if not traded on such exchange, on the OTC Bulletin Board or, if, in the reasonable judgment of our board of directors, there exists no exchange or other market on which the common stock is traded, then as reasonably determined by the board; and (ii) the aggregate number of shares of common stock into which the aggregate number of series A preferred stock issued as dividends is then convertible.

      Voting Rights. Holders of series A preferred stock will have the right to one vote for each share of common stock into which the series A preferred stock then held by such holders may be converted, and will vote together with the holders of common stock as a single class, except where otherwise required by law.

      Redemption. The series A preferred stock may not be redeemed by us at any time.

      Restrictions on Transfer. The offer and sale of the shares of series A preferred stock issued in our December 2004 private placement was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, neither the shares of series A preferred stock nor the shares of common stock underlying the series A preferred stock may be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions thereof. The common stock underlying the series A preferred stock is being registered pursuant to a separate prospectus which is part of this registration statement.

Series B Preferred Stock


      General. On July __, 2005, pursuant to a separate prospectus included in a registration statement of which this prospectus is a part, we commenced a subscription rights offering and distributed to holders of our common stock 7,000,000 transferable subscription rights to purchase shares of our series B preferred stock. We issued the subscription rights at the rate of one right for every 4.33 shares of our common stock held on the record date, which was June __, 2005. Each subscription right represents the right to purchase one share of our series B preferred stock for $.50 per share. The shares of series B preferred stock are convertible into shares of common stock on a one-for-one basis at any time at the option of the holder, and automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for our common stock on the principal stock exchange or market on which it is listed, or if not traded on such exchange, on the OTC Bulletin Board, is at least $2.20 per share. A stockholder purchasing shares of our series B preferred stock in the rights offering will be issued, for no additional consideration, five-year warrants to purchase that number of shares of our common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in the rights offering. The warrants have an exercise price of $.75 per share. If all 7,000,000 subscription rights are exercised, then we will receive gross proceeds, prior to expenses, of $3,500,000, and have 7,000,000 shares of series B preferred stock outstanding. We will receive additional proceeds of $2,625,000 if all subscription rights are exercised and all warrants are subsequently exercised. The subscription rights offering expires on August __, 2005, unless we terminate it earlier. No assurance can be given that any rights and warrants will be exercised.

      Ranking. The series B preferred stock will rank senior to our shares of common stock in right of payment of dividends and upon liquidation. The series B preferred stock will rank pari passu in right of payment of dividends and upon liquidation to our series A preferred stock and any other series or class of preferred stock hereafter issued by our company, except and to the extent such series or class of preferred stock are designated in our certificate of incorporation as ranking senior or junior to the series B preferred stock.

      Conversion. Holders of series B preferred stock will be entitled at any time to convert their shares of series B preferred stock into common stock without any further payment therefor. The series B preferred stock will automatically convert into common stock as of the close of business on the 20th consecutive trading day on which the closing bid price for our common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20. Each share of series B preferred stock is convertible into one share of common stock. A "trading day" shall be any day on which the principal market for our common stock is open for trading, notwithstanding the volume of trading.

      Anti-dilution Provisions. In the event of any issuances of shares of common stock or stock options, warrants or securities convertible or exercisable into common stock within two years after the final closing of our December 2004 private placement of series A preferred stock at a price per share of common stock less than the 10- day volume-weighted average price of our common stock on the American Stock Exchange, Nasdaq SmallCap Market or OTC Bulletin Board, the conversion price of the series B preferred stock will be adjusted to a lower price per share computed on the basis of a "weighted average formula." The conversion price of all the shares of series B preferred stock issued will also be subject to adjustment in connection with any subdivision, stock split, combination of shares, recapitalization or the issuance of common stock or securities convertible or exercisable into common stock as a dividend in-kind (other than as a dividend on the series B preferred stock). Employee stock options, warrants for commercial banks and equipment lessors, strategic alliances and acquisitions approved by our board of directors are excluded from this provision. For purposes of calculating the "weighted average formula," trading days in which there are no trades still count as trading days in the calculation period, with the price on such day being the previous trading day's closing price.

      Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of series B preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution is made to holders of our common stock, liquidating distributions in an amount per share equal to the conversion price of the series B preferred stock, plus any accrued but unpaid dividends.

      Dividends. Holders of series B preferred stock will be entitled to receive an annual cumulative dividend at the end of each calendar year calculated at a rate of 7% per year of the issue price of any outstanding share of series B preferred stock. At our option, this dividend may be paid in either cash or in additional shares of series B preferred stock. The first dividend shall be paid on December 31, 2005 or, if that day is not a business day, the nearest preceding business day. The amount of such initial dividend, and any other dividend payable on the series B preferred stock for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. With respect to any given year, no dividends (other than a dividend payable solely in our common stock), shall be paid upon, or declared and set apart for, any junior securities if our board of directors has failed to declare and pay in full a cash dividend to the holders of our series B preferred stock with respect to such year in the amount described above. If dividends on the series B preferred stock have not been paid or set apart in full, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment prior to the payment of any dividend by our company (other than a dividend payable solely in common stock) with respect to any junior securities. Accumulations of dividends on our series B preferred stock will not bear interest.

      Shares of series B preferred stock issued as dividends will be valued at the product of: (i) the 10-day volume-weighted average price of our common stock on the principal stock exchange on which it is traded, including the American Stock Exchange or NASDAQ SmallCap Market, or if not traded on such exchange, on the OTC Bulletin Board or, if, in the reasonable judgment of our board of directors, there exists no exchange or other market on which the common stock is traded, then as reasonably determined by the board; and (ii) the aggregate number of shares of common stock into which the aggregate number of series B preferred stock issued as dividends is then convertible.

      Voting Rights. Holders of series B preferred stock will have the right to one vote for each share of common stock into which the series B preferred stock then held by such holders may be converted, and will vote together with the holders of common stock as a single class, except where otherwise required by law.

      Redemption. The series B preferred stock may not be redeemed by us at any time.

Warrants

      The following is a summary of the provisions of the warrants issuable to purchasers of series B preferred stock in our subscription rights offering. Reference is made to the actual text of the warrant, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a more complete description of the warrants.


      Exercise Price and Terms. Each warrant entitles the registered holder to purchase, at any time during the five-year period from August __, 2005 to August __, 2010 that number of shares of our common stock equal to 50% of the number of shares of series B preferred stock acquired by the investor in our subscription rights offering, at an exercise price of $.75 per share, subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The holder of a warrant may exercise the warrant from time to time, in whole or in part, by surrendering the certificate representing the warrant to Corporate Stock Transfer, Inc., which is acting as the warrant agent for the warrants, with the subscription form on the back properly completed and executed, together with payment of the exercise price. No fractional shares will be issued upon the exercise of the warrants.


      Adjustments. The exercise price and the number of shares of common stock which may be purchased upon the exercise of the warrants are subject to adjustment upon the occurrence of several events, including stock dividends, stock splits, combinations or reclassifications of our common stock, or sale by us of shares of our common stock or other securities convertible into common stock (exclusive of options and shares under the 1998 or 2005 Plans, and other limited exceptions) at a price below the then-applicable exercise price of the warrants. Additionally, an adjustment would be made in the case of a reclassification or exchange of common stock, consolidation or merger of our company with or into another corporation (other than a consolidation or merger in which we are the surviving corporation) or sale of all or substantially all of our assets, in order to enable warrantholders to acquire the kind and number of shares of capital stock or other securities or property receivable in such event by a holder of the number of shares of common stock that might have been purchased upon the exercise of the warrant.

      Transfer Exchange and Exercise. The warrants are in registered form and may be presented to the warrant agent for transfer, exchange or exercise at any time on or prior to their expiration date five years from the date of the completion of the subscription rights offering, at which time the warrants become wholly void and of no value. If a market for the warrants develops, the holder may sell the warrants instead of exercising them. There can be no assurance, however, that a market for the warrants will develop or continue.

      Modification of Warrants. We may make such modifications to the warrants as we deem necessary and desirable that do not adversely affect the interests of the warrantholders. We may, in our sole discretion, lower the exercise price of the warrants for a period of not less than 30 days on not less than 30 days' prior written notice to the warrantholders. Modification of the number of securities which may be purchased upon the exercise of any warrant, the exercise price and the expiration date with respect to any warrant requires the consent of two-thirds of the warrantholders. No other modifications may be made to the warrants, without the consent of two-thirds of the warrantholders.

December 2004 Private Placement Warrants

      As part of the closing of our December 2004 private placement of series A preferred stock, we issued five- year investor warrants to purchase a total of 465,000 shares of common stock. These investor warrants are exercisable in whole or in part until December 14, 2009 and have an exercise price per share equal to the conversion price of the series A preferred stock, subject to adjustment in the event of certain dilutive or accretive events, such as stock splits, stock combinations or the issuance of common stock or securities convertible or exercisable into common stock as a dividend in-kind. In addition, if shares of our capital stock are issued at a price which is less than $1.00 per share in any subscription rights offering we complete before December 31, 2005, then the exercise price of the warrants will be reduced to such lower price. If our subscription rights offering is completed, the exercise price for the warrants issued in the December 2004 private placement will be lowered from $1.10 per share of common stock to $.50 per share.

Other Warrants

      Generally, each warrant entitles the holder of the warrant to purchase a number of shares of our common stock at the exercise price per share from the date of issuance until it expires in accordance with its terms.

      Redemption. The warrants may not be redeemed by us.

      Transfer, Exchange and Exercise. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at our offices with the form of "Subscription Form" on the reverse side of the warrant certificate filled out and executed as indicated, accompanied by payment (in the form of certified or cashier's check payable to our order) of the full exercise price for the number of shares being exercised under the warrant.

      Adjustments. The warrants contain provisions that protect the holders of the warrants against dilution by adjustment of the purchase price in specified events, such as stock dividends, stock splits, mergers, sale of substantially all of our assets, and for other unusual events. The holder of a warrant will not possess any rights as a stockholder unless and until the holder exercises the warrant.

      Voting Rights. The warrants do not confer upon holders any voting or any other rights as a stockholder.

Anti-Takeover, Limited Liability and Indemnification Provisions

      Certificate of Incorporation and By-laws. Pursuant to our certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

      o diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

      o putting a substantial voting block in institutional o other hands that might undertake to support the incumbent board of directors; or

      o effecting an acquisition that might complicate or preclude the takeover.

      Our certificate of incorporation also allows our board of directors to fix the number of directors in the by- laws. Cumulative voting in the election of directors is specifically denied in our certificate of incorporation. The effect of these provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

      Delaware Anti-Takeover Law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law concerning corporate takeovers. This section prevents many Delaware corporations from engaging in a business combination with any interested stockholder, under specified circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

      o the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status;

      o upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers; or

      o on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

      This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

      Limited Liability and Indemnification. Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

      Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

      o     conducted himself or herself in good faith;

      o reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

      o in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

      These persons may be indemnified against expenses, including attorneys fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

      The transfer agent and registrar for our common stock and series B preferred stock and the warrant agent for the warrants is issued in connection with our subscription rights offering is Corporate Stock Transfer, Inc. Corporate Stock Transfer's address is 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209.

Market Information

      Our common stock is quoted on the OTC Bulletin Board under the symbol "ABPH.OB." The market for our common stock is characterized generally by low volume and broad price and volume volatility.

                         SHARES ELIGIBLE FOR FUTURE SALE


      As of June 23, 2005, we had outstanding an aggregate of 30,281,107 shares of our common stock, assuming no exercises of outstanding warrants and stock options and no conversion of series A preferred stock outstanding. Prior to this offering, there has been no active public market for our common stock and no public market for our series A preferred stock, subscription rights, series B preferred stock or warrants. Future sales of substantial amounts of common stock, series A preferred stock, subscription rights, series B preferred stock and warrants in the public market, or the perception that such sales may occur, could adversely affect the market prices of such securities.


      If our subscription rights offering is completed in full, then our 1,550,000 outstanding shares of series A preferred stock will be convertible into 3,100,000 shares of common stock, including 1,690,909 shares of common stock which will be issuable as a result of the triggering of certain anti-dilution protection rights. If our subscription rights offering is completed in full, we will have 40,381,107 shares of common stock outstanding on a fully-diluted basis, assuming the conversion of all outstanding shares of series A and series B preferred stock into common stock. We will also have 5,415,397 shares of registered common stock reserved for issuance upon exercise of warrants, including the five-year warrants issued with the series B preferred stock, to purchase 3,501,000 shares of common stock at an exercise price of $.75 per share. A total of 218,189 warrants are exercisable at any time at $1.50 per share and expire two years from the effective date of this registration statement or December 19, 2006, whichever is earlier.

      Shares of our common stock sold in this offering and shares of common stock issuable pursuant to warrants will be freely tradable without restriction or further registration under the Securities Act, except for any such shares which may be held or acquired by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act. Shares acquired by our affiliates in this offering will be subject to the volume limitations, but not the holding period, and certain other restrictions of Rule 144 described below.

Public Float


      As of June 23, 2005, the public float for our common stock consisted of 30,281,107 shares. These shares are freely tradeable without restriction or further registration under the Securities Act, unless they are purchased by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act.


Rule 144

      In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least one year, including the holding period of prior owners other than affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

      o 1% of the number of shares of our common stock then outstanding, which will equal 302,811 shares as of June 8. 2005, or

      o the average weekly trading volume of our common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

      Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel. We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.


      As of June 23, 2005, 383,285 shares of our common stock are eligible for sale under Rule 144. On December 19, 2003, all of our shares of common stock outstanding, excluding shares currently included in our public float, became available for sale under Rule 144. However, if and to the extent that our company was a "blank check" company prior to the recapitalization transaction within the meaning of Rule 419 of the Securities Act of 1933, Rule 144 will not be available for the resale of shares held by Judith F. Harayda and Stephan R. Levy (and any other promoters or affiliates of our company prior to the recapitalization transaction) and/or their transferees.

Rule 144(k)


      Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares for at least two years, including the holding period of certain prior owners other than affiliates, is entitled to sell those shares without complying with the manner-of-sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, Rule 144(k) shares may be sold upon the closing of this offering. Our transfer agent will require an opinion from legal counsel to effect a Rule 144(k) transaction. We may charge a fee to persons requesting transactions under Rule 144(k) to obtain the necessary legal opinions. As of June 23, 2005, no shares of our common stock are eligible for transactions under Rule 144(k).


1998 Stock Option Plan


      As of June 23, 2005, stock options to purchase 4,097,249 shares of common stock were outstanding under the 1998 Stock Option Plan. On April 6, 2005 we filed a registration statement on Form S-8 under the Securities Act of 1933 covering shares of common stock reserved for issuance under our 1998 Stock Option Plan. Based on the number of options outstanding and shares reserved for issuance under our stock option plan, the Form S-8 registration statement would cover 4,317,215 shares. The Form S-8 registration statement is expected to become effective immediately upon filing. At that point, subject to the satisfaction of applicable exercisability periods and Rule 144 volume limitations applicable to affiliates, shares of our common stock to be issued upon exercise of outstanding stock options granted pursuant to the 1998 Stock Option Plan will be available for immediate resale in the public market.


2005 Incentive Compensation Plan


      As of June 23, 2005, stock options to purchase 1,650,000 shares of common stock were outstanding and 330,000 restricted shares of common stock had been awarded under the 2005 Incentive Compensation Plan. Although there can be no assurance, we expect to file a registration statement on Form S-8 under the Securities Act of 1933 covering shares of common stock reserved for issuance under the 2005 Incentive Compensation Plan. Based on the number of options outstanding and shares reserved for issuance under the 2005 Incentive Compensation Plan, the Form S-8 registration statement would cover 5,000,000 shares. The Form S-8 registration statement would become effective immediately upon filing. At that point, subject to the satisfaction of applicable exercisability periods and Rule 144 volume limitations applicable to affiliates, shares of our common stock to be issued upon exercise of outstanding stock options and awards of restricted shares granted pursuant to the 2005 Incentive Compensation Plan will be available for immediate resale in the public market.


                                  LEGAL MATTERS

      The validity of the securities offered in this prospectus will be passed upon for us by our counsel, Greenberg Traurig, LLP, New York, New York. Hon. Joseph F. Lisa, counsel to that law firm, is a member of our board of directors and beneficially owns 94,284 shares of our common stock. The statements in the third paragraph under "Legal Proceedings" are based upon the opinion of Greenberg Traurig, LLP, as our counsel in that action.

                                     EXPERTS

      The financial statements of Advanced BioPhotonics Inc. (formerly OmniCorder Technologies, Inc.) as of December 31, 2004 and 2003, and for each of the two years in the period ended December 31, 2004 and 2003 and for the period from February 7, 1997 (Inception) to December 31, 2004, included in this prospectus have been audited by Marcum & Kliegman LLP, independent registered public accounting firm, as stated in their report, appearing in this prospectus and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

      On December 19, 2003, we dismissed Janet Loss, C.P.A., P.C., as our independent accountant. Janet Loss had been previously engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Janet Loss was that we had recently acquired all the assets and assumed all the liabilities of privately- held OmniCorder in consideration for the issuance of a majority of our outstanding common stock to privately-held OmniCorder. The historical business of privately-held OmniCorder is now our sole business and our current independent accountant is the firm of Marcum & Kliegman LLP. We believed that it was in our best interests to have Marcum & Kliegman continue to work with the OmniCorder business, and we therefore retained Marcum & Kliegman as our new independent registered public accounting firm on December 19, 2003.

      Janet Loss's report on our financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and the report was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by our board of directors.

      During our two most recent fiscal years, and the subsequent interim periods, prior to December 19, 2003, there were no disagreements with Janet Loss on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Janet Loss would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

                                                      ADVANCED BIOPHOTONICS INC.
                                           (F/K/A) OMNICORDER TECHNOLOGIES, INC.

                                                (A Development Stage Enterprise)

INDEX TO FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                                            Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                      F-2

ANNUAL FINANCIAL STATEMENTS

   Balance Sheet - December 31, 2004 and 2003                              F-3-4

   Statements of Operations - For the Years Ended December 31, 2004
     and 2003, and For the Period From February 7, 1997
     (Inception) to December 31, 2004                                        F-5

   Statement of Stockholders' Equity (Deficiency) - For
     the Years Ended December 31, 2004 and 2003, and For the
     Period From February 7, 1997 (Inception) to December 31, 2004         F-6-9

   Statements of Cash Flows - For the Years Ended
     December 31, 2004 and 2003, and For the Period From
     February 7, 1997 (Inception) to December 31, 2004                   F-10-11


NOTES TO ANNUAL FINANCIAL STATEMENTS                                     F-12-29

QUARTERLY FINANCIAL STATEMENTS (UNAUDITED)

   Balance Sheet - March 31, 2005 and December 31, 2004                  F-30-31

   Statements of Operations - For the Quarters ended Mar 31, 2005 and 2004 and the Period From February 7, 1997
     (Inception) to March 31,2005                                           F-32

   Statement of Stockholders' Equity (Deficiency) - For the period
     from January 1, 2005 through to March 31, 2005                         F-33

   Statements of Cash Flows - For the Quarters  Ended March 31, 2005
     and 2004, and For the Period From February 7, 1997
     (Inception) to March 31, 2005                                       F-34-35

NOTES TO QUARTERLY FINANCIAL STATEMENTS                                  F-36-47

             Report of Independent Registered Public Accounting Firm

To the Audit Committee of the Board of Directors and Stockholders
Advanced BioPhotonics Inc. (f/k/a OmniCorder Technologies, Inc.)

      We have audited the accompanying balance sheets of Advanced BioPhotonics Inc. (f/k/a OmniCorder Technologies, Inc.) (the "Company") (A Development Stage Enterprise) as of December 31, 2004 and 2003 and the related statements of operations, stockholders' equity (deficiency), and cash flows for the years ended December 31, 2004 and 2003, and for the period from February 7, 1997 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of (Advanced BioPhotonics, Inc. (f/k/a) OmniCorder Technologies, Inc.) (A Development Stage Enterprise) as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, and for the period from February 7, 1997 (inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

      The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a deficit accumulated during the development stage of $15,413,090, and cash flows used in operating activities of $10,245,899 during the development stage, which commenced on February 7, 1997 through December 31, 2004. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Marcum & Kliegman LLP

New York, New York
March 10, 2005

                                                      ADVANCED BIOPHOTONICS INC.
                                          (F/K/A) OMNICORDER TECHNOLOGIES, INC.)
                                                (A Development Stage Enterprise)


                                                                  BALANCE SHEETS
--------------------------------------------------------------------------------

                                                 December 31,     December 31,
                                                    2004              2003
                                                 ------------     ------------

CURRENT ASSETS

     Cash and cash equivalents                   $  3,403,712     $  6,816,254
     Prepaid expenses and other current assets        226,519          198,162
                                                 ------------     ------------
         Total Current Assets                       3,630,231        7,014,416

     Property and equipment, net                      284,850          271,241
     Other assets                                     151,945            3,538
                                                 ------------     ------------
         TOTAL ASSETS                            $  4,067,026     $  7,289,195
                                                 ============     ============

   The accompanying notes are an integral part of these financial statements.

                                                      ADVANCED BIOPHOTONICS INC.
                                          /(F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                (A Development Stage Enterprise)


                                                                  BALANCE SHEETS
--------------------------------------------------------------------------------
                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                   December 31,    December 31,
                                                       2004            2003
                                                   ------------    ------------
CURRENT LIABILITIES

Notes payable                                      $    165,883    $    239,952
Accounts payable and accrued expenses                   439,718         515,465
Deferred officers salaries                              431,555         979,632
                                                   ------------    ------------
Total Current Liabilities                             1,037,156       1,735,049

Deferred officers salaries, non current                 555,000              --
                                                   ------------    ------------
Total Liabilities                                     1,592,156       1,735,049

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Preferred stock, $.01 par value, 4,000,000 shares
  authorized; 0 shares issued and outstanding                --              --

Series A Convertible preferred stock, $.01 par
  value, 6,000,000 shares authorized;
  1,550,000 and 0 shares issued and
  outstanding, respectively, liquidation
  preference $1,550,000                                  15,500              --

Common stock, $.001 par value; 50,000,000
 shares authorized; 29,695,889 and
 29,570,100 shares issued and outstanding,
 respectively                                            29,695          29,570

Additional paid-in capital                           17,842,765      15,844,396
Deficit accumulated during the development stage    (15,413,090)    (10,319,820)
                                                   ------------    ------------
Total Stockholders' Equity                            2,474,870       5,554,146
                                                   ------------    ------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $  4,067,026    $  7,289,195
                                                   ============    ============

   The accompanying notes are an integral part of these financial statements.



                                                                              ADVANCED BIOPHOTONICS INC.
                                                                   (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                        (A Development Stage Enterprise)


                                                                                STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------------------------------

                                                                                         Cumulative For
                                                                                         the Period From
                                                                                        February 7, 1997
                                                                                          (inception)
                                                               For the Years Ended          through
                                                                   December 31,           December 31,
                                                          ----------------------------    ------------
                                                              2004            2003             2004
                                                          ------------    ------------    ------------
     DEVELOPMENT REVENUES                                 $     69,800    $         --    $     69,800
     DEVELOPMENT COSTS                                          20,000              --          20,000
                                                          ------------    ------------    ------------
             GROSS PROFIT                                       49,800              --          49,800
                                                          ------------    ------------    ------------
OPERATING EXPENSES
     Research and development                                1,413,194       1,129,248       6,139,108
     Selling, general and administrative                     3,288,844       1,206,036       6,821,208
     Related party legal expense                                    --              --         544,881
     Write-off of public offering costs                             --              --         501,992
                                                          ------------    ------------    ------------
         TOTAL OPERATING EXPENSES                            4,702,038       2,335,284      14,007,189
                                                          ------------    ------------    ------------
         OPERATING LOSS                                     (4,652,238)     (2,335,284)    (13,957,389)

     Interest and other (income) expenses, net                 (17,089)         40,635         997,580
                                                          ------------    ------------    ------------
         NET LOSS                                           (4,635,149)     (2,375,919)    (14,954,969)

     Series A Convertible Preferred Stock beneficial
         conversion feature                                    458,121              --         458,121
                                                          ------------    ------------    ------------
     NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS-BASIC
         AND DILUTED                                      $ (5,093,270)   $ (2,375,919)   $(15,413,090)
                                                          ============    ============    ============
     Basic and diluted net loss per share attributable
         to common stockholders                           $      (0.17)   $      (0.11)
                                                          ============    ============
     Weighted average number of shares outstanding          29,584,357      21,645,945
                                                          ============    ============

   The accompanying notes are an integral part of these financial statements.



                                                                                                          ADVANCED BIOPHOTONICS INC.
                                                                                               (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)


                                                                                                   STATEMENT OF STOCKHOLDERS' EQUITY
                                                          For the period from February 7, 1997 (inception) through December 31, 2004
------------------------------------------------------------------------------------------------------------------------------------



                                                  Series A Convertible                        Deficit
                              Common Stock          Preferred Stock                         Accumulated         Stock
                        -------------------------  ------------------     Additional        During the      Subscription
                          Shares         Amount     Shares     Amount  Paid-in Capital   Development Stage   Receivable     Total
                        -----------   -----------  --------  --------  ----------------  -----------------  ------------  ----------
Issuance of common
    stock to founders    10,301,259   $    10,301        --  $     --  $          6,419  $              --  $    (15,070) $   1,650
Sale of common stock
    at $.55 per
    share, net of
    expense of
    $ 35,164                361,437           361        --        --           164,469                 --            --    164,830
Issuance of common
    stock warrants
    to related party
    for legal
    services                     --            --        --        --            75,000                 --            --     75,000
Sale of common stock
    warrants to
    related party                --            --        --        --            40,000                 --       (30,000)    10,000
Net loss                         --            --        --        --                --           (168,516)           --   (168,516)
                        -----------   -----------  --------  --------  ----------------  -----------------  ------------  ---------
Balance at
    December 31, 1997    10,662,696        10,662        --        --           285,888           (168,516)      (45,070)    82,964
                        -----------   -----------  --------  --------  ----------------  -----------------  ------------  ---------

Issuance of common
    stock to founders     2,710,858         2,711        --        --             1,689                 --            --      4,400
Sale of common stock
    at $.55 per
    share, net of
    expenses of
    $62,900                 885,539           886        --        --           426,209                 --            --    427,095
Issuance of common
    stock for
    research and
    development             271,086           271        --        --           149,729                 --            --    150,000
Issuance of common
    stock warrants
    to related party
    for legal
    services                     --            --        --        --            20,000                 --            --     20,000
Cash received from
    sale of common
    stock warrant                --            --        --        --                --                 --        30,000     30,000
Issuance of common
    stock warrants
    in connection
    with sale of
    bridge notes                 --            --        --        --           329,625                 --            --    329,625
Net loss                         --            --        --        --                --         (1,594,054)           -- (1,594,054)
                        -----------   -----------  --------  --------   ---------------  -----------------  ------------  ---------
Balance at
    December 31, 1998    14,530,179        14,530        --        --         1,213,140         (1,762,570)      (15,070)  (549,970)
                        -----------   -----------  --------  --------  ----------------  -----------------  ------------  ---------
Conversion of bridge
    notes into
    common stock          1,433,015         1,433        --        --           789,192                 --            --    790,625


   The accompanying notes are an integral part of these financial statements.



                                                                                                          ADVANCED BIOPHOTONICS INC.
                                                                                               (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)


                                                                                                   STATEMENT OF STOCKHOLDERS' EQUITY
                                                                                    For the period from February 7, 1997 (inception)
                                                                                               through December 31, 2004 (continued)
------------------------------------------------------------------------------------------------------------------------------------

                                                  Series A Convertible                        Deficit
                              Common Stock          Preferred Stock                         Accumulated         Stock
                        -------------------------  ------------------     Additional        During the      Subscription
                          Shares         Amount     Shares     Amount  Paid-in Capital   Development Stage   Receivable     Total
                        -----------   -----------  --------  --------  ----------------  -----------------  -----------   ----------
Issuance of common stock
    for research and
    development             135,543   $       136                      $         74,864  $              --  $        --   $  75,000
Sale of common stock at
    $1.14 per share         945,282           945                             1,073,055                 --           --   1,074,000
                Net Loss         --            --                                    --         (1,547,973)          --  (1,547,973)
                        -----------   -----------  --------  --------  ----------------  -----------------  -----------   ----------
Balance at December 31,
   1999                  17,044,019   $    17,044                      $      3,150,251  $      (3,310,543) $   (15,070)  $(158,318)
Issuance of common stock
    for research and
    development             135,543   $       136                      $         74,864  $              --  $        --   $  75,000
Issuance of common stock
   for services rendered      8,810             9                                10,001                 --           --      10,010
Sale of common stock at
    $1.14 and $1.38 per
    share for 691,269
    and 924,156 shares,
    respectively          1,615,425         1,615                             2,058,786                 --           --   2,060,401
Issuance of stock
   options and warrants
   for services rendered         --            --                                51,357                 --           --      51,357
                Net loss         --            --        --        --                --         (1,446,203)          --  (1,446,203)
                        -----------   -----------  --------  --------  ----------------  -----------------  -----------   ----------
Balance at December 31,
   2000                  18,803,797        18,804                             5,345,259         (4,756,746)     (15,070)    592,247
Issuance of common stock
   for services rendered     12,322            12                                29,988                 --           --      30,000
Sale of common stock at
    $2.44 per share         164,294           164                               399,836                 --           --     400,000
Issuance of stock
   options and warrants
   for services rendered                       --                                21,012                 --           --      21,012
                Net loss         --            --        --        --                --         (1,675,158)          --  (1,675,158)
                        -----------   -----------  --------  --------  ----------------  -----------------  -----------   ----------
Balance at December 31,
    2001                 18,980,413        18,980        --        --         5,796,095         (6,431,904)     (15,070)   (631,899)
Issuance of common stock
    in accordance with
    anti-dilution
    provisions              164,294           164                                  (164)                --           --          --
Sale of common stock at
    $1.22 and $.97 per
    share for 102,684
    and 385,065 shares,
    respectively            487,749           488                               499,512                 --           --     500,000
Issuance of stock
   options and warrants
   for services rendered         --            --                               595,188                 --           --     595,188
                Net loss         --            --        --        --                --         (1,511,997)          --  (1,511,997)
                        -----------   -----------  --------  --------  ----------------  -----------------  -----------   ----------
Balance at December 31,
  2002                   19,632,456        19,632                             6,890,631         (7,943,901)     (15,070) (1,048,708)
------------------------------------------------------------------------------------------------------------------------------------
Elimination of
    subscription
    receivable                                                                  (15,070)                         15,070          --
Sale of common stock at
    $.97 per share        1,317,849         1,318                             1,282,084                 --           --   1,283,402
-----------------------------------------------------------------------------------------------------------------------------------
Issuance of stock
   options and warrants
  for services rendered                                                         691,377                                     691,377

Issuance of common stock
    in accordance with
    antidilution
    provisions              107,821           108                                  (108)                                         --
Exercise of warrants        480,274           480                                  (480)                                         --
------------------------------------------------------------------------------------------------------------------------------------

   The accompanying notes are an integral part of these financial statements.



                                                                                                          ADVANCED BIOPHOTONICS INC.
                                                                                               (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)


                                                                                                   STATEMENT OF STOCKHOLDERS' EQUITY
                                                                                    For the period from February 7, 1997 (inception)
                                                                                               through December 31, 2004 (continued)
------------------------------------------------------------------------------------------------------------------------------------


                                                  Series A Convertible                        Deficit
                              Common Stock          Preferred Stock                         Accumulated         Stock
                        -------------------------  ------------------     Additional        During the      Subscription
                          Shares         Amount     Shares     Amount  Paid-in Capital   Development Stage   Receivable     Total
                        -----------   -----------  --------  --------  ----------------  -----------------  ------------  ----------
Issuance of common
    shares to
    shareholders of
    company acquired in
    recapitalization
    transaction           1,133,600         1,134                                (1,134)                                         --
Net assets of Promos, Inc.                                                       20,584                                      20,584
Sale of common stock for
    cash at $1.375 per
    share, net             5,486,027        5,486                             6,702,924                                   6,708,410
Conversion of Bridge
    Loan at $1.375 per
    share                   200,000           200                               274,800                                     275,000
Issuance of common stock
   for offering services  1,212,073         1,212                                (1,212)                                         --
                Net loss         --            --        --        --                --         (2,375,919)           -- (2,375,919)
                        -----------   -----------  --------  --------  ----------------  -----------------  ------------  ----------
Balance at December 31,
    2003                 29,570,100        29,570        --        --        15,844,396        (10,319,820)           --  5,554,146
Issuance of stock
    options and warrants
    for services rendered                                                        53,156                                      53,156
Issuance of stock
    granted for services
    rendered                 15,000            15                                43,485                                      43,500
Sale of Series A
    Convertible
    preferred stock at
    $1.00 per share                               1,550,000    15,500         1,534,500                                   1,550,000
Series A Convertible
    Preferred Stock
    beneficial
    conversion feature                                                          458,121           (458,121)                      --
Costs incurred
    associated with the
    sale of stock and
    recapitalization
    transactions                                                               (101,711)                                   (101,711)
Costs incurred
    associated with sale
    of Series A
    Convertible
    preferred stock                                                             (31,072)                                    (31,072)
------------------------------------------------------------------------------------------------------------------------------------
Exercise of options          76,101            76                                41,924                                      42,000
Exercise of options
    (cashless)               27,388            27                                   (27)                                         --
Adjustments of sale of
    common stock for
    cash at $1,375 per
    share                     7,300             7                                    (7)                                         --
Net Loss                         --            --        --        --                --         (4,635,149)           --  4,635,149)
                        -----------   -----------  --------  --------  ----------------  -----------------  ------------  ----------
Balance at December 31,
    2004                 29,695,889   $    29,695 1,550,000  $ 15,500  $     17,842,765  $     (15,413,090) $         --  $2,474,870
                        ===========   =========== =========  ========  ================  =================  ============  ==========

   The accompanying notes are an integral part of these financial statements.



                                                                                ADVANCED BIOPHOTONICS INC.
                                                                     (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                          (A Development Stage Enterprise)


                                                                                   STATEMENT OF CASH FLOWS
----------------------------------------------------------------------------------------------------------

                                                                                        Cumulative
                                                                                      For the Period
                                                                                    from February 7, 1997
                                                              For the Years Ended    (inception) through
                                                                 December 31,           December 31,
                                                            2004            2003            2004
                                                        ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                                $ (4,635,149)   $ (2,375,919)   $(14,954,969)
                                                        ------------    ------------    ------------
     Adjustments to reconcile net loss to net cash
         used in operating activities:
         Depreciation and amortization                       144,846         165,132         763,199
         Loss on disposal of net assets                           --          20,584          20,584
         Unrealized loss form foreign currency
             transactions                                         --           4,778          19,271
         Warrants issued to related party for
             legal services                                       --              --          95,000
         Issuance of stock options and warrants
             for services rendered                            53,156         691,377       1,412,090
         Issuances of stock options and
             warrants for services Rendered                   43,500              --          83,510
         Issuance of common stock for research
             and development                                      --              --         300,000
         Amortization of original issue discount                  --              --         329,625
         Amortization of deferred financing
             costs                                                --              --         188,125

         Changes in operating assets and liabilities:
         Prepaid expenses and other current
             assets                                          183,638        (126,321)        (14,524)
         Other assets                                       (148,407)            (85)       (151,945)
         Accounts payable and accrued expenses               (75,745)        (68,260)        677,580
         Deferred officers salaries                            6,923          95,519         986,555
                                                        ------------    ------------    ------------
             NET CASH USED IN OPERATING
                  ACTIVITIES                              (4,427,238)     (1,593,195)    (10,245,899)
                                                        ------------    ------------    ------------
CASH FLOWS USED IN INVESTING ACTIVITIES
     Purchases of property and equipment                    (179,348)        (72,144)     (1,068,943)
                                                        ------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from (costs of) issuance of
         common stock                                       (101,711)      7,991,812      12,522,477
     Net proceeds from issuance of Series A
         convertible preferred stock                       1,518,928              --       1,518,928
     Proceeds from issuance of warrants                           --              --          40,000
     Proceeds from options exercised                          42,000              --          42,000
     Issuance of bridge note payable                              --         275,000       1,025,000
     Payment of deferred financing costs                          --              --        (147,500)
     Repayment of notes payable                             (265,173)         69,499        (282,351)
                                                        ------------    ------------    ------------
         NET CASH PROVIDED BY FINANCING
             ACTIVITIES                                    1,194,044       8,336,311      14,718,554
                                                        ------------    ------------    ------------
         NET (DECREASE) INCREASE IN CASH                  (3,412,542)      6,670,972       3,403,712

CASH AND CASH EQUIVALENTS -Beginning                       6,816,254         145,282              --
                                                        ------------    ------------    ------------
CASH AND CASH EQUIVALENTS - Ending                      $  3,403,712    $  6,816,254    $  3,403,712
                                                        ============    ============    ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
    INFORMATION
     Cash paid during the periods for:
         Interest                                       $      7,277    $     11,008    $    964,038
         Income Taxes                                   $         --    $      1,867    $      4,509

   The accompanying notes are an integral part of these financial statements.



                                                                                 ADVANCED BIOPHOTONICS INC.
                                                                      (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                           (A Development Stage Enterprise)


                                                                                    STATEMENT OF CASH FLOWS
-----------------------------------------------------------------------------------------------------------

                                                                                        Cumulative
                                                                                      For the Period
                                                                                    from February 7, 1997
                                                              For the Years Ended    (inception) through
                                                                 December 31,           December 31,
                                                            2004            2003            2004
                                                        ------------    ------------    ------------
Non cash investing and financing activities:
    Conversion of bridge notes                          $         --    $    275,000    $  1,065,625
    Conversion of accounts payable to
        notes payable                                   $         --    $         --    $    237,861
    Insurance premiums financed using a
        note                                            $    191,104    $         --    $    373,835
Cashless exercise of common stock
    resulting in the issuance of 27,399
    shares of common stock                              $         27    $         --    $         27

Beneficial conversion charge attributable
    to Series A convertible preferred stock             $    458,121    $         --    $    458,121

   The accompanying notes are an integral part of these financial statements.

NOTE 1 - Organization and Business

Advanced BioPhotonics Inc. (f/k/a OmniCorder Technologies, Inc.) (the "Company") was incorporated in the State of Delaware on February 7, 1997, to develop and commercialize an advanced digital imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease through its lead product, the BioScanIR System ("System").

In December 1999, the Company received FDA Section 510(k) market clearance, which permits marketing, throughout the United States, of the BioScanIR System, an adjunctive method to detect breast cancer and other diseases affecting the perfusion of blood in tissue and organs. In August 2003, the Company received CE mark clearance to market its BioScanIR System throughout the European Union. The Company believes that it will generate revenues from the sale of licenses, user fees and sale of the medical device to commercial, institutional and clinical customers to use its technology for cancer and vascular disease applications throughout the United States and Europe. However, there is no assurance that the Company will be able to generate any revenues.

Recapitalization Transaction

On December 19, 2003, the Company completed a transaction with Promos, Inc. ("Promos") in which Promos acquired all the assets and assumed all the liabilities of the Company, in consideration for the issuance of a majority of Promos' shares of common stock (the "Recapitalization"). The transaction was completed pursuant to an Agreement of Purchase and Sale, dated as of December 19, 2003. On December 29, 2003, the Company subsequently merged into a newly formed Delaware corporation under the original name of the accounting acquirer, OmniCorder Technologies, Inc. Subsequent to the Recapitalization, the original shareholders of the Company owned 95% of the outstanding shares of the Company and the original Promos shareholders owned 5% before the impact of the concurrent private placement. Concurrent with the Recapitalization, all of the net assets of Promos, Inc. were sold to its former President for no monetary consideration and her indemnification to the Company against any potential liabilities from the historical Promos operations. After the sale of all of the net assets, Promos, in substance, became a public shell. For accounting purposes, the Company is deemed to be the acquirer in the transaction and has been accounted for as a recapitalization. Consequently the assets and liabilities and the historical operations reflected in the financial statements are those of the Company and are recorded at the historical cost basis of the Company.

Since the transaction is in substance a recapitalization of the Company and not a business combination, pro forma information is not presented. Such pro forma statements of operations would be substantially identical to the historical statements of operations of the Company, which are presented in the accompanying statements of operations.

Following the completion of the Recapitalization, the December 19, 2003 private offering (Note 7), related stock purchase and payment of equity-based transaction fees, the shareholders of the Company owned 21,538,400 shares, or 72.8% of the outstanding shares of Promos' common stock. The Company filed a Certificate of Dissolution on December 29, 2003 with the Delaware Secretary of State and promptly thereafter, in accordance with the tax-free reorganization provisions of Internal Revenue Code Section 368(a) (1) (C), liquidated the shares of Promos' common stock it received in the Recapitalization to its stockholders in proportion to their respective interests in OmniCorder Technologies, Inc. The consideration and other terms of these transactions were determined as a result of arm's-length negotiations between the parties.

As more fully described in Note 7, all share and per share amounts have been retroactively restated in all periods for the effect of the Recapitalization.

NOTE 2 - Summary of Significant Accounting Policies

Basis of Presentation

The Company has been presented as a "development stage enterprise" in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company's primary activities since inception have been securing technology licenses, the research and development of its technology and the commercial development of its BioScanIR System including negotiating strategic alliances, securing production component purchase agreements including customized infrared cameras and related components, and securing FDA clearance, UL and CE approval and raising capital.

Management's Liquidity Plans

The Company has a deficit accumulated during the development stage, which commenced on February 7, 1997 through December 31, 2004 of $15,413,090 and cash flows used in operating activities during the development stage of $10,245,899. The accumulated loss resulted principally from costs incurred in developing its business plan, acquiring licenses for its technology, research and development, general and administrative expenses, establishing sales channels and fund raising activities. As more fully described in Note 7, the Company received gross and net proceeds approximating $7.8 million and $6.7 million, respectively, on December 19, 2003 in a private placement of its common stock and warrants. The Company could receive additional gross proceeds upon the exercise of the associated warrants which expire December 19, 2006 of approximately $327,000, although there is no assurance that they will be exercised.

As of December 14, 2004, the Company completed a private placement of 1,550,000 shares of its series A convertible preferred stock convertible into 1,409,091 shares of common stock and warrants to purchase 465,000 shares of its common stock. The Company received gross proceeds of $1,550,000. The Company could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 14, 2009) of approximately $511,000, although there is no assurance that they will be exercised. As of December 31, 2004, the Company had cash balances and working capital of $3,403,712 and $2,593,075, respectively and total stockholders' equity of $2,474,870. At March 28, 2005, the Company has approximately $2.3 million in cash balances (unaudited).

Management estimates that it will require additional cash resources during 2005, based upon its current operating plan and condition. The Company is currently investigating additional financing alternatives, including equity and/or debt financing and asset based funding sources associated with the commencement of product delivery. There is no assurance that capital in any form would be available to the Company, and if available, on terms and conditions that are acceptable. The success of the Company depends upon many factors, including securing market acceptance for its products, obtaining adequate additional financing on acceptable terms, and its ability to roll out the BioScanIR system in sufficient quantities and at profitable revenue levels. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about the Company's ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.


The Company is in the process of preparing a subscription rights offering to distribute to holders of its common stock of up to 3,500,000 transferable subscription rights to purchase shares of our series A Convertible preferred stock. The Company will issue the subscription rights at the rate of one right for approximately eight shares of our common stock held on the record date of March 25, 2005, which represents the ratio of subscription rights to total common shares outstanding 30,281,107. Each subscription right represents the right to purchase one share of our series B Convertible preferred stock for $1.00 per share. The shares of series A Convertible preferred stock are convertible into shares of common stock at $1.10 per share (i) at any time at the option of the holder thereof, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, or if not traded on such exchange, on the OTC Bulletin Board, is at least $2.20 per share, or 200% of the $1.10 conversion price per share. If all 3,500,000 subscription rights are exercised, then the Company will receive gross proceeds, prior to expenses, of $3,500,000. There is no assurance as to how many rights will be exercised.

In August 2003, the Company entered into a research and development contract with the U.S. Department of Defense's Missile Defense Agency to further develop core sensor technology. We earned and recognized the amount of this contract of $69,800 in the quarter ended June 30, 2004

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Critical estimates include management's judgments associated with deferred income tax valuation allowance and the capitalization and depreciation of long-term assets. Actual results could differ from those estimates.

Employee Benefit Plans

The Company provides medical insurance coverage to eligible employees through a third party provider. Employees pay a percentage of the associated premium. Other than medical plans and Stock Based Compensation Plans described below, the company does not provide any other employee benefit plans.

Cash and Cash Equivalents

For the purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company maintains cash and cash equivalents with major financial institutions. Cash is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000 at each institution. At times, such amounts may exceed the FDIC limits. At December 31, 2004 the uninsured cash balance at one bank was approximately $3.4 million.

Property and Equipment

Property and equipment are recorded at cost and depreciated, using the straight-line method, over the estimated useful lives of the related assets, generally five to seven years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets are removed from the accounts and the resulting gain or losses are reflected in the results of operations. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized.

Software Development Costs

Software development costs have been charged to operations as incurred since technological feasibility for the Company's computer software is generally based upon achievement of a detail program design, free of high risk development issues and the completion of research and development on the product hardware in which it is to be used. These costs are included in research and development in the accompanying financial statements.

Research and Development

Research and development costs are charged to operations as incurred.

Revenue Recognition

The Company recognizes revenues and costs and expenses generally utilizing the accrual method of accounting. The Company is presently in the development stage and will adopt revenue recognition accounting policies that are reflective of its business model at the time the Company begins to generate each type of revenue. For specific discussion of these activities, see the "Summary of Significant Accounting Policies-Basis of Presentation." Based upon its circumstances at the time, the Company will apply the appropriate methods that comply with accounting principles generally accepted in the United States as they relate to its business practices, as follows:

1. Rental - The Company may enter into rental agreements with end-users for various periods of time. Under this arrangement, the Company would provide the user with a non-exclusive right to use the software and hardware and receive software upgrades as required to provide the level of services contracted for. This arrangement would require a one-time, non-refundable fee and monthly rental charge to be earned for the period of service and the passage of time. This one-time fee would be initially recorded on the balance sheet as deferred revenue and then recognized as revenue ratably over the rental period. The costs and major improvements of these Systems would be capitalized and depreciated on a straight-line basis over their estimated five-year useful life.

2. Sale - The Company may sell Systems to medical, diagnostic or any other end user. These contracts may be for single or multiple units. The Company intends to recognize revenue associated with single or multiple unit contracts upon shipment and acceptance of each specific unit by the end-user. The Company may provide an initial warranty period of one year as part of their sales arrangements. The Company will establish a liability for estimated warranty costs as appropriate and record actual warranty expenses against this liability as incurred. The Company may offer an extended warranty and maintenance arrangement to its customers after the expiration of the initial warranty period. This arrangement would be sold pursuant to a contract distinctly separate from the original sales arrangement. These extended warranty and maintenance fees would be recognized ratably over the life of the extended warranty and maintenance contracts.

3. Licensing - The Company may enter into licensing agreements for its technology as part of sublicensing or distribution agreements with third parties. The Company also intends to enter into licensing agreements that provide third parties with exclusive or semi-exclusive rights to some portion of its intellectual property in certain well defined fields of use. License revenues are expected to be recognized ratably over the life of the license.

4. Development contracts - The Company may engage in research and development contracts or other specialized arrangements with specific customers. While each project may vary, it is planned that each would have milestones in the development or delivery process for which stipulated amounts of the contract value would be earned. The Company intends to recognize revenues as milestones are achieved and upon substantial evidence of acceptance by the customer.

Systems available for sale, either newly constructed or which may have been previously rented to customers, would be maintained in inventory at cost determined on a first-in, first out method, or at depreciated cost (if previously rented); in all cases at the lower of cost or market.

Patents

Patent costs have been charged to operations as incurred as their realizability was uncertain. These costs are included in research and development in the accompanying financial statements.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities and for the expected future tax benefits to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

Foreign Currency Transactions

The Company entered into exclusive agreement with a Germany manufacturer to manufacture the BioScanIR System, payable in Euro dollars. The translation from Euro dollars to U.S. dollars is performed for the balance sheet accounts using current exchange rates in effect at the balance sheet date and for operations accounts using the actual rate at the time of the transaction. The Company incurred transaction losses of $ 0 , $4,778, and $19,271 resulting from foreign currency transactions included in interest and other expenses for the years ended December 31, 2004 and 2003 and for the period from February 7, 1997 (inception) to December 31, 2004, respectively in the accompanying financial statements.

Loss Per Common Share

Loss per share ("EPS") is computed based on weighted average number of common shares outstanding and excludes any potential dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock, which would then share in the earnings of the Company. The shares issuable upon the exercise of stock options, warrants and conversion of the series A Convertible preferred stock are excluded from the calculation of net loss per share as their effect would be antidilutive.

Securities that could be potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been antidilutive for the periods presented consist of the following:

             Total potential common shares as of December 31, 2004
             -----------------------------------------------------

Warrants to purchase common stock                                    1,915,397
Options to purchase common stock                                     3,039,875
Series A Convertible preferred stock                                 1,409,091
                                                                     ---------
                                                                     6,364,363
                                                                     =========

Stock-Based Compensation

In accordance with SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" which amends SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by APB Opinion No. 25, "Accounting for Stock Issued to Employees", and FASB Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation". No compensation expense has been recognized for options granted to employees, as all options granted under those plans have an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and net loss per share had the Company applied the fair value recognition provisions of SFAS No. 123 to options granted to employees.

As discussed in "New Accounting Pronouncements" SFAS No. 123R will require the Company to expense stock options based on grant date fair value in its financial statements. The effect of expensing stock options on the Company's results of operations using the Black-Scholes option pricing model is presented in the following pro forma table:

                                                                                For the Years Ended December 31,
                                                                                     2004                2003
                                                                                 -----------         -----------
Net loss attributable to common stockholders - basic and diluted                 $(5,093,270)        $(2,375,919)
Deduct:
    Total stock-based employee compensation expense determined under fair
    value-based method for all awards                                               (342,877)           (435,706)
                                                                                 -----------         -----------

Pro forma net loss attributable to common stockholders                           $(5,436,147)        $(2,811,625)
                                                                                 ===========         ===========

Basic and diluted net loss per share as reported                                 $     (0.17)        $     (0.11)
                                                                                 ===========         ===========
Basic and diluted pro forma net loss per share                                   $     (0.18)        $     (0.13)
                                                                                 ===========         ===========

      The fair value of the Company's options at date of grant was estimated using the Black-Scholes fair value based method with the following weighted average assumptions:

                                            For the Years Ended December 31,
                                           2004                         2003
                                           ----                         ----

Expected life (years)                       4.3                          5.3
Risk free interest rate                    3.61%                        3.25%
Volatility                                147.7%                         77%

      The weighted average fair value of option s at the date of grant using the Black-Scholes fair value based methodology for options granted in the years ended December 31, 2004 and 2003 is estimated at $3.79 and $1.31, respectively.

Impact of Recently Issued Accounting Standards

In March 2004, The Emerging Issues Task Force ("EITF") reached a consensus on recognition and measurement guidance previously discussed under EITF 03-01, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The consensus clarifies the meaning of other-than-temporary impairment and its application to investments classified as either available-for-sale or held-to-maturity under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and investments accounted for under the cost method or the equity method. The EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB delayed the accounting provisions of EITF 03-1; however the disclosure requirements remain effective for annual periods ending after June 15, 2004. The application of the disclosure requirements did not have a material effect on the Company's financial position or results of operations.

In April 2004, the EITF issued Statement No. 03-06 "Participating Securities and the Two-Class Method Under FASB Statement No. 128, Earnings Per Share " ("EITF 03-06"). EITF 03-06 addresses a number of questions regarding the computation of earnings per share by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the company when, and if, it declares dividends on its common stock. The issue also provides further guidance in applying the two-class method of calculating earnings per share, clarifying what constitutes a participating security and how to apply the two-class method of computing earnings per share once it is determined that a security is participating, including how to allocate undistributed earnings to such a security. EITF 03-06 is effective for fiscal periods beginning after March 31, 2004. The adoption of this statement did not have any effect on the Company's calculation of EPS.

In September 2004, the EITF issued statement EITF Issue No. 04-08, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share" ("EITF 04-08"). Contingently convertible debt instruments are generally convertible into common shares of an issuer after the common stock price has exceeded a predetermined threshold for a specified period of time (the "market price contingency"). EITF 04-08 requires that shares issuable upon conversion of contingently convertible debt be included in diluted earnings per share computations regardless of whether the market price contingency contained in the debt instrument has been met. EITF 04-08 is effective for reporting periods ending after December 15, 2004 and requires restatement of prior periods to the extent applicable. The adoption of this statement is not expected to have an effect on the Company's calculation of EPS.

In December 2003, the FASB issued revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits - an amendment of FASB Statements No. 87, 88, and 106." This statement revises employers' disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Except as noted, this statement was effective for financial statements with fiscal years ending after December 15, 2003. The adoption of revised SFAS No. 132 had no impact on the Company's financial condition or results of operations.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs." The statement amends Accounting Research Bulletin ("ARB") No. 43, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. ARB No. 43 previously stated that these costs must be "so abnormal as to require treatment as current-period charges." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for fiscal years beginning after the issue date of the statement. The adoption of SFAS No. 151 is not expected to have any impact on the Company's current financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- An Amendment of APB Opinion No. 29." APB Opinion No. 29, "Accounting For Nonmonetary Transactions," is based on the opinion that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets whose results are not expected to significantly change the future cash flows of the entity. The Company is currently evaluating the impact that this statement will have on its financial condition or results of operations.

In December 2004. the FASB revised its SFAS No. 123 ("SFAS No. 123R"), "Accounting for Stock Based Compensation." The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. Changes in fair value during the requisite service period are to be recognized as compensation cost over that period. In addition, the revised statement amends SFAS No. 95, "Statement of Cash Flows," to require that excess tax benefits be reported as a financing cash flow rather than as a reduction of taxes paid. For small business issuers, the provisions of the revised statement are effective for financial statements issued for the first interim or annual reporting period beginning after December 15, 2005, with early adoption encouraged. The Company is currently evaluating the impact that this statement will have on its financial condition or results of operations.

Fair Value of Financial Instruments

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments is a reasonable estimate of fair value.

Reclassifications

Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements. These reclassifications have no effect on previously reported income.

NOTE 3 - Property and Equipment

      Property and equipment consists of the following:

                                                   December      December 31,
                                                     2004            2003
                                                   --------        --------
        Research and development equipment         $876,563        $856,093
        Office equipment                             67,603          22,497
        Furniture and fixtures                       26,804          11,004
        Leasehold Improvements                       17,465              --
                                                   --------        --------
                                                    988,435         889,594

        Less:  accumulated depreciation and
        Amortization                                703,585         618,353
                                                   --------        --------
                                                   $284,850        $271,241
                                                   ========        ========

      Depreciation and amortization expenses charged to operations for the years ended December 31, 2004 and 2003 and for the period February 7, 1997 (inception) to December 31, 2004 was $144,846, $165,132 and $763,199,
      respectively.

NOTE 4 - Notes Payable

The Company financed its annual insurance premiums over a nine-month period with one financing Company through two notes payable. The notes payable balances at December 31, 2004 and 2003 were $165,883 and $159,627, respectively. The balance as of December 31, 2004 is due in monthly installments approximating $17,246 and $3,987, including interest at the rates of 6.85 % and 7.75% per annum through August 2005. The balance as of December 31, 2003 was due in monthly installments approximating $17,433 and $3,333, including interest at the rates of 5.0 % and 7.75% per annum through August 2004.

In September 2001, the Company converted its accounts payable balance due to a vendor into a note payable. The balance at December 31, 2003 amounted to $80,325, which was due in monthly installments of $12,930, including interest at the rate of 8% per annum commencing in June 2003 through May 2004. This note was paid in full in January 2004.

NOTE 5 - Income Taxes

      The tax effect of temporary differences and carryforwards that give rise to significant portions of the deferred assets are as follows:

                                      December 31, 2004    December 31, 2003
                                      -----------------    -----------------

Deferred tax assets(liabilities):
Net operating loss carryforward          $ 5,412,000         $ 3,807,000
Property and Equipment                        (1,000)            (30,000)
Accrued Expenses                             443,000             481,000
     Valuation allowance                  (5,854,000)         (4,258,000)
                                         -----------         -----------
Net Deferred Tax Asset                   $        --         $        --
                                         ===========         ===========

      The expiration dates for the net operating loss carry forward are as follows:

                  2019                     $ 2,746,000
                  2020                       1,467,000
                  2021                       1,688,000
                  2022                       1,260,000
                  2023                       1,607,000
                  2024                       4,762,000
                                           -----------
                                           $13,530,000
                                           ===========

      The Company has recorded a full valuation allowance against its deferred tax assets since management believes that based upon current available objective evidence it is more likely than not that the deferred tax asset will not be realized. The Company's effective tax rate differs from the federal statutory rate as a result of the change in the valuation allowance.

      A reconciliation between the effective rate for income taxes and the amount computed by applying the statutory Federal income tax rate to loss from continuing operations before provision for income taxes and cumulative effect for a change in accounting principle as follows:

                                                                      For the Years Ended
                                                                         December 31,
                                                                      -------------------
                                                                       2004        2003
                                                                       ----        ----
Tax provision at statutory rate                                        (34%)       (34%)
Non deductible expenses                                                   1%          1%
Other                                                                   (1%)          0%
Change in valuation allowance for net deferred tax assets                34%         33%
                                                                        ----        ----
                                                                          0%          0%
                                                                        ====        ====

      The change in the valuation allowance for deferred tax assets are summarized as follows:

                                          Years Ended December 31,
                                          2004               2003
                                       ----------         ----------
           Beginning Balance           $4,258,000         $3,321,000
           Change in Allowance          1,596,000            937,000
                                       ----------         ----------
           Ending Balance              $5,854,000         $4,258,000
                                       ==========         ==========

As of December 31, 2004 and 2003, the Company has net operating loss carryforwards of $13,530,000 and $8,768,000, respectively, available to offset future taxable income. These carryforwards will expire at various dates through 2024. Internal Revenue Code Section 382 rules limit the utilization of net operating losses upon a change of control of a company. The Company has not performed an evaluation whether a change of control has taken place and as such, utilization of its net operating losses may be subject to substantial limitation in future periods.

NOTE 6 - Accounts Payable, Accrued Expenses and Deferred Officers Salaries

The Company has incurred legal fees of $544,178 since inception to a former law firm in which a former director of the Company is a partner. The Company had an accounts payable balance of $320,297 due to the law firm at December 31, 2002. The balance was settled in full for a payment of $200,000 in March 2004. This liability, included in accrued expenses, was reduced to $200,000 as of December 31, 2003 in the accompanying balance sheet, and legal expense was reduced by $120,297 for the year ended December 31, 2003. Deferred officers salaries represents payroll amounts deferred by the former CEO and former CFO which aggregated $986,555 and $979,632 at December 31, 2004 and 2003 respectively. (See Note 10, Litigation).

NOTE 7 - Stockholders' Equity

Initial Capitalization and Founders' shares

In February 1997 and March 1998, the Company issued to its founders 10,301,259 and 2,710,858 shares of common stock, respectively, for an aggregate of $6,050 including technology rights (valued at $4,400) transferred to the Company.

Stock Splits and Recapitalization

In August 1998, the Company's board of directors approved a 2.2 for 1 stock split on its common stock and in June 2001, the Company's board of directors approved a 3 for 1 stock split on its common stock. On December 19, 2003, the company completed the recapitalization transaction with Promos, Inc. This resulted in the issuance of 2.054 shares of Promos, Inc. (subsequently renamed OmniCorder Technologies, Inc.) for each outstanding share of the original OmniCorder, and the corresponding adjustment of the number of options and warrants and their exercise prices. All share information in the accompanying financial statements have been retroactively restated to reflect such stock splits and the Recapitalization .

Private Placements

In October 1997, the Company commenced a private placement of shares of common stock at a price of $.55 per share. The placement agent received a commission of 5% of the aggregate purchase price of the common stock placed, and was granted warrants with a five year term to purchase 76,810 shares of common stock on August 31, 1998, at an exercise price of $.55 per share, which expired on August 31, 2003. The Company issued 1,246,976 shares of its common stock at $.55 per share, which related to this private placement, from October 1997 through May 1998 for net proceeds of $591,925.

In April 1999, the Company issued 945,282 shares of common stock at a price of $1.14 per share for aggregate proceeds of $1,074,000. The Company's former chief financial officer purchased 184,831 of these shares.

In 2000, the Company issued 1,615,425 shares of common stock to various investors for aggregate proceeds of $2,060,401.

In 2001, the Company issued 164,294 shares of common stock to various investors for aggregate proceeds of $400,000.

In 2002, the Company issued 487,749 shares of common stock for aggregate proceeds of $500,000. Additionally, the Company issued 164,294 shares of common stock to the stockholders who participated in the 2001 private placement in accordance with the anti-dilution provisions of the subscription agreements. In October 2003, the Company issued to these stockholders an additional 107,822 shares of common stock based on the anti-dilution provisions of the subscription agreements.

In 2003, the Company issued 1,317,849 shares of common stock to various investors for aggregate proceeds of $1,238,402 at $.97 per share. Concurrent with the closing of the recapitalization transaction on December 19, 2003, the Company completed a private offering of 5,686,027 (including the issuance of 200,000 common shares upon the conversion of the $275,000 Bridge Promissory
Note) shares common stock at a price of $1.375 per share, with gross proceeds of $7,820,405. Promos also issued warrants to three investors to purchase an aggregate of 218,189 shares of its common stock at an exercise price of $1.50 per share for a three-year period. Prior to the completion of the recapitalization transaction, Promos redeemed and cancelled 1,135,300 shares of its outstanding common stock from seven existing stockholders for a total cash consideration of $10. At the time of the completion of the recapitalization transaction, private offering, related stock purchase and payment of equity-based transaction fees, OmniCorder had 29,570,100 outstanding shares of common stock, warrants to purchase 1,450,397 shares and stock options to purchase 2,781,899 shares of common stock.

In connection with the private offering and recapitalization transaction, the Company incurred cash transaction expenses which reduced the proceeds as follows: (i) placement agent fees associated with the private offering of approximately $289,000, which included reimbursement expenses were paid on closing; (ii) investor and financial relations services fees associated with the recapitalization transaction of approximately $135,000 and (iii) legal fees and reimbursement expenses associated with the recapitalization transaction of approximately $223,000.

As part of the transaction, the Company purchased and distributed to its shareholders as part of the recapitalization transaction purchase of 7,764,700 shares of Promos common stock for a consideration of $180,000 from a former director of Promos. This payment has been reflected as a reduction of the proceeds of the December 19, 2003 private placement. In the transaction, 13,773,700 shares held by Promos shareholders were redeemed and distributed to shareholders of the Company, and an aggregate of 1,135,300 shares of Promos common stock from seven unaffiliated and existing stockholders were cancelled.

In addition, the Company issued 1,212,073 of its common stock to the placement agent and its financial advisors in connection with the private offering and recapitalization transaction.

On December 14, 2004, the Company completed a private placement of 1,550,000 shares of its series A Convertible preferred stock (convertible into 1,409,091 shares of common stock and warrants to purchase 465,000 shares of its common stock at $1.10 per share. The Company received gross proceeds of $1,550,000. The Company allocated $387,667 of the gross proceeds to the warrants based on estimated fair value. In accordance with EITF Issue No. 00-27 "Application of EITF Issue No. 98-5 to Certain Convertible Instruments", "the Company recorded a non-cash charge of $458,121 to deficit accumulated during the development stage. The noncash charge measures the difference between the relative fair value of the series A Convertible preferred stock and the fair market value of the Company's common stock issuable pursuant to the conversion terms on the date of issuance. Holders of the series A Convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company's option, additional shares of series A Convertible preferred stock. The series A Convertible preferred stock is convertible into shares of our common stock at a conversion price of $1.10 per share. The series A Convertible preferred stock is convertible into shares of common stock (i) at any time at the option of the holder thereof, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20, or 200% of the $1.10 conversion price per share, subject to adjustment. No underwriter or selling agent is involved in this offering.

Warrants

In 1997, the Company received $40,000 from the sale of stock warrants, to a former director of the Company who is a partner at the Company's former law firm. These warrants entitled the holder to purchase up to $180,000 of any securities the Company may issue through January 6, 2004, on the same terms and conditions as those issued. In October 2003, these warrants were exercised on a cashless basis and the Company issued 142,304 shares of common stock.

In 1997 the Company issued warrants to a law firm in which a former director of the Company is a partner, in consideration for the deferral of payment of legal fees. The warrants entitled the Company's former legal counsel to purchase up to $427,500 of any securities sold by the Company to outside investors at the same prices as sold to such investors on January 6, 2004 (as to $337,500 worth of such securities) and on February 15, 2004 (as to $90,000 worth of such securities). The estimated fair value of the warrants was $95,000, of which $75,000 and $20,000 was charged to general and administrative expense for the period February 7, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998. In October 2003, these warrants were exercised on a cashless basis and the Company issued 337,970 shares of common stock.

In 2004 the Company issued warrants in connection with the December 14, 2004 private placement transaction. The warrants entitled the participants of the private placement to purchase up to 465,000 shares of common stock at an exercise price of $1.10 per share. These warrants will expire if unexercised on December 14, 2009.

For the years ended December 31, 2004 and 2003, the Company had warrants outstanding to purchase an aggregate of 1,915,397 and 1,450,397 common shares, respectively.

Bridge Financing

On August 31, 1998, the Company sold an aggregate of $750,000 of 10% Exchangeable Senior Bridge Notes ("Bridge Notes") to accredited investors. The net proceeds of the Bridge Notes were approximately $602,500 after the payment of offering costs of $147,500. The Company issued warrants to purchase 1,540,260 shares of common stock at an exercise price of $.97 per share. Included in the Bridge Financing is $150,000 of Bridge Notes and 308,052 warrants with related parties. The Company allocated $329,625 of the gross proceeds to the Bridge Warrants based on estimated fair value, which resulted in $329,625 of original issue discount and a corresponding amount of additional paid-in capital.

In March 1999, the Company exercised its option to convert the Bridge Notes and accrued interest into common stock at a conversion price of $.55 per share. The Company issued 1,443,015 shares of its common stock in conjunction with the conversion. As a result of the Bridge Notes conversion, the amount of convertible warrants was reduced by half to 770,130 shares of warrants to purchase common stock. These warrants expired unexercised on August 31, 2003.

On November 20, 2003, the Company entered into a one-year Bridge Promissory Note in the amount of $275,000 bearing interest at 1%. By its terms, this note was automatically converted into 200,000 common shares of the Company at $1.375 per share as part of the December 19, 2003 private placement.

NOTE 8 - Stock Option Plan and Warrants

In 1998, the Company adopted a stock option plan under which it may grant qualified and nonqualified options to purchase up to 4,435,500 shares of common stock to employees and consultants, as amended on February 26, 2004. Qualified options shall be exercisable for a period of up to ten years from the date of the grant at no less than the fair value of the common stock on the date of grant. The term of such options shall be five years from the date of grant for stockholders who own more than ten percent of the voting power of all classes of stock of the Company at the date of grant, and shall be exercisable for no less than 110% of fair value on the date of grant for such holders.

As a result of stock options awarded in February and March 2005 the Company has issued 13,942 stock options in excess of the shares reserved under the 1998 Stock Option Plan.

A summary of activity under the stock option plan is as follows:


                                             December 31, 2004                    December 31, 2003
                                       ----------------------------         ----------------------------
                                                          Weighted                             Weighted
                                                          Average                               Average
                                                          Exercise                             Exercise
                                         Shares            Price             Shares              Price
                                       ---------         ----------         ---------         ----------
Outstanding, beginning of year         2,781,899         $      .96         4,173,622         $     1.15
Options granted                          565,983               2.66         1,267,794                .98
Options exercised                       (113,067)               .74                --                 --
Options forfeited                       (194,940)              1.34        (2,659,517)              1.16
                                       ---------         ----------         ---------         ----------
Outstanding, end of year               3,039,875         $      .73         2,781,899         $      .96
                                       =========         ==========         =========         ==========
Exercisable, end of year               2,739,306         $      .84         2,384,107         $     1.07
                                       =========         ==========         =========         ==========


The following table summarizes stock option information as of December 31, 2004:

                                                             Options Outstanding

                                                                                       Options Number
                                                                     Weighted Average    Exercisable
                                          Number Outstanding at        Remaining            At
                      Exercise                 December 31,           Contractual       December 31,
                       Prices                     2004                    Life             2004
                    $          .55               167,877                  3.27               167,877
                    $          .97             1,480,871                  3.36             1,388,358
                    $         1.13               449,755                  3.44               449,755
                    $        1.135               221,796                  1.25               221,796
                    $        1.375               250,000                  8.75               250,000

                                                             Options Outstanding

                                                                                       Options Number
                                                                     Weighted Average    Exercisable
                                          Number Outstanding at        Remaining            At
                      Exercise                 December 31,           Contractual       December 31,
                       Prices                     2004                    Life             2004
                    $        1.378                41,865                   .88                31,853
                    $         1.38                   727                  1.96                   727
                    $         2.43               175,588                  1.02               166,090
                    $         3.95                 6,646                  4.41                 1,662
                    $         4.00               124,750                  4.33                31,188
                    $         4.40               120,000                  4.33                30,000
                                          --------------                  ----        --------------
       Total                              $    3,039,875                  3.36        $    2,739,306
                                          ==============                  ====        ==============

The Company had granted a total of 2,550,760 shares of stock options to its former chief financial officer during his employment with the Company. Upon expiration of a 90-day period subsequent to the termination of the former chief financial officer's employment, effective on February 28, 2003 2,464,416 shares of stock options were forfeited. However, this former chief financial officer will retain non-qualified stock options to purchase 86,254 shares of common stock that were granted to him in his capacity as a director, and which expire in April 2005 and 2006 (See Note 10, Litigation).

A summary of stock warrant activity is as follows:


                                          December 31, 2004                      December 31, 2003
                                                         Weighted                             Weighted
                                                         Average                               Average
                                                         Exercise                             Exercise
                                        Shares             Price            Shares             Price
Outstanding, beginning of year         1,450,397        $     1.05         3,183,229         $      .65
Warrants granted                         465,000              1.10           218,189               1.50
Warrants exercised                            --                --        (1,104,081)               .55
Warrants expired                              --                --          (846,940)               .94
Outstanding, end of year               1,915,397        $     1.06         1,450,397         $     1.05
                                      ==========        ==========        ==========         ==========
Exercisable, end of year               1,915,397        $     1.06         1,450,397         $     1.05
                                      ==========        ==========        ==========         ==========


The warrants that were exercised in 2003 contained cashless exercise provisions. Consequently no cash proceeds resulted.

The following table summarizes warrants information as of December 31, 2004:

                                                          Warrants Outstanding

                                                                                              Warrants
                           Number Outstanding       Weighted Average      Weighted       Number Exercisable
                                   at                   Remaining         Average                at
        Exercise              December 31,             Contractual       Exercise          December 31,
          Prices                 2004                    Life              Price                2004
      $        0.97            1,232,208                 7.67               $  .97            1,232,208
      $        1.10              465,000                 4.96                 1.10              465,000
      $        1.50              218,189                 1.97                 1.50              218,189
                               ---------                 ----               ------            ---------
                               1,915,397                 6.36               $ 1.06            1,915,397
                               =========                 ====               ======            =========

During the year ended December 31, 2002, the Company issued warrants to purchase 1,026,840 shares of common stock at $.97 per share to a consultant for services rendered, of which 400,000 were earned in 2002, and the remainder in 2003. The Company recorded a charge to operations of approximately $473,000 for the fair value of the warrants earned in 2002. For the year ended December 31, 2003, the Company issued additional warrants to purchase 205,368 shares of common stock at $.97 per share to another consultant for services rendered, all of which were earned in 2003. The company recorded a charge to operations of approximately $236,000 for the fair value of the warrants earned in 2003. As of December 31, 2004, these warrants are fully vested and are exercisable through September 1, 2012.

The Company issued warrants to purchase 218,189 shares of its common stock to lead investors in its December 19, 2003 Private Placement (Note 7). These warrants were immediately exercisable at $1.50 per share through December 19, 2006.

The Company issued warrants to purchase 465,000 shares of its common stock to investors in its December 14, 2004 Private Placement (Note 7). These warrants were immediately exercisable at $1.10 per share through December 14, 2009.

NOTE 9 - License Agreements

Technology License Agreement

In 1997, and in connection with the formation of the Company, the founding stockholders entered into an agreement pursuant to which the Company could acquire the exclusive worldwide right to exploit technology related to the detection of cancerous lesions by their effect on the periodic modification of perfusion in the surrounding tissues (the "Technology"). In February 1998, the Company funded the required research budget and in March 1998, issued 1,320,000 shares of previously reserved common stock to one of the founders, Dr. Anbar. The Company recorded the issuance of these shares at the historical cost of $4,400 of the technology transferred from Dr. Anbar. The license, as amended, required the Company to fund future research and development costs in the amount of $495,000. The Company funded the first $110,000 of this obligation in late 1997 with the balance paid in March 1998. The Company also entered into a consulting agreement with a company controlled by this stockholder of the Company. Under the terms of the agreement, the Company is contractually obligated to pay a maximum of $26,000 for consulting services; $25,000 for travel; and $50,000 for research supplies for a twelve month period. The Company satisfied this entire obligation with a one-time $50,000 payment, which is included in the $495,000 as discussed above. The Company will also be obligated to pay this shareholder a royalty of $300 for each device installed at client's site based only on installations at which the Company derived revenues from the licensed technology. As more fully described in Note 13, the Company entered into a two year consulting agreement with Dr. Anbar subsequent to year-end.

Caltech License Agreement

In September 1997, the Company entered into an option agreement with the California Institute of Technology ("Caltech"), which grants the Company the right to enter into an exclusive license to exploit Caltech's infrared radiation detection technology in the field of detection of infrared radiation for commercial medical applications. In addition, the Company has the right to sublicense this technology. The Company is obligated to pay Caltech a royalty based on revenues derived from licensed products and services and from sublicenses. As of December 31, 2004, the Company has issued Caltech 542,172 shares of its common stock in connection with the license agreement. The license may be cancelled at Caltech's option if it has not received minimum license fees of $10,000 in any one-year period commencing June 30, 1999. The license continues in effect for as long as the patent rights remain effective, which will be until 2018 through 2020, depending on the relevant patent.

While in effect, the agreement requires that the Company pay 50% of all attorney fees in connection with preparation, filing and prosecution, issuance and maintenance of the licensed patent rights in the United States. The Company is also obligated to pay 100% of patent costs in foreign jurisdictions.

The Lockheed Martin License Agreement

In September 1998, we entered into a license agreement with Lockheed Martin Corporation ("Lockheed") pursuant to which we were initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The EQWIP technology is protected by a patent owned by Lockheed. In addition, we licensed the same rights with respect to patent filings on the EQWIP technology in a number of foreign countries. In order to maintain the exclusivity of the license, the Company was required to meet certain milestones relating to royalty generation, development of markets and territories and utilization of the EQWIP technology in certain percentages of our installed base of diagnostic equipment. If the license agreement remained exclusive, the Company agreed to pay Lockheed certain minimum royalties. The Company also agreed to pay Lockheed royalties on revenues we derived from utilization of the EQWIP technology. To date, the Company has not utilized the EQWIP technology licensed from Lockheed and, therefore, believes that the license is no longer exclusive and that no minimum or other royalties are due to Lockheed. If, pursuant to the license agreement, royalty payments are ever required to be paid by the Company to Lockheed, such payments will range from 1.5% to 3% of revenues derived from the technology as defined in the agreement. If and when a viable EQWIP's manufacturer is provided, the Company would be required to make specified annual minimum payments in order to maintain the exclusive rights to the EQWIP technology.

The license from Lockheed does not expire other than as a result of a breach of the license by the Company, but five years following the expiration of the last of the patents that are the subject of the license (July 2016), the license becomes non-exclusive and royalty-free. In October 2004, Lockheed requested that the Company pay minimum royalties and other amounts aggregating $2,500,000. See
Note 10 Commitments and Contingencies under "Litigation".

NOTE 10 - Commitments and Contingencies

Purchase Commitments

The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH ("AIM") in the amount of 200,000 Euros or $266,000 as of December 31, 2004. In March 2005 we committed to purchase an additional 410,000 Euros or $533,000 of camera systems and components from AIM.

Operating Lease Commitments

The Company leases facilities in Bohemia, New York for approximately 6,550 square feet of space which expires November 30, 2009.

Future annual minimum lease payments under noncancelable operating leases and arrangements as of December 31, 2004 are as follows:

            For the Year Ending
                December 31,                   Amount

                    2005                     $    58,300
                    2006                          60,500
                    2007                          62,800
                    2008                          65,100
                    2009                          61,800
                                             -----------
                   Total                     $   308,500
                                             ===========

Rent expense charged to operations for the years ended December 31, 2004 and December 31, 2003 and for period February 7, 1997 (inception) to December 31, 2004 amounted to $60,590, $31,714 and $182,249, respectively.

Litigation

In September 1998, the Company entered into a license agreement with Lockheed, pursuant to which the Company was initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. We believed that these technologies would enhance the sensitivity of the technology the Company licensed from CalTech. The Company has not utilized the EQWIP technology licensed from Lockheed.

In a letter dated October 12, 2004 and in subsequent correspondence, Lockheed advised the Company that it believes that minimum royalties and other amounts aggregating approximately $2,500,000 were owed to Lockheed pursuant to the license agreement and demanded payment of such sum. In a letter dated November 1, 2004, Lockheed notified management of the Company that, in its view, the Company was in default under certain of the provisions of the license agreement and, unless such conditions were remedied within 60 days thereafter, Lockheed would regard the license agreement as cancelled and terminated. The Company responded to Lockheed that, among other reasons, no sums are due to Lockheed by the Company, the license agreement by its terms has become a non-exclusive license requiring no minimum or other royalties be paid and that Lockheed failed to perform certain of its obligations provided by the license agreement. Although the Company believes that it has no current monetary obligations to Lockheed pursuant to the license agreement or otherwise, Lockheed may determine to pursue its claims through litigation, creating the possibility that the Company may incur substantial costs and expenses, including legal and other professional fees, in connection with such litigation.

On March 8, 2003, our former Chief Financial Officer ("CFO"), filed a declaratory judgment action against the Company in the US District Court for the District of New Jersey. The complaint alleges that while serving as both a director and CFO, he was awarded stock options to purchase 2,538,324 shares of common stock. He is seeking specific determination that he is entitled to these options, as well as approximately $462,000 in deferred salary.

On July 23, 2004, the District Court granted, in part, the Company's motion to dismiss. The Court dismissed claims relating to 2,501,328 stock options, which were to expire in April 2005, as unripe for adjudication. The Court found that a justifiable dispute existed with respect to 36,966 options which expired on April 1, 2004. The Company moved to dismiss the deferred salary claim based on an arbitration provision in Plaintiff's employment agreement. The Court declined to dismiss the deferred salary claim, but ordered the parties to conduct limited discovery on the validity of the employment agreement and revisit the issue on summary judgment.

While the ultimate outcome of this matter cannot presently be determined with certainty, according to the Company's counsel, Greenberg Traurig, LLP, the remaining claims are without merit, and we intend to vigorously defend the claims in this lawsuit. The Company believes that its provision for such in the accompanying financial statements is adequate at December 31, 2004.

The outcome of these matters may have material effect impact on the Company's financial condition, and results of operations and cash flows.

The Company is not a party to any other pending or threatened legal proceedings.

Employment and Consulting Agreements

In March 2005, the Company entered into a two year agreement with a new CEO and President, which provides for an annual salary of $225,000. See Note 13 - Subsequent events.

On March 9, 2005, we announced that we entered into a Consulting Agreement with Mark A. Fauci, which terminates the pending arbitration proceeding and includes a mutual release by the parties. The agreement, which terminates Mr. Fauci's previous employment agreement with us, provides that Mr. Fauci will perform consulting services for us for a two-year period in exchange for consulting fees and other consideration and will be nominated at our upcoming annual meeting of shareholders to continue as a board member. See Note 13 - Subsequent events.

Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001 and entered into a two year consulting agreement with Dr. Michael A. Anbar, founding scientist of the company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum fee of $12,000 for the first twelve month period as well as a grant of 250,000 additional restricted shares. As part of this agreement, the Company will acquire one patent on complimentary technology developed and held by Dr. Anbar .

In December 2003, the Company entered into a five-year employment agreement with its then CEO and President, which provided for an annual salary of $180,000 with annual cost of living increases and an annual performance bonus at the discretion of the board of directors or compensation committee. Pursuant to his agreement, he has been granted stock options to purchase 250,000 shares of common stock at $1.375 per share, which vest upon granting and have a ten year life. He is also entitled to payment of deferred salary of approximately $625,000, the payment terms of which are more fully described in Note 13-Subsequent Events for additional information. Mr. Fauci ceased being an officer on December 13, 2004. On March 1, 2005, Mr. Fauci signed a two year consulting agreement with our Company. See Note 13 - Subsequent Events for additional information.

In February 2004, the Company entered into a one-year employment agreement with its Senior Vice President of Operations and Planning, which provides for an annual salary of $140,000. Pursuant to his agreement, he has been granted incentive stock options to purchase 120,000 shares of common stock at $4.40 per share. The options vest 25% upon grant and the remainder at 25% per year over the following three years' anniversary dates. These options have a five-year life. The agreement was subject to the approval of the Compensation Committee of the Board of Directors, which approved it in May 2004. This agreement expired in February 2005 at which time the employee was offered and he accepted a new role in the Company (without an employment agreement) as Vice President of Market Development.

The following table summarizes the aggregate commitments under employment and related agreement obligations by year as of December 31, 2004:

                  Year Ending                   Aggregate Annual
                  December 31                      Commitment
                  -----------                      ----------
                     2005                         $   443,000
                     2006                             615,000
                     2007                             292,000
                     2008                             125,000
                                                  -----------
                    Totals                        $ 1,475,000
                                                  ===========

NOTE 11 - Related Party Transactions

In December 2004, the Company sold 1,550,000 shares of series A Convertible preferred stock at a purchase price of $1.00 per share and five-year warrants to purchase 465,000 shares of our common stock at an exercise per share of $1.10 in a private placement. Among the purchasers of these securities were Jed Schutz, George Benedict and Joseph T. Casey, each of whom is a director of the Company. Mr. Schutz purchased 250,000 shares of series A Convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock. Mr. Benedict purchased 100,000 shares of series A Convertible preferred stock for a purchase price of $100,000, and was issued warrants to purchase 30,000 shares of common stock. Mr. Casey purchased 250,000 shares of series A Convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock.

The Company purchases all of its insurance policies from a company in which a member of its Board of Directors is the Chairman. Policy premiums for the 2004/2005 policy years approximated $239,000.

NOTE 12 - Public Offering Costs

The Company discontinued its efforts to pursue an initial public offering in April 1999. The Company expensed $501,992 of costs incurred in connection with its proposed initial public offering in the year ended December 31, 1998.

NOTE 13 - Subsequent Events

On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and CEO, the Company announced that it entered into a Consulting Agreement with Mark A. Fauci. Mr. Fauci remains a member of the board of directors. The agreement, which terminates Mr. Fauci's previous employment agreement with the Company, provides that Mr. Fauci will perform consulting services for the Company for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of shareholders to continue as a board member. The agreement also provides for a three-year payout schedule of the Company's obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments will commence on the earlier of (i) September 1, 2005, or (ii) the closing of the current subscription rights offering with gross proceeds of at least $2.5 million. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter.

On March 7, 2005, the Company's board of directors unanimously agreed to extend the original stock lock-up agreements entered into in September 2004 and set to expire on March 17, 2005, until December 31, 2005. Under this agreement, all board members, including Mr. Fauci, extended their commitment not to publicly sell any of their shares through the end of 2005. Further, Mr. Fauci has agreed to be bound by the same restrictions as all other board members regarding the sale of director stock through the term of his consulting agreement, whether or not he remains a member of the Company's board of directors.

On March 4, 2005, the Company announced the appointment of Denis A. O'Connor as our new President and Chief Executive Officer, effective March 23, 2005. Mr. O'Connor was also appointed to the Company's Board of Directors on March 7, 2005.

The Company has entered into an employment agreement with Mr. O'Connor, with a two-year term expiring in March 2007, with an option to renew for one additional year. The employment agreement provides that Mr. O'Connor will receive a fixed salary at an annual rate of $225,000. The Company also agreed to issue to Mr. O'Connor, upon commencement of employment, options to purchase an aggregate of 852,000 shares of our common stock at an exercise price of $1.00 per share, with 27,000 shares vesting immediately and the remaining 825,000 shares vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company further agreed to issue an option to purchase an additional 825,000 shares of our common stock at an exercise price of $1.00 per share following approval by our stockholders of a new incentive compensation plan, vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company is also obligated to pay Mr. O'Connor the balance of his prior employment contract bonus of $55,000 if unpaid as a result of his change of employment. Finally, based upon the attainment of specified performance goals determined by our Compensation Committee and Mr. O'Connor, we agreed to pay Mr. O'Connor (1) up to $28,000 at the end of each of our fiscal years during the term of the agreement, and (2) at the end of our second and each subsequent fiscal year during the term of the agreement, options to purchase up to 27,000 shares of our common stock at an exercise price of the market price of our common stock on the date of grant, vesting in three equal installments on the first, second and third anniversary of the date of grant. All stock options described above are exercisable for a 10-year period from the date of grant.

Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001 and entered into a two year consulting agreement with Dr. Michael A. Anbar, founding scientist of the Company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum consulting fee of $12,000 for the first twelve month period as well as a grant of 250,000 additional restricted shares. As part of this agreement, the Company will acquire one patent on complimentary technology developed and held by Dr. Anbar. The consulting agreement may be extended at either parties option for an additional 2 year terms.

On February 14, 2004, the Board of Directors voted and approved to grant options to purchase shares of the Company's common stock to its employees and outside directors. Stock options to purchase an aggregate of 200,000 shares of common stock to individual employees of the Company, each at an exercise price of $1.00 per share. For their service in 2004, each outside director was granted stock options to purchase 30,000 shares of the common stock at an exercise price of $1.00 per share vesting over three years under the 1998 Stock Option Plan and a stock option grant to purchase 30,000 shares of the common stock at an exercise price of $1.00 per share vesting over three years under the proposed 2005 Incentive Compensation Plan. Additionally, members of the Executive Committee of the Board of Directors each received a grant of stock options to purchase 15,000 shares of common stock at an exercise price of $1.00 per share vesting over three years under the 1998 Stock Option Plan and a grant of stock options to purchase 15,000 shares of the common stock at an exercise price of $1.00 per share vesting over three years under our proposed 2005 Incentive Compensation Plan. The Chairman of the Executive Committee will receive an additional grant of 5,000 stock options under the 1998 Stock Option Plan and 5,000 stock options from the proposed 2005 Incentive Compensation Plan with the same vesting terms. The proposed 2005 Incentive Compensation Plan is subject to shareholder approval at the Company's annual stockholder meeting to be held in May 2005.

On March 7, 2005 the Board of Directors voted and approved a grant to each outside Director options for their 2005 service to purchase 30,000 shares of the Company's common stock at an exercise price of $1.00 per share vesting over three years and 30,000 restricted shares of common stock, which may not be sold for two years under the proposed 2005 Incentive Compensation Plan. Additionally, members of the Executive Committee of the Board of Directors each received a grant of options to purchase 30,000 shares of common stock at an exercise price of $1.00 vesting over three years under the proposed 2005 Incentive Compensation Plan. The Chairman of the Executive Committee received an additional grant of options to purchase 10,000 shares of common stock at an exercise price of $1.00 vesting over three years under the proposed 2005 Incentive Compensation Plan.

                                                      ADVANCED BIOPHOTONICS INC.
                                           (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                (A Development Stage Enterprise)

                                                                  BALANCE SHEETS

                                                       March 31,       December 31,
                                                         2005              2004
                                                      ----------        ----------
                                                     (Unaudited)
CURRENT ASSETS
     Cash and cash equivalents                        $2,141,067        $3,403,712
     Prepaid expenses and other current assets           164,561           226,519
                                                      ----------        ----------
         Total Current Assets                          2,305,628         3,630,231

     Property and equipment, net                         254,985           284,850
     Other assets                                        324,697           151,945
                                                      ----------        ----------
         TOTAL ASSETS                                 $2,885,310        $4,067,026
                                                      ==========        ==========

   The accompanying notes are an integral part of these financial statements.

                                                      ADVANCED BIOPHOTONICS INC.
                                          (F/K/A (OMNICORDER TECHNOLOGIES, INC.)
                                                (A Development Stage Enterprise)

                                                                  BALANCE SHEETS
--------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                           March 31, 2005      December 31, 2004
                                                           --------------      -----------------
                                                            (Unaudited)
CURRENT LIABILITIES
     Notes payable                                           $    102,182         $    165,883
     Accounts payable and accrued expenses                        669,734              439,718
     Deferred officers salaries                                   424,632              431,555
                                                             ------------         ------------
         Total Current Liabilities                              1,196,548            1,037,156

     Deferred officers salaries, non current                      555,000              555,000
                                                             ------------         ------------
         Total Liabilities                                      1,751,548            1,592,156
                                                             ------------         ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Preferred stock, $.01 par value, 4,000,000
         shares authorized; 0 shares issued and
         outstanding                                                   --                   --
     Series A Convertible preferred stock, $.01 par
         value, 6,000,000 shares authorized;
         1,550,000 shares issued and outstanding,
         liquidation preference $1,550,000                         15,500               15,500
     Common stock, $.001 par value; 50,000,000 shares
         authorized; 29,951,107 and 29,695,889 shares
         issued and outstanding, respectively                      29,950               29,695
     Additional paid-in capital                                18,118,265           17,842,765
     Deferred stock compensation                                  (45,281)                  --
     Deficit accumulated during the development stage         (16,984,672)         (15,413,090)
                                                             ------------         ------------
         Total Stockholders' Equity                             1,133,762            2,474,870
                                                             ------------         ------------
             TOTAL LIABILITIES AND
                  STOCKHOLDERS' EQUITY                       $  2,885,310         $  4,067,026
                                                             ============         ============

   The accompanying notes are an integral part of these financial statements.


                                                                                                ADVANCED BIOPHOTONICS INC.
                                                                                     (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                          (A Development Stage Enterprise)

                                                                                                  STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------------------------------------------------

                                                                                                        Cumulative For
                                                                                                       the Period From
                                                                                                       February 7, 1997
                                                                   For the Quarter ended                 (inception)
                                                                          March 31,                     through March 31,
                                                                    2005                2004                 2005
                                                                (Unaudited)          (Unaudited)          (Unaudited)
                                                               ------------         ------------         ------------
     DEVELOPMENT REVENUES                                      $         --         $         --         $     69,800
     DEVELOPMENT COSTS                                                   --                   --               20,000
                                                               ------------         ------------         ------------

             GROSS PROFIT                                                --                   --               49,800
                                                               ------------         ------------         ------------

OPERATING EXPENSES
     Research and development                                       659,458              368,786            6,798,566
     Selling, general and administrative                            901,914              684,262            7,723,122
     Related party legal expense                                         --                   --              544,881
     Write-off of public offering costs                                  --                   --              501,992
                                                               ------------         ------------         ------------
         TOTAL OPERATING EXPENSES                                 1,561,372            1,053,048           15,568,561
                                                               ------------         ------------         ------------
         OPERATING LOSS                                          (1,561,372)          (1,053,048)         (15,518,761)
                                                               ------------         ------------         ------------
     Interest and other (income) expenses, net                       10,210              (24,503)           1,007,790
                                                               ------------         ------------         ------------
         NET LOSS                                                (1,571,582)          (1,028,545)         (16,526,551)

     Series A Convertible Preferred Stock beneficial
         conversion feature                                              --                   --              458,121
     Accumulated dividends on Series A Convertible
     Preferred Stock                                                 18,083                   --               18,083
                                                               ------------         ------------         ------------

     NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS-BASIC
         AND DILUTED                                           $ (1,589,665)        $ (1,028,545)        $(17,002,755)
                                                               ============         ============         ============
     Basic and diluted net loss per share                      $      (0.05)        $      (0.03)
                                                               ============         ============
     Weighted average number of shares outstanding               29,705,271           29,570,100
                                                               ============         ============

   The accompanying notes are an integral part of these financial statements.


                                                                                                          ADVANCED BIOPHOTONICS INC.
                                                                                               (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)

                                                                                                   STATEMENT OF STOCKHOLDERS' EQUITY
                                                              For the period from January 1, 2005 through March 31, 2005 (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                          Deficit
                                                    Series A Convertible                  Deferred      Accumulated
                              Common Stock             Preferred Stock       Additional     Stock        During the
                        -----------------------    ---------------------      Paid-in       Based       Development
                          Shares       Amount        Shares      Amount       Capital    Compensation       Stage         Total
                        ----------   ----------    ---------   ---------    -----------  ------------   ------------   ------------
Balance at January
    1, 2005             29,695,889   $   29,695    1,550,000   $  15,500    $17,842,765   $        --   $(15,413,090)  $  2,474,870
Issuance of common
    stock for
    research and
    development            250,000          250                                 212,250            --             --        212,500
Exercise of Options          5,218            5                                   2,875                                       2,880
Issuance of  stock
    options for
    services rendered                                                            60,375       (60,375)                           --
Amortization of
    deferred stock
    compensation                                                                               15,094                        15,094
             Net Loss           --           --                                      --                   (1,571,582)    (1,571,582)
                        ----------   ----------    ---------   ---------    -----------   -----------   ------------   ------------
Balance at March 31,
    2005 (unaudited)    29,951,107   $   29,950    1,550,000   $  15,500    $18,118,265   $   (45,281)  $(16,984,672)  $ (1,133,762)
                        ==========   ==========   ==========   =========    ===========   ===========   ============   ============

   The accompanying notes are an integral part of these financial statements.


                                                                                                          ADVANCED BIOPHOTONICS INC.
                                                                                               (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)

                                                                                                            STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                        Cumulative
                                                                                                      For the Period
                                                                                                   from February 7, 1997
                                                                  For the Quarters Ended            (inception) through
                                                                         March 31,                       March 31,
                                                                  2005                2004                  2005
                                                              ------------         ------------         ------------
                                                               (Unaudited)          (Unaudited)          (Unaudited)
                                                              ------------         ------------         ------------
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                                      $ (1,571,582)        $ (1,028,545)        $(16,526,551)
     Adjustments to reconcile net loss to net
       cash used in operating activities:
         Depreciation and amortization                              27,985               34,862              791,184
         Loss on disposal of net assets                                 --                   --               20,584
         Unrealized loss form foreign currency
             transactions                                               --                   --               19,271
         Warrants issued to related party for legal
             services                                                   --                   --               95,000
         Issuance of stock options and warrants for
             services rendered                                      15,094               37,516            1,427,184
         Issuances of stock options and warrants for
             services rendered                                                               --               83,510
         Issuance of common stock for research and
             development                                           212,500                   --              512,500
         Amortization of original issue discount                        --                   --              329,625
         Amortization of deferred financing costs                       --                   --              188,125

         Changes in operating assets and liabilities:
         Prepaid expenses and other current assets                  61,959               58,756               47,435
         Other assets                                             (172,753)              (4,500)            (324,698)
         Accounts payable and accrued expenses                     230,018              (79,994)             907,598
         Deferred officers salaries                                 (6,923)                  --              979,632
                                                              ------------         ------------         ------------

             NET CASH USED IN OPERATING ACTIVITIES              (1,203,702)            (981,905)         (11,449,601)
                                                              ------------         ------------         ------------

CASH FLOWS USED IN INVESTING ACTIVITIES
     Purchases of property and equipment                             1,878              (32,462)          (1,067,065)
                                                              ------------         ------------         ------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from (costs of) issuance of common stock                  --             (101,711)          12,522,477
     Net proceeds from issuance of Series A
         convertible preferred stock                                    --                   --            1,518,928
     Proceeds from issuance of warrants                                 --                   --               40,000

   The accompanying notes are an integral part of these financial statements.


                                                                                                          ADVANCED BIOPHOTONICS INC.
                                                                                               (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)

                                                                                                            STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                       Cumulative
                                                                                                      For the Period
                                                                                                   from February 7, 1997
                                                                   For the Quarters Ended           (inception) through
                                                                          March 31,                      March 31,
                                                                 2005                  2004                 2005
                                                              ------------         ------------         ------------
                                                               (Unaudited)          (Unaudited)          (Unaudited)
                                                              ------------         ------------         ------------
     Proceeds from options exercised                                 2,880                   --               44,880
     Issuance of bridge note payable                                                         --            1,025,000
     Payment of deferred financing costs                                --                   --             (147,500)
     Repayment of notes payable                                    (63,701)            (141,235)            (346,052)
                                                              ------------         ------------         ------------
         NET CASH PROVIDED BY (USED IN) FINANCING
             ACTIVITIES                                            (60,821)            (242,946)          14,657,733
                                                              ------------         ------------         ------------
         NET (DECREASE) INCREASE IN CASH                        (1,262,645)          (1,257,313)           2,141,067

CASH AND CASH EQUIVALENTS -Beginning                             3,403,712            6,816,254                   --
                                                              ------------         ------------         ------------
CASH AND CASH EQUIVALENTS - Ending                            $  2,141,067         $  5,558,941         $  2,141,067
                                                              ============         ============         ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
     Cash paid during the periods for:
         Interest                                             $      2,474         $      3,136         $    966,512
         Income Taxes                                         $     12,219         $         --         $     16,728

     Non cash investing and financing activities:
         Conversion of bridge notes                           $         --         $    275,000         $  1,065,625
         Conversion of accounts payable to notes
             payable                                          $         --         $         --         $    237,861
         Insurance premiums financed using a note             $         --         $         --         $    373,835
     Cashless exercise of common stock resulting in
         the issuance of 27,399 shares of common stock        $         --         $         --         $         27
     Beneficial conversion charge attributable to
         Series A convertible preferred stock                 $         --         $         --         $    458,121

   The accompanying notes are an integral part of these financial statements.

NOTE 1 - Organization and Business

      Advanced BioPhotonics Inc. (f/k/a OmniCorder Technologies, Inc.) (the "Company") was incorporated in the State of Delaware on February 7, 1997, to develop and commercialize an advanced digital imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease through its lead product, the BioScanIR System ("System").

      The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-QSB pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States of America for complete financial statements. The accompanying financial statements should be read in conjunction with the audited consolidated financial statements of the Company included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004. Management acknowledges its responsibility for the preparation of the accompanying interim financial statements, which reflect all adjustments (consisting of normal recurring accruals) considered necessary, in the opinion of management, for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results of operations for the entire year.

      On December 19, 2003, the Company completed a transaction with Promos, Inc. ("Promos"), in which Promos acquired all the assets and assumed all the liabilities of the Company, in consideration for the issuance of a majority of Promos' shares of common stock. This transaction was accounted for as a recapitalization of OmniCorder, who was the acquirer for accounting purposes. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock, from which we received gross proceeds of $7,820,405. Also, concurrent with the recapitalization transaction, we sold the promotional products business to one of our previous directors, and succeeded to the business of OmniCorder as our sole line of business.

      On December 29, 2003, the Company subsequently merged into a newly-formed Delaware corporation under the original name of the accounting acquirer, OmniCorder Technologies, Inc. Subsequent to this transaction, the original shareholders of the Company owned 95% of the outstanding shares of the Company and the original Promos shareholders owned 5% before the impact of the concurrent private placement. Consequently, the assets and liabilities and the historical operations reflected in the financial statements are those of the Company and are recorded at the historical cost basis of the Company.

Management's Liquidity Plans

      The Company has a deficit accumulated during the development stage, which commenced on February 7, 1997 (inception) and through March 31, 2005, in the amount of $16,984,672. The accumulated loss resulted principally from costs incurred in developing its business plan, acquiring licenses for its technology, research and development, general and administrative expenses, establishing sales channels and capital raising activities. As more fully described in Note 7 to Financial Statements included in its Annual Report on Form 10-KSB for the year ended December 31, 2004, the Company received gross and net proceeds approximating $7.8 million and $6.7 million, respectively, on December 19, 2003 in a private placement of its common stock and warrants. The Company could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 19, 2006) of approximately $327,000, although there is no assurance that they will be exercised. On December 14, 2004, the Company completed a private placement of 1,550,000 shares of its series A convertible preferred stock (convertible into 1,409,091 shares of common stock) and warrants to purchase 465,000 shares of its common stock at $1.10 per share (which expire December 14, 2009). The Company received gross proceeds of $1,550,000. Holders of the series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company's option, additional shares of series A convertible preferred stock. Anti-dilution provisions relating to the series A convertible preferred stock provide that the conversion price of such shares is to be adjusted if the Company completes a rights offering by December 31, 2005 at a price which is less than the conversion price for the series A convertible preferred stock. As of March 31, 2005, the Company had cash balances and working capital of $2,141,067 and $1,109,080, respectively, and total stockholders' equity of $1,133,762. Management estimates that it will require additional cash resources during 2005, based upon its current operating plan and condition. The Company is currently investigating additional financing alternatives, including equity and/or debt financing and asset-based funding sources associated with the commencement of product delivery. There is no assurance that capital in any form would be available to the Company, and if available, on terms and conditions that are acceptable. The success of the Company depends upon many factors, including securing market acceptance for its products, obtaining adequate additional financing on acceptable terms, and its ability to roll out the BioScanIR system in sufficient quantities and at profitable revenue levels.


      The Company has filed a registration statement with the SEC that contemplates a subscription rights offering to existing stockholders of the Company. As contemplated, the Company would distribute to holders of its common stock transferable subscription rights to purchase shares of its newly-created series B convertible preferred stock. The Company would issue the subscription rights at the current rate of one right for approximately 4.33 shares of its common stock held on the record date, which represents the ratio of subscription rights to total common shares outstanding of 29,951,107. Each subscription right represents the right to purchase one share of newly-created series B preferred stock. The shares of series B convertible preferred stock would be convertible into shares of common stock on a one-for-one basis (i) at any time at the option of the holder, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, or if not traded on such exchange, on the OTC Bulletin Board, is at least $2.20 per share. If all subscription rights are exercised, then the Company would receive gross proceeds, prior to expenses, of $3,500,000. There is no assurance as to how many rights will be exercised or if or when any such subscription rights offering will be consummated. The Company has incurred legal fees in connection with the rights offering totaling $49,000, which is included in "other assets." The Company has no commitments for additional funding. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about the Company's ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The condensed financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.


      On March 7, 2005, the Company's board of directors unanimously agreed to extend the original stock lock-up agreements entered into in September 2004 and set to expire on March 17, 2005, until December 31, 2005. Under this agreement, all board members extended their commitment not to publicly sell any of their shares through the end of 2005.

      The BioScanIR System has received FDA Section 510(k) clearance, permitting its sale in the U.S., and CE mark approval permitting its sale in Europe. The Company's approved labeling permits it to market the BioScanIR system for use in imaging a large variety of diseases - such as cancer and vascular disease - that affect the movement of blood (known as blood perfusion), in tissue and organs.

      The Company continues to further improve its system for target end-market applications based upon pilot site feedback. Current systems production is driven by its need for units for pilot site and internal development activities. Such units are non-revenue generating at this time, but could be sold, leased, or converted to revenue generating sites at some time in the future. The Company will build and deploy these units to the extent that they advance its product development and validation efforts and its drive to commercialization. On November 1, 2004, the Company delivered the new cancer therapy monitoring configuration of our BioScanIR System to the Cleveland Clinic's Department of Hematology/Oncology for test and evaluation in detecting the effects of cancer treatments in patients undergoing neoadjuvant breast cancer therapy; clinical trials are expected to begin in the second quarter of 2005. As of April 25, 2005, the Company has four fully functional prototype or commercial units installed in various U.S. and European medical institutions for testing and evaluation.

      The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH for approximately (euro)487,000, or $633,000 as of April 25, 2005. These components utilize QWIP technology. The Company has the exclusive license for QWIP technology from the California Institute of Technology ("Caltech") for biomedical applications.

NOTE 2 - Accounting Policies

      The accounting policies followed by the Company are set forth in Notes 1 and 2 to the Company's financial statements as filed in its Annual Report on Form 10-KSB for the year ended December 31, 2004. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

      The Company has been presented as a "development stage enterprise" in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company's primary activities since inception have been securing technology licenses, the research and development of its technology and the commercial development of its BioScanIR System including negotiating strategic alliances, securing production component purchase agreements including customized infrared cameras and related components, and securing FDA clearance, UL and CE approval and raising capital.

Use of Estimates

      The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Critical estimates include management's judgments associated with deferred income tax valuation allowance, fair value of options and warrants issued to consultants and the capitalization and depreciation of long-term assets. Actual results could differ from those estimates.

Revenue Recognition

      The Company recognizes revenues and costs and expenses generally utilizing the accrual method of accounting. The Company is presently in the development stage and will adopt revenue recognition accounting policies that are reflective of its business model at that time and that will comply with accounting principles generally accepted in the United States as they relate to its business practices. The Company reported development revenues in the second quarter of 2004. For full disclosure of the Company's revenue recognition policies, refer to the Notes to Financial Statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2004.

Loss Per Common Share

      Loss per share ("EPS") is computed based on the weighted average number of common shares outstanding and excludes any potential dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock, which would then share in the earnings of the Company. The shares issuable upon the exercise of stock options, warrants and conversion of the series A convertible preferred stock are excluded from the calculation of net loss per share as their effect would be anti-dilutive.

      Securities that could be potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the periods presented consist of the following:

             Total potential common shares as of March 31, 2005:

             Warrants to purchase common stock           1,915,397

             Options to purchase common stock            4,325,940

             Series A convertible preferred stock        1,409,091
                                                         ---------
                                                         7,650,428
                                                         =========

Stock-Based Compensation

      In accordance with SFAS No. 148, "Accounting for Stock-Based Compensation
- Transition and Disclosure," which amends SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by APB Opinion No. 25, "Accounting for Stock Issued to Employees," and FASB Interpretation ("FIN") No. 44, "Accounting for Certain Transactions Involving Stock Compensation." No compensation expense has been recognized for options granted to employees, as all options granted under those plans have an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and net loss per share had the Company applied the fair value recognition provisions of SFAS No. 123 to options granted to employees.

      The unaudited pro forma information is as follows:

                                            Three Months
                                                Ended        Three Months Ended
                                            March 31, 2005      March 31, 2004
                                            --------------      --------------

   Net operating  loss as reported           $(1,571,582)        $(1,028,545)
                                             ===========         ===========
   Net loss attributable to common
     shareholders - basic and diluted        $(1,589,665)        $(1,028,545)
   Deduct:
   Total stock-based employee
   compensation expense
   determined under fair value
   based method for all awards                  (181,016)            (31,074)
                                             -----------         -----------
                                             $(1,770,681)        $(1,059,619)
                                             ===========         ===========
   Basic and diluted net loss per
   share as reported                         $     (0.05)        $     (0.03)
                                             ===========         ===========
   Basic and diluted pro forma net
   loss per share                            $     (0.06)        $     (0.04)
                                             ===========         ===========


      In December 2004, the FASB revised SFAS No. 123 ("SFAS No. 123R"), "Accounting for Stock Based Compensation." The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. Changes in fair value during the requisite service period are to be recognized as compensation cost over that period. In addition, the revised statement amends SFAS No. 95, "Statement of Cash Flows," to require that excess tax benefits be reported as a financing cash flow rather than as a reduction of taxes paid. For small business issuers, the provisions of the revised statement are effective for financial statements issued for the first interim or annual reporting period of the first fiscal year beginning after December 15, 2005, with early adoption encouraged. The Company is currently evaluating the impact that this statement will have on its financial condition or results of operations.

      In March 2005, the SEC issued Staff Accounting Bulletin No. 107, "Share Based Payments" ("SAB 107"). The interpretations in SAB 107 express views of the staff regarding the interaction between SFAS 123R and certain SEC rules and regulations and provide the staff's views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from non-public to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R, and disclosures in Management's Discussion and Analysis or Plan of Operation subsequent to adoption of SFAS 123R.

Reclassifications

      Certain accounts in prior periods' financial statements have been reclassified for comparative purposes to conform with the presentation of the current period's financial statements. These reclassifications have no effect on the previously reported income.

NOTE 3 - Deferred Officers Salaries

      Deferred officers salaries, current and non-current, represent payroll amounts deferred by the former Chief Executive Officer and former Chief Financial Officer, which aggregated $979,632 and $986,555 at March 31, 2005 and December 31, 2004, respectively. (See Note 6, Litigation).

NOTE 4 - Stockholders' Equity

Initial Capitalization and Founders' Shares

      In February 1997 (inception) and March 1998, the Company issued to its founders 10,301,259 and 2,710,858 shares of common stock, respectively, for an aggregate of $6,050, including technology rights (valued at $4,400) transferred to the Company.

Stock Splits and Recapitalization

      In August 1998, the Company's Board of Directors approved a 2.2-for-1 stock split on its common stock and in September 2001, the Company's Board of Directors approved a 3-for-1 stock split on its common stock. On December 19, 2003, the Company completed the recapitalization transaction with Promos, Inc. This resulted in the issuance of 2.054 shares of Promos, Inc. (subsequently renamed OmniCorder Technologies, Inc.) for each outstanding share of the original OmniCorder, and the corresponding adjustment of the number of options and warrants and their exercise prices. All share information in the accompanying financial statements have been retroactively restated to reflect such stock splits and the recapitalization.

Private Placements

      In October 1997, the Company commenced a private placement of shares of common stock at a price of $.55 per share. The placement agent received a commission of 5% of the aggregate purchase price of the common stock placed, and was granted warrants with a five-year term to purchase 76,810 shares of common stock on August 31, 1998, at an exercise price of $.55 per share, which expired on August 31, 2003. The Company issued 1,246,976 shares of its common stock at $.55 per share, which related to this private placement, from October 1997 through May 1998 for net proceeds of $591,925.

      In April 1999, the Company issued 945,282 shares of common stock at a price of $1.14 per share for aggregate proceeds of $1,074,000. The Company' s former chief financial officer purchased 184,831 of these shares.

      In 2000, the Company issued 1,615,425 shares of common stock to various investors for aggregate proceeds of $2,060,401.

      In 2001, the Company issued 164,294 shares of common stock to various investors for aggregate proceeds of $400,000.

      In 2002, the Company issued 487,749 shares of common stock for aggregate proceeds of $500,000. Additionally, the Company issued 164,294 shares of common stock to the stockholders who participated in the 2001 private placement in accordance with the anti-dilution provisions of the subscription agreements. In October 2003, the Company issued to these stockholders an additional 107,822 shares of common stock based on the anti-dilution provisions of the subscription agreements.

      In 2003, the Company issued 1,317,849 shares of common stock to various investors for aggregate proceeds of $1,238,402 at $.97 per share. Concurrent with the closing of the recapitalization transaction on December 19, 2003, the Company completed a private offering of 5,686,027 shares of common stock (including the issuance of 200,000 shares of common stock upon the conversion of a $275,000 bridge promissory note) at a price of $1.375 per share, with gross proceeds of $7,820,405. The Company also issued warrants to three investors to purchase an aggregate of 218,189 shares of its common stock at an exercise price of $1.50 per share for a three-year period. Prior to the completion of the recapitalization transaction, the Company redeemed and cancelled 1,135,300 shares of its outstanding common stock from seven unaffiliated and existing stockholders for a total cash consideration of $10. At the time of the completion of the recapitalization transaction, private offering, related stock purchase and payment of equity-based transaction fees, OmniCorder had outstanding 29,570,100 shares of common stock, warrants to purchase 1,450,397 shares and stock options to purchase 2,781,899 shares of common stock.

      In connection with the private offering and recapitalization transaction, the Company incurred cash transaction expenses which reduced the gross proceeds as follows: (i) placement agent fees associated with the private offering of approximately $289,000, which included reimbursement of expenses that were paid on closing; (ii) investor and financial relations services fees associated with the recapitalization of approximately $135,000 and (iii) legal fees and reimbursement expenses associated with the recapitalization of approximately $223,000. Additional legal expenses associated with the transaction in the amount of $101,711 were recorded in the quarter ended March 31, 2004 as a reduction of the proceeds.

      As part of the transaction, the Company purchased and distributed to its shareholders as part of the recapitalization transaction 7,764,700 shares of Promos common stock for a consideration of $180,000 purchased from a former director of Promos. This payment has been reflected as a reduction of the proceeds of the December 19, 2003 private placement. In the transaction, 13,773,700 shares held by Promos shareholders were redeemed and distributed to shareholders of the Company, and an aggregate of 1,135,300 shares of Promos common stock from seven unaffiliated and existing stockholders were cancelled.

      In addition, the Company issued 1,212,073 shares of its common stock to the placement agent and its financial advisors in connection with the private offering and recapitalization transaction.

      On December 14, 2004, the Company completed a private placement of 1,550,000 shares of its series A convertible preferred stock (convertible into 1,409,091 shares of common stock) and warrants to purchase 465,000 shares of its common stock at $1.10 per share. The Company received gross proceeds of $1,550,000. The Company allocated $387,667 of the gross proceeds to the warrants based on estimated fair value. In accordance with EITF Issue No. 00-27 "Application of EITF Issue No. 98-5 to Certain Convertible Instruments," the Company recorded a non-cash charge of $458,121 to deficit accumulated during the development stage. The non-cash charge measures the difference between the relative fair value of the series A convertible preferred stock and the fair market value of the Company's common stock issuable pursuant to the conversion terms on the date of issuance. Holders of the series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company's option, additional shares of series A convertible preferred stock. The series A convertible preferred stock is convertible into shares of common stock at a conversion price of $1.10 per share. The series A convertible preferred stock is convertible into shares of common stock (i) at any time at the option of the holder thereof, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20, or 200% of the $1.10 conversion price per share, subject to adjustment. No underwriter or selling agent was involved in this offering. Anti-dilution provisions relating to the series A convertible preferred stock provide that the conversion price of such shares is to be adjusted if the Company completes a rights offering by December 31, 2005 at a price which is less than the conversion price for the series A convertible preferred stock. The Company has filed a registration statement with the SEC that contemplates a subscription rights offering to existing stockholders of newly-created series B convertible preferred stock. No assurance can be given as to if or when any such subscription rights offering will be commenced.

Warrants

      In 1997, the Company received $40,000 from the sale of stock warrants to a former director of the Company who is a partner at the Company' s former law firm. These warrants entitled the holder to purchase up to $180,000 of any securities the Company may issue through January 6, 2004, on the same terms and conditions as those issued. In October 2003, these warrants were exercised on a cashless basis and the Company issued 142,304 shares of common stock.

      In 1997, the Company issued warrants to a law firm in which a former director of the Company is a partner, in consideration for the deferral of payment of legal fees. The warrants entitled the Company's former legal counsel to purchase up to $427,500 of any securities sold by the Company to outside investors at the same prices as sold to such investors through January 6, 2004 (as to $337,500 worth of such securities) and through February 15, 2004 (as to $90,000 worth of such securities). The estimated fair value of the warrants was $95,000, of which $75,000 and $20,000 was charged to general and administrative expense for the period February 7, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998. In October 2003, these warrants were exercised on a cashless basis and the Company issued 480,274 shares of common stock.

      In 2004 the Company issued warrants in connection with the December 14, 2004 private placement transaction. The warrants entitled the participants of the private placement to purchase up to 465,000 shares of common stock at an exercise price of $1.10 per share. These warrants will expire if unexercised on December 14, 2009.

      As of March 31, 2005 and December 31, 2004, the Company had warrants outstanding to purchase an aggregate of 1,915,397 common shares.

Bridge Financing

      On August 31, 1998, the Company sold an aggregate of $750,000 of 10% Exchangeable Senior Bridge Notes ("Bridge Notes") to accredited investors. The net proceeds of the Bridge Notes were approximately $602,500 after the payment of offering costs of $147,500. The Company issued warrants to purchase 1,540,260 shares of common stock at an exercise price of $.97 per share. Included in the Bridge Financing is $150,000 of Bridge Notes and 308,052 warrants with related parties. The Company allocated $329,625 of the gross proceeds to the Bridge Warrants based on estimated fair value, which resulted in $329,625 of original issue discount and a corresponding amount of additional paid-in capital.

      In March 1999, the Company exercised its option to convert the Bridge Notes and accrued interest into common stock at a conversion price of $.55 per share. The Company issued 1,443,015 shares of its common stock in conjunction with the conversion. As a result of the Bridge Notes conversion, the amount of convertible warrants was reduced by half to 770,130 shares of warrants to purchase common stock. These warrants expired unexercised on August 31, 2003.

      On November 20, 2003, the Company entered into a one-year bridge promissory note in the amount of $275,000 bearing interest at 1%. By its terms, this note was automatically converted into 200,000 shares of common stock of the Company at $1.375 per share as part of the December 19, 2003 private placement.

Stock Option Plan

      In 1998, the Company adopted a stock option plan under which it may grant qualified and nonqualified options to purchase up to 4,435,500 shares of common stock to employees and consultants, as amended on February 26, 2004. Qualified options are exercisable for a period of up to ten years from the date of the grant at no less than the fair value of the common stock on the date of grant. The term of such options is five years from the date of grant for stockholders who own more than ten percent of the voting power of all classes of stock of the Company at the date of grant, and are exercisable for no less than 110% of fair value on the date of grant for such holders.

      During the three months ended March 31, 2005, the Company awarded stock options to purchase 1,367,500 shares of common stock, of which 150,500 were to employees, 852,000 were to the Company's new Chief Executive Officer and 365,000 were to members of the Board of Directors and stock options to purchase 62,500 shares of common stock to consultants. At March 31, 2005, options to purchase 4,325,940 shares of common stock were outstanding. These options have exercise prices ranging from $.55 to $4.40 per share.

      As a result of stock options awarded in February and March 2005, the Company has issued 8,732 stock options in excess of the shares reserved under the 1998 Stock Option Plan.

      On March 7, 2005, the Board of Directors of the Company adopted and approved a new 2005 Incentive Compensation Plan, which we refer to as the 2005 Plan, which was subsequently approved by the Company's stockholders at the annual meeting of stockholders on June 7, 2005.

      The terms of the 2005 Plan provide for the issuance of up to 5,000,000 awards of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock related awards and performance awards that may be settled in cash, stock or other property.

      As of April 25, 2005, 1,980,000 awards have been granted under the 2005 Plan, subject to stockholder approval. Of the 1,980,000 awards, 825,000 were granted to our new Chief Executive Officer pursuant to the terms of his employment agreement, and 1,155,000 were granted to outside directors for their service to the Company in 2004 and 2005.

      On February 14, 2005, the Board of Directors voted and approved to grant options to purchase shares of the Company's common stock to its employees and outside directors. Stock options to purchase an aggregate of 200,000 shares of common stock to individual employees of the Company, each at an exercise price of $1.00 per share. Each outside director was granted stock options to purchase 30,000 shares of the common stock at an exercise price of $1.00 per share vesting over three years under the 1998 Stock Option Plan and a stock option grant to purchase 30,000 shares of the common stock at an exercise price of $1.00 per share vesting over three years under the proposed 2005 Incentive Compensation Plan. Additionally, members of the Executive Committee of the Board of Directors each received a grant of stock options to purchase 15,000 shares of common stock at an exercise price of $1.00 per share vesting over three years under the 1998 Stock Option Plan and a grant of stock options to purchase 15,000 shares of the common stock at an exercise price of $1.00 per share vesting over three years under our 2005 Incentive Compensation Plan. The Chairman of the Executive Committee will receive an additional grant of 5,000 stock options under the 1998 Stock Option Plan and 5,000 stock options from the 2005 Incentive Compensation Plan with the same vesting terms.

      On March 7, 2005, the Board of Directors voted and approved a grant to each outside Director of options to purchase 30,000 shares of the Company's common stock at an exercise price of $1.00 per share vesting over three years and 30,000 restricted shares of common stock, which may not be sold for two years, under the proposed 2005 Incentive Compensation Plan. Additionally, members of the Executive Committee of the Board of Directors each received a grant of options to purchase 30,000 shares of common stock at an exercise price of $1.00 vesting over three years under the 2005 Incentive Compensation Plan. The Chairman of the Executive Committee received an additional grant of options to purchase 10,000 shares of common stock at an exercise price of $1.00 vesting over three years under the 2005 Incentive Compensation Plan.

NOTE 5 - License Agreements

Technology License Agreement

      In 1997, and in connection with the formation of the Company, the founding stockholders entered into an agreement pursuant to which the Company could acquire the exclusive worldwide right to exploit technology related to the detection of cancerous lesions by their effect on the periodic modification of perfusion in the surrounding tissues (the "Technology"). In February 1998, the Company funded the required research budget and in March 1998, issued 1,320,000 shares of previously reserved common stock to one of the founders, Dr. Michael
A. Anbar. The Company recorded the issuance of these shares at the historical cost ($4,400) of the technology transferred from

Dr. Anbar. The license, as amended, required the Company to fund future research and development costs in the amount of $495,000. The Company funded the first $110,000 of this obligation in late 1997 with the balance paid in March 1998. The Company also entered into a consulting agreement with a company controlled by this stockholder of the Company. Under the terms of the agreement, the Company is contractually obligated to pay a maximum of $26,000 for consulting services; $25,000 for travel; and $50,000 for research supplies for a 12-month period. The Company satisfied this entire obligation with a one-time $50,000 payment, which is included in the $495,000 as discussed above. The Company will also be obligated to pay this shareholder a royalty of $300 for each device installed at client's site based only on installations at which the Company derived revenues from the licensed technology. Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001, and entered into a two-year consulting agreement with Dr. Anbar, founding scientist of the Company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum consulting fee of $12,000 for the first 12-month period, as well as a grant of 250,000 additional restricted shares. As part of this agreement, the Company will acquire one patent on complementary technology developed and held by Dr. Anbar. The consulting agreement may be extended at either party's option for an additional two-year term.

Caltech License Agreement

      In September 1997, the Company entered into an option agreement with Caltech, which grants the Company the right to enter into an exclusive license to exploit Caltech's infrared radiation detection technology in the field of detection of infrared radiation for commercial medical applications. In addition, the Company has the right to sublicense this technology. The Company is obligated to pay Caltech a royalty based on revenues derived from licensed products and services and from sublicenses. The Company issued Caltech 542,172 shares of its common stock in connection with the license agreement. The license may be cancelled at Caltech's option if it has not received minimum license fees of $10,000 in any one-year period commencing June 30, 1999. The license continues in effect for as long as the patent rights remain effective, which will be from 2018 to 2020, depending on the relevant patent.

      While in effect, the agreement requires that the Company pay 50% of all attorneys' fees in connection with preparation, filing and prosecution, issuance and maintenance of the licensed patent rights in the United States. The Company is also obligated to pay 100% of patent costs in foreign jurisdictions.

The Lockheed Martin License Agreement

      In September 1998, the Company entered into a license agreement with Lockheed Martin Corporation ("Lockheed"), pursuant to which we were initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The EQWIP technology is protected by a patent owned by Lockheed. In addition, the Company licensed the same rights with respect to patent filings on the EQWIP technology in a number of foreign countries. In order to maintain the exclusivity of the license, the Company was required to meet certain milestones relating to royalty generation, development of markets and territories and utilization of the EQWIP technology in certain percentages of our installed base of diagnostic equipment. If the license agreement remained exclusive, the Company agreed to pay Lockheed certain minimum royalties. The Company also agreed to pay Lockheed royalties on revenues we derived from utilization of the EQWIP technology. To date, the Company has not utilized the EQWIP technology licensed from Lockheed Martin and, therefore, believes that the license is no longer exclusive and that no minimum or other royalties are due to Lockheed. If, pursuant to the license agreement, royalty payments are ever required to be paid by the Company to Lockheed, such payments will range from 1.5% to 3% of revenues derived from the technology as defined in the agreement. If and when a viable EQWIP's manufacturer is provided, the Company would be required to make specified annual minimum payments in order to maintain the exclusive rights to the EQWIP technology.

      The license from Lockheed does not expire other than as a result of a breach of the license by the Company, but five years following the expiration of the last of the patents that are the subject of the license (July 2016), the license becomes non-exclusive and royalty-free. In October 2004, Lockheed requested that the Company pay minimum royalties and other amounts aggregating $2,500,000. See Note 6, Commitments and Contingencies, Litigation.

NOTE 6 - Commitments and Contingencies

Purchase Commitments

      The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH for approximately (euro)487,000, or $633,000 as of April 25, 2005. These components utilize QWIP technology. The Company has the exclusive license for QWIP technology from Caltech for biomedical applications.

Operating Lease Commitments

      The Company leases facilities in Bohemia, New York for approximately 6,550 square feet of space, which lease expires November 30, 2009.

      Future annual minimum lease payments under noncancelable operating leases and arrangements as of March 31, 2005 are as follows:

                                                           Amount
                                                           ------
              Nine Months Ending December 31, 2005        $ 43,800
              Year Ending December 31, 2006                 60,500
              Year Ending December 31, 2007                 62,800
              Year Ending December 31, 2008                 65,100
              Year Ending December 31, 2009                 61,800
                                                          --------
                         Total                            $294,000
                                                          ========

      Rent expense charged to operations for the three months ended March 31, 2005 and March 31, 2004 and for period February 7, 1997 (inception) to March 31, 2005 amounted to $18,500, $11,000 and $200,749, respectively

Litigation

      In September 1998, the Company entered into a license agreement with Lockheed, pursuant to which the Company was initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The Company believed that these technologies would enhance the sensitivity of the technology it licensed from CalTech. The Company has not utilized the EQWIP technology licensed from Lockheed.

      In a letter dated October 12, 2004 and in subsequent correspondence, Lockheed advised the Company that it believes that minimum royalties and other amounts aggregating approximately $2,500,000 were owed to Lockheed pursuant to the license agreement and demanded payment of such sum. In a letter dated November 1, 2004, Lockheed notified management of the Company that, in its view, the Company was in default under certain of the provisions of the license agreement and, unless such conditions were remedied within 60 days thereafter, Lockheed would regard the license agreement as cancelled and terminated. The Company responded to Lockheed that, among other reasons, no sums are due to Lockheed by the Company, the license agreement by its terms has become a non-exclusive license requiring no minimum or other royalties be paid and that Lockheed failed to perform certain of its obligations provided by the license agreement. Although the Company believes that it has no current monetary obligations to Lockheed pursuant to the license agreement or otherwise, Lockheed may determine to pursue its claims through litigation, creating the possibility that the Company may incur substantial costs and expenses, including legal and other professional fees, in connection with such litigation.

      On March 8, 2003, the Company's former Chief Financial Officer ("CFO") filed a declaratory judgment action against the Company in the US District Court for the District of New Jersey. The complaint alleges that while serving as both a director and CFO, he was awarded stock options to purchase 2,538,324 shares of common stock. He is seeking specific determination that he is entitled to these options, as well as approximately $462,000 in deferred salary.

      On July 23, 2004, the District Court granted, in part, the Company's motion to dismiss. The Court dismissed claims relating to 2,501,328 stock options, which were to expire in April 2005, as unripe for adjudication. The Court found that a justiciable dispute existed with respect to 36,966 options which expired on April 1, 2004. The Company moved to dismiss the deferred salary claim based on an arbitration provision in Plaintiff's employment agreement. The Court declined to dismiss the deferred salary claim, but ordered the parties to conduct limited discovery on the validity of the employment agreement and revisit the issue on summary judgment.

      On February 15, 2005, the Company moved for partial summary judgment on Plaintiff's deferred salary claim. By Order dated March 23, 2005, the Court denied the Company's motion, but allowed the Company to renew its motion at the close of discovery. The Court did find that it is unlikely that Plaintiff could recover any deferred compensation prior to April 1, 1999. The parties are currently conducting discovery and a final pre-trial conference is scheduled for July 11, 2005.

      While the ultimate outcome of this matter cannot presently be determined with certainty, according to the Company's counsel, Greenberg Traurig, LLP, the remaining claims are without merit, and the Company intends to vigorously defend the claims in this lawsuit. The Company believes that its provision for such in the accompanying financial statements is adequate at March 31, 2005.

      The outcome of these matters may have material effect impact on the Company's financial condition, and results of operations and cash flows.

      The Company is not a party to any other pending or threatened legal proceedings.

Employment and Consulting Agreements

      On March 4, 2005, the Company announced the appointment of Denis A. O'Connor as its new President and Chief Executive Officer, effective March 23, 2005. Mr. O'Connor was also appointed to the Company's Board of Directors on March 7, 2005. The Company has entered into an employment agreement with Mr. O'Connor, with a two-year term expiring in March 2007, with an option to renew for one additional year. The employment agreement provides that Mr. O'Connor will receive a fixed salary at an annual rate of $225,000. The Company also agreed to issue to Mr. O'Connor, upon commencement of employment, stock options to purchase an aggregate of 852,000 shares of common stock of the Company at an exercise price of $1.00 per share, with 27,000 shares vesting immediately and the remaining 825,000 shares vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company further agreed to issue an option to purchase an additional 825,000 shares of our common stock at an exercise price of $1.00 per share following approval by our stockholders of a new incentive compensation plan, vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company is also obligated to pay Mr. O'Connor the balance of his prior employment contract bonus of $55,000 if unpaid as a result of his change of employment. Finally, based upon the attainment of specified performance goals determined by our Compensation Committee and Mr. O'Connor, we agreed to pay Mr. O'Connor (1) up to $28,000 at the end of each of our fiscal years during the term of the agreement, and (2) at the end of our second and each subsequent fiscal year during the term of the agreement, options to purchase up to 27,000 shares of our common stock at an exercise price equal to the market price of our common stock on the date of grant, vesting in three equal installments on the first, second and third anniversary of the date of grant. All stock options described above are exercisable for a ten-year period from the date of grant.

      On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and Chief Executive Officer, the Company announced that it entered into a Consulting Agreement with Mark A. Fauci. Mr. Fauci remains a member of the board of directors. The agreement, which terminates Mr. Fauci's previous employment agreement with the Company, provides that Mr. Fauci will perform consulting services for the Company for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of shareholders to continue as a board member. The agreement also provides for a three-year payout schedule of the Company's obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments will commence on the earlier of (i) September 1, 2005, or (ii) the closing of the contemplated subscription rights offering with gross proceeds of at least $2.5 million. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter.

      Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001, and entered into a two-year consulting agreement with Dr. Michael A. Anbar, founding scientist of the company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum fee of $12,000 for the first twelve month period as well as a grant of 250,000 additional restricted shares. As part of this agreement, the Company will acquire one patent on complementary technology developed and held by Dr. Anbar. The consulting agreement may be extended at either party's option for additional two-year terms.

      In February 2004, the Company entered into a one-year employment agreement with its Senior Vice President of Operations and Planning, which provides for an annual salary of $140,000. Pursuant to his agreement, he has been granted incentive stock options to purchase 120,000 shares of common stock at $4.40 per share. The options vest 25% upon grant and the remainder at 25% per year over the following three years' anniversary dates. These options have a five-year life. The agreement was subject to the approval of the Compensation Committee of the Board of Directors, which approved it in May 2004. This agreement expired in February 2005 at which time the employee was offered and he accepted a new role in the Company (without an employment agreement) as Vice President of Market Development.

      The following table summarizes the aggregate commitments under employment and related agreement obligations as of March 31, 2005:

                                                        Aggregate
                                                        Commitment

             Nine months ending December 31,2005        $  358,800
                Year ending December 31, 2006              585,000
                Year ending December 31, 2007              291,500
               2 Year ending December 31, 2008             185,000
                                                        ----------
                           Totals                       $1,420,300
                                                        ==========

NOTE 7 - Related Party Transactions

      In December 2004, the Company sold 1,550,000 shares of series A convertible preferred stock at a purchase price of $1.00 per share and five-year warrants to purchase 465,000 shares of our common stock at an exercise per share of $1.10 in a private placement. Among the purchasers of these securities were Jed Schutz, George Benedict and Joseph T. Casey, each of whom is a director of the Company. Mr. Schutz purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock. Mr. Benedict purchased 100,000 shares of series A convertible preferred stock for a purchase price of $100,000, and was issued warrants to purchase 30,000 shares of common stock. Mr. Casey purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock. The purchase price of the shares was determined with reference to the then current market price of the Company's common stock.

      The Company purchases all of its insurance policies from a company in which a member of its Board of Directors is the Chairman. Policy premiums for the 2004/2005 policy years approximated $299,000. Effective May 1, 2005, the Company has signed with an unrelated party for the Company's health insurance plans.

Note 8 - Subsequent Event

      On June 7, 2005 to the company's stockholders approved a proposal to change the Company's name to Advanced BioPhotonics Inc.

================================================================================






                                3,565,000 Shares

                           ADVANCED BIOPHOTONICS INC.


                                  Common Stock

                             ----------------------

                                   PROSPECTUS

                             ----------------------





                                  July __, 2005







================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

      Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our amended and restated certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the amended and restated certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

      Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

      We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act of 1933 is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

      The following is a list of estimated expenses in connection with the issuance and distribution of the securities being registered, with the exception of underwriting discounts and commissions:


Registration Fees                          $     2,545.18
Legal Fees and Expenses                         75,000.00
Printing and Engraving Expenses                 15,000.00
Blue Sky Fees                                   15,000.00
Transfer Agent Fees                             15,000.00
Accounting Fees and Expenses                    55,000.00
                                           --------------
         Total                             $   177,545.18
                                           ==============

      All of the above expenses except the SEC registration fee are estimates. All of the above expenses will be borne by the Registrant.

Item 26.  Recent Sales of Unregistered Securities.

      The following information relates to all securities sold by the Registrant within the past three years which were not registered under the Securities Act of 1933.

      In December 2004, we completed a private placement of 1,550,000 shares of our series A preferred stock, which are convertible into 1,409,091 shares of common stock, and five-year warrants to purchase 465,000 shares of our common stock. We received gross proceeds of $1,550,000 from this offering. If this subscription rights offering is completed in full, anti-dilution rights relating to the series A preferred stock will be triggered because we will be selling series B preferred stock for $.50 per share, which is less than the $1.10 per share price at which the series A preferred stock may be converted to common stock. As a result, we will be required to reduce the price at which the series A preferred stock may be converted into common stock to $.50 per share, which will result in the issuance of an additional 1,690,909 shares of common stock and increase the total number of shares of common stock into which the series A preferred stock may be converted from 1,409,091 to 3,100,000 shares of common stock.

      Holders of series A convertible preferred stock will be entitled at any time to convert their shares of series A convertible preferred stock into common stock without any further payment therefor. The series A convertible preferred stock will automatically convert into common stock as of the close of business on the 20th consecutive trading day on which the closing bid price for our common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20, or 240% of the conversion price of the series A convertible preferred stock.

      On December 19, 2003, pursuant to the terms of an Agreement of Purchase and Sale, we acquired all of privately-held OmniCorder's assets and assumed all of its liabilities in exchange for the issuance by us of 13,773,700 new shares of our common stock to privately-held OmniCorder.

      The shares of our common stock were issued by us in reliance upon an exemption from registration set forth in Section 4(2) of the Securities Act of 1933, which exempts transactions by an issuer not involving any public offering. The issuance of such shares was undertaken without general solicitation or advertising. The acquirer of the shares, privately-held OmniCorder, represented in the Purchase Agreement, among other things, that (a) it was an "accredited investor," as defined in Regulation D promulgated under the Securities Act of 1933, (b) it had obtained sufficient information from us to evaluate the merits and risks of an investment in the shares of our common stock and (c) it was acquiring the shares of our common stock for investment purposes and not with a view to any public resale or other distribution in violation of the Securities Act of 1933 or the securities laws of any state. In addition, the stock certificate representing these shares stated that such shares are restricted securities under the Securities Act of 1933. The consideration and other terms in the Purchase Agreement were determined as a result of arm's-length negotiations between us and privately-held OmniCorder.

      Privately-held OmniCorder filed a Certificate of Dissolution on December 29, 2003 with the Delaware Secretary of State and promptly thereafter, in accordance with the tax-free reorganization provisions of Internal Revenue Code
Section 368(a)(1)(C), liquidated the shares of our common stock it received under the Purchase Agreement to its stockholders in proportion to their respective interests in privately-held OmniCorder. All of the former stockholders of OmniCorder qualified as "accredited investors," as defined in Rule 501(a) of Regulation D.

      These shares were transferred by privately-held OmniCorder, in complete liquidation, to its approximately 35 stockholders (which includes some officers and directors) in reliance upon an exemption from registration set forth in
Section 4(1) or so-called "Section 4(1-1/2)" of the Securities Act of 1933, as transactions by any person other than an issuer, underwriter or dealer. These shares were issued without general solicitation or advertising to persons that were sophisticated and had access to any information they might have required or requested. They also had every opportunity to verify information, to obtain additional information and to ask questions of privately-held OmniCorder and us. The liquidation of privately-held OmniCorder was approved by its stockholders pursuant to Delaware law and in accordance with its notice and information requirements.

      On December 19, 2003, prior to the closing under the Purchase Agreement referenced above, privately-held OmniCorder purchased 7,764,700 outstanding shares of our common stock from Judith F. Harayda, one of our former directors, for $180,000, pursuant to the terms of a letter agreement between the parties. This agreement was a privately-negotiated transaction without general solicitation or advertising between Ms. Harayda and privately-held OmniCorder, a company believed to be an "accredited investor" within the meaning of Rule 506 of Regulation D. Ms. Harayda had previously held these shares of our common stock since 1995. This sale of outstanding shares was not registered under the Securities Act of 1933 in reliance upon the exemption from registration afforded by Section 4(1) or so-called "Section 4(1-1/2)" of the Securities Act of 1933. As a condition to the sale of such shares, privately-held OmniCorder represented, among other things, that it had conducted its own due diligence with respect to us and the purchase of our shares, to privately-held OmniCorder's satisfaction.

      Concurrent with the closing under the Purchase Agreement, we completed a private placement of 5,686,027 shares of our common stock (including the issuance of 200,000 shares of our common stock upon the conversion of a bridge promissory note) at a price of $1.375 per share. We received gross proceeds from the private placement of $7,820,405. We also issued warrants to three lead investors to purchase an aggregate of 218,189 shares of our common stock at an exercise price of $1.50 per share for a three-year period. In addition, we issued 1,212,013 shares of our common stock to the placement agent and its advisors in connection with the private offering and recapitalization transactions.

      The shares of our common stock and lead investor warrants to purchase our common stock issued in the private placement were not registered under the Securities Act of 1933 and, as a result, are "restricted securities" and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates and agreements representing these shares and warrants, respectively, contain a legend stating the same. These securities were issued by us in reliance upon an exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under that act. The issuance of our shares and warrants to the investors in the private placement was undertaken without general solicitation or advertising. The investors represented to us that, among other things, they were acquiring these securities for investment purposes only and not with a view toward public distribution and that they were "accredited investors" within the meaning of Rule 506 of Regulation D. In addition, the investors acknowledged that the securities issued to them were "restricted securities." Moreover, to preserve the private offering exemption, we filed a Form D pursuant to Rule 506 with the U.S. Securities and Exchange Commission on January 5, 2004, with respect to the private placement.

Item 27.  Exhibits.

     Exhibit No.    Description

     2.1 Agreement of Purchase and Sale, dated as of December 19, 2003, between Promos, Inc. and OmniCorder Technologies, Inc.(1)

     3.1            Amended and Restated Articles of Incorporation.(1)

     3.2 Articles of Amendment to Amended and Restated Articles of Incorporation(2)

     3.3            By-laws.(3)

     3.4 Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock.(4)


     3.5 Amended Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock.(7)

     3.6 Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock.(7)

     4.1 Form of Warrant Certificate to Purchase Common Stock issued with the Series B Convertible Preferred Stock.(7)


     4.2            Form of Warrant to Purchase Common Stock. (4)


     4.3            Form of Subscription Rights Certificate.(6)


     5.1            Opinion of Greenberg Traurig, LLP.(6)

     10.1 Employment Agreement, dated as of December 19, 2003, between Mark A. Fauci and OmniCorder Technologies, Inc., as assigned to Promos, Inc.(1)

     10.2 Indemnification Agreement, dated as of December 19, 2003, among Promos, Inc., Judith F. Harayda and Stephan R. Levy.(1)

     10.3           Form of Private Placement Subscription Agreement.(1)

     10.4           Registration Rights Letter.(1)

     10.5           1998 Stock Option Plan, as amended.(5)

     10.6 License Agreement, dated as of May 11, 1998, between California Institute of Technology and OmniCorder Technologies, Inc., with amendments.(3)

     10.7 Exclusive License Agreement, dated as of September 29, 1998, between Lockheed Martin Corporation and OmniCorder Technologies, Inc.(3)

     10.8           Option Agreement, dated March 19, 1997, between Michael A.
                    Anbar and OmniCorder Technologies, Inc., with amendments.(3)

     10.9 Exclusive Sale Agreement, dated February 2000, between AEG Infrarot-Module GmbH and OmniCorder Technologies, Inc.(3)
     10.10 Agreement, dated August 12, 2003, between the Department of Defense and OmniCorder Technologies, Inc.(3)

     10.11 Form of Subscription Agreement between OmniCorder Technologies, Inc. and the private placement subscribers.
                    (3)

     10.12 Employment Agreement, dated as of February 9, 2004, between Loring D. Anderson and OmniCorder Technologies, Inc. (7)

     10.13          2005 Incentive Compensation Plan.(8)

     23.1           Consent of Greenberg Traurig, LLP (included in Exhibit
                    5.1).(6)

     23.2           Consent of Marcum & Kliegman LLP.(6)


     99.1 Form of Subscription Agent Agreement between Advanced BioPhotonics Inc. and Corporate Stock Transfer, Inc. (6)

     99.2           Form of Warrant Agreement between Advanced BioPhotonics Inc.
                    and Corporate Stock Transfer, Inc.(6)

     99.3           Form of Letter to Stockholders.(6)

     99.4 Form W-9, Request for Taxpayer Identification Number and Certification.(6)

     99.5 Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.(7)

     99.6           Form of Letter to Brokers.(6)

     99.7           Form of Letter to Clients.(6)

     99.8           Form of Beneficial Owner Election Form.(6)

     99.9           Form of Nominee Holder Certification.(6)

     99.10          Form of DTC Participant Over-Subscription Form.(6)


-------------------

(1) Incorporated by reference from the exhibits filed with the Current Report on Form 8-K, dated December 19, 2003 (filed on January 5, 2004).


(2) Incorporated by reference from the exhibits filed with the definitive Proxy Statement, dated May 16, 2005 (filed on May 16, 2005).


(3) Incorporated by reference from the exhibits filed with the Annual Report on Form 10-KSB, dated December 31, 2003 (filed on April 15, 2004).

(4) Incorporated by reference from the exhibits filed with the Current Report on Form 8-K, dated December 14, 2004 (filed on December 20, 2004).

(5) Incorporated by reference from the exhibits filed with the definitive Information Statement on Schedule 14C, dated February 3, 2004 (filed on February 3, 2004).

(6)   Filed herewith.

(7)   Previously filed.

(8) Incorporated by reference from the exhibits filed with OmniCorder Technologies' preliminary proxy statement (filed on May 5, 2005).

Item 28.  Undertakings.

      (a) The undersigned small business issuer hereby undertakes:

            (1) To file, during any period in which it offers and sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the
            Securities Act;

                  (ii) Reflect in the prospectus any facts or events which,
            individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) Include any additional or changed material information on the plan of distribution.

            (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bohemia, State of New York, on June 27, 2005.


                                 ADVANCED BIOPHOTONICS INC.


                                 By: /s/ Denis A. O'Connor
                                    ----------------------------------------
                                      Denis A. O'Connor
                                      President and Chief Executive Officer
                                      (Principal Executive Officer)

                                 By: /s/ Celia I. Schiffner
                                     ---------------------------------------
                                      Celia I. Schiffner
                                      Controller
                                      (Principal Financial Officer)

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



/s/ Denis A. O'Connor                             Director and President and Chief Executive       June 27, 2005
-------------------------------------------       Officer
Denis A. O'Connor


/s/ Celia I. Schiffner                            Controller and Principal Financial Officer       June 27, 2005
-------------------------------------------
Celia I. Schiffner


       *                                          Director                                         June 27, 2005
-------------------------------------------
Michael A. Davis, M.D., D.Sc.


       *                                          Director                                         June 27, 2005
-------------------------------------------
Jed Schutz


       *                                          Director                                         June 27, 2005
-------------------------------------------
George Benedict


       *                                          Director                                         June 27, 2005
-------------------------------------------
Joseph T. Casey


       *                                          Director                                         June 27, 2005
-------------------------------------------
Gordon A. Lenz


       *                                          Director                                         June 27, 2005
-------------------------------------------
Hon. Joseph F. Lisa


       *                                          Director                                         June 27, 2005
-------------------------------------------
Anthony A. Lombardo



       *                                          Director                                         June 27, 2005
-------------------------------------------
Robert W. Loy


       *                                          Director                                         June 27, 2005
-------------------------------------------
Richard R. Vietor


/s/ William J. Wagner                             Director                                         June 27, 2005
-------------------------------------------
William J. Wagner


                                                  Director                                         June __, 2005
-------------------------------------------
Mark A. Fauci


*By:   /s/ William J. Wagner                                                                       June 27, 2005
       ------------------------------------
       William J. Wagner
       Attorney-in-Fact

                                  EXHIBIT INDEX

    Exhibit No.      Description


         4.3        Form of Subscription Rights Certificate.

         5.1        Opinion of Greenberg Traurig, LLP.

         23.1       Consent of Greenberg Traurig, LLP (included in Exhibit
                    5.1).

         23.2       Consent of Marcum & Kliegman LLP

         99.1 Form of Subscription Agent Agreement between Advanced BioPhotonics Inc. and Corporate Stock Transfer, Inc.

         99.2 Form of Warrant Agreement between Advanced BioPhotonics Inc. and Corporate Stock Transfer, Inc.

         99.3       Form of Letter to Stockholders.

         99.6       Form of Letter to Brokers.

         99.7       Form of Letter to Clients.

         99.8       Form of Beneficial Owner Election Form.

         99.9       Form of Nominee Holder Certification.

         99.10      Form of DTC Participant Over-Subscription Form.